As filed with the Securities and Exchange Commission on February 9, 2026.

Registration No. 333- 292322

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MOVANO INC.

(Exact name of registrant as specified in its charter)

Delaware	3845	82-4233771
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

6800 Koll Center Parkway

Pleasanton, CA 94566
(415) 651-3172
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

J. Cogan

Chief Financial Officer

Movano Inc.

6800 Koll Center Parkway

Pleasanton, CA 94566

(415) 651-3172

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Mark R. Busch, Esq.

Patrick J. Rogers, Esq.

K&L Gates LLP

300 South Tryon Street, Suite 1000

Charlotte, North Carolina 28202

(704) 331-7440

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion, Dated February 9, 2026

MOVANO INC.

Up to 110,000,000 Shares of Common Stock

This prospectus relates to the potential offer and sale from time to time by Chardan Capital Markets LLC and its affiliates identified in this prospectus (collectively, “Chardan” or the “Selling Stockholder”) of up to 110,000,000 shares of common stock, par value $0.0001 (the “Common Stock”) of Movano Inc. (“we”, “us”, “our”, the “Company” or “Movano”), subject to certain conditions and limitations set forth in the ChEF Purchase Agreement, dated as of November 6, 2025, by and between the Company and Chardan (the “Purchase Agreement”), establishing a committed equity facility (the “Facility”). Such shares of our Common Stock that we may elect, subject to the prior written consent of Corvex prior to the closing of the Merger (as defined below), to issue and sell to Chardan from time to time under the Purchase Agreement are referred to herein as the “Purchase Shares”. The actual number of shares of our Common Stock issuable will vary depending on the then current market price of shares of our Common Stock sold to Chardan under the Facility, but will not exceed the number of shares of Common Stock set forth in the first sentence of this paragraph unless we file an additional registration statement under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission (the “SEC”). See “The Committed Equity Financing” for a description of the Purchase Agreement and the Facility and “Selling Stockholder” for additional information regarding Chardan and “Plan of Distribution (Conflict of Interest)” for a description of compensation payable to Chardan.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the shares of our Common Stock by Chardan. We may receive up to $1,000,000,000 in aggregate gross proceeds from Chardan under the Purchase Agreement in connection with sales of the shares of our Common Stock to Chardan pursuant to the Purchase Agreement after the date of this prospectus. However, the actual proceeds from Chardan may be less than this amount depending on the number of shares of our Common Stock sold and the price at which the shares of our Common Stock are sold. See “Plan of Distribution (Conflict of Interest)” for a discussion of the fees and expenses payable by us to Chardan under the Purchase Agreement.

This prospectus provides you with a general description of such securities and the general manner in which Chardan may offer or sell the securities. More specific terms of any securities that Chardan may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

Chardan may offer, sell or distribute all or a portion of the shares of our Common Stock acquired under the Purchase Agreement and hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will bear all costs, expenses and fees in connection with the registration of the shares of our Common Stock, including with regard to compliance with state securities or “blue sky” laws. The timing and amount of any sales of the shares of our Common Stock purchased by Chardan are within the sole discretion of Chardan. Chardan is an underwriter under the Securities Act, and any profit on the sale of shares of our Common Stock by Chardan and any discounts, commissions or concessions received by Chardan may be deemed to be underwriting discounts and commissions under the Securities Act. Although Chardan is obligated to purchase shares of our Common Stock under the terms and subject to the conditions and limitations of the Purchase Agreement to the extent we choose to sell such shares of our Common Stock to it (subject to certain conditions), there can be no assurances that we will choose to sell any shares of our Common Stock to Chardan or that Chardan will sell any or all of the shares of our Common Stock, if any, purchased under the Purchase Agreement pursuant to this prospectus. Chardan will bear all commissions and discounts, if any, attributable to its sale of shares of our Common Stock. See “Plan of Distribution (Conflict of Interest).”

You should read this prospectus and any prospectus supplement or amendment, together with additional information described under the headings “Information Incorporated by Reference” and “Where You Can Find More Information,” carefully before you invest in our securities.

We will not sell any Purchase Shares to Chardan without the prior written consent of Corvex (as defined below) prior to the closing of the Merger. On November 6, 2025, we entered into an Agreement and Plan of Merger by and among the Company, Thor Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”) and Corvex, Inc., a Delaware corporation (“Corvex”) (the “Merger Agreement”). The Merger Agreement provides that the Merger Sub will merge with and into Corvex (the “Merger”), with Corvex continuing as a wholly-owned subsidiary of the Company following the Merger.

We effected a one-for-ten reverse stock split on October 10, 2025, pursuant to which every ten shares of our issued and outstanding Common Stock were converted into one share of Common Stock. The reverse stock split had no impact on the par value of our Common Stock or the authorized number of shares of our Common Stock. Unless otherwise indicated, all share and per share information in this prospectus has been adjusted to reflect the reverse stock split.

Our Common Stock is currently listed on the Nasdaq Capital Market under the symbol “MOVE”. On February 4, 2026, the last reported sale price of our Common Stock was $13.77.

On October 1, 2025, we received a written notice from  Nasdaq Stock Market (“Nasdaq”) indicating that we are not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires companies listed on the Nasdaq Capital Market to maintain a minimum of $2.5 million in stockholders’ equity for continued listing (the “Stockholders’ Equity Requirement”) and serves as a basis of delisting before the Nasdaq Hearings Panel (the “Panel”). In our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on September 24, 2025, we reported a stockholders’ equity of approximately $1.637 million and, as a result, we did not satisfy the Stockholders’ Equity Requirement. In our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed on November 14, 2025, we reported a stockholders’ equity of approximately $(1.701) million and, as a result, we continue to not satisfy the Stockholders’ Equity Requirement.

The Notice provided that the Panel would consider the Stockholders’ Equity Requirement in its decision regarding our continued listing on the Nasdaq Capital Market and provided the Company the opportunity to present our views with respect to this deficiency in writing to the Panel no later than October 8, 2025. Accordingly, we presented a written plan of compliance to the Panel with respect to the Stockholders’ Equity Requirement before such deadline and which we updated following our announcement of the Merger Agreement, the Series A Subscription Agreement and the Facility. On December 18, 2025, the Panel granted the Company an extension until March 30, 2026 to regain compliance with the Stockholders’ Equity Requirement. There can be no assurance that the Company will ultimately regain compliance with the Stockholders’ Equity Requirement or that we will be successful in maintaining the listing of our common stock on Nasdaq.

We are an “emerging growth company” as that term is defined in Item 10(f)(1) of Regulation S-K, and as such, have elected to comply with certain reduced public company reporting requirements for the registration statement of which this prospectus forms a part and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company”.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. We urge you to read the entire prospectus, any amendments or supplements, any free writing prospectuses, and any documents incorporated by reference carefully before you make your investment decision.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of certain risks that you should consider in connection with an investment in our securities.

The date of this prospectus is    , 2026.

Unless otherwise stated or the context otherwise requires, the terms “Movano”, “we,” “us,” “our” and the “Company” refer to Movano Inc.

For investors outside the United States: neither we nor the Selling Stockholder have done anything that would permit this offering or possession or distribution of this prospectus or any prospectus supplement or free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus and any such free writing prospectus outside of the United States.

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ABOUT THIS PROSPECTUS

This prospectus is part of a resale registration statement on Form S-1 that we filed with the SEC whereby the Selling Stockholder may, from time to time, sell the securities offered by it described in this prospectus. We will not receive any proceeds from the sale by such Selling Stockholder of the securities offered by it described in this prospectus.

You should rely only on the information contained in this prospectus or in any applicable prospectus supplement prepared by us or on our behalf. Neither we nor the Selling Stockholder have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Stockholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Selling Stockholder and its permitted transferees may use this resale registration statement to sell securities from time to time through any means described in the section titled “Plan of Distribution.” More specific terms of any securities that the Selling Stockholder and its permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section entitled under “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy”, “future”, “likely” or other comparable terms and references to future periods. All statements other than statements of historical facts included in this Form S-1 regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding our ability to consummate the Merger and the expected business of the Company following the Merger, expectations for revenues, cash flows and financial performance, the anticipated results of our development efforts and the timing for receipt of required regulatory approvals and product launches.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

●	our limited operating history and our ability to achieve profitability;

●	the ability of our common stock to meet the minimum requirements for continued listing on the Nasdaq Capital Market;

●	our ability to continue as a going concern and our need for and ability to obtain additional capital in the future;

●	the risk that the conditions to the closing of the Merger or the proposed transactions are not satisfied, including the failure to timely obtain approval of the proposed Merger from both our and Corvex stockholders, if at all;

●	uncertainties as to the timing of the consummation of the Merger and the proposed transactions and the ability of each of the Company and Corvex to consummate the proposed transactions;

●	risks associated with the possible failure to realize, or that it may take longer to realize than expected, certain anticipated benefits of the Merger or the proposed transactions, including with respect to future financial and operating results, legislative, regulatory, political and economic developments, and those uncertainties and factors;

●	risks related to Company’s continued listing on Nasdaq until closing of the Merger and the proposed transactions and the combined company’s ability to remain listed following the closing;

●	risks related to the Company’s and Corvex’s ability to correctly estimate their respective operating expenses and their respective expenses associated with the Merger and the proposed transactions, as well as uncertainties regarding the impact that any delay in the closing would have on the anticipated cash resources of the combined company, and other events and unanticipated spending and costs that could reduce the combined company’s cash resources;

●	risks related to the market price of our common stock relative to the value suggested by the Merger exchange ratio;

●	the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement and the risk that the Merger Agreement may be terminated in circumstances that require us to pay a termination fee;

●	the effect of the announcement or pendency of the Merger on our or Corvex’s business relationships, operating results and business generally;

●	expectations regarding the strategies, prospects, plans, expectations and objectives of management of the Company or Corvex for future operations of the combined company following the closing;

●	our ability to attract and retain the Company’s and Corvex’s officers, directors and key employees and other highly qualified personnel;

●	our ability to demonstrate the feasibility of and develop products and their underlying technologies;

●	the impact of competitive or alternative products, technologies and pricing;

●	our dependence on consultants to assist in the development of our technologies;

●	the impact of macroeconomic and geopolitical conditions including increases in prices caused by rising inflation;

●	our dependence on the successful commercialization of the Evie Ring;

●	our dependence on third parties to design, manufacture, market and distribute our products;

●	the adequacy of protections afforded to us by the patents that we own and the success we may have in, and the cost to us of, maintaining, enforcing and defending those patents;

●	our ability to obtain, expand and maintain patent protection in the future, and to protect our non-patented intellectual property;

●	the impact of any claims of intellectual property infringement, trade secret misappropriation, product liability, product recalls or other claims;

●	our need to secure required FCC, FDA and other regulatory approvals from governmental authorities in the United States;

●	the impact of healthcare regulations and reform measures;

●	the accuracy of our estimates of market size for our products;

●	our ability to implement and maintain effective control over financial reporting and disclosure controls and procedures;

●	our success at managing the risks involved in the foregoing items; and

●	other factors discussed in the “Risk Factors” section of this prospectus and elsewhere in this prospectus or in the documents incorporated by reference in this prospectus.

PROSPECTUS SUMMARY

This prospectus summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference herein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus and the accompanying prospectus carefully, including the section titled “Risk Factors” in this prospectus and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus before making an investment decision.

Our Company

Movano Inc., dba Movano Health, a Delaware corporation, is a technology company and is developing a platform to deliver purpose-driven healthcare solutions to bring medical-grade, high-quality data to the forefront of consumer health devices.

The Company’s solutions provide vital health information, including heart rate, heart rate variability (“HRV”), sleep, respiration rate, temperature, blood oxygen saturation (SpO2), steps, and calories as well as glucose and blood pressure data, in a variety of form factors to meet individual style needs and give users actionable feedback to improve their quality of life.

Our Corporate Information

Movano was incorporated in the State of Delaware in January 2018 under the name Maestro Sensors Inc. On August 3, 2018, we changed our name to Movano Inc. Our principal executive offices are located at 6800 Koll Center Pkwy., Pleasanton, CA 94566, and our telephone number is (415) 651-3172. Our Internet website address is www.movanohealth.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, including exhibits, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge through the investor relations page of our Internet website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Internet website and the information contained therein or connected thereto are not intended to be incorporated into this prospectus.

Implications of Being an Emerging Growth Company

As of the date of this prospectus, we are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). For as long as we continue to be an emerging growth company, we may take advantage of certain exemptions and relief from various U.S. reporting requirements that are applicable to other public companies that are not emerging growth companies, including (i) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (ii) having the option of delaying the adoption of certain new or revised financial accounting standards, (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (iv) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We have taken, and in the future may take, advantage of these exemptions until such time that we are no longer an emerging growth company. Further, we have elected to take advantage of the extended transition period for complying with new or revised accounting standards until those standards would otherwise apply to private companies. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act which, given the effectiveness of our Registration Statement on Form S-1 on March 22, 2021, will be December 31, 2026, (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Recent Developments

The Merger

On May 15, 2025, we reported that our Board of Directors initiated a process to explore strategic alternatives to maximize stockholder value. After a comprehensive review of strategic alternatives, on November 6, 2025, we entered into the Merger Agreement, by and among the Company, Merger Sub and Corvex, pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Corvex, with Corvex continuing as a wholly-owned subsidiary of the Company. Following the Merger, the Company will be renamed Corvex, Inc. and is referred to herein as the “combined company.” The transaction was unanimously approved by the boards of directors of both companies and is expected to close in the first quarter of 2026, subject to satisfaction of customary closing conditions, including the approval of our stockholders at a special meeting to be scheduled in due course.

In connection with entry into the Merger Agreement, we entered into (i) a Preferred Stock Subscription Agreement (the “Series A Subscription Agreement”), dated November 6, 2025, with the investors party thereto (the “Series A Purchasers”), pursuant to which, we sold 3,000 shares of Series A Preferred Stock to the Series A Purchasers for a purchase price per share equal to $1,000 and an aggregate purchase price of $3,000,000 (the “Bridge Financing”) and filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware establishing the voting rights, powers, preferences and privileges, and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, with respect to our Series A Preferred Stock and (ii) the Purchase Agreement and ChEF registration rights agreement (the “ChEF Registration Rights Agreement”), each dated November 6, 2025, with Chardan related to the Facility. In addition and in connection with the entry into of the Merger Agreement, Corvex entered into private placement transactions with investors party thereto, pursuant to which it raised $37.2 million of equity capital (the “Corvex Private Placement”).

Corvex

Corvex is an AI cloud computing company specializing in GPU accelerated infrastructure for AI workloads. Corvex’s mission is to become the trusted infrastructure partner for AI model training and inference.

Corvex’s platform allows organizations to leverage the advantage of AI by providing secure, scalable, and cost-efficient computational resources. Corvex’s infrastructure leverages advanced GPU-accelerated compute clusters, high-throughput storage systems and layered architecture to provide enhanced security, consistent performance and efficiency at scale.

Corvex provides a range of capabilities, including:

●	AI Factories and GPU Clusters: Corvex’s integrated computing and data-center platform is designed to deliver artificial intelligence workloads at scale by combining central processing unit (“CPU”) and high-performance AI accelerators, networking, power, cooling, and systems software to support reliable and cost-efficient production AI training and inference. Deployments may be delivered using managed Kubernetes or as bare metal, and operated on-premise or in multi-tenant or single-tenant configurations that are compliant with the Health Insurance Portability and Accountability Act of 1966 (“HIPAA”) and SOC 2 Type II (“SOC 2”). A “GPU Cluster” is a group of GPUs and associated infrastructure configured to operate as a unified computing system. An “AI Factory” is the industrialized environment used to build, deploy, and operate one or more GPU Clusters at scale — analogous to a manufacturing facility that produces AI-driven outputs rather than physical goods.

●	Confidential Computing: Confidential computing is designed to protect customers’ valuable intellectual property and enhance compliance with data security mandates. Hardware-backed TEEs, memory encryption, and attestation are deployed to help safeguard confidential data in use.

●	Token Factory: Currently in development, Corvex’s Token Factory is an inference-focused platform that delivers production artificial intelligence outputs, with performance measured by throughput, latency, and cost efficiency (“Token Factory”).

Corvex’s capabilities are designed to capture the accelerating demand for AI infrastructure driven by global digital transformation, the proliferation of AI applications and the increasing complexity of enterprise workloads. Corvex’s competitive advantages include:

●	Enhanced Security. Confidential computing and the architectural flexibility to deliver on-premise as well as multi- or single-tenant configurations with up to nation-state grade physical security, offers customers enhanced protections for sensitive and regulated workloads.

●	Reliability and Scale. Corvex’s platform is engineered for reliable model training and inference workloads. Corvex leverages high-performance GPUs, fast networking and storage, and proactive maintenance and monitoring, all housed in a data center with redundancy across multiple delivery facets, in order to deliver reliable service to customers. Corvex can source large-scale data center capacity.

●	Improved Efficiency. Currently in development, Corvex’s Token Factory is designed to potentially lower the cost per token through Corvex’s proprietary inference engine that accelerates tokens per second on popular open source AI models.

The Purchase Agreement

On November 6, 2025, we entered into the Purchase Agreement with Chardan pursuant to which we may issue and sell to Chardan, from time to time, up to the lesser of (i) $1,000,000,000 in aggregate gross purchase price of newly issued shares of our Common Stock, and (ii) the Exchange Cap (as defined below), subject to certain conditions and limitations set forth in the Purchase Agreement (the “Total Commitment”).

Also, on November 6, 2025, we entered into the ChEF Registration Rights Agreement. Pursuant to our obligations under the ChEF Registration Rights Agreement, we have filed with the SEC the registration statement that includes this prospectus to register for resale under the Securities Act an aggregate of up to 110,000,000 shares of our Common Stock that may be issued to Chardan as part of the Total Commitment under the Purchase Agreement.

We do not have the right to commence any sales of our Common Stock to Chardan under the Purchase Agreement until all of the conditions set forth in the Purchase Agreement have been satisfied, including that the SEC has declared effective the registration statement that includes this prospectus registering the resale of the shares being issued and sold to Chardan as part of the Total Commitment (such date on which all of such conditions are satisfied, the “Commencement Date”). Thereafter, we may, from time to time, with the prior written consent of Corvex prior to the closing of the Merger, for a period of three (3) years from the Commencement Date, on any trading day that we select (so long as the time of delivery of such purchase notice is delivered in accordance with the Purchase Agreement), direct Chardan to purchase up to $1,000,000,000 in aggregate gross purchase price of shares of Common Stock.

We will control the timing and amount of any sales of our Common Stock to Chardan under the Purchase Agreement, subject to the prior written consent of Corvex prior to the closing of the Merger, but not the timing and amount of any subsequent resales by the Selling Stockholder. The purchase price of the shares that may be sold to Chardan in regular purchases under the Purchase Agreement will be based on an agreed upon fixed discount to the market price of our Common Stock as computed pursuant to the terms of the Purchase Agreement.

We have the right to terminate the Purchase Agreement at any time after the Commencement Date, at no cost or penalty, upon forty-five (45) trading days’ notice to Chardan. Chardan also has the right to terminate the Purchase Agreement upon thirty (30) trading days’ prior written notice to us. The Purchase Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent, unless provided otherwise in such written consent. There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or ChEF Registration Rights Agreement, except that we may not enter into any other “equity line of credit” or “at the market offering” or other substantially similar continuous offering during the term of the Facility. Neither the Company nor Chardan may assign or transfer its rights and obligations under the Purchase Agreement without the consent of the other party.

If all of the 110,000,000 shares of our Common Stock offered by Chardan under this prospectus were issued and outstanding as of the date hereof, such shares would represent approximately: (i) 99.0% of the total number of shares of our Common Stock outstanding and approximately 99.1% of the total number of outstanding shares of Common Stock held by non-affiliates and (ii) 98.9% of the total voting power of all classes of our capital stock outstanding, in each case as of the date hereof. If we elect to issue and sell more than the 110,000,000 shares offered under this prospectus to Chardan, which we have the right, but not the obligation, to do, we must first register the resale under the Securities Act of any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by Chardan is dependent upon the number of shares we sell to Chardan under the Purchase Agreement.

Under applicable rules of the Nasdaq Stock Market, in no event may the Company issue or sell to Chardan under the Purchase Agreement any shares of its Common Stock to the extent the issuance of such shares of Common Stock, when aggregated with all other shares of Common Stock issued pursuant to the Purchase Agreement, would cause the aggregate number of shares of Common Stock issued pursuant to the Purchase Agreement to exceed 19.99% of the shares of all classes of our Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (i) the Company obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap or (ii) the average price per share paid by the Selling Stockholder for all of the shares of Common Stock that we direct the Selling Stockholder to purchase from us pursuant to the Purchase Agreement, if any, equals or exceeds the lower of (a) the official closing price of our Common Stock on Nasdaq immediately preceding the execution of the Purchase Agreement and (b) the average official closing price of our Common Stock on Nasdaq for the five consecutive trading days immediately preceding the execution of the Purchase Agreement, in either case so that the Exchange Cap limitation will not apply to issuances and sales of Common Stock pursuant to the Purchase Agreement. At a special stockholders’ meeting of the Company held on December 16, 2025, our stockholders approved the sale of shares of Common Stock under the Purchase Agreement in excess of the Exchange Cap.

The Purchase Agreement also prohibits us from directing Chardan to purchase any shares of Common Stock if those shares, when aggregated with all other shares of our Common Stock then beneficially owned by Chardan and its affiliates, would result in Chardan and its affiliates having beneficial ownership of more than 4.99% of the then total outstanding shares of our Common Stock, as calculated pursuant to Section 13(d) the Exchange Act, and Rule 13d-3 thereunder, which limitation we refer to as the “Beneficial Ownership Limitation.” Notwithstanding the foregoing limitation, it would be possible for us to sell more than 4.99% of our outstanding shares of Common Stock to Chardan on any given day if, during the course of such day, Chardan sold the shares of Common Stock acquired by it such that it no longer owned 4.99% of our outstanding shares of Common Stock and we submitted, and Chardan accepted, an additional purchase notice; provided that, in no event, would Chardan own more than 4.99% of our outstanding shares of Common Stock at any one time.

The issuance of our shares of Common Stock to the Selling Stockholder pursuant to the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of Common Stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to Chardan. For more detailed information regarding the Purchase Agreement, see the section entitled “The Committed Equity Financing.”

Information Regarding our Capitalization

As of February 4, 2026, we had 1,141,930 shares of Common Stock issued and outstanding. Additional information regarding our issued and outstanding securities may be found under “Description of Capital Stock.”

Risk Factor Summary

Risks Related to This Offering and Ownership of Our Common Stock

●	It is not possible to predict the actual number of shares of our Common Stock, if any, we will sell under the Purchase Agreement, or the actual gross proceeds resulting from those sales or the dilution to our shareholders from those sales.

●	Investors who buy shares of Common Stock at different times will likely pay different prices.

●	The sale and issuance of our Common Stock will cause dilution to our existing stockholders and could cause the price of our Common Stock to decline.

●	You may experience future dilution as a result of future equity offerings.

●	We may use proceeds from sales of our Common Stock in ways with which you may not agree or in ways which may not yield a significant return.

Risks Related to The Merger

●	Because the consideration to be received by Corvex stockholders in connection with the merger will include a fixed number of shares of the Company’s Common Stock, and the market price of such shares has fluctuated and will continue to fluctuate, Corvex stockholders cannot be sure of the value of the consideration they will receive in the merger.

●	The market price of our Common Stock after the Merger may be affected by factors different from those currently affecting the market price of our Common Stock.

●

While the Merger Agreement is in effect, the Company and Corvex are subject to restrictions on their respective business activities, which may materially adversely affect each of their businesses, results of operations and financial conditions.

●	The Merger Agreement may be terminated in accordance with its terms and the Merger may not be consummated.

●	After completion of the Merger, Corvex may fail to realize the anticipated benefits of the Merger.

●	The historical financials of Corvex and the Company as provided in this prospectus may not be an indication of the future financial condition or results of operations of Corvex, the Company or the combined company following the consummation of the Merger.

●	Corvex and the Company may incur significant acquisition-related costs in connection with the Merger, which may be in excess of those anticipated by Corvex and the Company.

●	The expected dilution caused by the issuance of shares of our Common Stock in connection with the merger may adversely affect the market price of our Common Stock.

Risks Related to Corvex

●	Corvex’s recent growth may not be indicative of its future growth, and if it does not effectively manage its future growth, its business, operating results, financial condition, and prospects may be adversely affected.

●	Corvex has a limited number of suppliers for significant components of the equipment it uses to build and operate its platform and provide its solutions and services. Any disruption in the availability of these components could delay Corvex’s ability to expand or increase the capacity of its infrastructure or replace defective equipment.

●	Corvex’s business would be harmed if it were not able to access sufficient power or by increased costs to procure power, prolonged power outages, shortages, or capacity constraints.

●	If Corvex’s data center providers fail to meet the requirements of its business, or if the data center facilities experience damage, interruption, or a security breach, its ability to provide access to its infrastructure and maintain the performance of its network could be negatively impacted.

●	A substantial portion of Corvex’s revenue is driven by a limited number of its customers, and the loss of, or a significant reduction in, spend from one or a few of its top customers would adversely affect its business, operating results, financial condition, and prospects.

●	If Corvex fails to efficiently enhance its platform and develop and sell new solutions and services and respond effectively to rapidly changing technology, evolving industry standards, changing regulations, and changing customer needs, requirements, or preferences, its platform may become less competitive.

●	Failure by Corvex’s customers to continue to use its platform to support AI use cases in their systems, or its ability to keep up with evolving AI technology requirements and regulatory frameworks, could have a material adverse effect on its business, operating results, financial condition, and prospects.

●	Corvex’s operations require substantial capital expenditures, and will require additional capital to fund its business and growth, and any inability to generate or obtain such capital on acceptable terms, if at all, or to lower its cost of capital, may adversely affect its business, operating results, financial condition, and prospects.

●	Corvex’s operating results may fluctuate significantly, which could make its future results difficult to predict and could cause its operating results to fall below expectations.

●	Corvex faces intense competition and could lose market share to its competitors, which would adversely affect its business, operating results, financial condition, and prospects.

●	A network or data security incident against Corvex, or its third-party providers, whether actual, alleged, or perceived, could harm its reputation, create liability and regulatory exposure, and adversely impact its business, operating results, financial condition, and prospects.

●	Any failure of Corvex’s information technology (“IT”) systems or those of one or more of its IT service providers, business partners, vendors, suppliers, or other third-party service providers, or any other failure by such third parties to provide services to it may negatively impact its relationships with customers and harm its business.

●	If Corvex is unable to attract new customers, retain existing customers, and/or expand sales of its platform, solutions, and services to such customers, it may not achieve the growth it expects, which would adversely affect its business, operating results, financial condition, and prospects.

●	If Corvex is unable to successfully build, expand, and deploy its sales organization in a timely manner, or at all, or to successfully hire, retain, train, and motivate its sales personnel, its growth and long-term success could be adversely impacted.

●	If Corvex does not or cannot maintain the compatibility of its platform with its customers’ existing technology, including third-party technologies that its customers use in their businesses, its business may be adversely affected.

●	Corvex’s long-term success may in part depend on its ability to expand the sale of its platform to customers located outside of the United States, and such international operations would expose it to risks that could have a material adverse effect on its business, operating results, financial condition, and prospects.

●	If negative publicity arises with respect to Corvex, its employees, its third-party suppliers, service providers, or its partners, its business, operating results, financial condition, and prospects could be adversely affected, regardless of whether the negative publicity is true.

●	Corvex’s ability to maintain customer satisfaction depends in part on the quality of its customer support and cloud operations services. Corvex’s failure to maintain high-quality customer support and cloud operations services could have an adverse effect on its business, operating results, financial condition, and prospects.

●	Corvex relies on its management and key employees and will need additional personnel to grow its business, and the loss of one or more key employees or its inability to attract and retain qualified personnel, including members of its board of directors, could harm its business.

●	Failure to obtain, maintain, protect, or enforce Corvex’s intellectual property and proprietary rights could enable others to copy or use aspects of its platform without compensating it, which could harm its brand, business, operating results, financial condition, and prospects.

●	Some of Corvex’s technology incorporates “open-source” software, and failure to comply with the terms of the underlying open-source software licenses could adversely affect its business, results of operations, financial condition, and prospects.

●	Corvex is subject to laws and regulations, including governmental export and import controls, sanctions, and anti-corruption laws, that could impair its ability to compete in its markets and subject it to liability if it is not in full compliance with applicable laws.

Risks Related to Ownership of the Combined Company’s Common Stock

●	The market price of the combined company’s common stock may be volatile, and you could lose all or part of your investment.

●	Sales of substantial amounts of the combined company’s common stock in the public markets, or the perception that they might occur, could cause the market price of its common stock to decline.

●	If financial analysts issue inaccurate or unfavorable research regarding, or do not or cease to cover, the combined company’s common stock, its stock price and trading volume could decline.

●	The combined company could be subject to securities class action litigation.

THE OFFERING

Common Stock outstanding before this offering	1,141,930 shares (1)

Common Stock offered by the Selling Stockholder	Up to 110,000,000 shares of Common Stock, consisting of the shares of Common Stock that we may elect, with the prior written consent of Corvex prior to the closing of the Merger, to issue and sell to the Selling Stockholder as part of the Total Commitment, from time to time and after the Commencement Date in accordance with the Purchase Agreement.

Plan of Distribution	Chardan will determine when and how it will dispose of any shares of our Common Stock acquired under the Purchase Agreement that are registered under this prospectus for resale. See “Plan of Distribution (Conflict of Interest).”

Common Stock to be outstanding after giving effect to this offering:	111,141,930 shares (assuming the issuance of all shares of Common Stock being offered in this prospectus)(1). The actual number of shares issued will vary depending on the sales prices in this offering.

Use of Proceeds	We will not receive any proceeds from the resale of shares of our Common Stock by Chardan. However, we may receive up to $1,000,000,000 in aggregate gross proceeds from Chardan under the Purchase Agreement in connection with sales of shares of our Common Stock to Chardan pursuant to the Purchase Agreement from time to time after the date of this prospectus. The actual proceeds we receive may be less than this amount (before being reduced for the discount to Chardan) depending on the number of shares of our Common Stock sold and the price at which the shares of our Common Stock are sold. We intend to use any proceeds from any sales of shares of our Common Stock to Chardan under the Facility, subject to prior written consent by Corvex prior to the closing of the Merger, for general corporate purposes. See “Use of Proceeds.”

Conflict of Interest

Chardan is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and is expected to act as an executing broker for the resale of shares of Common Stock in this offering. The receipt by Chardan of all the proceeds from resales of shares of Common Stock results in a “conflict of interest” under FINRA Rule 5121. Accordingly, such resales will be conducted in compliance with FINRA Rule 5121. To the extent that the shares of Common Stock do not have a “bona fide public market”, as defined in FINRA Rule 5121, a qualified independent underwriter will participate in the preparation of, and exercise the usual standards of “due diligence” with respect to, the registration statement. Jett Capital Advisors, LLC has agreed to act as qualified independent underwriter for this offering and will receive an upfront fee of $50,000 and, beginning July 1, 2026, quarterly fees of $25,000 for doing so, up to an aggregate amount of $200,000. Pursuant to FINRA Rule 5121, Chardan will not confirm resales of shares of Common Stock to any account over which it exercises discretionary authority without the prior written approval of the customer.

Chardan acted as financial advisor to Corvex in connection with the Merger, pursuant to which Chardan is entitled to receive certain advisory fees equal to 2% of (i) the aggregate value of $250 million, as adjusted to reflect the final aggregate amount as stated in the Merger Agreement, which shall be paid by Corvex to Chardan in the form of unrestricted shares of Corvex’s common stock to be issued prior to the consummation of the Merger and (ii) up to an aggregate of 10 million shares of the combined company, which shall be paid in the form of unrestricted shares of the combined company’s common stock to be issued upon achievement of the $15 Earnout Target or the $25 Earnout Target. Additionally, Chardan Holdings, LP, an affiliate of Chardan, participated in the Permitted Concurrent Financing, purchasing a SAFE for $2.5 million, and will hold 436,128 shares of common stock of the combined company following the closing of the Merger. Chardan acted as financial advisor to Movano with respect to the Bridge Financing and, in connection therewith, earned certain placement agent advisory fees in the aggregate amount of $150,000. See “Plan of Distribution (Conflict of Interest).”

Risk Factors	See the section titled “Risk Factors” and other information included in this prospectus, and incorporated by reference herein, for a discussion of factors you should consider carefully before deciding to invest in our Common Stock.

Nasdaq Capital Market symbol	MOVE

(1)	The number of shares of our common stock to be outstanding after this offering is based on 1,141,930 shares of common stock outstanding as of February 4, 2026, and excludes the following:

●	an estimated 46,613,600 shares of common stock issuable to Corvex security holders upon the consummation of the Merger (or 56,613,600 shares of common stock if the earnout targets are achieved);

●	545,455 shares of common stock issuable upon the conversion of outstanding shares of Series A convertible preferred stock;

●	16,139 shares of common stock issuable upon the exercise of outstanding pre-funded warrants, at an exercise price of $0.15 per share;

●	329,322 shares of common stock issuable upon the exercise of outstanding warrants, at a weighted average exercise price of $87.32 per share;

●	200,035 shares of our common stock issuable upon the exercise of outstanding stock options issued pursuant to our 2019 Omnibus Incentive Plan (the “Omnibus Incentive Plan”) at a weighted average exercise price of $63.62 per share;

●	45,732 shares of our common stock reserved for future issuance under our Omnibus Incentive Plan;

●	2,315 shares of our common stock issuable upon the exercise of outstanding stock options issued pursuant to our 2021 Employment Inducement Plan (the “Inducement Plan”) at a weighted average exercise price of $387.48 per share; and

●	11,018 shares of our common stock reserved for future issuance under our Inducement Plan.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under “Risk Factors” in our most recent annual report on Form 10-K as supplemented or updated in any subsequently filed quarterly reports on Form 10-Q, any current report on Form 8-K, as well as any accompanying prospectus supplement, together with all of the other information included or incorporated by reference in this prospectus and in any accompanying prospectus supplement, including our financial statements and related notes, before deciding whether to purchase our securities.

Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future. The Company is supplementing the risk factors previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2024, as amended (the “Form 10-K”) and in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, as amended (the “Forms 10-Q”) with the following risk factors. These risk factors should be read in conjunction with the risk factors included in the Form 10-K and the Forms 10-Q.

Risks Related to This Offering and Ownership of Our Common Stock

It is not possible to predict the actual number of shares of our Common Stock, if any, we will sell under the Purchase Agreement, or the actual gross proceeds resulting from those sales or the dilution to you from those sales. Further, our inability to access a part or all of the amount available under the Purchase Agreement, in the absence of any other financing sources, could have a material adverse effect on our business.

Pursuant to the Purchase Agreement, the Selling Stockholder has committed to purchase up to $1,000,000,000 in aggregate gross purchase price of shares of Common Stock from us, subject to certain limitation and conditions set forth in the Purchase Agreement. The shares of our Common Stock that may be issued under the Purchase Agreement may be sold by us to the Selling Stockholder at our discretion from time to time over a three (3) year period from the date of the Purchase Agreement, commencing after the satisfaction of certain conditions set forth in the Purchase Agreement, including that the SEC has declared effective the registration statement that includes this prospectus.

We generally have the right to control the timing and amount of any sales of our Common Stock to the Selling Stockholder under the Purchase Agreement. Sales of our Common Stock, if any, to the Selling Stockholder under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Stockholder all, some or none of the Common Stock that may be available for us to sell pursuant to the Purchase Agreement.

Because the purchase price per share of Common Stock to be paid by the Selling Stockholder for the Common Stock that we may elect to sell to the Selling Stockholder under the Purchase Agreement, if any, will fluctuate based on the market prices of our Common Stock at the time we make such election, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of Common Stock that we will sell to the Selling Stockholder under the Purchase Agreement, the purchase price per share that the Selling Stockholder will pay for the shares of Common Stock purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by the Selling Stockholder under the Purchase Agreement, if any.

The Selling Stockholder can resell, under this prospectus, up to 110,000,000 shares of Common Stock, which is approximately ninety-six times as many shares as the 1,141,930 shares of Common Stock we have outstanding as of February 4, 2026. If all of the 110,000,000 shares of our Common Stock shares offered by the Selling Stockholder under this prospectus were issued and outstanding as of the date hereof, such shares would represent approximately: (i) 99.0% of the total number of shares of our Common Stock outstanding and approximately 99.1% of the total number of outstanding shares of Common Stock held by non-affiliates and (ii) 98.9% of the total voting power of all classes of our capital stock outstanding, in each case as of the date hereof. Even if we elect to sell to the Selling Stockholder all of the 110,000,000 shares of Common Stock being registered for resale under this prospectus, depending on the market price of our Common Stock at the time we elect to sell shares to the Selling Stockholder pursuant to the Purchase Agreement, the actual gross proceeds from the sale of all such shares may be substantially less than the amount available to us under the Purchase Agreement, which could materially and adversely affect our liquidity position. Further, if we are unable to access all or a portion of the amount available under the Purchase Agreement to meet our liquidity needs, we may be required to seek other financing sources and utilize more costly and time-consuming means of accessing the capital markets, which could have a material adverse effect on our business, liquidity and cash position.

If it becomes necessary for us to issue and sell to the Selling Stockholder under the Purchase Agreement more than the 110,000,000 shares of Common Stock being registered for resale by the Selling Stockholder under the registration statement that includes this prospectus, then, in accordance with the terms of the Purchase Agreement, we must first file with the SEC one or more additional registration statements to register the resale by the Selling Stockholder of any such additional shares of our Common Stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our Common Stock to the Selling Stockholder under the Purchase Agreement. The number of shares of Common Stock ultimately offered for resale by the Selling Stockholder through this prospectus is dependent upon the number of shares of Common Stock, if any, we elect to sell to the Selling Stockholder pursuant to the terms of the Purchase Agreement.

Investors who buy shares of Common Stock from the Selling Stockholder at different times will likely pay different prices.

Pursuant to the Purchase Agreement, we have discretion, to vary the timing, price and number of shares of Common Stock we sell to the Selling Stockholder. If and when we elect to sell shares of Common Stock to the Selling Stockholder pursuant to the Purchase Agreement, after the Selling Stockholder has acquired such shares, the Selling Stockholder may resell all, some or none of such shares at any time or from time to time in its sole discretion and at different prices. As a result, investors who purchase shares from the Selling Stockholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholder in this offering as a result of future sales made by us to the Selling Stockholder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the Selling Stockholder under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangements with the Selling Stockholder may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

The sale and issuance of our Common Stock to the Selling Stockholder will cause dilution to our existing stockholders, and the sale of the shares of Common Stock acquired by the Selling Stockholder and/or other stockholders, or the perception that such sales may occur, could cause the price of our Common Stock to decline.

Sales of a substantial number of shares of our Common Stock in the public market could occur at any time, subject to the restrictions and limitations described below. If our stockholders sell, or the market perceives that our stockholders intend to sell, substantial amounts of our Common Stock in the public market following this offering, the market price of our Common Stock could decline significantly.

The Selling Stockholder can resell, under this prospectus, up to 110,000,000 shares of Common Stock. If all of the 110,000,000 shares of our Common Stock offered by the Selling Stockholder under this prospectus were issued and outstanding as of the date hereof, such shares would represent approximately: (i) 99.0% of the total number of shares of our Common Stock outstanding and approximately 99.1% of the total number of outstanding shares of Common Stock held by non-affiliates and (ii) 98.9% of the total voting power of all classes of our capital stock outstanding, in each case as of the date hereof. After the Selling Stockholder has acquired the shares, the Selling Stockholder may resell all, some, or none of those shares at any time or from time to time in its discretion. Therefore, sales to the Selling Stockholder by us could result in substantial dilution to the interests of other holders of our Common Stock. Additionally, sales of a substantial number of our shares of Common Stock in the public market by the Selling Stockholder and/or by our other existing stockholders, or the perception that those sales might occur, could depress the market price of our shares of Common Stock and could impair our ability to raise capital through the sale of additional equity securities in the future at a time and at a price that we might otherwise wish to effect sales.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may at any time, including during the pendency of this offering, offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We may use proceeds from sales of our Common Stock made pursuant to the Purchase Agreement in ways with which you may not agree or in ways which may not yield a significant return.

We will have broad discretion over the use of proceeds from sales of our Common Stock made pursuant to the Purchase Agreement, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. While we expect to use the net proceeds from this offering as set forth in “Use of Proceeds,” we are not obligated to do so. Because of the number and variability of factors that will determine our use of the net proceeds, their ultimate use may vary substantially from their currently intended use. The failure by us to apply these funds effectively could harm our business, and the net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our Common Stock.

Risks Related to the Merger

Because the consideration to be received by Corvex stockholders in connection with the Merger will include a fixed number of shares of our Common Stock, and the market price of such shares has fluctuated and will continue to fluctuate, Corvex stockholders cannot be sure of the value of the consideration they will receive in the Merger.

Under the Merger Agreement, at the Effective Time, each share of (i) Corvex common stock (excluding any shares of Corvex capital stock held as treasury stock or held or owned by Corvex or any wholly owned subsidiary of Corvex immediately prior to the Effective Time and excluding our issued and outstanding Common Stock which holders have neither voted in favor of the Merger or consented thereto in writing pursuant to Section 228 of the DGCL and which are held by our stockholders who have demanded appraisal rights in accordance with the DGCL (the “Dissenting Shares”) issued and outstanding immediately prior to the Effective Time will be automatically cancelled and converted into the right to receive (A) an aggregate number of shares of our Common Stock equal to the Exchange Ratio in accordance with the Merger Agreement, (B) if the $15 Earnout Target is achieved, the $15 Earnout Per Share Amount, and (C) if the $25 Earnout Target is achieved, the $25 Earnout Per Share Amount; (ii) Corvex series seed preferred stock (excluding any shares of Corvex capital stock held as treasury stock or held or owned by Corvex or any of its wholly owned subsidiaries immediately prior to the Effective Time and Dissenting Shares, but including shares issued upon the conversion of the Company Warrants) issued and outstanding immediately prior to the Effective Time will be automatically cancelled and converted into the right to receive (A) an aggregate number of shares of our Common Stock equal to the Exchange Ratio, allocated in accordance with the Merger Agreement, (B) if the $15 Earnout Target is achieved, the $15 Earnout Per Share Amount, and (C) if the $25 Earnout Target is achieved, the $25 Earnout Per Share Amount. Any change in the market price of our Common Stock after the date of this prospectus will change the value of the shares of our Common Stock that Corvex’s stockholders will receive. Additionally, because there is no public market for Corvex common stock and Corvex preferred stock, it is difficult to determine how the fair value of Corvex common stock and Corvex preferred stock compares with the merger consideration.

The value of the merger consideration has fluctuated since the date of the announcement of the Merger Agreement and will continue to fluctuate from the date of this prospectus to the date of the Company’s special meeting and the date the Merger is completed and thereafter. The closing price per share of our Common Stock as of November 7, 2025, the last trading day prior to media reports that the Company and Corvex were in merger discussions, was $4.77, and the closing price per share has fluctuated as high as $58.50 and as low as $4.77 between January 1, 2025 and January 6, 2026, the most recent practicable trading day prior to the date of this prospectus. Stock price changes may result from a variety of factors, including, among others, interest rates, general market, industry, economic and geopolitical conditions, including the impact of continued inflation and associated changes in monetary policy, short-selling activity, changes in and speculation regarding Corvex’s and the Company’s respective businesses, operations and prospects, market assessments of the likelihood that the Merger will be completed, the timing of the Merger and regulatory considerations. Many of these factors are beyond the Company’s and Corvex’s control.

The market price of our Common Stock after the Merger may be affected by factors different from those currently affecting the market price of our Common Stock.

Upon completion of the Merger, holders of shares of Corvex common stock, preferred stock and warrants will become holders of shares of our Common Stock. The businesses of Corvex differ from those of the Company in important respects, and, accordingly, the results of operations of Corvex after the Merger, as well as the market price of our Common Stock, may be affected by factors different from those currently affecting our results of operations. For further information on the respective businesses of Corvex and the Company and certain factors to consider in connection with those businesses, see the section titled “Risk Factors-Risks related to Corvex” in this prospectus and the documents incorporated by reference into this prospectus and referred to in the section titled “Where You Can Find More Information” in this prospectus, respectively.

Additionally, the market price of our Common Stock may fluctuate significantly following completion of the Merger.

Moreover, general fluctuations in stock markets could have a material adverse effect on the market for, or liquidity of, the common stock of the combined company, regardless of Corvex’s actual operating performance.

Corvex may have difficulty attracting, motivating and retaining employees in light of the Merger.

Uncertainty about the effect of the Merger on Corvex employees may impair Corvex’s ability to attract, retain and motivate personnel prior to and following the Merger. Employee retention may be particularly challenging during the pendency of the Merger, as employees of Corvex may experience uncertainty about their future roles with the combined business. If employees of Corvex depart, Corvex’s business following the Merger may be harmed. Furthermore, Corvex may have to incur significant costs in identifying, hiring and retaining replacements for departing employees and may lose significant expertise and talent relating to the businesses of Corvex, and Corvex’s ability to realize the anticipated benefits of the Merger may be adversely affected.

Corvex’s and the Company’s business relationships may be subject to disruption due to uncertainty associated with the Merger.

Parties with which Corvex or the Company do business may experience uncertainty associated with the Merger, including with respect to current or future business relationships with Corvex, the Company or the combined business. Corvex’s and the Company’s business relationships may be subject to disruption as parties with which Corvex or the Company do business may attempt to negotiate changes in existing business relationships or consider entering into business relationships with parties other than Corvex, the Company or the combined business. These disruptions could have an adverse effect on the businesses, financial condition, results of operations or prospects of the combined business, including an adverse effect on Corvex’s ability to realize the anticipated benefits of the Merger. The risk, and adverse effect, of such disruptions could be exacerbated by a delay in completion of the Merger or termination of the Merger Agreement.

While the Merger Agreement is in effect, the Company and Corvex are subject to restrictions on their respective business activities, including, among other things, restrictions on their respective ability to engage in certain kinds of transactions, which could prevent each of the Company and Corvex from pursuing strategic business opportunities, taking actions with respect to their respective businesses that they may consider advantageous and responding effectively and/or timely to competitive pressures and industry developments, and may as a result materially adversely affect each of their businesses, results of operations and financial conditions.

While the Merger Agreement is in effect, the Company and Corvex are subject to restrictions on their respective business activities, including, among other things, restrictions on their respective ability to engage in certain kinds of transactions, and must generally operate their respective businesses in the ordinary course, subject to certain exceptions. These restrictions could prevent each of the Company and Corvex from pursuing attractive business opportunities that may arise prior to the consummation of the Merger and may impact each of their financial conditions, results of operations and cash flows. Additionally, the Merger Agreement includes restrictions on the Company’s ability to issue equity securities, subject to specified exceptions.

These restrictions could be in place for an extended period of time if the consummation of the Merger is delayed, which may delay or prevent each of Corvex and the Company from undertaking business opportunities that, absent the Merger Agreement, they might have pursued, or from effectively responding to competitive pressures or industry developments.

Whether or not the Merger is completed, the pending transaction may disrupt their respective current plans and operations, which could have an adverse effect on their respective businesses and financial results. For these and other reasons, the pendency of the Merger could adversely affect each of their businesses and financial results.

The Merger Agreement limits the ability of both the Company and Corvex to pursue alternatives to the Merger and may discourage other parties from proposing a competing transaction.

The Merger Agreement contains reciprocal “no shop” provisions. Prior to the receipt of the approval of the Merger by the Company’s stockholders, the Company is generally prohibited from soliciting, initiating or knowingly encouraging any “acquisition proposal” or “acquisition inquiry,” each as defined in the Merger Agreement, furnishing nonpublic information in response to any acquisition proposal or acquisition inquiry, or engaging in discussions or negotiations with any third party regarding an acquisition proposal, except as permitted in connection with a bona fide written acquisition proposal that our Board determines in good faith could reasonably be expected to result in a “superior offer,” as defined in the Merger Agreement, and where failure to engage would be reasonably likely to be inconsistent with the Board’s fiduciary duties. Similarly, Corvex is prohibited from soliciting, initiating or knowingly encouraging any acquisition proposal or acquisition inquiry, furnishing non public information in response thereto, or engaging in discussions or negotiations with any third party regarding an acquisition proposal.

The Board has agreed to recommend that the Company’s stockholders approve the matters submitted for a vote at the Company’s special meeting (the “Parent Board Recommendation”) and, subject to limited exceptions, has agreed not to withdraw, amend, withhold or modify the Parent Board Recommendation in a manner adverse to Corvex. However, prior to obtaining the required stockholder approval at the Company’s special meeting (the “Required Parent Stockholder Vote”), the Board may change its recommendation and/or take certain other actions in response to a superior offer if it determines in good faith, after consulting with outside legal counsel and financial advisors, that failure to do so would be reasonably likely to be inconsistent with its fiduciary duties, and if the Company first complies with a contractual notice and negotiation process. In particular, upon receipt of a superior offer, the Company must provide Corvex with written notice and copies of relevant transaction documents and negotiate in good faith with Corvex during a specified notice period to enable Corvex to propose amendments to the Merger Agreement that would cause the competing proposal to cease to constitute a superior offer. This process effectively affords Corvex an opportunity to match or otherwise improve the terms of the Merger Agreement.

The Merger Agreement requires that the Company convene a meeting of its stockholders to consider and vote on the matters related to the Merger, and the Company is obligated to use reasonable best efforts to obtain the Required Parent Stockholder Vote. If the Company’s stockholder approval is not obtained, the Merger Agreement may be terminated under specified circumstances.

In certain circumstances, including if the Company terminates the Merger Agreement prior to obtaining the Required Parent Stockholder Vote in order to enter into a definitive agreement with respect to a superior offer following compliance with the notice and negotiation provisions described above, the Company will be required to pay a termination fee to Corvex. The Merger Agreement also provides that, subject to the terms therein, payment of such termination fee constitutes the sole and exclusive remedy of Corvex following termination in the circumstances in which the fee is payable.

Although the Company and Corvex believe these provisions are reasonable and customary and are not preclusive of other offers, these restrictions, together with any termination fee that may be payable by the Company in certain circumstances, could discourage a third party from proposing an alternative transaction, even if such party were prepared to propose terms that may be more favorable to the Company’s stockholders than the terms of the Merger.

Completion of the Merger is subject to certain conditions and if these conditions are not satisfied, waived or fulfilled in a timely manner, the Merger may be delayed or not completed within the anticipated timeframe or at all.

The obligation of each of Corvex and the Company to complete the Merger is subject to the satisfaction or waiver (to the extent permitted by applicable law) of certain conditions, including: (i) receipt of the required stockholder approvals from each of Corvex and the Company, (ii) the registration statement relating to the issuance of our Common Stock in the Merger being declared effective under the Securities Act, with no stop order in effect and no pending proceedings for such purpose, (iii) the absence of any injunction, order or other legal restraint issued by a governmental authority that remains in effect, and the absence of any law making the consummation of the Merger illegal, (iv) approval for listing on Nasdaq, subject to official notice of issuance, of our Common Stock to be issued in the Merger and the Company’s maintenance of its existing Nasdaq listing, and (v) the accuracy of the parties’ respective representations and warranties as of the closing (subject to specified materiality standards), compliance in all material respects by each party with its covenants and agreements to be performed prior to the closing, delivery of required closing certificates and other specified documents, and the absence, since the date of the Merger Agreement, of a material adverse effect with respect to Corvex, for the Company’s obligation to close or with respect to the Company, for Corvex’s obligation to close.

Several of the conditions to consummation of the Merger are not within either the Company’s or Corvex’s control, and neither company can predict when, or if, these conditions will be satisfied. If any of these conditions are not satisfied or waived on or before August 6, 2026 (the “End Date”) or, if the End Date is extended in accordance with the Merger Agreement, by such extended date, the Merger Agreement may be terminated in accordance with its terms. Although the Company and Corvex have agreed to use reasonable best efforts, subject to certain limitations, to complete the Merger as promptly as practicable, these and other conditions to the completion of the Merger may fail to be satisfied. In addition, satisfying the conditions to, and completing, the Merger may take longer, and could cost more, than the Company and Corvex expect.

The End Date may be extended by up to 90 days if a governmental authority requests additional information or if the SEC has not declared the registration statement on Form S-4 related to the Merger effective by the date that is 90 days prior to the End Date. Other termination rights may allow earlier termination in specified circumstances.

A delay in completing the Merger could cause Corvex and the Company to realize some or all of the benefits later than they otherwise expect to realize them if the Merger is successfully completed within the anticipated time frame, which could result in additional transaction costs to both Corvex and the Company or in other negative effects associated with uncertainty about the completion of the Merger.

There can be no assurance that the conditions to the closing of the Merger will be satisfied, waived or fulfilled in a timely fashion or that the Merger will be completed. See the section titled “Risk Factors-Failure to complete the Merger could negatively impact the stock price and the future business and financial results of the Company and Corvex” in this prospectus.

The Merger Agreement may be terminated in accordance with its terms and the Merger may not be consummated.

The Merger Agreement contains certain termination rights for each of the Company and Corvex, including, among others: (i) by either party, if any order has become final and non-appealable or there is any law, in each case having the effect of permanently enjoining the consummation of the Merger or making the Merger illegal or otherwise prohibited; (ii) by either party, if the consummation of the Merger has not occurred on or before the End Date, subject to any applicable extensions, provided that the right to terminate in these circumstances is not available to a party whose breach is a principal cause of the failure to close by such date; (iii) by either party, if the Required Parent Stockholder Vote is not obtained at the Company’s special meeting (including any adjournments or postponements thereof), subject, in the case of the Company, to a 61-day waiting period after the original Company special meeting date before we may terminate on this basis; (iv) by either party, upon a material breach by the other party of its representations, warranties, or covenants that would cause the applicable closing condition to fail, if such breach is not cured within the period specified in the Merger Agreement; (v) by Corvex, at any time prior to the Required Parent Stockholder Vote, if a triggering event has occurred; (vi) by Corvex, at any time, if a material adverse effect with respect to the Company has occurred; (vii) by the Company, at any time, if a material adverse effect with respect to Corvex has occurred; (viii) by the Company, at any time prior to the Required Parent Stockholder Vote, to enter into a definitive agreement providing for a superior offer after complying with the notice and negotiation provisions of the Merger Agreement; and (ix) by mutual written consent of the Company and Corvex.

Upon the termination of the Merger Agreement under specified circumstances, the Company will be required to pay Corvex a termination fee of $500,000. This fee is payable if (a) the Merger Agreement is terminated by Corvex because the Required Parent Stockholder Vote was not obtained, an acquisition proposal with respect to the Company was publicly announced or disclosed or otherwise communicated to the Company or the Board after the date of the Merger Agreement and prior to such termination and the Company consummates an acquisition transaction within 12 months after such termination, (b) the Merger Agreement is terminated by Corvex following a triggering event, an acquisition proposal with respect to the Company was publicly announced or disclosed or otherwise communicated to the Company or the Board after the date of the Merger Agreement and prior to such termination and the Company consummates an acquisition transaction within 12 months after such termination, or (c) the Company terminates the Merger Agreement to enter into a definitive agreement with respect to a superior offer (in which case the fee is payable within two business days of such termination). In the circumstances in which the termination fee is owed under the Merger Agreement, payment of the termination fee constitutes Corvex’s sole and exclusive remedy following termination. Otherwise, each party generally bears its own fees and expenses in connection with the Merger Agreement and the transactions contemplated thereby, subject to certain shared SEC registration expenses as provided in the Merger Agreement.

Either the Company or Corvex may waive one or more of the closing conditions without re-soliciting stockholder approval.

Subject to applicable law and the terms of the Merger Agreement, the Company and Corvex may determine to waive, in whole or in part, one or more of the conditions to closing that are for such party’s benefit prior to the time that party is obligated to consummate the Merger. Certain closing conditions are mutual and, under the Merger Agreement, may be waived only by both the Company and Corvex. Neither party may waive any condition to the extent such waiver would be unlawful, including, without limitation, the requirement to obtain the Required Parent Stockholder Vote, the effectiveness of the registration statement, the absence of any law or order that makes consummation of the Merger illegal or otherwise prohibits the Merger, or the Nasdaq listing of our Common Stock to be issued in the Merger. Any determination whether to waive any conditions to closing, or to re-solicit stockholder approval or amend or supplement the Registration Statement on Form S-4 related to the Merger as a result of such a waiver, will be made at the time of such waiver based on the facts and circumstances as they exist at that time and in accordance with applicable law.

After completion of the Merger, Corvex may fail to realize the anticipated benefits of the Merger.

Corvex and the Company believe that there are significant benefits that may be realized by the Merger. However, the efforts to realize these benefits will be a complex process and may disrupt Corvex’s existing operations if not implemented in a timely and efficient manner. The full benefits of the Merger may not be realized as expected or may not be achieved within the anticipated time frame, or at all. Failure to achieve the anticipated benefits of the Merger could adversely affect Corvex’s business, operating results or financial condition and cause the combined business to not perform as expected.

Corvex and the Company have operated and, until completion of the Merger, will continue to operate independently, and there can be no assurances that the integration of Corvex into the Company can be achieved successfully. It is possible that the closing and post-closing process could result in the disruption of Corvex’s ongoing business or in unexpected issues, higher than expected transaction costs and an overall post-closing normalization process that takes longer than originally anticipated. Specifically, the following issues, among others, must be addressed to realize the anticipated benefits of the Merger:

●	combining certain of the companies’ financial, reporting and corporate functions;

●	consolidating the companies’ administrative and IT infrastructure;

●	expanding Corvex’s finance and accounting infrastructure and personnel, including SEC reporting capabilities, technical accounting, tax, internal audit and compliance capabilities;

●	implementation of an enterprise resource planning system;

●	consolidating the companies’ administrative and information technology infrastructure;

●	implementing and maintaining requisite internal controls over financial reporting and disclosure controls and procedures; and

●	maintaining continued compliance with the Nasdaq Listing Rules, including compliance with Nasdaq corporate governance requirements.

In addition, at times, the attention of certain members of either company’s or both companies’ business or management and resources may be focused on completion of the Merger and diverted from day-to-day business operations, which may disrupt each company’s ongoing business and the business of the combined company.

The historical financials of Corvex and the Company as provided in this prospectus may not be an indication of the future financial condition or results of operations of Corvex, the Company or the combined company following the consummation of the Merger.

The historical financial statements of Corvex as provided in this prospectus may not be indicative of Corvex’s future financial condition or results of operations following the consummation of the Merger. Corvex is an early-stage technology company, and its current opportunity pipeline is larger than its historical revenue. However, there can be no assurance that Corvex will convert anticipated opportunities into signed contracts on expected timelines or at expected values, or that realized revenue, margins, or cash flows will align with internal expectations. The size, timing, and terms of customer engagements may vary meaningfully from period to period and may be affected by factors outside of Corvex’s control, including customer budgeting cycles, competitive dynamics, product readiness, and broader macroeconomic conditions. In addition, as a public company listed on Nasdaq, Corvex will incur incremental costs and investments in compliance, financial reporting, internal controls, and governance, and may need to scale its personnel, systems, and processes to support growth and reporting requirements. These factors could cause future results to differ materially from Corvex’s historical results and there can be no assurance that Corvex will achieve or sustain growth, profitability, or cash flow levels consistent with expectations.

The historical financial statements of the Company as provided in this prospectus will not be indicative of the combined company’s future financial condition or results of operations because the historical business of the Company is not expected to constitute part of the combined company’s ongoing business following consummation of the Merger.

The unaudited pro forma condensed combined financial information included in this prospectus is preliminary and the actual financial condition and results of operations of the combined company after the Merger may differ materially.

The unaudited pro forma condensed combined financial information in this prospectus is presented for illustrative purposes only and is not necessarily indicative of what the combined company’s actual financial condition or results of operations would have been had the Merger been completed on the date indicated. The unaudited pro forma condensed combined financial information reflects adjustments that are based upon preliminary estimates, and final amounts will be based upon the actual consideration as of the date of the completion of the Merger. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this prospectus. For more information, see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” in this prospectus.

Completion of the Merger may trigger change in control or other provisions in certain agreements to which the Company is a party.

We are a party to certain agreements that give the counterparty certain rights following a “change in control,” including in some cases the right to terminate such agreements. Under some such agreements, the Merger may constitute a change in control and therefore the counterparty may exercise certain rights under the agreement upon the closing of the Merger. Any such counterparty may request modifications of its respective agreements as a condition to granting a waiver or consent under its agreement. There is no assurance that such counterparties will not exercise their rights under the agreements, including termination rights where available, and/or requires payment of substantial financial penalties.

Certain of our executive officers and directors have interests in the Merger that may be different from, or in addition to, your interests as a stockholder of the Company.

In considering the recommendation of the Board to vote for the adoption of the Merger Agreement, the Company stockholders should be aware that certain of our directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of our stockholders generally, including the treatment of outstanding equity awards pursuant to the Merger Agreement, potential severance payments and benefits under individual letter agreements with certain of our executive officers, and continued indemnification and directors’ and officers’ liability insurance. The Board was aware of these interests and considered them, among other matters, in evaluating and negotiating the Merger Agreement and approving the Merger, and in recommending the approval of the Stock Issuance Proposal.

Failure to complete the Merger could negatively impact the stock price and the future business and financial results of the Company and Corvex.

If the Merger is not completed for any reason, including as a result of the Company stockholders failing to adopt the Merger Agreement or any other condition not being satisfied or waived, the ongoing businesses of the Company and/or Corvex may be adversely affected, and, without realizing any of the benefits of having completed the Merger, Corvex and the Company would be subject to a number of risks, including the following:

●	the Company and Corvex may experience negative reactions from the financial markets, including negative impacts on their respective stock prices;

●	the Company and Corvex may experience negative reactions from their respective customers, vendors, joint venture and other business partners, regulators and employees;

●	the Company and Corvex will be required to pay certain costs relating to the Merger, such as legal, accounting, financial advisor and printing fees, whether or not the Merger is completed;

●	the Merger Agreement places certain restrictions on the conduct of the Company’s and Corvex’s businesses prior to completion of the Merger, and such restrictions, the waiver of which is subject to the written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed), and subject to certain exceptions and qualifications, may prevent the Company and Corvex from taking certain other specified actions or otherwise pursuing business opportunities during the pendency of the Merger that the Company or Corvex would have made, taken or pursued if these restrictions were not in place;

●	matters relating to the Merger (including integration planning) will require substantial commitments of time and resources by the Company and Corvex management, which would otherwise have been devoted to day-to-day operations and other opportunities that may have been beneficial to the Company or Corvex as an independent company;

●	in the event of a termination of the Merger Agreement under certain circumstances specified in the Merger Agreement, the Company may be required to pay Corvex a termination fee of $500,000; if any such fee is not paid when due, the Company must pay interest on the overdue amount at the prime rate (as published in The Wall Street Journal on the due date) until paid; and

●	the Company and Corvex may face litigation related to any failure to complete the Merger or related to any enforcement proceeding commenced against the Company or Corvex preventing the performance of their respective obligations pursuant to the Merger Agreement.

There can be no assurance that the risks described above will not materialize. If the Merger is not completed, these risks may materialize and may materially and adversely affect the Company’s and Corvex’s businesses, financial condition, financial results, ratings, stock prices and/or, in the case of the Company, warrant prices.

The shares of our Common Stock to be received by Corvex stockholders upon completion of the Merger will have different rights from shares of Corvex common stock.

Upon completion of the Merger, Corvex stockholders will no longer be stockholders of Corvex, but will instead become stockholders of the Company, and their rights as stockholders will be governed by our certificate of incorporation and bylaws, as such certificate and corporation may be amended in connection with, or following, the Merger. The terms of our certificate of incorporation and bylaws may be materially different than the terms of the Corvex certificate of incorporation and Corvex bylaws, which currently govern the rights of Corvex stockholders.

If the Merger does not qualify as a “reorganization” under Section 368(a) of the Code, stockholders of Corvex common stock may be required to recognize gain or loss for U.S. federal income tax purposes upon the exchange of Corvex common stock for our Common Stock in the Merger.

The Company and Corvex intend for the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. The completion of the Merger is not conditioned on the Merger qualifying for the intended tax treatment or upon the receipt of an opinion of counsel to that effect, and neither the Company nor Corvex will request a ruling from the IRS regarding the U.S. federal income tax consequences of the Merger.

If the Merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, a Corvex stockholder that is a U.S. holder (as defined in the section titled “Certain Material U.S. Federal Income Tax Consequences of the Merger”) generally would recognize gain or loss for U.S. federal income tax purposes upon the exchange of Corvex common stock and Corvex series seed preferred stock for our Common Stock in the Merger.

After the Merger, our stockholders, as a group, will have a significantly lower ownership and voting interest in the Company than they currently have in the Company and will exercise less influence over management.

Based on, among other things, the number of shares of Corvex common stock and the Corvex equity awards outstanding as of January 6, 2026, the Company estimates that it will issue approximately 46,613,600 shares of common stock at closing pursuant to the Merger Agreement. The actual number of shares of our Common Stock to be issued will be determined at completion of the Merger based on the Exchange Ratio and the number of shares of Corvex common stock and the Corvex equity awards outstanding at that time. Corvex has a significantly larger market capitalization than the Company. Based on the number of shares of our Common Stock outstanding as of January 6, 2026, and the number of shares of Corvex common stock outstanding as of January 6, 2026, Corvex and the Company estimate that, on a fully diluted basis, as of immediately following completion of the Merger, holders of Corvex common stock as of immediately prior to the Merger will hold approximately 94.9% and holders of our Common Stock as of immediately prior to the Merger will hold approximately 5.1%, of the outstanding shares of our Common Stock. Consequently, our former stockholders, as a group, will have materially less influence over the management and policies of the combined company than they currently have over the management and policies of the Company.

Potential litigation against Corvex and the Company could result in substantial costs, an injunction preventing the completion of the Merger and/or a judgment resulting in the payment of damages.

Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into Merger agreements. Even if such lawsuits are unsuccessful, defending against them can result in substantial costs.

Stockholders of the Company may file lawsuits against Corvex, the Company and/or the directors and officers of either company in connection with the Merger. Potential lawsuits could prevent or delay the completion of the Merger and result in significant costs to the Company and/or Corvex, including any costs associated with the indemnification of directors and officers. There can be no assurance that any of the defendants will be successful in the outcome of any potential lawsuits.

Corvex and the Company may incur significant acquisition-related costs in connection with the Merger, which may be in excess of those anticipated by Corvex and the Company.

The Company and Corvex expect to incur a number of non-recurring costs associated with the Merger. The significant, non-recurring costs associated with the Merger include, among others, fees and expenses of financial, legal, accounting and other advisors and representatives, certain severance and employment-related costs relating to employees of the Company and printing and mailing costs for the Registration Statement on Form S-4. Some of these costs have already been incurred or may be incurred regardless of whether the Merger is completed, including a portion of the fees and expenses of financial advisors and other advisors and representatives and filing fees for the Registration Statement on Form S-4. The Company and Corvex will also incur transaction fees and costs related to integrating the corporate infrastructure and administrative functions of the two companies. Corvex and the Company continue to assess the magnitude of these costs, and additional unanticipated costs may be incurred in the Merger. Any substantial unanticipated costs could have an adverse effect on Corvex’s and the Company’s financial positions, results of operations and cash flows following the completion of the Merger. Moreover, the expected benefits of the Merger may not outweigh these costs in the near term, or at all.

The expected dilution caused by the issuance of shares of our Common Stock in connection with the Merger may adversely affect the market price of our Common Stock.

The expected dilution caused by the issuance of the new shares of our Common Stock to Corvex stockholders in connection with the payment of the merger consideration upon the closing of the Merger, either alone or in combination with any negative impact on the market price of our Common Stock following the release of lock-up restrictions entered by the respective directors, officers and certain stockholders of Corvex and the Company in connection with the Merger, may result in fluctuations in the market price of our Common Stock, including a stock price decrease.

Our Series A Preferred Stock will increase the number of shares of our Common Stock eligible for future resale in the public market and result in dilution to Corvex stockholders.

In connection with the Merger, on November 6, 2025, the Company issued 3,000 shares of its Series A Preferred Stock for gross proceeds of $3.0 million. Immediately following the Effective Time, each share of Series A Preferred Stock will automatically convert into shares of our Common Stock at a conversion price of $5.50. The automatic conversion of the Series A Preferred Stock to our Common Stock will, if consummated, cause the issuance of 545,455 shares of our Common Stock, resulting in dilution to the existing holders of our Common Stock and Corvex holders who receive our Common Stock in connection with the Merger, and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Common Stock. On January 13, 2026, Movano filed a Registration Statement on Form S-1 for the purpose of registering the resale of the 545,455 shares of Movano common stock issuable upon conversion of the outstanding Series A Preferred Stock.

Risks Related to Corvex

Risks Related to Corvex’s Business and Industry

Corvex’s recent growth may not be indicative of its future growth, and if it does not effectively manage its future growth, its business, operating results, financial condition, and prospects may be adversely affected.

Corvex was founded in October 2024, launched its platform in the first quarter of 2025 and generated revenue of $4.9 million for the nine months ended September 30, 2025. Investors should not rely on the revenue growth of any prior period as an indication of Corvex’s future performance. Even if Corvex’s revenue continues to increase, its revenue growth rate may decline in the future as a result of a variety of factors. Overall growth of Corvex’s revenue will depend on a number of factors, including but not limited to its ability to:

●	expand its AI infrastructure capacity;

●	manage increases in input and operating costs, including price increases for servers, GPUs, memory, storage, networking, cooling, data center space, and power;

●	anticipate and adapt to regulatory shifts that affect infrastructure expansion and operations, including federal, state, and local changes related to data center permitting, operation and zoning, energy usage caps, emissions or cooling requirements, and related compliance obligations that could delay or increase the cost of capacity additions;

●	compete with other companies in its industry, including those with greater financial, technical, marketing, sales, and other resources;

●	continue to develop new solutions and services and new functionality for its platform and successfully further optimize its existing infrastructure, solutions, and services;

●	retain existing customers and increase sales to existing customers, as well as attract new customers and grow its customer base;

●	successfully expand its business domestically and internationally;

●	generate sufficient cash flow from operations and raise additional capital, including through indebtedness, to support continued investments in its platform to maintain its technological leadership and the security of its platform;

●	strategically expand its direct sales force and leverage its existing sales capacity;

●	introduce and sell its solutions and services to new markets and verticals;

●	recruit, hire, train, and manage additional qualified personnel for its research and development activities;

●	maintain its existing, and enter into new, more cost-efficient, financing structures; and

●	successfully identify and acquire or invest in businesses, products, or technologies that it believes could complement or expand its platform.

In addition to the factors discussed above, Corvex’s revenue growth may also be impacted by industry-specific factors, particularly the continued development of AI (including advancements in AI technology that may lead to further compute efficiencies), the broader adoption, use, and commercialization of AI and any impacts of the developing AI regulatory environment.

As many of these factors are beyond Corvex’s control, it is difficult for it to accurately forecast its future operating results. If the assumptions that Corvex uses to plan its business are incorrect or change in reaction to changes in its market, it may be unable to maintain consistent revenue or revenue growth, the value of its stock could be volatile, and it may be difficult to achieve and, if achieved, maintain profitability. In addition, changes in the macroeconomic environment, including actual or perceived global banking and finance related issues, domestic and foreign regulatory uncertainty, changes in trade policies (including the imposition of tariffs, trade controls and other trade barriers), labor shortages, supply chain disruptions, volatile interest rates and inflation, spending environments, geopolitical instability, warfare and uncertainty, including the effects of the conflicts in the Middle East and Russia/Ukraine and tensions between China and Taiwan, weak economic conditions in certain regions, or a reduction in AI spending regardless of macroeconomic conditions may impact Corvex’s growth.

In addition, as Corvex has grown, its number of customers has also increased, and it has increasingly managed more complex deployments of its infrastructure in more complex computing environments. The rapid growth and expansion of Corvex’s business places a significant strain on its management, operational, engineering, and financial resources. To manage any future growth effectively, Corvex must continue to improve and expand its infrastructure, including information technology (“IT”) and financial infrastructure, its operating and administrative systems and controls, and its ability to manage headcount, capital, and processes in an efficient manner. If Corvex does not manage future growth effectively, its business, operating results, financial condition, and prospects would be harmed.

As an early-stage company, Corvex’s systems, controls, staffing, product capabilities, and other aspects of its operations will need to continue to evolve to support current demand and any future revenue growth. If Corvex continues to experience rapid growth, it may not be able to successfully implement or scale improvements to its systems, processes, and controls in an efficient, timely, or cost-effective manner. As Corvex grows, its existing systems, processes, and controls may not prevent or detect all errors, omissions, or fraud. Any future growth will continue to add complexity to Corvex’s organization and require effective coordination throughout its organization. Failure to manage any future growth effectively could result in increased costs, cause difficulty or delays in deploying Corvex’s platform to new and existing customers, reduce demand for its platform, and cause difficulties in introducing new solutions and services or other operational difficulties, and any of these difficulties would adversely affect its business, operating results, financial condition, and prospects.

Corvex has a limited number of suppliers for significant components of the equipment it uses to build and operate its platform and provide its solutions and services. Any disruption in the availability of these components could delay Corvex’s ability to expand or increase the capacity of its infrastructure or replace defective equipment.

Corvex does not manufacture the components it uses to build the technology infrastructure underlying its platform. Corvex has a limited number of suppliers that it uses to procure and configure significant components of the technology infrastructure that it uses to operate its platform and provide its solutions and services to its customers. Additionally, for the nine months ended September 30, 2025, three suppliers accounted for 36%, 15%, and 4% of Corvex’s total purchases. Utilizing a limited number of suppliers of the components for Corvex’s technology infrastructure exposes it to risks, including:

●	asymmetry between component availability and contractual performance obligations, including where specified components are required;

●	exposure to volatility in the prices and availability of GPUs, RAM, and other hardware;

●	volatility in the price of power and leased or licensed data centers;

●	shifts in market-leading technologies away from those offered by its current suppliers that could impact its ability to offer its customers the solutions and services that they are seeking;

●	reduced control over production costs and constraints based on the then current availability, terms, and pricing of these components, including any delays in its supply chain (such as the recent delays associated with NVIDIA’s Blackwell GPUs);

●	limited ability to control aspects of the quality, performance, quantity, and cost of its infrastructure or of its components;

●	the potential for binding price or purchase commitments with its suppliers at higher than market rates;

●	reliance on its suppliers to keep up with technological advancements at the same pace as its business and customer demands, including their ability to continue to deliver next generation components that are substantially better than the prior generation;

●	consolidation among suppliers in its industry, which may harm its ability to negotiate favorable terms with its suppliers and their third-party suppliers;

●	labor and political unrest at facilities it does not operate or own;

●	geopolitical disputes disrupting its or any of its suppliers’ supply chains;

●	business, legal compliance, litigation, and financial concerns affecting its suppliers or their ability to manufacture and ship components in the quantities, quality, and manner Corvex requires;

●	impacts on its supply chain from adverse public health developments, including outbreaks of contagious diseases or pandemics; and

●	disruptions due to floods, earthquakes, storms, and other natural disasters, particularly in countries with limited infrastructure and disaster recovery resources, or regional conflicts.

Corvex’s technology infrastructure components suppliers fulfill its supply requirements on the basis of individual purchase orders. Corvex currently has no long-term contracts or arrangements with its suppliers that guarantee capacity or the continuation of any particular payment terms. Accordingly, Corvex’s suppliers are not obligated to continue to fulfill its supply requirements, and the prices it is charged for its products and, if applicable, services could be increased on short notice. Any delay from Corvex’s suppliers may result in its inability to provide its infrastructure and platform to its customers on a timely basis and fulfill its contractual requirements under its customer contracts, and Corvex may be unable to obtain replacement parts or warranty service on the timelines required to meet its delivery schedules and service level commitments. Suppliers may also suspend, reduce, or discontinue sales, support, or prioritized allocations to Corvex if Corvex experiences adverse brand or reputational issues or any perceived compliance lapses (including with know-your-customer (“KYC”)/anti-money laundering (“AML”), sanctions, or related screening obligations) that cause Corvex to be viewed as a higher-risk counterparty, which could disrupt operations, extend lead times, increase costs, and impair Corvex’s ability to meet customer commitments. If Corvex is required to change suppliers, its ability to meet its obligations to its customers, including scheduled compute access, could be adversely affected and its solutions may not be as performant, which could cause the loss of sales from existing or potential customers, delayed revenue, or an increase in its costs, which could adversely affect its margins. The process to select and onboard alternate suppliers, including software vendors, may be lengthy, and transitioning suppliers could require installation or engineering work, retraining or other processes that may introduce downtime risk and incremental expense. Any production or shipping interruptions for any reason, such as a natural disaster, epidemics, pandemics, capacity shortages, quality problems, or strike or other labor disruption at one of Corvex’s supplier locations or at shipping ports or locations, could adversely affect sales of its solution and services offerings.

In addition, Corvex is continually working to expand and enhance its infrastructure features, technology, and network and other technologies to accommodate substantial increases in the computing power required by more compute-intensive workloads on its platform, the amount of data it hosts, and its overall number of total customers. Corvex may be unable to project accurately the rate or timing of these increases or to allocate resources successfully to address such increases and may underestimate the data center capacity needed to address such increases. Corvex’s limited number of suppliers, in turn, may not be able to quickly respond to its needs, which would have a negative impact on customer experience and contractual performance. In the future, Corvex may be required to allocate additional resources, including spending substantial amounts, to build, purchase, lease or license data centers and equipment and upgrade its technology and network infrastructure in order to handle increased customer usage, and its suppliers may not be able to satisfy such requirements. There is no assurance that Corvex will be able to enter into agreements to build, purchase, lease or license data centers and related equipment and infrastructure in a timely manner or on terms that are favorable to Corvex. If Corvex is not able to expand its data center capacity to meet the demands of its customers, its business, operating results, financial condition, and prospects may be adversely affected. In addition, Corvex’s network or its suppliers’ networks might be unable to achieve or maintain data transmission capacity high enough to effectively deliver its services. Corvex may also face constraints on its ability to deliver its platform, solutions, and services if there is limited power supply. Corvex’s failure, or its suppliers’ failure, to achieve or maintain high data transmission capacity and sufficient electrical services would impact its ability to meet customer needs and could significantly reduce consumer demand for its services. Such reduced demand and resulting loss of compute, cost increases, or failure to upgrade its equipment or adapt to new technologies would harm its business, operating results, financial condition, and prospects.

Moreover, Corvex’s suppliers themselves rely on a complex network of third-party suppliers for semiconductor manufacturing, hardware components, and other critical inputs, which introduces additional risks to its supply chain. For example, NVIDIA relies on suppliers such as Taiwan Semiconductor Manufacturing Company for semiconductor fabrication and other manufacturers for compute and networking components. Any disruption in the operations of these upstream suppliers, whether due to equipment failures, geopolitical factors such as the potential for military conflict between China and Taiwan, or supply chain constraints, could affect Corvex’s suppliers’ ability to supply the significant components of the equipment it uses to operate its platform and provide its solutions and services to its customers, which would, in turn, affect the availability of its solutions and services, as well as lead times.

In addition, to the extent any of Corvex’s suppliers’ businesses are impacted by business, legal compliance, litigation, and financial concerns, including regulatory scrutiny and export controls, its business, operating results, financial condition, and prospects may be adversely affected. For example, increasing use of tariffs, economic sanctions and export controls has impacted and may in the future impact the availability and cost of GPUs and other components of Corvex’s platform. Broad-based tariffs imposed on imported goods have increased the cost of, among other goods, semiconductors and GPUs imported into the United States. Escalation of tariffs or other trade restrictions applicable to semiconductors, server hardware, networking equipment, or power infrastructure could increase equipment costs, extend lead times, and reduce availability. Intensifying geopolitical tensions or conflict affecting key technology manufacturing hubs, including potential disruptions impacting the Taiwan semiconductor ecosystem, could materially impair Corvex’s suppliers’ ability to deliver critical components on required schedules or at expected costs, which could adversely affect Corvex’s ability to meet customer demand and its operating results. Further, stringent export controls targeting semiconductor manufacturing equipment and other items related to advanced integrated circuits may increase the cost of such equipment or otherwise limit the supply chain. Additional export restrictions imposed on components of Corvex’s technologies may also provoke responses from foreign governments that negatively impact its supply chain, increase the costs for affected imported goods, or limit its ability to obtain additional hardware components, which would also substantially reduce its ability to provide or develop its platform, solutions, and services.

In the event of a supplier unavailability or discontinuation of services, component shortage, or supply interruption, Corvex may not be able to secure alternate sources in a timely manner. Securing alternate sources of supply for these components or services may be time-consuming, difficult, and costly and Corvex may not be able to source these components or services on terms that are acceptable to it, or at all, which may undermine its ability to fill its orders in a timely manner. Any interruption or delay in the supply of any of these components or services, or the inability to obtain these components or services from alternate sources at acceptable prices and within a reasonable amount of time, would harm Corvex’s ability to meet the demand of its customers, which in turn would have an adverse effect on its business, operating results, financial condition, and prospects.

Corvex’s business would be harmed if it were not able to access sufficient power or by increased costs to procure power, prolonged power outages, shortages, or capacity constraints.

Corvex depends on being able to secure power for its data center facilities, in a cost-effective manner. Corvex’s inability to secure sufficient power or any power outages, shortages, supply chain issues, capacity constraints, or significant increases in the cost of securing power could have an adverse effect on its business, operating results, financial condition, and prospects. There can be no assurance that we will be able to secure sufficient, cost-effective electrical power and suitable data center space on acceptable terms, or at all.

Corvex relies on third parties to provide a sufficient amount of power to maintain its leased or licensed data center facilities and meet the needs of its current and future customers. Corvex may experience insufficient power to operate its cloud service. Any limitation on the delivered energy supply would limit Corvex’s ability to operate its platform. These limitations would have a negative impact on a given data center or limit Corvex’s ability to grow its business which could negatively affect its business, operating results, financial condition, and prospects. Limitations on generation, transmission, and distribution may also limit its ability to obtain sufficient power capacity for potential expansion sites in new or existing markets. Power providers, other participants in the power market, and those entities that regulate it may impose onerous operating conditions to any approval or provision of power or Corvex may experience significant delays and substantial increased costs to provide the level of electrical service required by its current or future leased or licensed data centers, or any data centers it may choose to construct in the future. Corvex’s ability to find appropriate sites for expansion, including existing sites to lease or license, will also be limited by access to power.

Corvex’s data center facilities are affected by problems accessing electricity sources, such as planned or unplanned power outages and limitations on transmission or distribution of power. Unplanned power outages, including, but not limited to those relating to large storms, earthquakes, fires, tsunamis, cyberattacks, physical attacks on utility infrastructure, war, and any failures of electrical power grids more generally, and planned power outages by public utilities could harm Corvex’s customers and its business. Further, Corvex may not control access to building infrastructure such as generators or fuel tanks at any leased data center facilities. As a result, in the event of a power outage, Corvex could be dependent upon the landlord, as well as the utility company, to restore the power. Even if Corvex attempts to limit its exposure to system downtime by using backup generators, which are in turn supported by onsite fuel storage and through contracts with fuel suppliers, these measures may not always prevent downtime or solve for long-term or large-scale outages. Any outage or supply disruption could adversely affect Corvex’s customer experience, as well as its business, operating results, financial condition, and prospects.

The global energy market is currently experiencing inflation and volatility pressures. Various macroeconomic and geopolitical factors are contributing to the instability and global power shortage, including the war in Russia/Ukraine, severe weather events, governmental regulations, government relations, and inflation. Corvex expects the cost for power to continue to be volatile and unpredictable and subject to inflationary pressures, which could materially affect its financial forecasting, business, operating results, financial condition, and prospects.

If Corvex’s data center providers fail to meet the requirements of its business, or if the data center facilities experience damage, interruption, or a security breach, its ability to provide access to its infrastructure and maintain the performance of its network could be negatively impacted.

Corvex leases space in or otherwise license use of third-party data centers located in the United States. Corvex’s business is reliant on these data center facilities. Given that Corvex leases or licenses use of this data center space, it does not control the operation of these third-party facilities. Consequently, Corvex could be subject to service disruptions as well as failures to provide adequate support for reasons that are outside of its direct control. Corvex’s data center facilities and network infrastructure are vulnerable to damage or interruption from a variety of sources including earthquakes, floods, fires, power loss, system failures, computer and other cybersecurity vulnerabilities, physical or electronic break-ins, human error, malfeasance or interference, including by employees, former employees, or contractors, as well as terrorist acts and other catastrophic events. Corvex and the data center facilities it leases space in or license use of have experienced, and may in the future experience, disruptions, outages, and other performance problems due to a variety of factors, including availability or sufficiency of power, infrastructure changes, and capacity constraints, occasionally due to an overwhelming number of customers accessing its infrastructure simultaneously. Corvex’s third-party data centers and network infrastructure may also be subject to cybersecurity attacks, including supply chain attacks, due to the actions of outside parties or human error, malfeasance, insider threats, system errors or vulnerabilities, insufficient cybersecurity controls, a combination of these, or otherwise, which may cause service outages and otherwise impact its ability to provide its solutions and services. Corvex likewise depends on software and hardware performing in accordance with manufacturers’ and vendors’ specifications; however, warranties, support and updates or patches may be insufficient, unavailable or delayed. While Corvex takes steps to review the security measures of its third-party data centers, it cannot ensure that the measures in place will be sufficient to prevent a cybersecurity attack or to protect the continued operation of its platform in the event of a cybersecurity attack, and any impact to its solutions and services may also impact its business, operating results, financial condition, and prospects. Data center facilities housing Corvex’s network infrastructure may also be subject to local administrative actions, changes to legal or permitting requirements, labor disputes, litigation to stop, limit, or delay operations, and other legal challenges, including local government agencies seeking to gain access to customer accounts for law enforcement or other reasons. In addition, while Corvex has entered into various agreements for the lease of data center space, equipment, maintenance, and other services, those third parties could fail to deliver on their contractual obligations under those agreements, including agreements to provide certain data, equipment, and utilities information required to run its business. Furthermore, Corvex may require the data centers it leases to have certain highly specific attributes in order to effectively run its business. For example, Corvex’s data centers may also require networking equipment, high-speed interconnects, enhanced access to power, and liquid cooling infrastructure. In some cases, these third-party data centers are required to undergo extensive retrofitting and improvement efforts, including to incorporate novel developments in Corvex’s industry, which are time consuming, expensive, and less efficient than if it were to lease from spaces already designed for its operations, and which may not ultimately be successful in meeting all of its requirements.

If third parties fail to successfully deliver on such performance requirements, Corvex’s ability to maintain the performance of its network would be negatively impacted. Similarly, failures, defects, or delays in Corvex’s own software or in open-source or commercially licensed software it uses can impair availability, functionality, or security and could result in service credits, liquidated damages, or termination rights under its customer contracts.

Other factors, many of which are beyond Corvex’s control, that can affect the delivery, performance, and availability of its platform include:

●	the development, maintenance, and functioning of the infrastructure of the internet as a whole;

●	the performance and availability of third-party telecommunications services with the necessary speed, data capacity, and security for providing reliable internet access and services;

●	the success or failure of its redundancy systems;

●	the success or failure of its disaster recovery and business continuity plans;

●	decisions by the owners and operators of the data center facilities where its infrastructure is installed or by global telecommunications service provider partners who provide it with network bandwidth to terminate its contracts, discontinue services to it, shut down operations or facilities, increase prices, change service levels, limit bandwidth, declare bankruptcy, breach their contracts with it, or prioritize the traffic of other parties;

●	its ability to enter into data center agreements and leases according to its business needs and on terms and with counterparties acceptable to it; and

●	changing sentiment by government regulators relating to data center development, including in response to public concerns regarding environmental impact and development, which may result in restrictive government regulation or otherwise impact the future construction of additional data centers.

If Corvex does not accurately anticipate the data center capacity required by its customers, including if they use less or more of its infrastructure than expected, it would incur additional costs due to leasing more capacity than is used and paid for by its customers or, alternatively, in seeking additional data center capacity to fulfill unexpected demand on terms that may not be economically reasonable or acceptable to it, if it is able to lease additional capacity at all. Corvex may also need to seek additional data center capacity in the event any leases with third parties are terminated or not renewed, which it may be unable to do on reasonable terms or at all. Moreover, to the extent Corvex builds or otherwise secures additional capacity (including through owned or build-to-suit data centers) and customer demand is insufficient to utilize such capacity at anticipated levels, Corvex may not realize expected returns on these investments, and its business, operating results, financial condition, and prospects would be adversely affected.

The occurrence of any of these factors, or Corvex’s inability to efficiently and cost-effectively fix such errors or other problems that may be identified, could damage its reputation, negatively impact its relationship with its customers, or otherwise materially harm its business, operating results, financial condition, and prospects.

In the future, Corvex may develop its own data centers, rather than relying on third parties and, because of its limited experience in this area, it could experience unforeseen difficulties. For example, any potential expansion of Corvex’s data center infrastructure would be complex, and unanticipated delays in the completion of those projects or availability of components may lead to increased project costs, operational inefficiencies, or interruptions in the delivery or degradation of the quality of its platform. In addition, there may be issues related to this infrastructure that are not identified during the testing phases of design and implementation, which may only become evident after Corvex has started to fully utilize the underlying equipment, that could further degrade its platform or increase its costs. Construction and delivery of new or expanded facilities also present additional risks, including project delays; unexpected budget changes and cost overruns; increased prices for, or shortages of, building supplies, raw materials, and data center equipment; labor availability issues, including as a result of unionization, labor negotiations or labor disputes, or work stoppages among contractors and subcontractors; environmental issues and geologic conditions; and delays or conditions imposed in connection with permits and other approvals from public agencies, utilities, or other organizations. Prices for key inputs required for new builds and expansions—including data center space, construction labor and materials, electrical and cooling infrastructure, networking, and GPUs—may be volatile and may increase materially between project underwriting and delivery, which could delay projects, increase capital intensity, compress returns, or render certain builds uneconomic. Any of these issues could delay readiness, increase capital intensity, limit capacity additions, or impair expected performance.

A substantial portion of Corvex’s revenue is driven by a limited number of its customers, and the loss of, or a significant reduction in, spend from one or a few of its top customers would adversely affect its business, operating results, financial condition, and prospects.

A substantial portion of Corvex’s revenue is driven by a limited number of customers.

For the nine months ended September 30, 2025, four customers accounted for approximately 39%, 23%, 23% and 10%, respectively, of Corvex’s unaudited revenue. None of Corvex’s other customers represented 10% or more of its revenue for the nine months ended September 30, 2025. Any negative changes in demand from Corvex’s top customers, in its top customers’ ability or willingness to perform under their contracts with Corvex or in Corvex’s broader strategic relationship with its top customers would adversely affect its business, operating results, financial condition, and prospects. In addition to risks associated with customers discontinuing use of its solutions, Corvex faces risks that customers may fail to continue usage following renewal events, or even during the term of a lease. Corvex offers varying lease lengths and therefore faces renewal timing risk and credit-quality risk from its counterparties. Where contractual offtake periods are shorter than associated lease obligations, Corvex bears the risk that renewal will occur at lower prices or not at all, requiring rapid replacement of non-performing or non-renewing customers and potentially resulting in periods of under-utilized capacity and lower cash flows. Additionally, Corvex may experience contractual non-performance by certain customers, which may result in losses.

Corvex anticipates that it will continue to derive a significant portion of its revenue from a limited number of customers for the foreseeable future, and in some cases, the portion of its revenue attributable to certain customers may increase in the future. The composition of Corvex’s customer base, including its top customers, may fluctuate from period to period given that its customer composition has evolved and is expected to continue to evolve significantly as its business continues to evolve and scale and as the use cases for AI continue to develop. However, Corvex may not be able to maintain or increase revenue from its top customers for a variety of reasons, including the following:

●	customers may develop their own infrastructure that may compete with its services;

●	some of its customers may redesign their systems to require fewer of its services with limited notice to it and may choose not to renew or increase their purchases of its platform, solutions, and services; and

●	its customers may have pre-existing or concurrent relationships with, or may be, current or potential competitors that may affect such customers’ decisions to purchase its platform, solutions, and services.

Customer relationships often require Corvex to continually improve its platform, which may involve significant technological and design challenges, and its customers may place considerable pressure on it to meet tight development and capacity availability schedules. Accordingly, Corvex may have to devote a substantial amount of its resources to its strategic relationships, which could detract from or delay its completion of other important development projects. Delays in making capacity or AI infrastructure available and performing to contractual specifications could impair Corvex’s relationships with its customers and negatively impact forecasted sales of the services under development. Customer dissatisfaction with Corvex’s products and services may materially and adversely affect its business, and a failure to continuously improve its solutions may render its technology obsolete.

If Corvex fails to efficiently enhance its platform and develop and sell new solutions and services and respond effectively to rapidly changing technology, evolving industry standards, changing regulations, and changing customer needs, requirements, or preferences, its platform may become less competitive.

The market in which Corvex competes is relatively new and subject to rapid technological change, evolving industry standards and regulatory changes, as well as changing customer needs, requirements, and preferences. The success of Corvex’s business will depend, in part, on its ability to, predict, adapt, and respond effectively to these changes on a timely basis. If Corvex is unable to develop and sell new solutions and services that satisfy and are adopted by new and existing customers and provide enhancements, new features, and capabilities to its infrastructure that keep pace with rapid technological and industry change, its business, operating results, financial condition, and prospects could be adversely affected. Further, prospective or existing customers may influence Corvex’s product roadmap by requiring features optimal for their particular use case. If Corvex is unable to adapt to meet customers’ requirements, they may use competitive offerings or internal solutions that eliminate reliance on third-party providers, and its business, operating results, financial condition, and prospects could be adversely affected. Moreover, prioritizing development of such features may require significant engineering resources and may not be compatible with the requirements of other customers, which could impact overall adoption of Corvex’s platform. If new technologies emerge that limit or eliminate reliance on AI cloud platform providers like Corvex, or that enable its competitors to deliver competitive services at lower prices, more efficiently, more conveniently, or more securely, such technologies could adversely impact its ability to compete. If Corvex’s solutions do not allow it or its customers to comply with the latest regulatory requirements, sales of its platform, solutions, and services to existing customers may decrease and new customers will be less likely to adopt its platform.

Corvex’s future growth is dependent upon its ability to continue to meet the needs of new customers and the expanding needs of its existing customers as their use of its platform, solutions, and services grows. As sales of its platform grow, Corvex will need to devote additional resources to expanding, improving, and maintaining its infrastructure and integrating with third-party applications. In addition, Corvex will need to appropriately scale its internal business systems and its services organization, including customer support, to serve its growing customer base, and to improve its IT and financial infrastructure, operating and administrative systems, and its ability to effectively manage headcount, capital and processes, including by reducing costs and inefficiencies. Any failure of, or delay in, these efforts could result in impaired system performance and reduced customer satisfaction, which would negatively impact Corvex’s revenue growth and its reputation and could cause existing customers to reduce or terminate use of its platform. Corvex may not be successful in developing or implementing these technologies. In addition, it takes a significant amount of time to plan, develop and test improvements to Corvex’s technologies and infrastructure, and it may not be able to accurately forecast demand or predict the results it will realize from such improvements. In some circumstances, Corvex may also determine to scale its technology through the acquisition of complementary businesses and technologies rather than through internal development, which may divert management’s time and resources. To the extent that Corvex does not effectively scale its operations to meet the needs of its growing customer base and to maintain performance as its customers expand their use of its services, Corvex will not be able to grow as quickly as it anticipates, its customers may reduce or terminate use of its platform and it will be unable to compete as effectively and its business, operating results, financial condition, and prospects will be adversely affected.

Corvex continually works to upgrade and enhance its platform, solutions, and services in response to customer demand and to keep up with technological changes. Part of this process entails cycling out outdated components of Corvex’s infrastructure and replacing them with the latest technology available. This requires Corvex to make certain estimates with respect to the useful life of the components of its infrastructure and to maximize the value of the components of its infrastructure, including its GPUs, to the fullest extent possible. Corvex cannot guarantee that its estimates will be accurate or that its attempts at maximizing value will be successful. Any changes to the significant assumptions underlying Corvex’s estimates or to the estimates of its components’ useful lives, or any inability to redeploy components of its existing infrastructure to extend past their contracted life could significantly affect its business, operating results, financial condition, and prospects.

Corvex’s platform must also integrate with a variety of network, hardware, storage, and software technologies, and it needs to continuously modify and enhance the capabilities of its platform to adapt to changes and innovation in these technologies. If Corvex’s customers widely adopt new technologies, it may need to redesign parts of its platform to work with those new technologies. These development efforts may require significant engineering, marketing, and sales resources, all of which would affect Corvex’s business, operating results, financial condition, and prospects. Any failure of Corvex’s infrastructure’s capabilities to operate effectively with future technologies and software platforms could reduce the demand for its platform. If Corvex is unable to respond to these changes in a cost-effective manner, its platform may become less marketable and less competitive or obsolete, and its business may be harmed.

In addition, Corvex must also continue to effectively manage its capital expenditures by maintaining and expanding its data center capacity, servers and equipment, grow in geographies where it currently has limited or no presence, and ensure that the performance, features, and reliability of its services and its customer service remain competitive in a rapidly changing technological environment. Depreciation of our infrastructure assets may occur faster or slower than currently estimated as a result of technological change, configuration mismatches, or changes in utilization, which could materially affect reported results, cash flows, and covenant calculations and may necessitate earlier-than-planned replacements or write-downs. Corvex’s returns on capital expenditures are uncertain and may be reduced or may be negative due to factors such as changes in equipment pricing over time, higher than expected cost of capital, under-utilization or excess capacity, configuration mismatches with customer demand, renewal pricing pressure, customer credit deterioration, and liquidated damages or service credits for failure to meet SLAs, any of which can lower cash flows and impair project economics. If Corvex fails to manage its growth, the quality of its platform may suffer, which could negatively affect its brand and reputation and harm its ability to retain and attract customers and employees, and it may fail to achieve anticipated returns on its investments.

The broader adoption, use, and commercialization of AI technology, and the continued rapid pace of developments in the AI field, are inherently uncertain. Failure by Corvex’s customers to continue to use its platform to support AI use cases in their systems, or its ability to keep up with evolving AI technology requirements and regulatory frameworks, could have a material adverse effect on its business, operating results, financial condition, and prospects.

As part of its growth strategy, Corvex seeks to attract and acquire customers requiring high-performance computing, such as AI, machine learning, and automated decision-making technologies, including proprietary AI algorithms and models (collectively, “AI Technologies”).

AI has been developing at a rapid pace, and continues to evolve and change. As demand continues for AI services, AI providers, including Corvex’s customers, have sought increased compute capacity to enable advancements in their AI models and service the demands of end users. Corvex cannot predict whether additional computing power will continue to be required to develop larger, more powerful AI models, or if the practical limits of AI technology will plateau in the future regardless of available compute capacity. Further, there have been recent advancements in AI technology, including open-source AI models, that may lead to compute and other efficiencies that may impact the demand for AI services, including Corvex’s platform, solutions, and services, which may adversely impact its revenue and profitability. In the event that existing scaling laws do not continue to apply as they have in the past, demand by Corvex’s customers for compute resources, including its solutions and services, may not continue to increase over time, or may decrease if overall demand for AI is impacted by a lack of further technological development. If Corvex is unable to keep up with the changing AI landscape or in developing services to meet its customers’ evolving AI needs, or if the AI landscape does not develop to the extent it or its customers expect, its business, operating results, financial condition, and prospects may be adversely impacted.

Additionally, Corvex may incur significant costs and experience significant delays in developing new solutions and services or enhancing its current platform to adapt to the changing AI landscape, and may not achieve a return on investment or capitalize on the opportunities presented by demand for AI solutions. Moreover, while AI adoption is likely to continue and may accelerate, the long-term trajectory of this technological trend is uncertain. Further, market acceptance, understanding, and valuation of solutions and services that incorporate AI Technologies are uncertain and the perceived value of AI Technologies used and/or provided by its customers could be inaccurate. If AI is not broadly adopted by enterprises to the extent Corvex expects, or if new use cases do not arise, then its opportunity may be smaller than it expects. Further, if the consumer perception and perceived value of AI Technologies is inaccurate this could have a material adverse effect on Corvex’s customers, which in turn could have a material adverse effect on its business, operating results, financial condition, and prospects.

Concerns relating to the responsible use by Corvex’s customers of new and evolving technologies, such as AI, which are supported by its platform, may result in collateral reputational harm to it. AI may pose emerging ethical issues and if Corvex’s platform enables customer solutions that draw controversy due to their perceived or actual impact on society, it may experience brand or reputational harm, competitive harm, or legal liability.

Furthermore, the rapid pace of innovation in the field of AI has led to developing and evolving regulatory frameworks globally, which are expected to become increasingly complex as AI continues to evolve. Regulators and lawmakers around the world have started proposing and adopting, or are currently considering, regulations and guidance specifically on the use of AI. Regulations related to AI Technologies have been introduced in the United States at the federal level and are also enacted and advancing at the state level. Additional regulations may impact Corvex’s customers’ ability to develop, use and commercialize AI Technologies, which would impact demand for its platform, solutions, and services and may affect its business, operating results, financial condition, and prospects.

AI and related industries, including cloud services, are under increasing scrutiny from regulators due to their concerns about market concentration, anti-competitive practices, and the pace of partnerships and acquisitions involving generative AI startups. As the industry continues to grow, transactions and business conduct will likely continue to draw scrutiny from regulators. Corvex’s customers may become subject to further AI regulations, including any restrictions on the total consumption of compute technology, which could cause a delay or impediment to the commercialization of AI technology and could lead to a decrease in demand for its customers’ AI infrastructure, and may adversely affect its business, operating results, financial condition, and prospects.

Corvex’s operations require substantial capital expenditures, and it will require additional capital to fund its business and support its growth, and any inability to generate or obtain such capital on acceptable terms, if at all, or to lower its total cost of capital, may adversely affect its business, operating results, financial condition, and prospects.

Corvex requires substantial capital expenditures to support its growth and respond to business challenges. Corvex has made significant financial investments in its business, and it intends to continue to make such investments in the future, including expenditures to procure components for, maintain, upgrade, and enhance its platform, including costs related to obtaining third-party chips and leasing and maintaining, enhancing, and expanding its data centers. The pricing of GPUs, servers, networking, cooling, and other critical equipment can be volatile and subject to rapid technological change; next-generation product launches, supply/demand imbalances, or shifts in customer preferences can reduce the market value of existing configurations and increase the cost of required upgrades or replacements, all of which may adversely affect expected returns on prior capital expenditures. While Corvex has historically been able to fund capital expenditures from cash generated from operations, equity and debt financings, factors outside of its control, including those described in this “Risk Factors” section, could materially reduce the cash available from operations, impede its ability to raise additional capital, or significantly increase its capital expenditure requirements, which may result in its inability to fund the necessary level of capital expenditures to maintain and expand its operations. In addition, the useful life and commercial relevance of certain assets may be shorter than the term of related indebtedness or leases, creating asset-liability duration mismatches. For example, Corvex may be party to a three-year lease on B200 GPUs with offtake commitments of less than three years, or a 10-year data center lease supported by only 3- to 5-year customer offtakes. For example, certain current facilities include data center space leased on three-year terms while a meaningful portion of corresponding customer contracts in those locations are shorter than one year, and financing leases associated with equipment may also have three-year terms; combined with input price volatility and uncertainty in depreciation and useful life, these duration mismatches could increase under-utilization risk, reduce or delay cash flows, necessitate re-marketing at lower prices, and pressure liquidity and covenant compliance. If Corvex cannot renew customer contracts on acceptable terms or replace expiring customer commitments at comparable or higher pricing, it may face excess or under-utilized capacity while continuing to service associated obligations. There can also be no assurance that depreciation of our assets will occur on the timelines originally anticipated, and asset-liability duration mismatches could be exacerbated or caused by changes to treatment of depreciation in applicable tax codes or by unexpected variance in the useful life of our assets. Changes in state and local tax regimes (including property and sales/use taxes), incentives, abatements, assessments, and valuations, which vary by jurisdiction and over time, could increase Corvex’s effective tax burden on projects, thereby materially affecting site selection and projected returns on capital. The above factors could adversely affect Corvex’s business, operating results, financial condition, and prospects.

Additional financing may not be available on terms favorable to Corvex, if at all. If adequate financing is not available on acceptable terms, Corvex may be unable to invest in future growth opportunities, which could harm its business, operating results, financial condition, and prospects. If Corvex raises additional funds through equity or convertible debt issuances, its existing stockholders may suffer significant dilution and these securities could have rights, preferences, and privileges that are superior to those of holders of its common stock. If Corvex obtains additional funds through debt financing, it may not be able to obtain such financing on terms favorable to it. In addition, any debt agreements that Corvex may enter into may impose significant operating and financial restrictions on its business, which may prevent it from taking advantage of new business opportunities and requiring it to maintain compliance with certain restrictive or financial covenants. Corvex’s weighted average cost of capital may increase due to interest rate volatility, lender or rating considerations, or adverse market conditions, which could reduce or delay capital deployment and negatively impact project economics. Refinancing risk may arise if market conditions tighten when existing indebtedness matures or requires repricing. Corvex is exposed to floating-rate obligations, including leases and other financing arrangements that reference SOFR or similar benchmarks, and may incur additional floating-rate indebtedness in the future; increases in benchmark rates, credit spreads, or its cost of debt would increase interest and lease expense, reduce project-level cash flows and returns, and could impair its ability to cost-effectively compete against providers with superior credit ratings or fixed-rate capital structures.

Further, the current global macroeconomic environment could make it more difficult to raise additional capital on favorable terms, if at all. Such terms may involve restrictive covenants making it difficult to engage in capital raising activities and pursue business opportunities, including potential acquisitions. The trading prices of recently-public companies have been highly volatile as a result of multiple factors including, the conflicts in the Middle East and Russia/Ukraine and tensions between China and Taiwan, inflation, interest rate volatility, domestic and foreign regulatory uncertainty, changes in trade policies, including the imposition of tariffs, trade controls and other trade barriers, actual or perceived instability in the banking system, and market downturns, which may reduce its ability to access capital on favorable terms or at all. In addition, a recession, depression, or other sustained adverse market event could adversely affect Corvex’s business and the value of its common stock. If Corvex is unable to obtain adequate financing or financing on terms satisfactory to it when it requires, its ability to continue to support its business growth and to respond to business challenges could be significantly impaired and its business may be adversely affected, requiring it to delay, reduce, or eliminate some or all of its operations. Even if Corvex is able to raise such capital, it cannot guarantee that it will deploy it in such a fashion that allows it to achieve better operating results or grow its business.

While Corvex expects its cost of capital to continue declining as it benefits from economies of scale and access new forms of financing, its ability to lower its cost of capital depends upon a number of factors, many of which are beyond its control, including broader macroeconomic conditions. If Corvex is unable to continue lowering its cost of capital, its ability to effectively compete, especially with larger competitors that have greater financial and other resources, as well as its operating results, financial condition, and business, may be adversely impacted. Additionally, Corvex’s ability to achieve expected returns on capital expenditures depends on operating performance. Failures to achieve uptime, response or resolution times, or other SLAs may result in liquidated damages, service credits or termination rights, any of which could reduce project-level cash flows and adversely affect returns. Additionally, if we fail to meet SLAs, in addition to asserting termination rights or liquidated damages, affected customers may delay or withhold payment, which could reduce cash flows needed to fund operations. Configuration choices that do not align with evolving customer demand may negatively impact renewal pricing or require additional capital expenditures for reconfiguration.

Certain of Corvex’s lease agreements require a pledge of its property and equipment as collateral, which may result in the lessors taking possession of such collateral in the event of a payment default.

Corvex’s obligations under a lease associated with its B200 services are collateralized by its property and equipment, including several H200 servers and B200 servers that are the subject of the lease. If Corvex defaults on its lease payments and are unable to cure such default within the prescribed period or are not granted waivers in relation to such default, the lessor has the right to take possession of such assets and collateralize on such indebtedness. If Corvex is unable to pay its lease obligations as they come due, collateral enforcement could materially harm Corvex’s operations and financial condition.

Corvex’s operating results may fluctuate significantly, which could make its future results difficult to predict and could cause its operating results to fall below expectations.

Corvex has a limited operating history, and its operating results are subject to significant variations from period to period, and it expects that its operating results will continue to vary significantly in the future such that period-to-period comparisons of its operating results may not be meaningful. In addition, in future periods, Corvex may experience fluctuations in remaining performance obligations, given the nature of its committed contract business, the size of those contracts, and period-to-period variation in new business signed and revenue recognized from existing contracts. This could adversely affect Corvex’s business, operating results, financial condition, and prospects. Accordingly, Corvex’s financial results in any one quarter should not be relied upon as indicative of future performance. Fluctuations in quarterly results may negatively impact the trading price of Corvex’s common stock. Corvex’s quarterly financial results may fluctuate as a result of a number of factors, many of which are outside of its control and may be difficult to predict, including, without limitation:

●	the amount and timing of operating costs and capital expenditures related to the expansion of its business;

●	any power outages, shortages, supply chain issues, capacity constraints, or significant increases in the cost of securing power;

●	general global macroeconomic and political conditions, both domestically and in its foreign markets that could impact some or all regions where it operates, including global economic slowdowns, domestic and foreign regulatory uncertainty, changes in trade policies, including the imposition of tariffs, trade controls and other trade barriers, actual or perceived global banking and finance related issues, increased risk of inflation, potential uncertainty with respect to the federal debt ceiling and budget and potential government shutdowns related thereto, interest rate volatility, supply chain disruptions, labor shortages, increases in energy costs and potential global recession;

●	the impact of natural or man-made global events on its business, including wars and other armed conflict, such as the conflicts in the Middle East and Russia/Ukraine and tensions between China and Taiwan;

●	changes in its legal or regulatory environment, including developments in regulations relating to AI and machine learning;

●	its ability to attract new and retain existing customers, increase sales of its platform, or sell additional solutions and services to existing customers;

●	the budgeting cycles, seasonal buying patterns, and purchasing practices of customers;

●	the timing and length of its sales cycles;

●	changes in customer requirements or market needs;

●	changes in the growth rate of the cloud infrastructure market generally;

●	the timing and success of new solution and service introductions by it or its competitors or any other competitive developments, including consolidation among its customers or competitors;

●	any disruption in its strategic relationships;

●	its ability to successfully expand its business domestically and internationally;

●	equity or debt financings and the capital markets environment, including interest rate changes;

●	its ability to reduce its cost of capital over time;

●	decisions by organizations to purchase specialized AI cloud infrastructure from larger, more established vendors;

●	its ability to successfully and timely deliver its solutions and services to customers under its committed contracts, including due to data center lead times;

●	its ability to successfully and timely deploy launches of additional data centers;

●	the timing and success of the integration of new infrastructure, including new GPU generations, into its platform;

●	changes in its pricing policies or those of its competitors;

●	insolvency or credit difficulties confronting its customers, including bankruptcy or liquidation, due to individual, macroeconomic, and regulatory factors, including those specifically impacting early-stage AI ventures, affecting their ability to purchase or pay for its platform;

●	significant security breaches of, technical difficulties with, or interruptions to, the use of its platform or other cybersecurity incidents;

●	extraordinary expenses such as litigation or other dispute-related settlement payments or outcomes, taxes, regulatory fines or penalties;

●	the timing of revenue recognition and revenue deferrals;

●	future accounting pronouncements or changes in its accounting policies or practices;

●	negative media coverage or publicity; and

●	increases or decreases in its expenses caused by fluctuations in foreign currency exchange rates.

Any of the above factors, individually or in the aggregate, could result in significant fluctuations in its financial condition, cash flows, and other operating results from period to period.

Corvex faces intense competition and could lose market share to its competitors, which would adversely affect its business, operating results, financial condition, and prospects.

The market for AI cloud infrastructure and software is intensely competitive and is rapidly evolving, characterized by changes in technology, customer requirements, industry standards, regulatory developments, and frequent introductions of new or improved solutions and services. Key competitors that offer general purpose cloud computing as part of a broader, diversified product portfolio include Amazon (AWS), Google (Google Cloud Platform), IBM, Microsoft (Azure), and Oracle, a number of which are also its current customers. Corvex also competes with smaller cloud service providers focused on AI. Corvex expects to continue to face intense competition from current competitors, including as its competitors complete strategic acquisitions or form cooperative relationships and/or customer requirements evolve, as well as from new entrants into the market. In addition, as Corvex transitions from shorter to longer-term contracts and manages a variety of contract durations across its portfolio, renewal pricing volatility may increase, including where competitors engage in aggressive or uneconomic pricing behavior at renewal that Corvex may be unable or unwilling to match. If Corvex is unable to anticipate or react to these challenges, its competitive position could weaken, and it would experience a decline in revenue or reduced revenue growth, and loss of market share that could adversely affect its business, operating results, financial condition, and prospects.

Corvex does not control market prices for GPU-as-a-Service or the fair market value of the server types Corvex owns or offers. GPU-as-a-Service pricing and demand can be volatile and are influenced by factors outside Corvex’s control, including competitor behavior, macroeconomic conditions, and changes in AI spending. Residual values for Corvex’s servers will likely decline over time; the timing and magnitude of such declines are uncertain and may be affected by rapid technological evolution.

Corvex’s ability to compete effectively depends upon numerous factors, many of which are beyond its control, including, but not limited to:

●	changes in customer or market needs, requirements, and preferences and its ability to fulfill those needs, requirements, and preferences;

●	its ability to expand and augment its platform, including through infrastructure and new technologies, or increase sales of its platform;

●	any power outages, shortages, supply chain issues, capacity constraints, or significant increases in the cost of securing power;

●	its ability to attract, train, retain, and motivate talented employees;

●	its ability to retain existing customers and increase sales to existing customers, as well as attract and retain new customers;

●	the budgeting cycles, buying patterns, and purchasing practices of its customers, including any slowdown in technology spending due to U.S. and general global macroeconomic conditions;

●	price competition;

●	stagnation in the adoption rate or changes in the growth rate of AI and AI cloud infrastructure sectors, including due to emerging AI technologies, which may lead to further compute efficiencies;

●	the timing and success of new solution and service introductions by it or its competitors, including new competing technologies that may displace cloud infrastructure, or any other change in the competitive landscape of its industry, including consolidation among its competitors or customers and strategic partnerships entered into by and between its competitors;

●	changes in its mix of solution and services sold, including changes in the average contracted usage of its platform;

●	its ability to successfully and continuously expand its business domestically and internationally;

●	its ability to secure necessary funding;

●	deferral of orders from customers in anticipation of new or enhanced solutions and services announced by it or its competitors;

●	significant security breaches or, technical difficulties with, or interruptions to the use of its platform, including data security;

●	the timing and costs related to the development or acquisition of technologies or businesses or entry into strategic partnerships;

●	its ability to execute, complete, or efficiently integrate any acquisitions that it may undertake;

●	increased expenses, unforeseen liabilities, or write-downs and any impact on its operating results from any acquisitions it consummates;

●	its ability to increase the size and productivity of its sales teams;

●	decisions by potential customers to purchase cloud infrastructure and associated services from larger, more established technology companies; insolvency or credit difficulties confronting its customers, which could increase due to U.S. and global macroeconomic issues and which would adversely affect its customers’ ability to purchase or pay for its platform in a timely manner or at all;

●	the cost and potential outcomes of litigation, regulatory investigations or actions, or other proceedings, which could have a material adverse effect on its business;

●	future accounting pronouncements or changes in its accounting policies;

●	increases or decreases in its expenses caused by fluctuations in foreign currency exchange rates;

●	its ability to comply with applicable domestic and international regulations and laws and to obtain the necessary licenses to conduct its business;

●	general global macroeconomic and political conditions, both domestically and in its foreign markets that could impact some or all regions where it operates, including global economic slowdowns, domestic and foreign regulatory uncertainty, changes in trade policies, including the imposition of tariffs. trade controls and other trade barriers, actual or perceived global banking and finance related issues, increased risk of inflation, potential uncertainty with respect to the federal debt ceiling and budget and potential government shutdowns related thereto, interest rate volatility, supply chain disruptions, labor shortages, and potential global recession;

●	the impact of natural or man-made global events on its business, including outbreaks of contagious diseases or pandemics and wars and other armed conflicts, such as the conflicts in the Middle East and Russia/Ukraine and the tensions between China and Taiwan; and

●	its ability to attract creditworthy customers and manage counterparty credit risk, particularly in the event of a cyclical decrease in the demand for AI and compute infrastructure.

Many of its competitors have greater financial, technical, marketing, sales, and other resources, greater name recognition, longer operating histories, and a larger base of customers than Corvex does. Corvex’s competitors may be able to devote greater resources to the development, promotion, and sale of their solutions and services than it can, and they may offer lower pricing than it does or bundle certain competing solutions and services at lower prices. Corvex’s competitors may also have greater resources for research and development of new technologies, customer support, and to pursue acquisitions, and they have other financial, technical, or other resource advantages. Corvex’s larger competitors have substantially broader and more diverse solution and service offerings and more mature distribution and go-to-market strategies, which allows them to leverage their existing customer relationships and any distributor relationships to gain business in a manner that discourages potential customers from purchasing its platform. Further, Corvex’s current and future competitors may include its customers and suppliers, if any of these customers or suppliers were to cease purchasing services from it or supplying it with components as a result, its business, operating results, financial condition, and prospects could be adversely affected.

Conditions in its market could change rapidly and significantly as a result of technological advancements, including but not limited to increased advancements and proliferation in the use of AI and machine learning, partnerships between or acquisitions by its competitors, or continuing market consolidation, including consolidation of potential or existing customers with its competitors. Future technical innovations in this fast-evolving space, including advancements that reduce the compute intensity or change the optimal hardware profile for AI workloads, could reduce demand for Corvex’s services, shorten the economically useful life of its assets, and adversely affect its business. Some of Corvex’s competitors have recently made or could make acquisitions of businesses or have established cooperative relationships that may allow them to offer more directly competitive and comprehensive solutions and services than were previously offered and adapt more quickly to new technologies and customer needs. These competitive pressures in Corvex’s market or its failure to compete effectively may result in price reductions, fewer orders, reduced revenue and operating margin, increased net losses, and loss of market share.

Even if there is significant demand for specialized AI cloud infrastructure like Corvex’s, if its competitors include functionality that is, or is perceived to be, equivalent to or better than its solutions and services, it may have difficulty increasing the market penetration of its platform. Furthermore, even if the functionality offered by other cloud infrastructure providers is different and more limited than the functionality of Corvex’s platform, organizations may elect to accept such limited functionality in lieu of purchasing its solutions and services. If Corvex is unable to compete successfully, or if competing successfully requires it to take aggressive action with respect to pricing or other actions, its business, operating results, financial condition, and prospects would be adversely affected.

A network or data security incident against Corvex, or its third-party providers, whether actual, alleged, or perceived, could harm its reputation, create liability and regulatory exposure, and adversely impact its business, operating results, financial condition, and prospects.

Companies are subject to an increasing number and wide variety of attacks on their networks on an ongoing basis. Traditional computer “hackers,” malicious code (such as viruses and worms), phishing attempts, ransomware, account takeover, business email compromise, employee fraud or insider threat, theft or misuse, denial of service attacks, misconfigurations, bugs, or other vulnerabilities in commercial software that is integrated into Corvex’s (or its suppliers’ or service providers’) IT systems, and sophisticated nation-state sponsored attacks create risks for Corvex’s infrastructure and the data, including personal information, which it hosts and transmits. State-supported and geopolitical-related cyberattacks may rise in connection with regional geopolitical conflicts such as the conflicts in the Middle East and Russia/Ukraine and tensions between China and Taiwan. Moreover, ongoing geopolitical conflicts have increased the risk of cyberattacks on various types of infrastructure and operations. Additionally, bad actors are now using AI-based tools to execute attacks, increasing the volume and sophistication of security threats, thus creating unprecedented cybersecurity challenges. Corvex may be a valuable target for cyberattacks given the critical data that it hosts and transmits. Additionally, Corvex’s enhanced profile and visibility as a public company may increase the likelihood that it is targeted by malicious actors, including for extortion, disruption, theft of data or IP, or reputational harm.

Although Corvex has implemented security controls designed to prevent such cyber attacks, including a review of its third-party providers’ security measures, it cannot guarantee that such measures will operate effectively or be sufficient to protect its infrastructure, systems, networks, data and physical facilities from breach due to the actions of outside parties or human error, malfeasance, insider threats, system errors or vulnerabilities, insufficient cybersecurity controls, a combination of the foregoing, or otherwise, and as a result, an unauthorized party may obtain access to Corvex’s, its third-party providers’ or its customers’ systems, networks, or data. Operational and security risks may also arise from employee errors and omissions; for example, inadvertent deletions or misconfigurations can cause data loss, outages, or degraded performance. Because the techniques used to obtain unauthorized access to systems, sabotage systems, or disable or degrade services, change frequently, have become increasingly more complex and sophisticated, and may be difficult to detect for periods of time, Corvex and the third parties that Corvex engages may be unable to anticipate these techniques, implement adequate preventative measures, or respond adequately or in a timely manner. Corvex’s servers may be vulnerable to computer viruses or physical or electronic break-ins that its security measures may not detect. Protecting its own assets has become more expensive and these costs may increase as the threat landscape increases, including as a result of use of AI by bad actors. Corvex may face difficulties or delays in identifying or otherwise responding to any attacks or actual or potential security breaches or threats. A breach in Corvex’s or its third-party providers’ data security or an attack against its platform could impact its infrastructure and systems, creating system disruptions or slowdowns and providing access to malicious parties to information hosted and transmitted by its infrastructure, resulting in data, including the data of its customers, being publicly disclosed, misused, altered, lost, or stolen, which could subject it to liability and reputational harm and adversely affect its financial condition. Corvex relies on third-party service providers for certain services, and our service providers also may be vulnerable to these same threats. Although to date, Corvex is not aware of any security incidents that have had a material impact on Corvex’s operations or financial results, it cannot guarantee that material incidents will not occur in the future. If compromised, Corvex’s own systems could be used to facilitate or magnify an attack. Further, the increase in remote work by companies and individuals in recent years has generally increased the attack surface available to bad actors for exploitation, and as such, the risk of a cybersecurity incident potentially occurring has increased.

Any actual, alleged, or perceived security breach in Corvex’s or its third-party providers’ or partners’ data, systems or networks could result in damage to its reputation, negative publicity, loss of customers and sales, loss of competitive advantages over its competitors, increased costs to remedy any problems and otherwise respond to any incident, regulatory investigations and enforcement actions, fines and penalties, costly litigation (including class actions), and other liability. Corvex would also be exposed to a risk of loss or litigation and potential liability under laws, regulations, and contracts that protect the privacy and security of personal information. For a description of the privacy and security laws, regulations and other industry requirements to which its business is subject, see the risk factor below “Corvex is subject to laws, regulations, and industry requirements related to data privacy, data protection and information security, and user protection across different markets where Corvex conducts its business and such laws, regulations, and industry requirements are constantly evolving and changing. Any actual or perceived failure to comply with such laws, regulations, and industry requirements, or its privacy policies, could harm Corvex’s business.”

Due to concerns about data security and integrity, a growing number of legislative and regulatory bodies have adopted breach notification and other requirements in the event that information subject to such laws is accessed by unauthorized persons and additional regulations regarding security of such data are possible. Corvex may need to notify governmental authorities and affected individuals with respect to such incidents. For example, laws in the European Union, the United Kingdom, and the United States may require businesses to provide notice to individuals whose personal information has been disclosed as a result of a data security breach. Complying with such numerous and complex regulations in the event of a data security breach can be expensive and difficult, and failure to comply with these regulations could subject Corvex to regulatory scrutiny and additional liability. In addition, certain of Corvex’s customer or partner agreements, as well as privacy laws, may require it to promptly report security incidents involving its systems or those of its third-party partners that compromise the security, confidentiality, or integrity of certain processed customer data. Regardless of Corvex’s contractual protections, these mandatory disclosures could be costly, result in litigation, harm its reputation, erode customer trust, and require significant resources to mitigate issues stemming from actual or perceived security breaches.

Although Corvex maintains cybersecurity insurance, there can be no guarantee that any or all costs or losses incurred will be partially or fully recouped from such insurance or that applicable insurance in the future will be available on economically reasonable terms or at all.

Corvex may also incur significant financial and operational costs to investigate, remediate, eliminate, and put in place additional tools and devices designed to prevent actual or perceived security breaches and other security incidents, as well as costs to comply with any notification obligations resulting from any security incidents. Any of these negative outcomes could adversely affect the market perception of its infrastructure and customer and investor confidence in Corvex, and would adversely affect its business, operating results, financial condition, and prospects.

Further, from time to time, government entities (including law enforcement bodies) may in the future seek Corvex’s assistance with obtaining access to its customers’ data. Although Corvex strives to protect the privacy of its customers, it may be required from time to time to provide access to customer data to government entities. In light of Corvex’s privacy commitments, although it may legally challenge law enforcement requests to provide access to its systems or other customer content, it may nevertheless face complaints that it has provided information improperly to law enforcement or in response to non-meritorious third-party complaints. Corvex may experience adverse political, business, and reputational consequences, to the extent that it do not provide assistance to or comply with requests from government entities in the manner requested or challenge those requests publicly or in court or provide, or are perceived as providing, assistance to government entities that exceeds its legal obligations. Any such disclosure could significantly and adversely impact Corvex’s business and reputation.

Corvex has a history of generating net losses as a result of the substantial investments it has made to grow its business and develop its platform, anticipate increases in its operating expenses in the future, and may not achieve or, if achieved, sustain profitability. If Corvex cannot achieve and, if achieved, sustain profitability, its business, operating results, financial condition, and prospects will be adversely affected.

Corvex incurred unaudited net losses of $3.8 million for the first nine months ended September 30, 2025, and it may not achieve or, if achieved, sustain profitability in the future. Corvex cannot predict whether it will maintain its current level of growth or when it will achieve profitability. Corvex also expects its operating expenses to increase in the future, including its general and administrative expenses as a result of increased costs associated with operating as a public company and as it continues to invest for its future growth, including expanding its research and development function to drive further development of its platform, continuing to invest in the technology infrastructure underlying its platform and data center expansion, expanding its sales and marketing activities, developing the functionality to expand into adjacent markets, and reaching customers in new geographic locations and new verticals, which will negatively affect its operating results if its total revenue does not increase.

Corvex’s operating efficiencies may decrease as it scales, and its revenue growth may slow as it grows. Corvex’s revenue could also decline for a number of other reasons, including reduced demand for its offerings, increased competition, a decrease in the growth or reduction in size of its overall market, or if it cannot capitalize on growth opportunities, including acquisitions and through new and enhanced solutions and services. Furthermore, to the extent Corvex’s anticipated cash payback period is longer than it expects, or if it fails to maintain or increase its revenue to offset increases in its operating expenses or manage its costs as it invests in its business, including if it does not maintain or improve its operating efficiencies, it may not achieve or sustain profitability, and if it cannot achieve and sustain profitability, its business, operating results, financial condition, and prospects will be adversely affected.

Corvex makes substantial investments in its technology and infrastructure, and unsuccessful investments could materially adversely affect its business, operating results, financial condition, and prospects.

The industry in which Corvex competes is characterized by rapid technological change, changes in customer requirements, frequent new product and service introductions and enhancements, short product cycles, and evolving industry standards. In order to remain competitive, Corvex has made, and expects to continue to make, significant investments in its technology and infrastructure. If Corvex fails to further develop its platform or develop new and enhanced solutions, services, and technologies, if it focuses on technologies that do not become widely adopted, or if new competitive technologies or industry standards that it does not support become widely accepted, demand for its solutions and services may be reduced. Increased investments in technology and infrastructure or unsuccessful improvement efforts could cause Corvex’s cost structure to fall out of alignment with demand for its solutions and services, which would have a negative impact on its business, operating results, financial condition, and prospects.

Corvex’s platform is complex and performance problems, defects or vulnerabilities associated with its platform may adversely affect its business, operating results, financial condition, and prospects.

It may become increasingly difficult to maintain and improve Corvex’s platform performance, especially during peak demand spikes and as its customer base grows and its platform becomes more complex. If Corvex’s platform is unavailable or if its customers are unable to access its platform within a reasonable amount of time or at all, it could experience a loss of customers, lost or delayed market acceptance of its platform, delays in payment to it by customers or issuance of credits to impacted customers, injury to its reputation and brand, warranty and legal claims against it, significant cost of remedying these problems, and the diversion of its resources. In addition, to the extent that it does not effectively address capacity constraints, upgrade its systems as needed, and continually develop its technology and network architecture to accommodate actual and anticipated changes in technology, its business, operating results, financial condition, and prospects, as well as its reputation, may be adversely affected.

Further, the hardware and software technology underlying Corvex’s platform is inherently complex and may contain material defects or errors, particularly when new solutions and services are first introduced or when new features or capabilities are released. Corvex has from time to time found defects or errors in its platform, and new defects or errors may be detected in the future by it or its customers. Corvex cannot ensure that its platform, including any new solutions and services that it releases, will not contain defects. Any real or perceived errors, failures, vulnerabilities, or bugs in Corvex’s platform could result in negative publicity or lead to data security, access, retention, or other performance issues, all of which could harm its business. Corvex also relies on third-party suppliers for the most significant components of the equipment it uses to operate its infrastructure. These third-party suppliers may also experience defects or errors in the products that Corvex utilizes in its platform, which would impact its platform and may result in performance problems or service interruptions. The costs incurred in correcting any such defects or errors, including those in third-party components, may be substantial and could harm Corvex’s business. Moreover, the harm to Corvex’s reputation and legal liability related to such defects or errors may be substantial and could similarly harm its business.

Corvex’s personnel may make errors in the configuration, operation, or maintenance of Corvex’s infrastructure. Such errors and omissions can affect customer uptime, degrade service performance, result in credits, and contribute to lost revenue or customer churn, notwithstanding Corvex’s efforts to prevent them.

Any failure of Corvex’s IT systems or those of one or more of its IT service providers, business partners, vendors, suppliers, or other third-party service providers, or any other failure by such third parties to provide services to it may negatively impact its relationships with customers and harm its business.

Corvex’s business depends on various IT systems and outsourced IT services. Corvex relies on third-party IT service providers, business partners, vendors, and suppliers to provide critical IT systems, corporate infrastructure, and other services, including open-source and commercially licensed software, hardware, and telecommunications connectivity. Corvex is, by necessity, dependent on these third parties to address cybersecurity threats and other vulnerabilities, defects, deficiencies, interoperability issues, and performance limitations in their systems and products. This includes infrastructure such as electronic communications, finance, marketing, and recruiting platforms and services such as IT network development and network monitoring, and third-party data center hosting of its systems for Corvex’s internal and customer use, as well as reliance on carriers and other telecommunications providers for network availability, capacity, and performance. Corvex does not own or control the operation of the third-party facilities or equipment used to provide such services. Corvex’s third-party vendors and service providers have no obligation to renew their agreements with it on commercially reasonable terms or at all. If Corvex is unable to renew these agreements on commercially reasonable terms, including with respect to service levels and cost, or at all, it may be required to transition to a new provider, and it may incur significant costs and possible service interruption in connection with doing so. In addition, such service providers could decide to close their facilities or change or suspend their service offerings without adequate notice to it. Moreover, any financial difficulties, such as bankruptcy, faced by such vendors, the nature and extent of which are difficult to predict, may harm Corvex’s business. Since Corvex cannot easily switch vendors without making other business trade-offs, any disruption with respect to its current providers would impact its operations and its business may be harmed. Furthermore, Corvex’s disaster recovery systems and those of such third parties may not function as intended or may fail to adequately protect its business information in the event of a significant business interruption In addition, Corvex relies on manufacturer warranties, maintenance and support, firmware and driver updates, bug fixes, and vendor and data center SLAs for hardware, software, and connectivity services. However, these assurances may not always function as intended or align with the timelines required by Corvex or its customers. Failures by data center providers to meet ticket response times or uptime targets, or by carriers to maintain network availability and capacity, could result in outages, degraded performance, or missed customer service commitments. Any termination, failure, or other disruption of any of such systems or services of Corvex’s third-party IT providers, business partners, vendors, and suppliers could lead to operating inefficiencies or disruptions, which could harm its business, operating results, financial condition, and prospects. If an upstream vendor has a deficiency, delay, or limitation in features, updates, or support that Corvex depends on, Corvex may be unable to sign or onboard a customer, meet contracted service levels, or deliver capacity when expected, which could result in service credits, penalties, refunds, or termination rights and could negatively impact its reputation and growth.

Corvex has a limited operating history, which makes it difficult to evaluate its current business and prospects and increases the risks associated with investment in its common stock.

Corvex has a short operating history. Corvex was founded in October 2024 and launched its platform in the first quarter of 2025. Corvex’s limited operating history, including its limited history of selling its cloud infrastructure offering, the dynamic and rapidly evolving market in which it sells its platform, and the concentration of its revenue from a limited number of customers, as well as numerous other factors beyond its control, may make it difficult to evaluate its current business, prospects and other trends. Corvex has encountered, and will continue to encounter, risks and uncertainties frequently experienced by growing companies in rapidly changing industries and sectors, such as the risks and uncertainties described herein. Any predictions about Corvex’s future revenue and expenses may not be as accurate as they would be if it had a longer operating history or operated in a more predictable or established market. If Corvex’s assumptions regarding these risks and uncertainties are incorrect or change due to fluctuations in its markets, any material reduction in AI or machine learning spending, changes in demand for specialized AI cloud infrastructure, or otherwise, or if it does not address these risks successfully, its operating and financial results could differ materially from its expectations and its business, operating results, financial condition, and prospects would be adversely affected. Corvex cannot ensure that it will be successful in addressing these and other challenges it may face in the future. The risks associated with having a limited operating history may be exacerbated by current macroeconomic and geopolitical conditions discussed herein. Moreover, any changes in the timing or level of customer payments, including prepayments, would impact its cash flows. Furthermore, scaling Corvex’s operations and evolving its go-to-market strategy may take more time and require more effort to implement than anticipated and may have results that are difficult to predict which could result in decreased revenue from its customers. Corvex’s business and pricing models have not been fully proven, and it has only a limited operating history with its current business and pricing models to evaluate its business and prospects, which subjects it to a number of uncertainties, including its ability to plan for and model future growth. Moreover, its historical revenue growth should not be considered indicative of its future performance.

If Corvex is unable to attract new customers, retain existing customers, and/or expand sales of its platform, solutions, and services to such customers, it may not achieve the growth it expects, which would adversely affect its business, operating results, financial condition, and prospects.

In order to grow Corvex’s business, it must continue to attract new customers in a cost-effective manner and enable these customers to realize the benefits associated with its platform. Corvex may experience difficulties demonstrating to customers the value of its platform and any new solutions and services that it offers. As Corvex develops and introduces new solutions and services and add new and upgraded components of its platform, it faces the risk that customers may not value or be willing to adopt these newer offerings, and may forgo adopting one or more newer generations of its existing offerings. Regardless of the improved features or superior performance of the newer offerings, customers may be unwilling to adopt Corvex’s platform due to design or pricing constraints, among other reasons. Even if customers choose to adopt its platform or new solutions and services that Corvex develops, they may be slow to do so. Certain prospective customers may also be unwilling or reluctant to transact with a public company because of the greater transparency and public scrutiny associated with public company reporting, including potential disclosure of material contracts and customers, which could lengthen sales cycles or reduce pipeline conversion rates. If Corvex is unable to sell new solutions and services, its revenue may decline and its business, operating results, financial condition, and prospects could be negatively affected.

In addition, Corvex must persuade potential customers that its platform offers significant advantages over those of its competitors. As Corvex’s market matures, its solutions and services evolve, and competitors introduce lower cost and/or differentiated solutions or services that are perceived to compete with its platform, its ability to maintain or expand sales of its platform, solutions, and services could be impaired. Even if Corvex does attract new customers, the cost of new customer acquisition, implementation of its platform, and ongoing customer support may prove higher than anticipated, thereby adversely impacting its profitability.

Other factors, many of which are out of Corvex’s control, may now or in the future impact its ability to retain existing customers, attract new customers, and expand sales of its platform, solutions, and services to such customers in a cost-effective manner, including:

●	potential customers’ commitments to existing solutions or services or greater familiarity or comfort with other solutions or services;

●	its ability to secure sufficient power for its platform and solutions;

●	decreased spending on specialized AI cloud infrastructure or AI or machine learning development generally;

●	deteriorating general economic and geopolitical conditions;

●	future governmental regulation, which could adversely impact growth of the AI sector;

●	negative media, industry, or financial analyst commentary regarding its platform, AI, and the identities and activities of some of its customers;

●	its ability to expand, retain, and motivate its sales, customer success, cloud operations, and marketing personnel;

●	its ability to obtain or maintain industry security certifications for its platform;

●	the perceived risk, commencement, or outcome of litigation; and

●	increased expenses associated with being a public company.

Any customer contract terminations could cause its operating results to fluctuate from quarter to quarter. Corvex’s customer retention may decline or fluctuate as a result of a number of factors, including its customers’ satisfaction with the security, performance, and reliability of its platform, its prices and usage plans, its customers’ AI development and use and related budgetary restrictions, the perception that competitive solutions and services provide better or less expensive options, negative public perception of it or its customers, and deteriorating general economic conditions.

Corvex’s future financial performance also depends in part on its ability to expand sales of its platform, solutions, and services to its existing customers. In order to expand Corvex’s commercial relationship with its customers, existing customers must decide that the increased cost associated with additional purchases of its platform, solutions, and services is justified by the additional functionality. Corvex’s customers’ decision whether to increase their purchase is driven by a number of factors, including customer satisfaction with the security, performance, and reliability of its platform, the functionality of any new solutions and services Corvex may offer, general economic conditions, and customer reaction to its pricing model. In addition, certain prospective or existing customers may be unwilling or reluctant to transact with a public company due to perceived risks associated with enhanced public reporting and disclosure obligations (including potential disclosure of material contracts, counterparties, and concentration) and broader public scrutiny, which could lengthen sales cycles, constrain deal terms, or result in lost opportunities. If its efforts to expand its relationship with its existing customers are not successful, its business, operating results, financial condition, and prospects may materially suffer.

If Corvex is unable to successfully build, expand, and deploy its sales organization in a timely manner, or at all, or to successfully hire, retain, train, and motivate its sales personnel, its growth and long-term success could be adversely impacted.

Corvex’s sales efforts have historically depended on the significant direct involvement of its senior management team. The successful execution of Corvex’s strategy to increase its sales to existing customers, identify new potential customers, expand its customer base, and enter new markets will depend, among other things, on its ability to successfully build and expand its sales organization and operations. Corvex intends to dedicate significant resources to sales and marketing programs and to expand its sales and marketing capabilities to target additional potential customers and achieve broader market adoption of its platform, but there is no guarantee that it will be successful in attracting and maintaining additional customers. Moreover, identifying, recruiting, training, and managing sales personnel requires significant time, expense, and attention, including from Corvex’s senior management and other key personnel, which could adversely impact its business, operating results, financial condition, and prospects in the short and long term.

In order to successfully scale its current top-down sales model and as AI use cases expand, Corvex may need to increase the size of its direct sales force. If Corvex does not hire a sufficient number of qualified sales personnel, its future revenue growth and business could be adversely impacted. It may take a significant period of time before Corvex’s sales personnel are fully trained and productive, particularly in light of its current sales model, and there is no guarantee it will be successful in adequately training and effectively deploying its sales personnel. In addition, Corvex has invested, and may need to continue investing, significant revenues in its sales operations to enable its sales organization to run effectively and efficiently, including supporting sales strategy planning, sales process optimization, data analytics and reporting, and administering incentive compensation arrangements. Corvex’s business would be adversely affected if its efforts to build, expand, train, and manage its sales organization are not successful. Corvex periodically makes adjustments to its sales organization in response to market opportunities, competitive threats, management changes, product introductions or enhancements, acquisitions, sales performance, increases in sales headcount, cost levels, and other internal and external considerations. Any future sales organization changes may result in a temporary reduction of productivity, which could negatively affect its rate of growth. In addition, any significant change to the way Corvex structures and implement the compensation of its sales organization may be disruptive or may not be effective and may affect its revenue growth. If Corvex is unable to attract, hire, develop, retain, and motivate qualified sales personnel, if its new sales personnel are unable to achieve sufficient sales productivity levels in a reasonable period of time or at all, if its marketing programs are not effective or if it is unable to effectively build, expand, and manage its sales organization and operations, its sales and revenue may grow more slowly than expected or materially decline, and its business, operating results and prospects may be significantly harmed.

If Corvex does not or cannot maintain the compatibility of its platform with its customers’ existing technology, including third-party technologies that its customers use in their businesses, its business may be adversely affected.

The functionality and popularity of Corvex’s platform depend, in part, on its ability to integrate its platform with its customers’ existing technology, including other third-party technologies that its customers use in their businesses. Corvex’s customers, or the third parties whose solutions and services its customers utilize, may change the features of their technologies, restrict its access to their technologies, or alter the terms governing use of their technologies in a manner that makes its platform incompatible with their technologies, and which would adversely impact its ability to service its customers. Such changes could functionally limit or prevent Corvex’s ability to use these third-party technologies in conjunction with its platform, which would negatively affect the adoption of its platform and harm its business. If Corvex fails to integrate its platform with its customers’ technologies and with third-party technologies that its customers use, Corvex may be unable to offer the functionality that its customers want or need, which could adversely impact its business.

If Corvex is not able to maintain and enhance its brand, its business, operating results, financial condition, and prospects may be adversely affected.

Corvex believes that maintaining and enhancing its brand and its reputation is critical to continued market acceptance of its platform, its relationship with its existing customers and its ability to attract new customers. The successful promotion of Corvex’s brand will depend on a number of factors, including its ability to continue to provide reliable solutions and services that continue to meet the needs of its customers at competitive prices, its ability to successfully differentiate its platform from those of competitors, and the effectiveness of its marketing efforts. Further, industry standards continue to evolve and there is no consensus around performance benchmarks applied to Corvex and its competitors, which may impact its ability to promote its platform and its brand. Although Corvex believes it is important for its growth, its brand promotion activities may not be successful or yield increased revenue, and even if they do, any increased revenue may not offset the expenses it incurs in building its brand. If Corvex fails to successfully promote and maintain its brand, its business, operating results, financial condition, and prospects may be harmed.

In addition, independent industry and research firms often evaluate its offerings and provide reviews of its platform, as well as the solutions and services of its competitors, and perception of its platform in the marketplace may be significantly influenced by these reviews. If these reviews are negative, or less positive as compared to those of its competitors’ solutions and services, its brand may be adversely affected. Corvex’s offerings may experience capacity and operational issues for a number of reasons that may or may not be related to the efficacy of its offerings in real world environments. To the extent potential customers, industry analysts, or research firms believe that the occurrence of capacity or computing issues is a flaw or indicates that Corvex’s platform does not provide significant value, it may lose such potential customer opportunities, and its reputation, business, operating results, financial condition, and prospects may be harmed.

As Corvex expands its customer base, it may become further subject to counterparty credit risk, which would adversely impact its business, operating results, financial condition, and prospects.

Corvex intends to increase the number of its enterprise customers over time, including customers in their early stages and/or private companies that may have increased risk of insolvency, bankruptcy, or other issues impacting their creditworthiness. Corvex’s business is, and may in the future be, subject to the risks of non-payment and non-performance by these customers, which risk is heightened given that a substantial portion of its revenue is currently, and is expected for the foreseeable future to be, driven by a limited number of customers. Corvex manages its exposure to credit risk through receipt of prepayments under its committed contracts, credit analysis and monitoring procedures, and may use letters of credit, prepayments, and guarantees. However, these procedures and policies cannot fully eliminate customer credit risk, and to the extent Corvex’s policies and procedures prove to be inadequate, it could negatively affect its business, operating results, financial condition, and prospects. In addition, some of Corvex’s customers may be highly leveraged and subject to their own operating and regulatory risks and, even if its credit review and analysis mechanisms work properly, Corvex may experience risks of non-payment and non-performance in its dealings with such parties. In such event, Corvex may remain responsible for expenditures for components, infrastructure, and data center leases and build-outs, as well as related financing that it has undertaken for which it may not receive corresponding revenue. If Corvex’s customers fail to fulfill their contractual obligations, it may have an adverse effect on its business, operating results, financial condition, and prospects.

Corvex’s long-term success may in part depend on its ability to expand the sale of its platform to customers located outside of the United States, and such international operations would expose it to risks that could have a material adverse effect on its business, operating results, financial condition, and prospects.

Corvex generates a small portion of its revenue outside of the United States, and conducts its business activities in various foreign countries, where it has limited experience, where the challenges of conducting its business can be significantly different from those it has faced in more developed markets and where business practices may create internal control risks including:

●	slower than anticipated demand for AI and machine learning solutions offered by existing and potential customers outside the United States and slower than anticipated adoption of specialized AI cloud-based infrastructures by international businesses;

●	fluctuations in foreign currency exchange rates, which could add volatility to its operating results;

●	limitations within its debt agreements that may restrict its ability to make investments in its foreign subsidiaries;

●	new, or changes in, regulatory requirements, including with respect to AI;

●	tariffs, export and import restrictions, restrictions on foreign investments, sanctions, and other trade barriers or protection measures;

●	exposure to numerous, increasing, stringent (particularly in the European Union), and potentially inconsistent laws and regulations relating to privacy, data protection, and information security;

●	costs of localizing its platform;

●	lack of acceptance of localized solutions and services;

●	the need to make significant investments in people, solutions, and infrastructure, typically well in advance of revenue generation;

●	challenges inherent in efficiently managing an increased number of employees over large geographic distances, including the need to implement appropriate systems, policies, benefits, and compliance programs;

●	difficulties in maintaining its corporate culture with a dispersed and distant workforce;

●	treatment of revenue from international sources, evolving domestic and international tax environments, and other potential tax issues, including with respect to its corporate operating structure and intercompany arrangements;

●	different or weaker protection of its intellectual property, including increased risk of theft of its proprietary technology and other intellectual property;

●	economic weakness or currency-related disparities or crises;

●	compliance with multiple, conflicting, ambiguous or evolving governmental laws and regulations, including employment, tax, data privacy, anti-corruption, import/export, antitrust, data transfer, storage and protection, and industry-specific laws and regulations, including regulations related to AI;

●	generally longer payment cycles and greater difficulty in collecting accounts receivable;

●	its ability to adapt to sales practices and customer requirements in different cultures;

●	the lack of reference customers and other marketing assets in regional markets that are new or developing for it, as well as other adaptations in its market generation efforts that it may be slow to identify and implement;

●	dependence on certain third parties, including third-party data center facility providers;

●	natural disasters, acts of war, terrorism, or pandemics, including the armed conflicts in the Middle East and Russia/Ukraine and tensions between China and Taiwan;

●	actual or perceived instability in the global banking system;

●	cybersecurity incidents;

●	corporate espionage; and

●	political instability and security risks in the countries where it is doing business and changes in the public perception of governments in the countries where it operates or plans to operate.

Corvex’s sales cycles can be long and unpredictable, and its sales efforts require considerable time and expense.

Corvex’s go-to-market approach currently focuses on sales to enterprises using AI. Sales to such customers involve longer and more unpredictable sales cycles. Customers often view the purchase of Corvex’s platform as a significant strategic decision and, as a result, frequently require considerable time to evaluate, test, and qualify its platform prior to entering into or expanding a relationship with it. Large enterprises in particular, often undertake a significant evaluation process that further lengthens Corvex’s sales cycle.

Corvex spends substantial time and resources on its sales efforts without any assurance that its efforts will produce generate sales. Cloud infrastructure capacity purchases are frequently subject to budget constraints, multiple approvals, and unanticipated administrative, processing, and other delays. As a result, it is difficult to predict whether and when a sale will be completed. The failure of Corvex’s efforts to secure sales after investing resources in a lengthy sales process would adversely affect its business, operating results, financial condition, and prospects.

The sales prices of Corvex’s offerings may decrease, which may reduce its margins and adversely affect its business, operating results, financial condition, and prospects.

Corvex has limited experience with respect to determining the optimal prices for its platform. As the markets for cloud infrastructure and AI and machine learning solutions mature, or as new competitors introduce new infrastructure solutions or services that are similar to or compete with Corvex’s, it may be unable to effectively optimize its prices through increases or decreases or attract new customers at its offered prices or based on the same pricing model as it has used historically. Corvex faces renewal risk for expiring contracts; at renewal, customers may seek lower pricing, additional credits or shorter terms. Corvex may also be unable to maintain existing prices, resulting in price reductions or unfavorable commercial concessions. Further, competition continues to increase in the market segments in which Corvex participates, and it expects competition to further increase in the future, thereby leading to increased pricing pressures. Larger competitors with more diverse offerings may reduce the price of any offerings that compete with Corvex’s or may bundle them with other solutions and services. This could lead customers to demand greater price concessions or additional functionality at the same price levels. Corvex may also be locked into less favorable pricing during the initial term of contract in certain cases, such as where pricing occurs late in a hardware lifecycle, during a period adverse competitive dynamics, or based on hardware specifications, and such unfavorable pricing terms may compress margins or constrain pricing flexibility at renewal. As a result, in the future Corvex may be required to reduce its prices or provide more features and services without corresponding increases in price, which would adversely affect its business, operating results, financial condition, and prospects. In addition, if Corvex’s installed configurations do not align with evolving customer demand (for example, for greater system RAM or liquid cooling), demand for those configurations may decline or customers may only be willing to pay reduced prices.

Corvex’s estimates of market opportunity and forecasts of market growth may prove to be inaccurate, and even if the markets in which it competes achieve the forecasted growth, its business could fail to grow at similar rates, if at all.

The estimates of market opportunity and forecasts of market growth may prove to be inaccurate. Market opportunity estimates and growth forecasts, including those Corvex has generated itself, are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate, including the risks described herein. Even if the markets in which Corvex competes achieve the forecasted growth, its business could fail to grow at similar rates, if at all.

Further, if AI is not broadly adopted by enterprises to the extent Corvex expects, or if new use cases do not arise, then its opportunity may be smaller than it expects.

The variables that go into the calculation of Corvex’s market opportunity are subject to change over time, and there is no guarantee that any particular number or percentage of addressable customers covered by its market opportunity estimates will purchase its platform at all or generate any particular level of revenue for it. Any expansion in the markets in which Corvex operates depends on a number of factors, including the cost, performance, and perceived value associated with its platform and those of its competitors. Even if the markets in which Corvex competes meet the size estimates and growth forecast, its business could fail to grow at similar rates, if at all. Corvex’s growth is subject to many factors, including its success in implementing its business strategy, which is subject to many risks and uncertainties. Accordingly, Corvex’s forecasts for market growth should not be taken as indicative of its future growth.

Corvex may in the future enter into collaborations or strategic alliances with third parties. If Corvex is unsuccessful in establishing or maintaining strategic relationships with these third parties or if these third parties fail to deliver certain operational services, its business, operating results, financial condition, and prospects could be adversely affected.

Corvex may in the future enter into collaborations or strategic alliances with third parties in connection with the development, operation, and enhancements to its platform and the provision of its solutions and services. Identifying strategic relationships with third parties, and negotiating and documenting relationships with them, may be time-consuming and complex and may distract management. Moreover, Corvex may be delayed, or may not be successful, in achieving the objectives that it anticipates as a result of such strategic relationships. In evaluating counterparties in connection with collaborations or strategic alliances, Corvex considers a wide range of economic, legal, and regulatory criteria depending on the nature of such relationship, including the counterparties’ reputation, operating results, and financial condition, operational ability to satisfy its and its customers’ needs in a timely manner, efficiency and reliability of systems, certifications costs to it or to its customers, and licensure and compliance status. Despite this evaluation, third parties may still not meet Corvex’s or its customers’ needs which may adversely affect its ability to deliver solutions and services to customers and may adversely impact its business, operating results, financial condition, and prospects. Counterparties to any strategic relationship may have economic or business interests or goals that are, or that may become, inconsistent with Corvex’s business interests or goals, and may subject it to additional risks to the extent such third party becomes the subject of negative publicity, faces its own litigation or regulatory challenges, or faces other adverse circumstances. Conflicts may arise with Corvex’s strategic partners, such as the interpretation of significant terms under any agreement, which may result in litigation or arbitration which would increase its expenses and divert the attention of its management. If Corvex is unsuccessful in establishing or maintaining strategic relationships with third parties, its ability to compete or to grow its revenue could be impaired and its business, operating results, financial condition, and prospects could be adversely affected.

Potential future joint ventures, acquisitions, strategic investments, partnerships, or alliances may not achieve their intended benefits, may be difficult and costly to execute or integrate, may expose Corvex to additional risks and liabilities (including non-controlling interests and shared decision-making), and could adversely affect its business, operating results, financial condition, and prospects.

Corvex may in the future pursue joint ventures and other co-investment structures (including to develop and operate data centers), as well as acquisitions, strategic investments, partnerships, or alliances. Any such transactions are inherently risky and uncertain, and Corvex may be unable to identify suitable opportunities or complete them on acceptable terms or timing, obtain required financing or regulatory approvals, realize anticipated benefits on the expected schedule, or at all, or avoid unexpected costs and liabilities. Joint ventures and co-investments may involve non-controlling interests, shared governance, and reliance on partners who may have economic, tax, regulatory, or strategic objectives that differ from or conflict with Corvex’s, may fail to fund required capital, may become bankrupt or insolvent, may take actions outside Corvex’s control (including exits at inopportune times), or may take actions that require the joint venture to dispose of assets or require Corvex to purchase a partner’s interests at above-market prices, or take actions unrelated to the joint venture agreement that nevertheless reflect poorly on Corvex. These arrangements can lead to disputes, litigation or arbitration, require Corvex to contribute additional capital (including beyond its pro rata share), or result in liability for partner actions or joint venture obligations in excess of Corvex’s investment, may limit Corvex’s ability to exercise sole decision-making authority, may necessitate changing the structure of an established joint venture or creating new complex structures to meet Corvex’s or its partners’ needs, and a partner’s decision to exit a joint venture may occur at a time or on terms that are not opportune for Corvex or aligned with its business interests.

Acquisitions and strategic investments also present significant risks, including difficulties in diligence, valuation, structuring, accounting (including potential write-downs or impairment charges), and integration of technologies, products, services, real property (including data centers), systems, processes, contracts, internal controls, and personnel. Corvex may face challenges retaining key employees, coordinating research and development and go-to-market activities, aligning product roadmaps, meeting customer commitments, remediating security or compliance deficiencies, and maintaining the performance, reliability, and efficiency of its platform. Additional risks include diversion of management’s time and focus from operating the business to addressing acquisition integration challenges; the inability to coordinate research and development and sales and marketing functions; the inability to integrate solution and service offerings; retention of key employees from the acquired company; changes in relationships with strategic partners or the loss of key customers or partners as a result of acquisitions or strategic positioning; cultural challenges associated with integrating employees from the acquired company; integration of the acquired company’s accounting, customer relationship management, management information, human resources, and other administrative systems; the need to implement or improve controls, procedures, and policies at a business that may have lacked sufficiently effective controls, procedures, and policies; unexpected security risks or higher-than-expected costs to improve the acquired company’s security posture; higher-than-expected costs to bring the acquired company’s IT infrastructure up to Corvex’s standards; additional legal, regulatory, or compliance requirements; financial reporting, revenue recognition, or other financial or control deficiencies of the acquired company that are not adequately addressed and that cause Corvex’s reported results to be incorrect; liability for activities of the acquired company before the acquisition, including intellectual property infringement claims, violations of laws, commercial disputes, tax liabilities, and other known and unknown liabilities. Transactions may divert management attention, disrupt ongoing operations, increase operating costs, and be viewed negatively by customers, suppliers, employees, or investors. Corvex may also face litigation or other claims in connection with acquired companies, including claims from or against terminated employees, customers, current and former stockholders, or other third parties. If Corvex finances transactions with cash, debt, or equity, it could experience reduced liquidity, increased leverage and restrictive covenants, interest expense, or dilution (which could be significant), and may be limited by restrictions in its debt agreements.

Projects pursued through joint ventures or acquisitions, particularly data center development, may be more difficult, time-consuming, or costly than expected, and subject to risks such as inflation, supply chain constraints, permitting and construction delays, power pricing and availability, inability to secure anticipated tax incentives or abatements, and challenges in attracting or retaining customers on expected terms, any of which could reduce returns or result in losses. Corvex’s due diligence may fail to identify all material issues, liabilities, cybersecurity vulnerabilities, control gaps, or regulatory exposures; domestic or international regulatory review processes may delay, condition, or prevent transactions or reduce anticipated benefits, and remedies available to Corvex under transaction agreements may be limited. If Corvex does not successfully execute, integrate, or manage such transactions, or if anticipated synergies, efficiencies, or strategic benefits are not realized when expected, or at all, its business, operating results, financial condition, and prospects could be adversely affected.

Future acquisitions could include real property and subject Corvex to the general risks associated with the ownership of real property.

Corvex currently leases all of its data centers and office locations. However, Corvex could in the future make acquisitions that include real property, which would most likely be one or more data centers. As a result of any such acquisition, Corvex would directly own real property and become subject to the general risks associated with the ownership of real property, including:

●	changes in governmental laws and regulations, including the Americans with Disabilities Act and zoning ordinances, and the related costs of compliance;

●	increased upfront costs of purchasing real property;

●	the ongoing need for repair, maintenance and capital improvements;

●	natural disasters, including earthquakes and floods, and acts of war or terrorism;

●	general liability, property and casualty losses, some of which may be uninsured;

●	liabilities for clean-up of undisclosed environmental contamination; and

●	liabilities incurred in the ordinary course of business.

If negative publicity arises with respect to Corvex, its employees, its third-party suppliers, service providers, or its partners, its business, operating results, financial condition, and prospects could be adversely affected, regardless of whether the negative publicity is true.

Negative publicity about Corvex or its platform, solutions, or services, even if inaccurate or untrue, could adversely affect its reputation and the confidence in its platform, solutions, or services, which could harm its business, operating results, financial condition, and prospects. Harm to Corvex’s reputation can also arise from many other sources, including employee misconduct, which it has experienced in the past, and misconduct by its partners, consultants, suppliers, and outsourced service providers. Additionally, negative publicity with respect to Corvex’s partners or service providers could also affect its business, operating results, financial condition, and prospects to the extent that it relies on these partners or if its customers or prospective customers associate its company with these partners.

Corvex’s ability to maintain customer satisfaction depends in part on the quality of its customer support and cloud operations services. Corvex’s failure to maintain high-quality customer support and cloud operations services could have an adverse effect on its business, operating results, financial condition, and prospects.

Corvex believes that the successful use of its platform requires a high level of support and engagement for many of its customers. In order to deliver appropriate customer support and engagement, Corvex must successfully assist its customers in deploying and continuing to use its platform, resolve performance issues, address interoperability challenges with the customers’ existing IT infrastructure, and respond to security threats and cyber-attacks and performance and reliability problems that may arise from time to time. Increased demand for customer support and cloud operations services, without corresponding increases in revenue, could increase Corvex’s costs and adversely affect its business, operating results, financial condition, and prospects.

Furthermore, there can be no assurance that Corvex will be able to hire sufficient support personnel as and when needed, particularly if its sales exceed its internal forecasts. Corvex expects to increase the number of its customers, and that growth may put additional pressure on its customer support and cloud operations services teams. Corvex’s customer support and cloud operations services teams may need additional personnel to respond to customer demand. Corvex may be unable to respond quickly enough to accommodate short-term increases in customer demand for services. To the extent that Corvex is unsuccessful in hiring, training, and retaining adequate support resources, its ability to provide high-quality and timely support to its customers will be negatively impacted, and its customers’ satisfaction and their purchase of its infrastructure could be adversely affected.

In addition, as Corvex continues to grow its operations and expand outside of the United States, it needs to be able to provide efficient services that meet its customers’ needs globally at scale, and its customer support and cloud operations services teams may face additional challenges, including those associated with operating the platforms and delivering support, training, and documentation in languages other than English and providing services across expanded time-zones, as well as coordinating with third-party vendors and service providers that support its services. If Corvex is unable to provide efficient customer support services globally at scale, effectively manage vendor performance, and meet contractual service level obligations (including uptime and customer service response times), its ability to grow its operations may be harmed, and it may need to hire additional services personnel which could increase its expenses. In addition, failures by Corvex or its vendors to meet applicable service level obligations may trigger service credits, penalties, or liquidated damages, and negatively impact its business, financial condition, operating results, and prospects and give rise to customer terminations or non-renewals. Under certain contracts, the amounts of such liquidated damages or service credits may be significant relative to project-level cash flows and, in the aggregate or with respect to a single large customer, could be material to Corvex’s results for one or more reporting periods.

Corvex relies on its management team and other key employees and will need additional personnel to grow its business, and the loss of one or more key employees or its inability to attract and retain qualified personnel, including members of its board of directors, could harm its business.

Corvex’s future success is dependent, in part, on its ability to hire, integrate, train, manage, retain, and motivate the members of its management team and other key employees throughout its organization as well as members of its board of directors. The loss of key personnel, particularly Seth Demsey and Jay Crystal, its co-founders and co-Chief Executive Officers (together, its “Co-Founders”), as well as certain of its key personnel, could disrupt its operations and have an adverse effect on its ability to grow its business.

Competition for highly skilled personnel is intense, and Corvex may not be successful in hiring or retaining qualified personnel to fulfill its current or future needs. Corvex is in the process of building out its senior management team, and certain leadership roles are currently interim or unfilled (for example, an interim chief financial officer), which may persist for some period of time. There is a risk that Corvex will be unable to recruit permanent executives for key positions on expected timelines or at all, that newly hired executives will not succeed in their roles or may depart after a short tenure, and that onboarding a number of new leaders, some of whom may have limited public-company experience, could create execution, governance, reporting (including with respect to internal controls, SEC reporting, and Nasdaq requirements) or reputational risks. More generally, the technology industry, and the cloud infrastructure industry more specifically, is also subject to substantial and continuous competition for engineers with high levels of experience in designing, developing, and managing infrastructure and related services. Moreover, the industry in which it operates generally experiences high employee attrition. Corvex has, from time to time, experienced, and it expects to continue to experience, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. If Corvex is unable to timely complete its management team build-out, if newly hired leaders are not effective, or if leadership turnover increases, Corvex may experience slower decision-making, reduced operational discipline, delays in key initiatives (including financial reporting and systems build-outs), higher cash compensation costs to recruit replacements, and impairment of its ability to execute its strategy. For example, in recent years, recruiting, hiring, and retaining employees with expertise in the AI computing industry has become increasingly difficult as the demand for AI computing infrastructure has increased as a result of the increase in AI and machine learning development, deployment, and demand. Because the AI infrastructure market is nascent and still relatively small, there is a very limited pool of potential engineering hires with the requisite background to support the development of our service and technology. Corvex’s ability to execute its growth plan, meet customer commitments, and scale its operations depends on attracting and retaining these engineering and operations specialists; if it cannot do so in a timely manner, it may face slower innovation, delayed deployments, higher costs to recruit or train staff, and impaired service quality. Corvex may be required to provide more training to its personnel than it currently anticipates. Further, labor is subject to external factors that are beyond its control, including its industry’s highly competitive market for skilled workers and leaders, cost inflation, overall macroeconomics, and workforce participation rates. Should Corvex’s competitors recruit its employees, its level of expertise and ability to execute its business plan would be negatively impacted.

Additionally, many of Corvex’s key personnel are, or will soon be, vested in a substantial number of options to purchase its common stock. Employees may be more likely to terminate their employment with Corvex if the shares they own or the shares underlying their vested options have significantly appreciated in value relative to the original purchase prices of the shares or exercise price of the options, or, conversely, if the exercise price of the options that they hold are significantly above the trading price of its common stock. Given the scarcity of experienced engineers in Corvex’s market, equity value volatility and competition from larger technology companies for the same talent could increase the risk of employee turnover.

Moreover, many of the companies with which Corvex competes for experienced personnel have greater resources than it has. Corvex’s competitors also may be successful in recruiting and hiring members of its management team, sales team, or other key employees, and it may be difficult for it to find suitable replacements on a timely basis, on competitive terms, or at all. Corvex may in the future be subject to allegations that employees it hires have been improperly solicited, or that they have divulged proprietary or other confidential information or that their former employers own such employees’ inventions or other work product, or that they have been hired in violation of non-compete provisions or non-solicitation provisions.

In addition, job candidates and existing employees often consider the value of the equity awards and other compensation they receive in connection with their employment. If the perceived value of Corvex’s compensatory package declines or is subject to significant value fluctuations, it may adversely affect its ability to attract and retain highly skilled employees. Corvex may also change the composition of its compensation package to employees, including the amount or ratio of cash and equity compensation. Any increases to the amount of cash compensation will increase its cash expenditures, which may impact its business, operating results, financial condition, and prospects. Further, Corvex’s competitors may be successful in recruiting and hiring members of its management team or other key employees as well as directors, and it may be difficult for it to find suitable replacements on a timely basis, on competitive terms, or at all. In recent years, the increased availability of hybrid or remote working arrangements has expanded the pool of companies that can compete for its employees and employment candidates. Corvex has entered into offer letters with certain of its key employees, however these agreements are on an “at-will” basis, meaning they are able to terminate their employment with it at any time and it does not have employment agreements with all of its key employees. If Corvex fails to attract new personnel or fails to retain and motivate its current personnel, its business and future growth prospects would be severely harmed.

Corvex believes that its corporate culture has contributed to its success, and if it cannot maintain this culture as it grows, it could lose the innovation, creativity, and teamwork fostered by its culture, and its business may be harmed.

Corvex believes that its corporate culture has been, and will continue to be, a key contributor to its success. If Corvex does not continue to maintain its corporate culture, which includes its focus on its customers, as it grows and evolves, including as it continues to grow in headcount, it could harm its ability to foster the drive, innovation, inclusion, creativity, and teamwork that it believes is important to support its growth. As Corvex implements more complex organizational structures, it may find it increasingly difficult to maintain the beneficial aspects of its corporate culture, which could negatively impact its future success.

Risks Related to Corvex’s Intellectual Property

Failure to obtain, maintain, protect, or enforce Corvex’s intellectual property and proprietary rights could enable others to copy or use aspects of its platform without compensating it, which could harm its brand, business, operating results, financial condition, and prospects.

Corvex relies on a combination of trademark, copyright, trade secret, patent, unfair competition, and other related laws in the United States and internationally, as well as confidentiality agreements and contractual provisions with its customers, third-party manufacturing partners, joint venture partners, employees, and consultants to protect its technology and intellectual property rights. Despite Corvex’s efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of its platform or obtain and use information that it regards as proprietary. In particular, Corvex is unable to predict or assure that:

●	its intellectual property rights will not lapse or be invalidated, circumvented, challenged, or, in the case of third-party intellectual property rights licensed to it, be licensed to others;

●	its intellectual property rights will provide competitive advantages to it;

●	rights previously granted by third parties to intellectual property licensed or assigned to it, including portfolio cross-licenses, will not hamper its ability to assert its intellectual property rights or hinder the settlement of currently pending or future disputes;

●	any of its pending or future trademark or patent applications will be issued or have the coverage originally sought;

●	it will be able to enforce its intellectual property rights in certain jurisdictions where competition is intense or where legal protection may be weak; or

●	it has sufficient intellectual property rights to protect its solutions and services or its business.

Corvex customarily enters into confidentiality or license agreements with its employees, consultants, vendors, and customers, and makes significant efforts to limit access to and distribution of its proprietary information. However, such agreements may not be enforceable in full or in part in all jurisdictions and any breach could negatively affect Corvex’s business and its remedy for such breach may be limited. The contractual provisions that Corvex enters into may not prevent unauthorized use or disclosure of its proprietary technology or intellectual property rights and may not provide an adequate remedy in the event of unauthorized use or disclosure of its proprietary technology or intellectual property rights. Lastly, the measures Corvex employs to limit the access and distribution of its proprietary information may not prevent unauthorized use or disclosure of its proprietary technology or intellectual property. As such, Corvex cannot guarantee that the steps taken by it will prevent infringement, violation, or misappropriation of its technology.

Corvex pursues the registration of its trademarks, service marks, patents, and domain names where applicable in the United States and in certain foreign jurisdictions. These processes are expensive and may not be successful in all jurisdictions or for every such application, and Corvex may not pursue such protections in all jurisdictions that may be relevant, for all its goods or services or in every class of goods and services in which it operates. As such, policing unauthorized use of its technology or platform is difficult. Additionally, Corvex may not be able to obtain, maintain, protect, exploit, defend, or enforce its intellectual property rights in every foreign jurisdiction in which it may operate. For example, effective trade secret protection may not be available in every country in which Corvex’s service is available or where it may have employees or independent contractors. Corvex currently owns no patents and thus relies on trade secret protection for its proprietary technology. The loss of trade secret protection could make it easier for third parties to compete with Corvex’s platform by copying functionality and trade secret protection does not prevent third parties from independently developing similar technology. Any changes in, or unexpected interpretations of, the trade secret and employment laws in any country in which Corvex may operate may compromise its ability to enforce its trade secret and intellectual property rights. In addition, Corvex believes that the protection of its trademark rights is an important factor in product recognition, protecting its brand and maintaining goodwill and if it does not adequately protect its rights in trademarks from infringement, any goodwill that it has developed in those trademarks could be lost or impaired, which could harm its brand and its business. The legal systems of certain countries do not favor the enforcement of trademarks, trade secrets, and other intellectual property and proprietary protection, which could make it difficult for it to stop the infringement, misappropriation, dilution, or other violation of its intellectual property or marketing of competing platforms, solutions, or services in violation of its intellectual property rights generally. Any changes in, or unexpected interpretations of, intellectual property laws may compromise its ability to enforce its intellectual property rights. If Corvex fails to maintain, protect and enhance its intellectual property rights, its business, operating results, financial condition, and prospects may be harmed.

In addition, defending Corvex’s intellectual property rights through litigation might entail significant expense. Such litigation could result in substantial costs and diversion of resources and could negatively affect Corvex’s business, operating results, financial condition, and prospects. If Corvex is unable to protect its proprietary rights, it could find itself at a competitive disadvantage to others who need not incur the additional expense, time, and effort required to create its platform and other innovative offerings that have enabled it to be successful to date. Moreover, Corvex may need to expend additional resources to defend its intellectual property rights in foreign countries, and its inability to do so could impair its business or adversely affect its international expansion.

Third parties may claim that Corvex’s platform infringes, misappropriates, or otherwise violates their intellectual property rights, and such claims could be time-consuming or costly to defend or settle, result in the loss of significant rights, or harm its relationships with its customers or reputation in the industry.

Third parties may in the future claim that Corvex’s current or future offerings infringe their intellectual property rights, and such claims may result in legal claims against Corvex, its third-party partners, and its customers. The likelihood that Corvex receives such claims (whether warranted or not) is expected to increase, particularly as a public company with an increased profile and visibility, as the level of competition in its market grows, as the functionality of its offerings overlaps with that of other cloud infrastructure companies, and as the volume of issued hardware and software patents and patent applications continues to increase. Corvex generally agrees in its customer and partner contracts to indemnify customers for certain expenses or liabilities they incur as a result of third-party intellectual property infringement claims associated with its platform. To the extent that any claim arises as a result of third-party technology Corvex has licensed for use in its platform, it may be unable to recover from the appropriate third party any expenses or other liabilities that it incurs.

Companies in the cloud infrastructure and technology industries, including some of Corvex’s current and potential competitors, may own large numbers of patents, copyrights, trademarks, and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. In addition, many of these companies have the capability to dedicate substantially greater resources to enforce their intellectual property rights and to defend claims that may be brought against them. Furthermore, patent holding companies, non-practicing entities, and other adverse patent owners that are not deterred by Corvex’s existing intellectual property protections may seek to assert patent claims against it. From time to time, third parties have invited Corvex to license their patents and may, in the future, assert patent, copyright, trademark, or other intellectual property rights against it, its third-party partners, or its customers. Corvex may in the future receive notices that claim it has misappropriated, misused, or infringed other parties’ intellectual property rights, and, to the extent it gains greater market visibility, it faces a higher risk of being the subject of intellectual property infringement claims.

There may be third-party intellectual property rights that cover significant aspects of Corvex’s technologies or business methods and assets. In the event that Corvex engages software engineers or other personnel who were previously engaged by competitors or other third parties, it may be subject to claims that those personnel inadvertently or deliberately incorporate proprietary technology of third parties into its platform or have improperly used or disclosed trade secrets or other proprietary information. Corvex may also in the future be subject to claims by its third-party partners, employees, or contractors asserting an ownership right in its intellectual property as a result of the work they performed on its behalf. In addition, Corvex may lose valuable intellectual property rights or personnel. A loss of key personnel or Corvex’s work product could hamper or prevent its ability to develop, market, and support potential offerings and platform enhancements, which could severely harm its business.

Any intellectual property claims, with or without merit, could be very time-consuming, could be expensive to settle or litigate, could divert its management’s attention and other resources, could damage Corvex’s brand and reputation, harm its customer relationships, and create liability for Corvex. These claims could also subject Corvex to significant liability for damages, potentially including treble damages if it is found to have willfully infringed patents or copyrights, and may require it to indemnify its customers for liabilities they incur as a result of such claims. These claims could also result in Corvex having to stop using technology found to be in violation of a third party’s rights. Corvex might be required to seek a license for the intellectual property, which may not be available on reasonable terms or at all. Even if a license were available, Corvex could be required to pay significant royalties, which would increase its operating expenses. Alternatively, Corvex could be required to develop alternative non-infringing technology, which could require significant time, effort, and expense, and may affect the performance or features of its platform. If Corvex cannot license or develop alternative non-infringing substitutes for any infringing technology used in any aspect of its business, it would be forced to limit or stop sales of its platform and may be unable to compete effectively. Moreover, there could be public announcements of the results of hearings, motions or other interim proceedings or developments, and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of Corvex common stock. Any of these results would adversely affect Corvex’s business, operating results, financial condition, and prospects.

Corvex licenses technology from third parties for the development of its solutions, and its inability to maintain those licenses could harm its business.

Corvex currently incorporates, and will in the future incorporate, technology that it licenses from third parties, including software, into its offerings. If Corvex is unable to continue to use or license these technologies on reasonable terms, or maintain the requirements of its inbound license agreements, or if these technologies become unreliable, unavailable, or fail to operate properly, it may not be able to secure adequate alternatives in a timely manner or at all, and its ability to offer its solutions and remain competitive in its market would be harmed. Further, licensing technologies from third parties exposes Corvex to increased risk of being the subject of intellectual property infringement and vulnerabilities due to, among other things, its lower level of visibility into the development process with respect to such technology and the care taken to safeguard against risks. Corvex cannot be certain that its licensors do not or will not infringe on the intellectual property rights of third parties or that its licensors have or will have sufficient rights to the licensed intellectual property in all jurisdictions in which it may sell its platform. Some of Corvex’s agreements with its licensors may be terminated by them for convenience, or otherwise provide for a limited term. In addition, licensors may discontinue features or cease providing support or updates, and Corvex may be unable to obtain needed support or maintenance. If access to licensed technology is discontinued or needed support becomes unavailable, Corvex could experience delays, outages, or reduced performance and may be unable to meet its own customer service obligations, which could result in credits, penalties, refunds, or termination rights under its customer contracts. If Corvex is unable to continue to license technology because of intellectual property infringement claims brought by third parties against its licensors or against it, or if it is unable to continue its license agreements or enter into new licenses on commercially reasonable terms, its ability to develop and sell its platform containing or dependent on that technology would be limited, and its business, including its financial condition, cash flows, and operating results could be harmed.

Additionally, if Corvex is unable to license technology from third parties, it may be forced to acquire or develop alternative technology, which it may be unable to do in a commercially feasible manner, or at all, and may require it to use alternative technology of lower quality or performance standards. This could limit or delay Corvex’s ability to offer new or competitive offerings and increase its costs. Third-party software Corvex relies on may be updated infrequently, unsupported, or subject to vulnerabilities that may not be resolved in a timely manner, any of which may expose its solutions to vulnerabilities. Any impairment of the technologies or of Corvex’s relationship with these third parties could harm its business, operating results, financial condition, and prospects.

Some of Corvex’s technology incorporates “open-source” software, and failure to comply with the terms of the underlying open-source software licenses could adversely affect its business, results of operations, financial condition, and prospects.

Corvex uses open-source software in its solutions and services and may continue to use open-source software in the future. Certain open-source licenses contain requirements that Corvex make available source code for modifications or derivative works it creates. If Corvex combines its proprietary software with open-source software in a certain manner, it could, under certain open-source licenses, be required to release the source code of its proprietary software to the public on unfavorable terms or at no cost. Any actual or claimed requirement to disclose Corvex’s proprietary source code or pay damages for breach of contract may allow its competitors to create similar products with lower development effort and time and, ultimately, could result in a loss of sales for it.

The use and distribution of open-source software may entail greater risks than the use of third-party commercial software, as open-source licensors generally do not provide support, warranties, indemnification or other contractual protections regarding infringement claims or the quality of the code, which they are not typically required to maintain and update, and they can change the license terms on which they offer the open-source software. Although Corvex believes that it has complied with its obligations under the applicable licenses for open-source software, it is possible that it may not be aware of all instances where open-source software has been incorporated into its proprietary software or used in connection with its solutions or its corresponding obligations under open-source. Corvex takes steps to monitor its use of open-source software in an effort both to comply with the terms of the applicable open-source licenses and to avoid subjecting its platform to conditions it does not intend, but there are risks associated with use of open-source software that cannot be eliminated and could negatively affect its business. Corvex relies on multiple software programmers to design its proprietary software and, while it takes steps to vet software before it is incorporated into its proprietary software and monitor the software incorporated into its proprietary software, it cannot be certain that its programmers have not incorporated open-source software into its proprietary software that it intends to maintain as confidential or that they will not do so in the future. In addition, the wide availability of source code used in Corvex’s offerings could expose it to security vulnerabilities. Such use, under certain circumstances, could materially adversely affect Corvex’s business, operating results, financial condition, and prospects, as well as its reputation, including if it is required to take remedial action that may divert resources away from its development efforts.

On occasion, companies that use open-source software have faced claims challenging their use of open-source software or compliance with open-source license terms. There is evolving legal precedent for interpreting the terms of certain open-source licenses, including the determination of which works are subject to the terms of such licenses. The terms of many open-source licenses have not been interpreted by U.S. courts, and there is a risk that these licenses could be construed in ways that could impose unanticipated conditions or restrictions on Corvex’s ability to commercialize any offerings incorporating such software. Moreover, Corvex cannot ensure that its processes for controlling its use of open-source software in its platform will be effective. From time to time, Corvex may face claims from third parties asserting ownership of, or demanding release of, the open-source software or derivative works that it developed using such software (which could include its proprietary source code), or otherwise seeking to enforce the terms of the applicable open-source license. These claims, regardless of validity, could result in time consuming and costly litigation, divert management’s time and attention away from developing the business, expose it to customer indemnity claims, or force it to disclose source code. Litigation could be costly for it to defend, result in paying damages, entering into unfavorable licenses, have a negative effect on Corvex’s business, operating results. financial condition, and prospects, or cause delays by requiring it to devote additional research and development resources to change its solution.

Risks Related to Legal and Regulatory Matters of Corvex

Corvex is subject to laws and regulations, including governmental export and import controls, sanctions, and anti-corruption laws, that could impair its ability to compete in its markets and subject it to liability if it is not in full compliance with applicable laws.

Corvex is subject to laws and regulations, including governmental export and import controls, that could subject it to liability or impair its ability to compete in its markets. Corvex’s platform and related technology are subject to U.S. export controls, including the U.S. Department of Commerce’s Export Administration Regulations (the “EAR”), and it and its employees, representatives, contractors, agents, intermediaries, and other third parties are also subject to various economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control and other government agencies. Changes to sanctions and export or import restrictions in the jurisdictions in which Corvex operates could further impact its ability to do business in certain parts of the world and to do business with certain persons and entities, which could adversely affect its business, operating results, financial condition, and prospects. In particular, Corvex is continuing to monitor recent and forthcoming developments in export controls with respect to the semiconductor industry and their impact on its sourcing of equipment for its computing infrastructure. While Corvex has implemented certain procedures to facilitate compliance with applicable laws and regulations, it cannot ensure that these procedures are fully effective or that it, or third parties who it does not control, have complied with all laws or regulations in this regard. Failure by Corvex’s employees, representatives, contractors, partners, agents, intermediaries, or other third parties to comply with applicable laws and regulations also could have negative consequences to it, including reputational harm, government investigations, loss of export privileges and penalties. Changes in Corvex’s platform, and changes in or promulgation of new export and import regulations, may create delays in the introduction of its platform into international markets, prevent its customers with international operations from deploying its platform globally or, in some cases, prevent the export or import of its platform to certain countries, governments, or persons altogether. Any change in export or import regulations, economic sanctions, or related legislation, shift in the enforcement or scope of existing regulations, or change in the countries, governments, persons, or technologies targeted by such regulations, could result in decreased sales of Corvex’s platform, solutions, and services, or in its decreased ability to export or sell its platform, to existing or potential customers with international operations. Any decreased sales of Corvex’s platform, solutions, and services or limitation on its ability to export or sell its platform would adversely affect its business, operating results, financial condition, and prospects.

Corvex is also subject to the United States Foreign Corrupt Practices Act of 1977, as amended (“FCPA”) and other anti-corruption, sanctions, anti-bribery, anti-money laundering, and similar laws. Anti-corruption and anti-bribery laws, which have been enforced aggressively and are interpreted broadly, prohibit companies and their employees, agents, intermediaries, and other third parties from promising, authorizing, making, or offering improper payments or other benefits to government officials and others in the public, and in certain cases, private sector. Corvex cannot ensure that its policies and procedures to address compliance with FCPA and other anti-corruption, sanctions, anti-bribery, anti-money laundering, and similar laws will be effective, or that all of its employees, representatives, contractors, partners, agents, intermediaries, or other third parties have not taken, or will not take actions, in violation of its policies and applicable law, for which it may be ultimately held responsible. Noncompliance with these laws could subject it to investigations, severe criminal or civil sanctions, settlements, prosecution, loss of export privileges, suspension or debarment from government contracts, other enforcement actions, disgorgement of profits, significant fines, damages, other civil and criminal penalties or injunctions, whistleblower complaints, adverse media coverage, and other consequences. Any investigations, actions, or sanctions could harm Corvex’s reputation, business, operating results, financial condition, and prospects.

Corvex’s service relies on hardware that features encryption and other security features. Encrypted hardware and components may be subject to heightened export classifications or other restrictions. Evolving interpretations of export controls applicable to such hardware could limit Corvex’s ability to deploy its service for certain customers and geographies, increase compliance costs, delay projects, and adversely affect its business, operating results, financial condition, and prospects.

Additionally, additions to international restricted country lists, sanctions programs or similar regulatory regimes may further limit Corvex’s ability to transact with certain customers, counterparties, or suppliers, require enhanced know-your-customer and end-user diligence, and result in the termination, suspension, or non-renewal of existing or prospective arrangements. Any failure to maintain effective sanctions, export control, and KYC screening and diligence procedures could result in investigations, penalties, reputational harm, and other adverse consequences. Corvex’s ability to conduct the requisite diligence and comply with export controls and other international regulatory frameworks may not keep pace with the growth of its operations and sales activities in international markets.

Corvex’s customer and counterparty diligence obligations may increase, and any failure to implement and maintain effective know-your-customer, anti-money laundering and sanctions compliance controls could adversely affect it.

As Corvex grows its customer base and expands into new geographies, it expects increased obligations to implement and maintain robust KYC, AML, and sanctions compliance programs, including customer onboarding, beneficial ownership verification, ongoing monitoring, and screening of customers, partners, and other counterparties. These obligations may be complex, costly, and time-consuming, and could delay or prevent new customer activations or expansion opportunities. Any actual or perceived deficiencies in Corvex’s KYC/AML or sanctions compliance controls, or failure by customers or partners to comply with applicable laws, could result in investigations, enforcement actions, penalties, contractual disputes, remediation costs, the loss of customers or partners, and reputational harm, and could adversely affect Corvex’s business, operating results, financial condition, and prospects.

Corvex is subject to laws, regulations, and industry requirements related to data privacy, data protection and information security across different markets where it conducts its business and such laws, regulations, and industry requirements are constantly evolving and changing. Any actual or perceived failure to comply with such laws, regulations, and industry requirements, or its privacy policies, could harm Corvex’s business.

Various local, state, federal, and international laws, directives, and regulations apply to Corvex’s collection, use, retention, protection, disclosure, transfer, and processing of personal information. These data protection and privacy laws and regulations are subject to uncertainty and continue to evolve in ways that could adversely impact Corvex’s business. These laws have a substantial impact on Corvex’s operations both in the United States and internationally and compliance with new and existing laws may result in significant costs due to implementation of new processes, which could ultimately hinder its ability to grow its business by extracting value from its data assets.

In the United States, state and federal lawmakers and regulatory authorities have increased their attention on the collection and use of user data. For example, in California, the California Consumer Privacy Act of 2018 (as amended, the “CCPA”) requires companies that hit certain broad revenue or data processing related thresholds to, among other things, provide new disclosures to California users, and affords such users privacy rights such as the ability to opt-out of certain processing of personal information and expanded rights to access and require deletion of their personal information, opt out of certain personal information sharing, and receive detailed information about how their personal information is collected, used, and shared. The CCPA provides for civil penalties for violations, as well as a private right of action for security breaches that may increase security breach litigation. In addition, other states have enacted laws that contain obligations similar to the CCPA that have taken effect or will take effect in coming years and many others continue to propose similar laws, or are considering proposing similar laws. For example, Virginia has enacted the Virginia Consumer Data Protection Act. Corvex cannot fully predict whether and to what extent it will be subject to these laws, which, with the exception of the CCPA, apply largely to companies that provide services directly to consumers. Accordingly, Company cannot predict the impact of recently proposed or enacted laws or regulations on its business or operations, but compliance may require it to modify its data processing practices and policies, incurring costs and expenses in the process. Further, to the extent multiple state-level laws are introduced with inconsistent or conflicting standards, it may require costly and difficult efforts to achieve compliance and maintain with such laws. Corvex’s failure or perceived failure to comply with state or federal privacy laws or regulations passed in the future could have a material adverse effect on its business, including how it uses personal information, its business, operating results, financial condition, and prospects and could expose it to regulatory investigations or possible fines.

Additionally, many foreign countries and governmental bodies, including the European Union, United Kingdom, Canada, and other jurisdictions in which Corvex may operate or conducts its business, have laws and regulations concerning the collection, use, processing, storage, and deletion of personal data obtained from their residents or by businesses operating within their jurisdiction. These laws and regulations often are more restrictive than those in the United States. Such laws and regulations may require companies to implement new privacy and security policies, permit individuals to access, correct, and delete personal information stored or maintained by such companies, inform individuals of security breaches that affect their personal information, require that certain types of data be retained on local servers within these jurisdictions, and, in some cases, obtain individuals’ affirmative opt-in consent to collect and use personal information for certain purposes. The increased focus on data sovereignty and data localization requirements around the world could also impact Corvex’s business model with respect to the storage, management, and transfer of data.

The General Data Protection Regulation of the European Union (“E.U.”) and the United Kingdom (“U.K.”) (collectively, the “GDPR”), comprehensively regulate use of personal data, including cross-border transfers of personal data out of the European Economic Area (“EEA”) and the U.K. The GDPR imposes stringent privacy and data protection requirements and could increase the risk of non-compliance and the costs of providing Corvex’s services in a compliant manner. A breach of the GDPR could result in regulatory investigations, reputational damage, fines and sanctions, orders to cease or change Corvex’s processing of its data, enforcement notices, or assessment notices (for a compulsory audit). For example, if regulators assert that Corvex has failed to comply with the GDPR, it may be subject to fines. Since Corvex may be subject to the supervision of relevant data protection authorities under multiple legal regimes, it could be fined under those regimes independently in respect of the same breach. Corvex may also face civil claims including representative actions and other class action type litigation (where individuals have suffered harm), potentially amounting to significant compensation or damages liabilities, as well as associated costs, diversion of internal resources, and reputational harm.

The GDPR prohibits transfers of personal data from the EEA or U.K. to countries not formally deemed adequate by the European Commission or the U.K. Information Commission Office, respectively, including the United States, unless a particular compliance mechanism (and, if necessary, certain safeguards) is implemented. The mechanisms that Corvex and many other companies, including its customers, rely upon for European and U.K. data transfers (for example, Standard Contractual Clauses or the E.U.-U.S. Data Privacy Framework) are the subject of legal challenge, regulatory interpretation, and judicial decisions by the Court of Justice of the European Union. The suitability of Standard Contractual Clauses for data transfer in some scenarios has recently been the subject of legal challenge, and while the U.S. and the E.U. reached agreement on the E.U.-U.S. Data Privacy Framework (and similar agreements were reached with respect to the U.K.), there are legal challenges to that data transfer mechanism as well. Corvex expects the legal complexity and uncertainty regarding international personal data transfers to continue, and as the regulatory guidance and enforcement landscape in relation to data transfers continues to develop, it could suffer additional costs, complaints, and/or regulatory investigations or fines; it may have to stop using certain tools and vendors and make other operational changes; it may have to implement alternative data transfer mechanisms under the GDPR and/or take additional compliance and operational measures; and/or it could otherwise affect the manner in which it provides its services, and could adversely affect its business, operating results, financial condition, and prospects.

Corvex is also subject to evolving U.S. and international privacy laws governing cookies, tracking technologies, and e-marketing. In the United States, plaintiffs are increasingly making use of existing laws such as the California Invasion of Privacy Act to litigate use of tracking technologies. In the European Union, regulators are increasingly focusing on compliance with requirements in the online behavioral advertising ecosystem. In the European Union, informed consent, including a prohibition on pre-checked consents and a requirement to ensure separate consents for each cookie, is required for the placement of a non-essential cookie or similar technologies on a user’s device and for direct electronic marketing. As regulators start to enforce the strict approach in recent guidance, this could lead to substantial costs, require significant systems changes, limit the effectiveness of Corvex’s marketing activities, divert the attention of its technology personnel, negatively impact its efforts to understand users, adversely affect its margins, increase costs, and subject it to additional liabilities.

There is a risk that as Corvex expands, it may assume liabilities for breaches experienced by the companies it acquires. Additionally, there are potentially inconsistent world-wide government regulations pertaining to data protection and privacy. Despite Corvex’s efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection, and information security, it is possible that its practices, offerings, or platform could fail, or be alleged to fail to meet applicable requirements. For instance, there are changes in the regulatory landscape relating to new and evolving technologies, such as generative AI. Changes to existing regulations, their interpretation or implementation, or new regulations could impede any potential use or development of AI Technologies, which could impair Corvex’s competitive position and result in an adverse effect on its business, operating results, financial condition, and prospects. Corvex’s failure, or the failure by its third-party providers or partners, to comply with applicable laws or regulations and to prevent unauthorized access to, or use or release of personal information, or the perception that any of the foregoing types of failure has occurred, even if unfounded, could subject it to audits, inquiries, whistleblower complaints, adverse media coverage, investigations, severe criminal, or civil sanctions, damage its reputation, or result in fines or proceedings by governmental agencies and private claims and litigation, any of which could adversely affect Corvex’s business, operating results, financial condition, and prospects.

Corvex’s business is subject to a wide range of laws and regulations, and its failure to comply with those laws and regulations could harm its business.

Corvex’s business is subject to regulation by various federal, state, local, and foreign governmental agencies, including agencies responsible for monitoring and enforcing employment and labor laws, workplace safety and environmental laws, including those related to energy usage and energy efficiency requirements, privacy and data protection laws, AI, financial services laws, anti-bribery laws, sanctions, national security, import and export controls, anti-boycott, federal securities laws, and tax laws and regulations.

For example, government authorities have in the past sought to restrict data center development based on environmental considerations and have imposed moratoria on data center development, citing concerns about energy usage, requiring new data centers to meet energy efficiency requirements. Corvex may face higher costs from any laws requiring enhanced energy efficiency measures, changes to cooling systems, caps on energy usage, land use restrictions, limitations on back-up power sources, or other environmental requirements.

In certain foreign jurisdictions, these regulatory requirements may be more stringent than those in the United States. These laws and regulations are subject to change over time and thus Corvex must continue to monitor and dedicate resources to ensure continued compliance. In particular, the global AI regulatory environment continues to evolve as regulators and lawmakers have started proposing and adopting, or are currently considering, regulations and guidance specifically on the use of AI. Non-compliance with applicable regulations or requirements could subject Corvex to investigations, sanctions, mandatory product recalls, enforcement actions, disgorgement of profits, fines, damages, civil and criminal penalties, or injunctions and jail time for responsible employees and managers. If any governmental sanctions are imposed, or if Corvex does not prevail in any possible civil or criminal litigation, its business, operating results, financial condition, and prospects could be materially adversely affected. In addition, responding to any action will likely result in a significant diversion of management’s attention and resources and an increase in professional fees. Enforcement actions and sanctions could harm Corvex’s business, operating results, financial condition, and prospects.

Corvex may become involved in litigation that may adversely affect it.

From time to time, Corvex may be subject to claims, suits, and other proceedings. Regardless of the outcome, legal proceedings can have an adverse impact on it because of legal costs and diversion of management attention and resources, and could cause it to incur significant expenses or liability, adversely affect its brand recognition, or require it to change its business practices. The expense of litigation and the timing of this expense from period to period are difficult to estimate, subject to change, and could adversely affect Corvex’s business, operating results, financial condition, and prospects. It is possible that a resolution of one or more such proceedings could result in substantial damages, settlement costs, fines, and penalties that would adversely affect Corvex’s business, financial condition, operating results, or cash flows in a particular period. These proceedings could also result in reputational harm, sanctions, consent decrees, or orders requiring a change in Corvex’s business practices. Because of the potential risks, expenses, and uncertainties of litigation, Corvex may, from time to time, settle disputes, even where it has meritorious claims or defenses, by agreeing to settlement agreements. Because litigation is inherently unpredictable, Corvex cannot ensure that the results of any of these actions will not have a material adverse effect on its business, operating results, financial condition, and prospects. Any of these consequences could adversely affect Corvex’s business, operating results, financial condition, and prospects. Corvex’s status and visibility as a public company may also increase the frequency of non-meritorious lawsuits, demands, shareholder claims, or third-party complaints, which could be costly and divert management time regardless of outcome.

Risks Related to Financial and Accounting Matters of Corvex

Corvex has identified material weaknesses in its internal control over financial reporting. If Corvex’s remediation of such material weaknesses is not effective, or if it experiences additional material weaknesses in the future or otherwise fails to develop and maintain effective internal control over financial reporting, its ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired.

Corvex is subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations of the applicable listing standards of the Nasdaq. Corvex expects that the requirements of these rules and regulations will continue to increase its legal, accounting, and financial compliance costs, make some activities more difficult, time-consuming, and costly, and place significant strain on its personnel, systems, and resources.

The Sarbanes-Oxley Act requires, among other things, that Corvex maintain effective disclosure controls and procedures, and internal control, over financial reporting. Corvex is continuing to develop and refine its disclosure controls, internal control over financial reporting, and other procedures that are designed to ensure information required to be disclosed by it in its financial statements and in the reports that it will file with the SEC is recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms, and information required to be disclosed in reports under the Exchange Act is accumulated and communicated to its principal executive and financial officers. In order to maintain and improve the effectiveness of Corvex’s internal controls and procedures, it has expended, and anticipates that it will continue to expend, significant resources, including accounting-related costs and significant management oversight.

Corvex is required to maintain internal control over financial reporting and to evaluate and determine the effectiveness of its internal control over financial reporting. Beginning with Corvex’s annual report on Form 10-K for the year ending December 31, 2026, it will be required to provide a management report on internal control over financial reporting, and it also expects its independent registered public accounting firm will be required to formally attest to the effectiveness of its internal control over financial reporting. Neither Corvex nor its independent registered public accounting firm were required to, and therefore did not, perform an evaluation of its internal control over financial reporting as of or for any period included in its financial statements, nor any period subsequent in accordance with the provisions of the Sarbanes-Oxley Act. However, while preparing the financial statements that are included in the Prospectus, Corvex identified material weaknesses in its internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in Corvex’s control over financial reporting such that there is a reasonable possibility that a material misstatement of its annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses identified pertained to the lack of designing and maintaining an effective control environment and related control activities, including appropriate segregation of duties and period-end close procedures, and its risk assessment and monitoring processes were not sufficiently robust to identify and remediate these deficiencies. Management plans to make improvements to Corvex’s control environment and business processes to support and scale with its growing operations, and expects that its remediation efforts will continue to take place in 2026, such as continuing to implement processes and controls to better manage and monitor its segregation of duties risks, including enhancing the usage of technology and tools for segregation of duties within Corvex’s systems, applications and tools, and continuing to expand its resources with the appropriate level of expertise within its accounting, finance, and operations functions.

Corvex may not be able to fully remediate these material weaknesses until these steps have been completed and the internal controls have been operating effectively for a sufficient period of time. This evaluation process, including testing the effectiveness of the remediation efforts, is expected to extend into 2026. Additionally, as stated above, Corvex has not performed an evaluation of its internal control over financial reporting; accordingly, it cannot ensure that it has identified all, or that it will not in the future have additional, material weaknesses. Material weaknesses may still exist when Corvex reports on the effectiveness of its internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, beginning with its annual report on Form 10-K for the year ending December 31, 2026.

The process of designing and implementing internal control over financial reporting required to comply with the disclosure and attestation requirements of Section 404 of the Sarbanes-Oxley Act will be time consuming and costly. If during the evaluation and testing process Corvex identifies additional material weaknesses in its internal control over financial reporting or determine that existing material weaknesses have not been remediated, its management will be unable to assert that its internal control over financial reporting is effective. Even if Corvex’s management concludes that its internal control over financial reporting is effective, its independent registered public accounting firm may conclude that there are material weaknesses with respect to its internal control over financial reporting. If Corvex is unable to assert that its internal control over financial reporting is effective, or when required in the future, if its independent registered public accounting firm is unable to express an unqualified opinion as to the effectiveness of its internal control over financial reporting, investors may lose confidence in the accuracy and completeness of its financial reports, the market price of its stock could be adversely affected and it could become subject to litigation or investigations by the stock exchange on which its securities are listed, the SEC, or other regulatory authorities, which could require additional financial and management resources.

Further, as a public company, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could harm Corvex’s business, operating results, financial condition, and prospects.

Corvex will incur significant costs and management resources as a result of operating as a public company.

As a public company, Corvex will incur significant legal, accounting, compliance, and other expenses that it did not incur as a private company. Corvex’s management and other personnel dedicate a substantial amount of time and incur significant expense in connection with compliance initiatives. As a public company, Corvex will bear all of the internal and external costs of preparing and distributing periodic public reports in compliance with its obligations under the U.S. securities laws.

In addition, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act, and the related rules and regulations implemented by the SEC have increased legal and financial compliance costs and will make some compliance activities more time-consuming. Corvex has invested, and will continue to invest, resources to comply with evolving laws, regulations, and standards, and this investment has resulted, and will continue to result, in increased general and administrative expenses and may divert management’s time and attention from its other business activities. If Corvex’s efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against it, and its business may be harmed. In the future, it may be more expensive or more difficult for Corvex to obtain director and officer liability insurance, and it may be required to accept reduced coverage or incur substantially higher costs to obtain and maintain the same or similar coverage. These factors would also make it more difficult for Corvex to attract and retain qualified members of its board of directors, particularly to serve on its audit committee and compensation committee, and qualified executive officers.

Corvex could be subject to additional tax liabilities and United States federal and global income tax reform could adversely affect it.

Corvex is subject to U.S. federal, state, and local income taxes, sales, and other taxes in the United States and income taxes, withholding taxes, transaction taxes and other taxes in numerous foreign jurisdictions. Significant judgment is required in evaluating Corvex’s tax positions and its worldwide provision for income taxes. During the ordinary course of business, there are many activities and transactions for which the ultimate tax determination is uncertain. In addition, Corvex’s future income tax obligations could be adversely affected by changes in, or interpretations of, tax laws in the United States or in other jurisdictions in which it operates.

For example, the United States tax law legislation commonly referred to as the Tax Cuts and Jobs Act of 2017 significantly reformed the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), reducing U.S. federal tax rates, making sweeping changes to rules governing international business operations, and imposing significant additional limitations on tax benefits, including the deductibility of interest and the use of net operating loss (“NOL”) carryforwards. On July 4, 2025, the legislation commonly referred to as the One Big Beautiful Bill Act (the “OBBBA”) was signed into law. The OBBBA amends key provisions of the tax code, including modifications to bonus depreciation, domestic research cost expensing, and the business interest expense limitation. While Corvex continues to evaluate the impact of these legislative changes, the impact on its business, results of operations and financial position remain uncertain and may change as additional guidance or interpretation by tax authorities becomes available.

Changes in tax laws, regulations and administrative practices at the federal, state or local level, including modifications to real property tax regimes, assessments and valuations, the availability or terms of tax incentives and abatements, could increase our effective tax rate or reduce or eliminate anticipated incentives. Local governments may increase assessments or alter abatement programs applicable to data center real property and to taxable personal property (such as servers and networking equipment), which could materially increase municipal property tax expense at specific facilities and adversely affect site selection decisions and projected returns. Any such changes could adversely affect site selection decisions, data center operating economics and projected returns, adversely affecting Corvex’s business, operating results, financial condition and prospects.

As Corvex’s operations continue to expand across multiple jurisdictions, the potential impact of such legislative and regulatory changes to the taxation of its activities could impact the tax treatment of its foreign earnings, increase its worldwide effective tax rate, increase the amount of taxes imposed on its business, and harm its financial position. Such changes may also apply retroactively to its historical operations and result in taxes greater than the amounts estimated and recorded in its financial statements.

Corvex’s ability to use its net operating loss carryforwards and certain other tax attributes may be limited.

Corvex has U.S. federal and state NOL carryforwards that may be available to offset future taxable income for U.S. income tax purposes. Realization of these net operating loss carryforwards depends on Corvex’s future taxable income, and there is a risk that certain of its existing carryforwards could expire unused and be unavailable to offset future income tax liabilities, which could adversely affect its business, operating results, financial condition, and prospects.

In addition, under Sections 382 and 383 of the Internal Revenue Code, if a corporation undergoes an “ownership change,” generally defined as a greater than 50% cumulative change (by value) in ownership by “5 percent shareholders” over a rolling three-year period, the corporation’s ability to use its pre-change NOLs and other pre-change tax attributes, such as research and development credits, to offset its post-change income or taxes may be limited. Corvex has experienced, and may in the future experience, ownership changes as a result of shifts in its stock ownership. As a result, if Corvex earns net taxable income, its ability to use its pre-change U.S. NOL carryforwards and other tax attributes to offset U.S. federal taxable income may be subject to limitations, which could potentially result in increased future tax liability to it. In addition, Corvex may undergo additional ownership changes in the future, which could further limit its ability to use its NOLs and other pre-change tax attributes. Similar provisions of state tax law may also apply to limit Corvex’s use of accumulated state tax NOLs. In addition, at the state level, there may be periods during which the use of NOLs is suspended or otherwise limited, which could accelerate or permanently increase Corvex’s state income tax liabilities. As a result of the foregoing, even if Corvex attains profitability, it may be unable to use all or a material portion of its net operating losses and other tax attributes, which could adversely affect its future cash flows.

Corvex could be required to collect additional sales, use, value added, digital services, or other similar taxes or be subject to other liabilities with respect to past or future sales, that may increase the costs its customers would have to pay for its solutions and adversely affect its business, operating results, financial condition, and prospects.

Corvex does not collect sales and use, value added, or similar taxes in all jurisdictions in which it has sales because it has determined in consultation with its advisors that its sales in certain jurisdictions are not subject to such taxes. Sales and use, value added, and similar tax laws and rates vary greatly by jurisdiction and the application of such laws is subject to uncertainty. As a result, state and local authorities may assert additional sales/use tax obligations for prior periods, which could result in assessments, interest, and penalties that may be significant relative to revenues in the affected jurisdictions. Jurisdictions in which it does not collect such taxes may assert that such taxes apply to its sales and seek to impose incremental or new sales, use, value added, digital services, or assert other tax collection obligations on it, which could result in tax assessments, penalties, and interest, to it or its customers for past sales, and it may be required to collect such taxes in the future. If Corvex is unsuccessful in collecting such taxes from its customers, it could be held liable for such costs, which may adversely affect its operating results.

Further, an increasing number of U.S. states have considered or adopted laws that attempt to impose tax collection obligations on out-of-state companies. A successful assertion by one or more U.S. states requiring Corvex to collect taxes where it presently does not do so, or to collect more taxes in a jurisdiction in which it currently collects such taxes, could result in substantial liabilities, including taxes on past sales, as well as interest and penalties. Furthermore, certain jurisdictions, such as the U.K., France, and Canada, have enacted a digital services tax, which is generally a tax on gross revenue generated from users or customers located in those jurisdictions, and other jurisdictions are considering enacting similar laws. A successful assertion by a U.S. state or local government or a foreign jurisdiction that Corvex should have been or should be collecting additional sales, use, value added, digital services, or other similar taxes could, among other things, result in substantial tax payments, create significant administrative burdens for it, discourage potential customers from using its platform due to the incremental cost of any such sales or other related taxes, or otherwise harm its business.

If Corvex’s estimates or judgments relating to its critical accounting policies prove to be incorrect or financial reporting standards or interpretations change, its operating results could be adversely affected.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in Corvex’s consolidated financial statements and accompanying notes. Corvex bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances. The results of these estimates form the basis for making judgments about the carrying values of assets, liabilities and equity, and the amount of revenue and expenses that are not readily apparent from other sources. Significant assumptions and estimates used in preparing Corvex’s consolidated financial statements include but are not limited to those related to the identification of performance obligations in revenue recognition, the valuation of stock-based awards, the valuation of derivatives and warrants, and accounting for leases, property and equipment, income taxes and variable interest entities. Corvex’s operating results may be adversely affected if its assumptions change or if actual circumstances differ from those in its assumptions, which could cause its operating results to fall below the expectations of industry or financial analysts and investors, resulting in a potential decline in the market price of its common stock.

Additionally, Corvex regularly monitors its compliance with applicable financial reporting standards and review new pronouncements and drafts thereof that are relevant to it. As a result of new standards, changes to existing standards, and changes in their interpretation, Corvex might be required to change its accounting policies, alter its operational policies, and implement new or enhance existing systems so that they reflect new or amended financial reporting standards, or it may be required to restate its published financial statements. Such changes to existing standards or changes in their interpretation may have an adverse effect on Corvex’s reputation, business, financial condition, and profit, or cause an adverse deviation from its revenue and operating profit target, which may adversely affect its financial results.

Corvex is exposed to fluctuations in currency exchange rates, which could negatively affect its business, operating results, financial condition, and prospects.

Corvex’s sales contracts are primarily denominated in U.S. dollars, and therefore a majority of its revenue is not subject to foreign currency risk. However, strengthening of the U.S. dollar increases the real cost of Corvex’s platform to its customers outside of the United States, which could lead to delays in the purchase of its platform and the lengthening of its sales cycle. If the U.S. dollar continues to strengthen, this could adversely affect Corvex’s business, operating results, financial condition, and prospects. In addition, increased international sales in the future, including through continued international expansion, could result in foreign currency denominated sales, which would increase Corvex’s foreign currency risk.

Risks Related to Corvex Generally

Adverse global macroeconomic conditions, geopolitical risks, or reduced spending on AI and machine learning or on cloud infrastructure could adversely affect Corvex’s business, operating results, financial condition, and prospects.

Corvex’s business depends on the overall demand for and adoption of AI and machine learning and cloud infrastructure and on the economic health of its current and prospective customers. In addition, the purchase of Corvex’s platform is often discretionary and may involve a significant commitment of capital and other resources. Weak global and regional economic conditions, including United States and global macroeconomic issues, actual or perceived global banking and finance related issues, domestic and foreign regulatory uncertainty, changes in trade policies, including the imposition of tariffs, trade controls and other trade barriers, labor shortages, supply chain disruptions, rising interest rates and inflation, spending environments, geopolitical instability, warfare and uncertainty, including the effects of the conflicts in the Middle East and Russia/Ukraine, and tensions between China and Taiwan, weak economic conditions in certain regions or a reduction in business spending, including spending on developing AI and machine learning capabilities and on cloud infrastructure, regardless of macroeconomic conditions, could adversely affect Corvex’s business, operating results, financial condition, and prospects, including resulting in longer sales cycles, a negative impact on its ability to attract and retain new customers, increase sales of its platform, or sell additional solutions and services to its existing customers, lower prices for its solutions and services, and slower or declining growth. Deterioration in economic conditions in any of the countries in which Corvex does business could also cause slower or impaired collections on accounts receivable, which may adversely impact its business, operating results, financial condition, and prospects.

Geopolitical risks, including those arising from trade tension and/or the imposition of trade tariffs, terrorist activity, or acts of civil or international hostility, are increasing. In particular, the imposition of tariffs, trade controls, border taxes, or other barriers to trade may directly or indirectly impact Corvex’s business, operating results, financial condition, prospects, and stock price. For example, the current U.S. presidential administration has pursued an aggressive policy of tariffs in 2025, including certain tariffs that have been temporarily suspended, on imported goods from most countries and select countries have announced retaliatory tariffs in response, contributing to volatility in the markets. The international trade and tariff landscape is highly volatile and tariffs rates are subject to frequent change and negotiation. There can be no assurance that Corvex will be able to mitigate the impacts of the foregoing or any future changes in global trade dynamics on its business. Similarly, the potential for military conflict between China and Taiwan could have negative impacts on the global economy, including by affecting the supply of semiconductors from Taiwan, contributing to higher energy prices and creating uncertainty in the global capital markets. While Corvex does not currently have employees or direct operations in Taiwan, its suppliers rely heavily on semiconductors supplied by Taiwan which are an important component of its platform and any reduction in that supply could materially disrupt its operations.

Corvex may be adversely affected by natural disasters, pandemics, and other catastrophic events, and by man-made problems such as war and regional geopolitical conflicts around the world, that could disrupt its business operations, and its business continuity and disaster recovery plans may not adequately protect it from a serious disaster.

Natural disasters or other catastrophic events may cause damage or disruption to Corvex’s operations, international commerce, and the global economy, and thus could have an adverse effect on it. Corvex’s business operations are also subject to interruption by fire, power shortages, flooding, and other events beyond its control. In addition, Corvex’s global operations expose it to risks associated with public health crises, such as pandemics and epidemics, which could harm its business and cause its operating results to suffer. Further, acts of war, armed conflict, terrorism and other geopolitical unrest, such as the conflicts in the Middle East and Russia/Ukraine and tensions between China and Taiwan, could cause disruptions in Corvex’s business or the businesses of its partners or the economy as a whole.

In the event of a natural disaster, including a major earthquake, blizzard, or hurricane, or a catastrophic event such as a fire, power loss, cyberattack, or telecommunications failure experienced by Corvex or a critical third party vendor, Corvex may be unable to continue its operations and may endure system interruptions, reputational harm, delays in development of its platform, lengthy interruptions in service, breaches of data security, and loss of critical data, all of which could have an adverse effect on its future operating results. Additionally, all the aforementioned risks will be further increased if Corvex does not implement an effective disaster recovery plan or its partners’ disaster recovery plans prove to be inadequate.

Environmental, social, and governance factors may impose additional costs and expose it to new risks.

Compliance with environmental, social and governance (“ESG”) regulations and policies may result in increased costs associated with operating our business. Further, there is particular focus on concerns relating to AI and its impact on the environment, including the power-intensive nature of the industry, high consumption of water, and reliance on critical minerals and rare elements. Compliance with recently adopted and potential upcoming ESG requirements may require the dedication of significant time and resources. Corvex’s failure to manage public sentiment and the legal landscape in these areas on a timely basis, or at all, could adversely affect its reputation, business, and financial performance.

The level of insurance coverage that Corvex purchases may prove to be inadequate, which could materially and adversely impact its business, financial condition, and results of operations.

Corvex purchases insurance policies intended to cover certain operational, governance, property, cyber and business interruption risks. Insurance may be unavailable, insufficient, or subject to significant exclusions and deductibles and may not cover all losses, including those arising from floods and other catastrophic events, prolonged outages, destruction of critical data center hardware, or cyber incidents. Insurance markets for data center and cyber risks have become more expensive and capacity-constrained. Any shortfall between insurance recoveries and actual losses could materially adversely affect Corvex’s business, operating results, financial condition, and prospects. Corvex’s ability to recover under its insurance policies is subject to the determinations of insurers, which may be adverse to Corvex and could limit or eliminate anticipated coverage. The scope of coverage under these policies can be difficult to ascertain with certainty in some cases, and certain losses may be excluded. Insurers may also dispute or deny claims based on policy interpretations or exclusions.

Corvex may determine that it is necessary to expand its insurance coverage to address evolving risks; however, additional coverage may be unavailable or only obtainable at rates or terms that are not commercially reasonable. If adequate insurance coverage cannot be obtained or if claims are denied, Corvex may be required to bear substantial losses directly, which could materially and adversely affect its business, financial condition, and results of operations.

Risks Related to Ownership of the Combined Company’s Common Stock

The market price of the combined company’s common stock may be volatile, and you could lose all or part of your investment.

Neither Corvex nor the Company can predict the prices at which the common stock of the combined company will trade. The market price of the combined company’s common stock will depend on a number of factors, including those described in this “Risk Factors” section, many of which are beyond the combined company’s control and may not be related to its operating performance. In addition, the limited public float of the combined company’s common stock will tend to increase the volatility of the trading price of its common stock. These fluctuations could cause you to lose all or part of your investment in the combined company’s common stock. Factors that could cause fluctuations in the market price of the combined company’s common stock include, but are not limited to, the following:

●	actual or anticipated changes or fluctuations in the combined company’s operating results;

●	the combined company’s incurrence of any indebtedness;

●	the combined company’s ability to produce timely and accurate financial statements;

●	the financial projections the combined company may provide to the public, any changes in these projections, or its failure to meet these projections;

●	announcements by the combined company or its competitors of new offerings or new or terminated significant contracts, commercial relationships, acquisitions, or capital commitments;

●	industry or financial analyst or investor reaction to the combined company’s press releases, other public announcements and filings with the SEC;

●	rumors and market speculation involving the combined company or other companies in its industry;

●	price and volume fluctuations in the overall stock market from time to time;

●	the overall performance of the stock market or technology companies;

●	the expiration of contractual lock up agreements and sales of shares of the combined company’s common stock by it or its stockholders;

●	failure of industry or financial analysts to initiate or maintain coverage of the combined company, changes in financial estimates by any analysts who follow its company, or its failure to meet these estimates or the expectations of investors;

●	actual or anticipated developments in the combined company’s business or its competitors’ businesses or the competitive landscape generally;

●	litigation or other proceedings involving Corvex, the Company, or the combined company or its industry, or investigations by regulators into its operations or those of its competitors;

●	developments or disputes concerning the combined company’s intellectual property rights or its solutions, or third-party proprietary rights;

●	new laws or regulations or new interpretations of existing laws or regulations applicable to the combined company’s business;

●	any major changes in the combined company’s management or its board of directors;

●	the global political, economic, and macroeconomic climate, including but not limited to, actual or perceived instability in the banking industry, potential uncertainty with respect to the federal debt ceiling and budget and potential government shutdowns related thereto, domestic and foreign regulatory uncertainty, changes in trade policies, including the imposition of tariffs, trade controls and other trade barriers, labor shortages, supply chain disruptions, potential recession, inflation, and rising interest rates;

●	other events or factors, including those resulting from war, armed conflict, including the conflicts in the Middle East and Ukraine and tensions between China and Taiwan, incidents of terrorism, or responses to these events; and

●	cybersecurity incidents.

In addition, the stock market in general, and the market for technology companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies, particularly during the current period of global macroeconomic and geopolitical uncertainty. These economic, political, regulatory, and market conditions may negatively impact the market price of the combined company’s common stock, regardless of its actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market prices of a particular company’s securities, securities class action litigation has often been instituted against that company. Securities litigation, if instituted against the combined company, could result in substantial costs and divert its management’s attention and resources from its business. This could have an adverse effect on the combined company’s business, operating results, financial condition, and prospects.

Sales of substantial amounts of the combined company’s common stock in the public markets, or the perception that they might occur, could cause the market price of its common stock to decline.

Sales of a substantial number of shares of the combined company’s common stock into the public market, and particularly sales by its directors, executive officers, and principal stockholders, or the perception that these sales might occur, could cause the market price of its common stock to decline.

In connection with the merger, the directors and officers of the Company and Corvex, as well as certain significant stockholders of Corvex, have agreed, subject to limited exceptions, not to transfer or otherwise dispose of shares of the combined company’s common stock (or securities convertible into common stock) for a period of 180 days after the Effective Time. As a result, for so long as the lock-up restrictions remain in effect, a substantial portion of the combined company’s outstanding common stock will be restricted from trading. The reduction in the available public float may limit the liquidity of the combined company’s common stock, increase the volatility of the trading price, and make it more difficult for investors to sell their shares at a desired time or price. Limited float can also exacerbate the impact of market or industry fluctuations and short-term trading dynamics on the price of the combined company’s common stock.

Upon expiration of the lock-up period, a significant number of additional shares may become eligible for sale in the public market. If the locked up parties sell substantial amounts of the combined company’s common stock in the public market after the lock-up restrictions expire, or if the market perceives that such sales could occur, the market price of the combined company’s common stock could decline materially.

Furthermore, because a meaningful portion of the combined company’s outstanding shares will be held by insiders and significant stockholders subject to lock-up restrictions, the interests of such holders with respect to the timing of sales or hedging transactions following the lock-up expiration may not be aligned with those of other stockholders. Any overhang created by the impending availability of a substantial number of shares for sale, combined with actual or anticipated sales after the lock-up period expires, could adversely affect the market price of the combined company’s common stock and its ability to raise additional capital through equity offerings on acceptable terms. Sales of a substantial number of such shares, or the perception that such sales may occur, could cause the combined company’s market price to fall or make it more difficult for you to sell your common stock at a time and price that you deem appropriate.

The combined company may also issue its shares of common stock or securities convertible into shares of its common stock from time to time in connection with a financing, acquisition, investment, or otherwise. Any further issuance could result in substantial dilution to its existing stockholders and cause the market price of its common stock to decline.

If financial analysts issue inaccurate or unfavorable research regarding, or do not or cease to cover, the combined company’s common stock, its stock price and trading volume could decline.

The trading market for the combined company’s common stock will be influenced by the research and reports that financial analysts publish about it, its business, its market and its competitors. The combined company will not control these analysts or the content and opinions included in their reports. As a new public company, the analysts who publish information about the combined company’s common stock will have had relatively little experience with its business, which could affect their ability to accurately forecast its results and make it more likely that it fails to meet their estimates. If any of the analysts who cover the combined company issues an inaccurate or unfavorable opinion regarding its stock price, its stock price would likely decline. In addition, the stock prices of many companies in the technology industry have declined significantly after those companies have failed to meet, or significantly exceed, the financial guidance publicly announced by the companies or the expectations of analysts. If the combined company’s financial results fail to meet, or significantly exceed, its announced guidance, if any, or the expectations of analysts or public investors, analysts could downgrade its common stock or publish unfavorable research about it. If one or more of these analysts cease coverage of the combined company’s common stock or fail to publish reports on it regularly, its visibility in the financial markets could decrease, which in turn could cause its stock price or trading volume to decline.

The combined company does not intend to pay dividends in the foreseeable future. As a result, your ability to achieve a return on your investment will depend on appreciation in the price of its common stock.

The combined company intends to retain all available funds and any future earnings for use in the operation of its business and does not anticipate paying any dividends on its capital stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of the combined company’s board of directors and will depend on its financial condition, operating results, capital requirements, general business conditions, restrictions in its debt instruments and other factors that its board of directors may deem relevant. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

Provisions in the combined company’s anticipated charter documents and under Delaware law could make an acquisition of its company, which may be beneficial to its stockholders, more difficult and may limit attempts by its stockholders to replace or remove its current management and members of its board of directors.

Provisions that will be in the combined company’s amended and restated certificate of incorporation and amended and restated bylaws may have the effect of delaying or preventing a merger, acquisition or other change of control of its company that the stockholders may consider favorable. In addition, because the combined company’s board of directors is responsible for appointing the members of its management team, these provisions may frustrate or prevent any attempts by its stockholders to replace or remove its current management by making it more difficult for stockholders to replace members of its board of directors. Among other things, the combined company’s amended and restated certificate of incorporation and amended and restated bylaws will include provisions that:

●	provide that the combined company’s board of directors is classified into three classes of directors with staggered three-year terms;

●	permit the combined company’s board of directors to establish the number of directors and fill any vacancies and newly created directorships;

●	require supermajority voting to amend some provisions in the combined company’s amended and restated certificate of incorporation and amended and restated bylaws;

●	authorize the issuance of “blank check” preferred stock that the combined company’s board of directors could use to implement a stockholder rights plan;

●	provide that only the majority of the combined company’s board of directors, the chair of the board of directors or each of the Chief Executive Officers may call a special meeting of stockholders;

●	eliminate the ability of stockholders to call special meetings of stockholders;

●	do not provide for cumulative voting;

●	because the combined company’s board is classified, provide that directors may only be removed by the board of directors, with or without cause;

●	prohibit stockholder action by written consent, requiring all stockholder actions to be taken at a duly called meeting of stockholders;

●	provide that the combined company’s board of directors is expressly authorized to adopt, amend or repeal the bylaws, and that stockholder amendments to the bylaws require a supermajority vote;

●	establish advance notice requirements for nominations for election to the combined company’s board of directors or for proposing matters that can be acted upon by stockholders at annual stockholder meetings; and

●	designate exclusive forums for certain stockholder litigation.

Moreover, Section 203 of the DGCL, may discourage, delay, or prevent a change in control of the combined company. Section 203 imposes certain restrictions on mergers, business combinations, and other transactions between the combined company and holders of 15% or more of its common stock.

The combined company’s amended and restated certificate of incorporation will contain exclusive forum provisions for certain claims, which may limit its stockholders’ ability to obtain a favorable judicial forum for disputes with it or its directors, officers, or employees.

The combined company’s amended and restated certificate of incorporation will provide that the Court of Chancery of the State of Delaware, to the fullest extent permitted by law, will be the exclusive forum for any derivative action or proceeding brought on its behalf, any action asserting a breach of fiduciary duty, any action asserting a claim against it arising pursuant to the DGCL, its amended and restated certificate of incorporation, or its amended and restated bylaws, or any action asserting a claim against it that is governed by the internal affairs doctrine or asserting an “internal corporate claim” as defined in the DGCL.

Moreover, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. The combined company’s amended and restated certificate of incorporation provides that the federal district courts of the United States will, to the fullest extent permitted by law, be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act (“Federal Forum Provision”). While there can be no assurance that federal or state courts will follow the holding of the Delaware Supreme Court or determine that the Federal Forum Provision should be enforced in a particular case, application of the Federal Forum Provision means that suits brought by Corvex’s stockholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in state court.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. In addition, the Federal Forum Provision applies to suits brought to enforce any duty or liability created by the Exchange Act. Accordingly, actions by the combined company’s stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court.

Stockholders of the combined company will not be deemed to have waived its compliance with the federal securities laws and the regulations promulgated thereunder.

Any person or entity purchasing or otherwise acquiring or holding any interest in any of the combined company’s securities shall be deemed to have notice of and consented to its exclusive forum provisions, including the Federal Forum Provision. These provisions may limit a stockholder’s ability to bring a claim in a judicial forum of their choosing for disputes with the combined company or its directors, officers, or employees, which may discourage lawsuits against it and its directors, officers, and employees. Alternatively, if a court were to find the choice of forum provision contained in the combined company’s amended and restated bylaws to be inapplicable or unenforceable in an action, it may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, operating results, financial condition, and prospects.

The combined company could be subject to securities class action litigation.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in the market price of a company’s securities. This type of litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources, which could adversely affect the combined company’s business, operating results, or financial condition. Additionally, the dramatic increase in the cost of directors’ and officers’ liability insurance may cause it to opt for lower overall policy limits and coverage or to forgo insurance that it may otherwise rely on to cover significant defense costs, settlements, and damages awarded to plaintiffs, or incur substantially higher costs to maintain the same or similar coverage. These factors could make it more difficult for the combined company to attract and retain qualified executive officers and members of its board of directors.

The Committed Equity Financing

On November 6, 2025, we entered into the Purchase Agreement with Chardan establishing the Facility. Pursuant to and upon the terms and subject to the conditions and limitations set forth in the Purchase Agreement, beginning upon the Commencement Date, we have the right, subject to the prior written consent of Corvex prior to the closing of the Merger, from time to time at our option to direct Chardan to purchase up to $1,000,000,000 in aggregate gross purchase price of newly issued shares of our Common Stock. Sales of our Common Stock to Chardan under the Purchase Agreement, and the timing of any sales, will be determined by us from time to time, subject to the prior written consent of Corvex prior to the closing of the Merger, and will depend on a variety of factors, including, among other things, market conditions, the trading price of our Common Stock and determinations by us regarding the use of proceeds from any sale of such Common Stock. The net proceeds from any sales under the Facility will depend on the frequency with, and prices at, which the Common Stock are sold to Chardan. To the extent we sell shares under the Purchase Agreement, we currently plan to use any proceeds therefrom, together with our existing cash and cash equivalents, for general corporate purposes. We cannot predict whether the net proceeds invested will yield a favorable return.

In accordance with our obligations under the Purchase Agreement, we have filed the registration statement of which this prospectus forms a part in order to register the resale by Chardan of up to 110,000,000 Purchase Shares, consisting of shares of Common Stock that we may elect, with the prior written consent of Corvex prior to the closing of the Merger, to issue and sell to Chardan, from time to time from and after the Commencement Date upon the terms and subject to the conditions and limitations of the Purchase Agreement. Unless earlier terminated, the Purchase Agreement will remain in effect until the earliest to occur of (i) the 36-month anniversary of the effective date of the registration statement of which this prospectus forms a part, (ii) the date on which Chardan has purchased the Total Commitment pursuant to the Purchase Agreement, (iii) the date on which our Common Stock fails to be listed or quoted on the Nasdaq Capital Market or any successor market, and (iv) the date on which, pursuant to or within the meaning of any bankruptcy law, we commence a voluntary case or any Person commences a proceeding against us, a custodian is appointed for us or for all or substantially all of our property, or we make a general assignment for the benefit of our creditors (the “Termination Provisions”).

Although the Purchase Agreement provides that we may sell to Chardan up to the lesser of (i) $1,000,000,000 in aggregate gross purchase price of newly issued shares of our Common Stock, and (ii) the Exchange Cap, subject to certain conditions and limitations set forth in the Purchase Agreement, only 110,000,000 shares of our Common Stock are being registered for resale under the registration statement that includes this prospectus. If it becomes necessary for us to issue and sell to the Selling Stockholder under the Purchase Agreement more shares than are being registered for resale under this prospectus in order to sell up to $1,000,000,000 in aggregate gross purchase price of shares of our Common Stock under the Purchase Agreement, we must first file with the SEC one or more additional registration statements to register under the Securities Act the resale by the Selling Stockholder of any such additional shares of our Common Stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case, before we may elect to sell any additional shares of our Common Stock to the Selling Stockholder under the Purchase Agreement. Under the applicable rules and regulations of Nasdaq, in no event may we issue to Chardan under the Purchase Agreement more than the Exchange Cap, unless our stockholders have approved the issuance of our common stock pursuant to the Purchase Agreement in excess of the Exchange Cap in accordance with the applicable rules and regulations of Nasdaq or such approval is not required in accordance with the applicable rules and regulations of Nasdaq or otherwise because the average price of all applicable sales of our common stock to Chardan pursuant to the Purchase Agreement equals or exceeds $5.30 per share, which represents the “Nasdaq Minimum Price” as of the date of the execution of the Purchase Agreement. At a special stockholders’ meeting of the Company held on December 16, 2025, our stockholders approved the sale of shares of Common Stock under the Purchase Agreement in excess of the Exchange Cap.

Chardan is not obligated to buy any Common Stock under the Purchase Agreement if such shares, when aggregated with all other Common Stock then beneficially owned by Chardan and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in Chardan beneficially owning Common Stock in excess of the Beneficial Ownership Limitation.

The Purchase Agreement and the ChEF Registration Rights Agreement, contain customary registration rights, representations, warranties, conditions and indemnification obligations by each party. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and are subject to certain important limitations.

VWAP Purchase and Intraday VWAP Purchases of Shares of Common Stock Under the Purchase Agreement

From and after the Commencement Date, we have the right, at any time we do not have material non-public information, but not the obligation, from time to time, with prior written consent of Corvex prior to the closing of the Merger, until the earliest to occur of the Termination Provisions, to direct Chardan to purchase an amount of shares of our Common Stock equal to the applicable VWAP Purchase Share Amount, at the applicable VWAP Purchase Price (as defined herein) therefor on such VWAP Purchase Date (as defined in the Purchase Agreement) in accordance with the Purchase Agreement (each such purchase, a “VWAP Purchase”) by delivering written notice to Chardan (such notice, a “VWAP Purchase Notice”) on any trading day, so long as all shares of Common Stock subject to all prior VWAP Purchases by Chardan have been delivered to Chardan as required by the Purchase Agreement.

In addition to the regular VWAP Purchases described above, from and after the Commencement Date, we will also have the right, at any time we do not have material non-public information, but not the obligation, from time to time, with the prior written consent of Corvex prior to the closing of the Merger, until the earliest to occur of the Termination Provisions, to offer to Chardan the right to or, in certain circumstances, to direct Chardan, to purchase, on any trading day we select as the Purchase Date (including the same Purchase Date on which an earlier regular VWAP Purchase was effected by us (as applicable), although we are not required to effect an earlier regular VWAP Purchase on such Purchase Date in order to effect an Intraday VWAP Purchase on such Purchase Date), up to an amount of shares of our Common Stock equal to the applicable Intraday VWAP Purchase Share Amount (as defined in the Purchase Agreement) at the applicable VWAP Purchase Price therefor on such VWAP Purchase Date in accordance with the Purchase Agreement (each such purchase, an “Intraday VWAP Purchase”) by delivering a written notice to Chardan (each such notice, an “Intraday VWAP Purchase Notice”) to Chardan prior to 3:00 p.m., New York City time, on any trading day.

We may timely deliver one Intraday VWAP Purchase Notice to Chardan on a single Purchase Date to effect an Intraday VWAP Purchase on such same Purchase Date, so long as all shares of Common Stock subject to all prior VWAP Purchases and all prior Intraday VWAP Purchases effected by us under the Purchase Agreement have been received by Chardan prior to the time we deliver to Chardan a new Intraday VWAP Purchase Notice to effect an Intraday VWAP Purchase on the same Purchase Date as a regular VWAP Purchase. The terms and limitations that will apply to each Intraday VWAP Purchase effected on the same Purchase Date will be the same as those applicable to any earlier regular VWAP Purchase (as applicable) effected on the same Purchase Date as such Intraday VWAP Purchase, and the per share purchase price for the shares of Common Stock that we elect to sell to Chardan in each Intraday VWAP Purchase effected on the same Purchase Date as an earlier regular VWAP Purchase (as applicable) effected on such Purchase Date will be calculated in the same manner as in the case of such earlier regular VWAP Purchase (as applicable) effected on the same Purchase Date as such Intraday VWAP Purchase, with the exception that the Intraday VWAP Purchase Period for each Intraday VWAP Purchase will begin and end at different times (and may vary in duration) during the regular trading session on such Purchase Date, in each case as determined in accordance with the Purchase Agreement.

In addition to the regular VWAP Purchases and Intraday VWAP Purchases described above, from and after the Commencement Date, we have the right, at any time we do not have material non-public information, but not the obligation, from time to time, with the prior written consent of Corvex prior to the closing of the Merger, until the earliest to occur of the Termination Provisions, to offer Chardan the right to purchase shares of our Common Stock outside of market hours (i.e., prior to market open and/or following market close) (an “Off-Hour Sale”) by delivering a notice to Chardan (an “Off-Hour Sale Notice”) specifying the number of shares of our Common Stock being offered to Chardan (the “Off-Hour Offered Amount”), which may be calculated as (a) a percentage (not to exceed 20%) of volume of trading until a specified time (which may not be beyond the next market open), (b) a fixed number of shares of Common Stock or (c) an approximate dollar value for shares of Common Stock offered through the Off-Hour Sale. Chardan may accept the Off-Hour Sale Notice in whole or in part, subject to the limitations described below.

The maximum number of shares of Common Stock that Chardan is required to purchase on any one trading day pursuant to a VWAP Purchase Notice, an Intraday VWAP Purchase Notice or an Off-Hour Sale Notice, as applicable, under the Purchase Agreement, is equal to the lesser of:

●	a number of shares of Common Stock which, when aggregated with all other shares of Common Stock then beneficially owned by Chardan and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by Chardan in excess of the Beneficial Ownership Limitation;

●	a number of shares of Common Stock which would result in the total aggregate VWAP Purchase Price to be paid by Chardan in any VWAP Purchase, together with, if applicable, any Intraday VWAP Purchase and any Off-Hour Sale, made on one Purchase Date, exceeding $5.0 million;

●	a number of shares of Common Stock equal to (a) twenty percent (20%) multiplied by (b) the total number (or volume) of shares of Common Stock traded on the Nasdaq Capital Market (or successor Principal Market) during the applicable VWAP Purchase Period, Intraday VWAP Purchase Period or Off-Hour Sale Period (as applicable) on the applicable VWAP Purchase Date for such VWAP Purchase, Intraday VWAP Purchase or Off-Hour Sale; and

●	the VWAP Purchase Share Amount (for a VWAP Purchase), the Intraday VWAP Purchase Share Amount (for an Intraday VWAP Purchase) or the Off-Hour Offered Amount (for an Off-Hour Sale).

The purchase price of the shares of Common Stock that the Company elects to sell to Chardan pursuant to the Purchase Agreement will be determined by reference to the VWAP (as defined below) during the applicable Purchase Date on which we timely deliver a VWAP Purchase Notice (and/or Intraday VWAP Purchase Notice or Off-Hour Sale Notice, as applicable), less (a) if the Company’s public float remains equal to or less than 5,000,000 shares, a 5.0% discount to VWAP for a VWAP Purchase or Intraday VWAP Purchase or a 10.0% discount to VWAP for a Off-Hour VWAP Purchase, (b) if the Company’s public float is equal to at least 5,000,000 shares but is less than 100,000,000 shares, a 3.0% discount to VWAP for a VWAP Purchase or Intraday VWAP Purchase or a 6.0% discount to VWAP for a Off-Hour VWAP Purchase, or (c) if the Company’s public float is equal to at least 100,000,000 shares, a 2.5% discount to VWAP for a VWAP Purchase or Intraday VWAP Purchase or a 5.0% discount to VWAP for a Off-Hour VWAP Purchase.

We define “VWAP” as, for the Common Stock for a specified period, the dollar volume-weighted average price for the Common Stock on the Nasdaq Capital Market (or successor Principal Market), for such period, as reported by Bloomberg through its “VWAP” function. All such determinations shall be appropriately adjusted for any sales of shares of Common Stock through certain block transactions, any reorganization, non-cash dividend, stock split, reverse stock split, stock combination, recapitalization or other similar transaction during such period. There is no upper limit on the price per share that Chardan could be obligated to pay for Common Stock we elect to sell to Chardan in any VWAP Purchase or Intraday VWAP Purchase under the Purchase Agreement.

At or prior to (x) 5:30 p.m., New York City time, on the VWAP Purchase Date for each VWAP Purchase and each Intraday VWAP Purchase, if applicable, (y) 9:30 p.m. New York City time, on the VWAP Purchase Date for each Off-Hour VWAP Purchase in connection with an Off-Hour Sale Notice delivered before 8:00 p.m., New York City time, and (z) 5:30 p.m. New York City time, on the VWAP Purchase Date for each Off-Hour VWAP Purchase in connection with an Off-Hour Sale Notice delivered before 8:00 a.m., New York City time, Chardan will provide us and our transfer agent with a written confirmation for such VWAP Purchase, Intraday VWAP Purchase or Off-Hour Sale setting forth, among other things, the applicable VWAP Purchase Price for such trading day, the total number of shares of Common Stock being purchased by Chardan in such VWAP Purchase, Intraday VWAP Purchase or Off-Hour Sale, the total aggregate VWAP Purchase Price to be paid by Chardan for such VWAP Purchase, Intraday VWAP Purchase or Off-Hour Sale, the VWAP Purchase Period, Intraday VWAP Purchase Period (if applicable) and Off-Hour Sale Period (if applicable), and, if Chardan is purchasing a number of shares of Common Stock less than the VWAP Purchase Share Amount, Intraday VWAP Purchase Share Amount or Off-Hour Offered Amount, Chardan’s calculation of the VWAP Purchase Commitment Amount (as defined in the Purchase Agreement).

The Common Stock purchased by Chardan in an applicable VWAP Purchase, Intraday VWAP Purchase or Off-Hour Sale shall be delivered to Chardan not later than 1:00 p.m., New York City time, on the trading day immediately following the applicable VWAP Purchase Date for such VWAP Purchase, Intraday VWAP Purchase or Off-Hour Sale (the “VWAP Purchase Share Delivery Date”). The payment for, against delivery of, Common Stock purchased by Chardan in a VWAP Purchase, Intraday VWAP Purchase or Off-Hour Sale under the Purchase Agreement is required to be fully settled not later than 5:00 p.m., New York City time, on the trading day immediately following the applicable VWAP Purchase Share Delivery Date for such VWAP Purchase, Intraday VWAP Purchase or Off-Hour Sale, as set forth in the Purchase Agreement.

Conditions Precedent to Commencement and Each VWAP Purchase and Intraday VWAP Purchase

Our right to commence delivering VWAP Purchase Notices, Intraday VWAP Purchase Notices and Off-Hour Sale Notices under the Purchase Agreement and Chardan’s obligation to accept VWAP Purchase Notices, Intraday VWAP Purchase Notices and Off-Hour Sale Notices that are timely delivered by us under the Purchase Agreement and to purchase shares of our Common Stock in VWAP Purchases, Intraday VWAP Purchases and Off-Hour Sales under the Purchase Agreement, are subject to the initial satisfaction, at the Commencement Date, of the conditions precedent thereto set forth in the Purchase Agreement, which conditions include, among others, the following:

●	the accuracy in all material respects of the representations and warranties of the Company included in the Purchase Agreement;

●	us having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement and the ChEF Registration Rights Agreement to be performed, satisfied or complied with by us;

●	the registration statement that includes this prospectus having been declared effective under the Securities Act, and Chardan being able to utilize this prospectus to resell all of the Common Stock included in this prospectus;

●	the absence of any material misstatement or omission in the registration statement that includes this prospectus;

●	this prospectus, the Current Report on Form 8-K disclosing the execution of the Purchase Agreement and ChEF Registration Rights Agreement, and all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act having been filed with the SEC;

●	the Common Stock not having been suspended by the SEC, the Nasdaq Capital Market (or successor Principal Market) or FINRA and there not having been imposed any suspension of, or restriction on, accepting additional deposits of Common Stock by the depository;

●	no condition, occurrence, state of facts or event constituting a Material Adverse Effect (as such term is defined in the Purchase Agreement) shall have occurred and be continuing;

●	shares of Common Stock issuable pursuant to the Facility were submitted for listing on Nasdaq;

●	customary compliance with laws and bankruptcy-related conditions; and

●	the receipt by Chardan of customary legal opinions, auditor comfort letters and bring-down legal opinions, as required under the Purchase Agreement.

Termination of the Purchase Agreement

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:

●	the 36-month anniversary of the effective date of the registration statement of which this prospectus forms a part;

●	the date on which Chardan has purchased the Total Commitment pursuant to the Purchase Agreement;

●	the date on which our Common Stock fails to be listed or quoted on The Nasdaq Stock Market or any successor market; and

●	the date on which, pursuant to or within the meaning of any bankruptcy law, we commence a voluntary case or any person or entity commences a proceeding against us, a custodian is appointed for us or for all or substantially all of our property, or we make a general assignment for the benefit of our creditors.

We have the right to terminate the Purchase Agreement at any time after the Commencement Date, at no cost or penalty, upon forty-five (45) trading days’ prior written notice to Chardan. Chardan also has the right to terminate the Purchase Agreement upon thirty (30) trading days’ prior written notice to us. The Purchase Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent, unless provided otherwise in such written consent. No termination of the Purchase Agreement by us or by Chardan will become effective prior to the second trading day immediately following the date on which any pending (or not fully settled) VWAP Purchase, Intraday VWAP Purchase or Off-Hour Sale has been fully settled in accordance with the terms and conditions of the Purchase Agreement, and will not affect any of our respective rights and obligations under the Purchase Agreement with respect to any pending (or not fully settled) VWAP Purchase, Intraday VWAP Purchase or Off-Hour Sale, and both we and Chardan have agreed to complete our respective obligations with respect to any such pending (or not fully settled) VWAP Purchase, Intraday VWAP Purchase or Off-Hour Sale under the Purchase Agreement. Furthermore, no termination of the Purchase Agreement will affect our or Chardan’s respective rights or obligations under the ChEF Registration Rights Agreement, which will survive any termination of the Purchase Agreement.

No Short-Selling or Hedging by Chardan

Chardan has agreed that neither it nor any entity managed or controlled by it, will engage in, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which, with respect to items (i) and (ii), establishes a net short position with respect to the Common Stock, during the term of the Purchase Agreement.

Effect of Sales of our Common Stock under the Purchase Agreement on our Stockholders

The Common Stock being registered for resale in this offering may be issued and sold by us to Chardan from time to time at our discretion over a period until the earliest to occur of the Termination Provisions. The resale by Chardan of a significant quantity of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Common Stock to decline and to be highly volatile. Sales of our Common Stock, if any, to Chardan under the Purchase Agreement will be determined by us, subject to the prior written consent of Corvex prior to the closing of the Merger the satisfaction of certain conditions in the Purchase Agreement, and will depend upon market conditions and other factors. We may ultimately decide to sell to Chardan all, some or none of the Common Stock that may be available for us to sell to Chardan pursuant to the Purchase Agreement. If we elect to sell Common Stock to Chardan pursuant to the Purchase Agreement, after Chardan has acquired such shares, Chardan may resell all, some or none of such Common Stock at any time or from time to time in its discretion and at different prices. As a result, investors who purchase Common Stock from Chardan in this offering at different times will likely pay different prices for those shares of Common Stock, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results.

Investors may experience a decline in the value of the Common Stock they purchase from Chardan in this offering as a result of future sales made by us to Chardan at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares of Common Stock to Chardan under the Purchase Agreement, or if investors expect that we will do so, the actual sales of Common Stock or the mere existence of our arrangement with Chardan may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Because the purchase price per share to be paid by Chardan for the Common Stock that we may elect to sell to Chardan under the Purchase Agreement, if any, will fluctuate based on the market prices of our Common Stock during the applicable period for each VWAP Purchase, Intraday VWAP Purchase or Off-Hour Sale made pursuant to the Purchase Agreement, if any, as of the date of this prospectus it is not possible for us to predict the number of shares of Common Stock that we will sell to Chardan under the Purchase Agreement, the actual purchase price per share to be paid by Chardan for those shares of Common Stock, or the actual gross proceeds to be raised by us from those sales, if any. As of February 4, 2026, there were 1,141,930 shares of our Common Stock outstanding. Assuming all of the 110,000,000 shares of our Common Stock offered for resale by Chardan under this prospectus were issued and outstanding as of February 4, 2026, such shares would represent approximately 99.0% of total number of shares of our Common Stock outstanding after such issuance. The actual number of shares of our Common Stock issuable will vary depending on the then current market price of shares of our Common Stock sold to Chardan in this offering.

The number of shares of Common Stock ultimately offered for sale by Chardan for resale under this prospectus is dependent upon the number of shares of Common Stock, if any, we ultimately sell to Chardan under the Purchase Agreement. Further, if and when we elect to sell shares of Common Stock to Chardan pursuant to the Purchase Agreement, after Chardan has acquired such shares, Chardan may resell all, some or none of such shares of Common Stock at any time or from time to time in its discretion and at different prices.

The issuance of our shares of Common Stock to Chardan pursuant to the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of Common Stock that our existing stockholders own will not decrease, the shares of Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of Common Stock after any such issuance.

USE OF PROCEEDS

All of the shares of our Common Stock offered by Chardan will be solely for Chardan’s account. We will not receive any of the proceeds from these sales. We may receive up to $1,000,000,000 in aggregate gross proceeds from Chardan under the Purchase Agreement in connection with sales of our shares of our Common Stock to Chardan pursuant to the Purchase Agreement from time to time after the date of this prospectus. However, the actual proceeds we receive may be less than this amount (before being reduced for the discount to Chardan) depending on the number of shares of our shares of our Common Stock sold and the price at which the shares of our Common Stock are sold.

We intend to use any net proceeds from any sales of shares of our Common Stock to Chardan under the Facility for general corporate purposes. We will have broad discretion in the way we use these proceeds, subject to the prior written consent of Corvex prior to the closing of the Merger. See “Risk Factors — Risks Related to This Offering and Ownership of Our Common Stock - We may use proceeds from sales of our Common Stock made pursuant to the Purchase Agreement in ways with which you may not agree or in ways which may not yield a significant return.”

Chardan will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by Chardan in disposing of its shares of Common Stock, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this prospectus.

The amounts in this subsection are presented in thousands of U.S. dollars except share and per share amounts.

Introduction

The following unaudited pro forma condensed combined balance sheet of the combined company as of September 30, 2025 and the unaudited pro forma condensed combined statements of operations of the combined company for the year ended December 31, 2014 and for the nine months ended September 30, 2025 present the combination of the financial information of Movano and Corvex after giving effect to the Merger, and concurrent financing described in the accompanying notes. Movano and Corvex are collectively referred to herein as the “Companies,” and the Companies, subsequent to the Merger and the Concurrent Financing, are referred to herein as the “combined company.”

For purposes of the unaudited pro forma condensed combined consolidated financial information, “Total Pro Forma Transaction Accounting Adjustments” consist of adjustments related to the Merger (the “Transaction Accounting adjustments — Merger”), concurrent financing transactions (the “Other Transaction Accounting Adjustments — Concurrent Financing”), and preliminary reclassifications made to conform the historical financial statement presentation of Movano to that of Corvex (the “Transaction Accounting Adjustments — Reclassification”).

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2025 and year ended December 31, 2024 give pro forma effect as if the Total Transaction Accounting Adjustments had occurred on January 1, 2024. The unaudited pro forma condensed combined balance sheet as of September 30, 2025 gives pro forma effect as if the Total Transaction Accounting Adjustments were completed on September 30, 2025.

The unaudited pro forma condensed combined consolidated statement of operations and unaudited pro forma condensed consolidated combined balance sheet are derived from and should be read in conjunction with:

-	the historical audited financial statements of Movano as of and for the years ended December 31, 2024 and 2023;

-	the unaudited condensed financial statements of Movano as of September 30, 2025 and for the nine months ended September 30, 2025 and 2024;

-	the historical audited financial statements of Corvex as of September 30, 2025 and for the period from inception (October 21, 2024) through December 31, 2024; and

-	the unaudited condensed financial statements of Corvex as of September 30, 2025 and for the nine months ended September 30, 2025.

The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the audited and unaudited historical financial statements of each of Movano and Corvex and the notes thereto, as well as the disclosures contained in the sections titled “Corvex’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this prospectus.

The unaudited pro forma condensed combined consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” These unaudited pro forma condensed combined consolidated financial statements do not present “Autonomous Entity Adjustments” or Management’s Adjustments”, as such terms are defined in Article 11 of Regulation S-X, and only present “Transaction Accounting Adjustments” related to the Merger, Concurrent Financing and Reclassification. These unaudited pro forma condensed combined financial statements have been presented to provide relevant information necessary for an understanding of the Merger discussed above. The unaudited pro forma condensed combined consolidated financial information reflects adjustments that are described in the accompanying notes and are based on available information and certain assumptions we believe are reasonable but are subject to change.

This unaudited pro forma condensed combined financial information is for informational purposes only and does not purport to indicate the financial conditions or results that would have been obtained had the Merger actually been completed on the assumed date or for the periods presented, nor which may be realized or expected in the future. The Total Pro Forma Transaction Accounting Adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed. The unaudited combined pro forma financial statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those illustrated. See “Notes to the Unaudited Pro Forma Condensed Combined Financial Information” below.

Note 1 — Description of the Merger and Concurrent Financing

The Merger

On November 6, 2025, Movano and its wholly owned subsidiary, Merger Sub, entered into the Merger Agreement with Corvex. Pursuant to the Merger Agreement, at the closing of the transactions contemplated by the Merger Agreement, Merger Sub will merge with and into Corvex, the separate corporate existence of Merger Sub will cease and Corvex will be the surviving corporation and a direct, wholly owned subsidiary of Movano. Following the closing, Movano will change its name to “Corvex, Inc.” (referred to herein, together with its subsidiaries, as the “combined company”).

At the Effective Time of the Merger, based on the fully diluted capitalization of the combined company on January 6, 2026:

●	All outstanding shares of Corvex Common Stock (as defined in the Merger Agreement) (other than any shares held as treasury stock that will be cancelled) will be converted into the right to receive (i) 15,223,802 shares of Movano Common Stock (based on the Exchange Ratio) (as defined in the Merger Agreement), plus (ii) (A) if the $15 Earnout Target is achieved, the $15 Earnout Per Share Amount (each as defined in the Merger Agreement), and (B) if the $25 Earnout Target is achieved, the $25 Earnout Per Share Amount (each as defined in the Merger Agreement) plus (iii) any cash paid in lieu of fractional shares. The outstanding shares of Corvex Common Stock at the Effective Time of the Merger include shares of Corvex Common Stock that contain a repurchase option for the combined company to acquire up to 8,166,240 shares of common stock of the combined company upon certain terms and conditions.

●	All outstanding shares of Corvex Series Seed Preferred Stock (as defined in the Merger Agreement) (other than any shares held as treasury stock that will be cancelled), inclusive of the net exercise of Corvex Warrants, will be converted into the right to receive (i) 21,752,704 shares of Movano Common Stock (based on the Exchange Ratio) (as defined in the Merger Agreement), plus (ii) (A) if the $15 Earnout Target is achieved, the $15 Earnout Per Share Amount, and (B) if the $25 Earnout Target is achieved, the $25 Earnout Per Share Amount plus (iii) any cash paid in lieu of fractional shares; Each share of Merger Sub common stock issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock of the combined company. The 21,752,704 shares of Movano Common Stock issuable upon conversion of Corvex Series Seed Preferred Stock consist of (y) 17,026,753 shares attributable to outstanding issuances of Corvex Series Seed Preferred Stock and (z) 4,725,951 shares attributable to the conversion of Corvex Warrants into Corvex Series Seed Preferred Stock. At the Effective Time of the Merger, Corvex Warrants will convert into 2,491,382 shares of Corvex Series Seed Preferred Stock. Those incremental shares of Corvex Series Seed Preferred Stock will be converted into Movano Common Stock pursuant to the Exchange Ratio.

●	All Corvex Warrants (as defined in the Merger Agreement) outstanding immediately prior to the Effective Time that are not exercised prior to the Effective Time will be converted into shares of Corvex Series Seed Preferred Stock immediately prior to and contingent upon the occurrence of the Merger, with the number of shares of Corvex Series Seed Preferred Stock into which the Corvex Warrants are converted calculated pursuant to the terms of such Corvex Warrant;

●	Each Corvex Option (as defined in the Merger Agreement) will be assumed by Movano and converted into an option to purchase, on the same terms and conditions, a number of shares of Movano Common Stock equal to the product of (i) the number of shares of Corvex Common Stock subject to such option, multiplied by (ii) the Exchange Ratio, plus (iii) (A) if the $15 Earnout Target is achieved, the $15 Earnout Per Share Amount, and (B) if the $25 Earnout Target is achieved, the $25 Earnout Per Share Amount; provided, however, that the $15 Earnout Per Share Amount and/or the $25 Earnout Per Share Amount shall not be delivered to the holder of any Company Option assumed by Movano until such Company Option assumed by Movano is exercised; provided, further, that such Company Option shall have an exercise price per share of Movano Common Stock equal to (A) the exercise price per share of the Corvex Common Stock subject to such option divided by (B) the Exchange Ratio.

The “Exchange Ratio” will be determined by (i) dividing Movano’s Adjusted Equity Value by $6.25, which is the value of one share of Movano Common Stock, and (ii) further dividing the quotient of the calculation in clause (i) by the aggregate number of shares of Corvex Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held immediately prior to the Effective Time by Corvex as treasury stock) on a fully-diluted basis assuming the exercise of all Participating Company Options, excluding any such shares issuable upon exercise of Out-of-the-Money Options, which will be cancelled at the Effective Time. The “Adjusted Equity Value” will be equal to (a) $250,000, less (b) the aggregate amount of Corvex’s outstanding indebtedness at the Effective Time, plus (b) the aggregate exercise price that would be paid in respect of Participating Company Options if all Participating Company Options were exercised in full immediately prior to the Effective Time, plus (c) all cash and cash equivalents of Corvex as of immediately prior to the Effective Time, on or after the date of the Merger Agreement but prior to the Closing in each case on terms and subject to conditions set forth in the Merger Agreement.

As of the date of this filing, the Exchange Ratio was approximately 1.8969, calculated as the quotient obtained by dividing (a) the Parent Common Stock Payment Shares of 46,613,600 by (b) the Company’s outstanding shares of 24,573,310.

The “Parent Valuation” is subject to increase by the amount of the Permitted Bridge Financing and the CheF (if any), less (ii) the Liabilities Adjustment Amount, which is equal to the greater of (a) the amount of the Closing Liabilities minus $5,000 and (b) $0, and (iii) the Budget Adjustment Amount, which is equal to the greater of (a) the amount of the Closing Budget Calculation minus the Agreed Budget and (b) $0. The Parent Valuation is used to determine the number of Parent Common Stock Legacy Shares, which will be determined by (i) dividing the Parent Valuation by (ii) the Parent Closing Price Per Share of $6.25. The Parent Special Dividend Amount is then calculated by determining the difference of (i) the number of Parent Common Stock Legacy Shares and (ii) the number of Parent Outstanding Shares. As of the date of this filing, the Parent Valuation was approximately $13,000.

The Exchange Ratio will be adjusted, as applicable, prior to the closing of the Merger

Planned Reduction of Movano Legacy Assets

Pursuant to the Merger Agreement, Movano will reduce its legacy operations and will sell or assign its assets pursuant to the Amendment to Loan Agreement or to a third party prior to or concurrent with the closing of the Merger. As part of the reduction, certain Movano legacy employees and limited operations will remain post-merger that do not constitute a business under ASC 805.

Concurrent Financing

Permitted Concurrent Financing – SAFE Investments

Concurrent with the Merger Agreement, Corvex entered into a series of simple agreements for future equity (“SAFE”) with multiple investors. The SAFEs were issued between October 2025 and November 2025, and Corvex received an aggregate of $37,200 in cash proceeds upon issuance. Each SAFE contains embedded features that can result in conversion into shares of Corvex’s common stock upon a reverse merger. The number of shares issued to each SAFE Investor upon conversion is based on the each investors purchase amount divided by the Discounted Liquidity Price of $10.87 per share, which is 90% of the Liquidity Price. The Liquidity Price per share is based on the total pro forma equity value of Corvex, divided by the total liquidity capitalization, inclusive of all shares of capital stock issued and outstanding, and issued and outstanding options and promised options, immediately prior to the merger date.

Permitted Bridge Financing – Movano Series A Stock Financing

Concurrent with the Merger Agreement, Movano entered into a Preferred Stock Subscription Agreement (the “Series A Subscription Agreement”), with the investors party thereto (the “Series A Purchasers”), pursuant to which, Movano sold 3,000 shares of Series A Stock to the Series A Purchasers for a purchase price per share equal to $1 and an aggregate purchase price of $3,000 (the “Permitted Bridge Financing’).

The Series A Stock will automatically convert into shares of Movano Common Stock upon the Closing, unless earlier converted or redeemed in accordance with the terms of the Certificate of Designations. The number of shares of Movano Common Stock to which a holder of Series A Preferred Stock shall be entitled to receive upon conversion shall be equal to the Stated Value (as defined in the Certificate of Designations) of the Series A Preferred Stock being converted plus accrued and unpaid dividends divided by $5.50 (with any fractional shares being rounded up to the nearest whole share). The terms of the Series A Preferred Stock include a beneficial ownership limitation pursuant to which the Company is not permitted to effect any conversion of Series A Preferred Stock held by a holder to the extent that after giving effect to such issuance the holder and its affiliates would beneficially own in excess of 19.99% of the outstanding shares of Common Stock, unless stockholder approval has been obtained prior thereto as required under the rules and regulations of Nasdaq.

Movano Amendment to Loan Agreement

On November 6, 2025, Movano entered into an amendment (the “Loan Amendment”) to that certain Loan Agreement and Promissory Note with Evie Holdings LLC (“Lender”), dated August 5, 2025 (the “Loan Agreement”). The Loan Amendment provides for an extension of the maturity date of the Loan Agreement to March 31, 2026 in exchange for Movano’s agreeing that upon any sale or other disposition of all or substantially all Movano’s assets prior to closing of the Merger, it will be obligated a commitment by Movano to repay the $1,500 principal of the Loan Agreement, plus any other outstanding obligations plus a $3,000 repayment premium (the “Obligations”).  The Loan Amendment further provides that if the outstanding obligations under the Loan Agreement are not so satisfied prior to completion of the Merger, Movano’s intellectual property and other assets associated with its business prior to the closing of the Merger will be transferred to Lender in full satisfaction of such obligations.

Movano is obligated to repay the Loan and all other outstanding Obligations equal to the outstanding principal amount of $1,500 plus accrued and unpaid interest, plus a Premium equal to $3,000 million upon the following:

1.	Repayment Upon Asset Sale. Prior to the completion of the Merger, Movano shall use reasonable best efforts to sell or otherwise dispose of all or substantially all the assets for net proceeds sufficient to repay the full Obligations, subject to the Lender’s approval.

2.	Repayment Via Asset Transfer. If the Loan and all other outstanding Obligations are not fully repaid prior to the completion of the Merger, Movano will transfer all of its assets, including cash, inventory, equipment and its legacy IP, to the Lender prior to the consummation of the Merger.

3.	Release: Immediately upon the earlier of (i) the repayment in fill of the outstanding Obligations and (ii) the Movano Asset’s transfer, the Company shall have no further liability of any kind whatsoever to the Lender under the Loan Agreement.

Note 2 — ChEF Purchase Agreement

On November 6, 2025, Movano entered into a ChEF purchase agreement (the “ChEF Purchase Agreement”) and CHEF registration rights agreement (the “ChEF Registration Rights Agreement”), each with Chardan Capital Markets LLC (“Chardan”) related to a “ChEF,” Chardan’s committed equity facility (the “Equity Facility”).

Pursuant to the ChEF Purchase Agreement, Movano has the right from time to time to sell to Chardan up to the lesser of (i) $1,000,000 in aggregate gross purchase price of newly issued shares of Movano’s Common Stock, and (ii) the Exchange Cap, subject to certain conditions and limitations set forth in the ChEF Purchase Agreement. Movano is under no obligation to sell any securities to Chardan under the ChEF Purchase Agreement. Movano expects to use any proceeds under the Equity Facility for general corporate purposes, subject to prior written consent by Corvex prior to the Closing.

The ChEF Purchase Agreement was executed concurrently with the Merger; however, no shares have been issued to Chardan under the Equity Facility.

UNAUDITED CONDENSED COMBINED PRO FORMA
BALANCE SHEET AS OF SEPTEMBER 30, 2025

(Amounts in thousands of U.S. dollars)

	Historical		Pro Forma Adjustments
	Movano Inc.	Corvex, Inc.	Transaction Accounting Adjustments - Reclassification	(Note)	Transaction Accounting Adjustments - Merger	(Note)	Transaction Accounting Adjustments -Concurrent Financing	(Note)	Total Pro Forma Transaction Accounting Adjustments	Pro Forma Combined

ASSETS
Current assets:
Cash and cash equivalents	$2,000	$2,675	$-		$(3,660)	(b),(c)	$35,585	(d),(e),(f)	$31,925	$36,600
Payroll tax credit, current portion	52	-	-		-		-		-	52
Vendor deposits	62	-	-		-		-		-	62
Inventory	2,473	-	-		-		-		-	2,473
Account receivable, net	-	205	-		-		-		-	205
Prepaid expenses and other current assets	276	169	-		-		-		-	445
Total current assets	4,863	3,049	-		(3,660)		35,585		31,925	39,837
Property and equipment, net	129	28,162	-		-		-		-	28,291
Right-of-use assets	463	-	4,107	(a)	-		-		4,107	4,570
Operating lease right-of-use assets	-	4,107	(4,107)	(a)	-		-		(4,107)	-
Deferred tax asset	-	933	-		-		-		-	933
Other assets	102	-	-		-		-		-	102
Total assets	$5,557	$36,251	$-		$(3,660)		$35,585		$31,925	$73,733

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$2,872	$420	$-		$-		$-		$-	$3,292
Accrued liabilities	-	366	-		1,546	(b)(c)	-		1,546	1,912
Deferred revenue	8	41	-		-		-		-	49
Bridge loan (related party)	2,965	-	-		-		(2,965)	(e)	(2,965)	(0)
Operating lease liabilities, current	-	1,522	228	(a)	-		-		228	1,750
Finance lease liabilities, current	-	3,636	19	(a)	-		-		19	3,655
Other current liabilities	1,081	-	(247)	(a)	-		33	(e), (f)	(214)	867
Total current liabilities	6,926	5,985	-		1,546		(2,932)		(1,386)	11,525
Noncurrent liabilities:
Operating lease liabilities, non-current	-	2,503	329	(a)	-		-		329	2,832
Finance lease liabilities, non-current	-	8,056	3	(a)	-		-		3	8,059
Warrant liabilities	-	4,054	-		(4,054)	(h)	-		(4,054)	-
Other noncurrent liabilities	332	-	(332)	(a)	-		-		(332)	-
Total noncurrent liabilities	332	14,613	-		(4,054)		-		(4,054)	10,891
Total liabilities	7,258	20,598	-		(2,508)		(2,932)		(5,440)	22,416

Convertible preferred stock	-	18,450	-		(18,450)	(h)	-		(18,450)	-

Stockholders’ equity (deficit):
Preferred Stock	-	-	-		-		-		-	-
Common Stock	10	-	-		5	(g),(h)	-	(d), (f)	5	15
Additional paid-in capital	158,828	5,354	-		(144,781)	(b),(g),(h), (i),(j)	44,185	(d), (f)	(100,597)	63,585
Accumulated deficit	(160,539)	(8,151)	-		162,074	(c), (g), (j)	(5,668)	(d),(e)	156,406	(12,284)
Total stockholders’ equity (deficit)	(1,701)	(2,797)	-		17,298		38,517		55,815	51,317
Total liabilities and stockholders’ equity (deficit)	$5,557	$36,251	-		$(3,660)		$35,585		$31,925	$73,733

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF
OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025

(Amounts in thousands of U.S. dollars, except share and per share data)

	Historical		Total Pro Forma Adjustments
	Movano Inc.	Corvex, Inc.	Transaction Accounting Adjustments - Reclassification	(Note)	Transaction Accounting Adjustments - Merger	(Note)	Transaction Accounting Adjustments- Concurrent Financing	(Note)	Total Pro Forma Transaction Accounting Adjustments	Pro Forma Combined
Revenue	$389	$4,802	$-		$-		$-		$-	$5,191

COSTS AND EXPENSES:
Cost of revenue (exclusive of depreciation shown separately below)	1,284	1,255	-		-		-			2,539
Depreciation	-	2,497	84	(o)	-		-		84	2,581
Technology and infrastructure	-	4,769	-		-		-		-	2,277
Research and development	4,950	-	(55)	(o)	-		-		-	4,895
Sales and marketing	-	642	1,212	(k)	-		-		1,212	1,854
General and administrative	-	2,397	4,003	(o), (k)	541	(m)	-		4,544	6,941
Sales, general and administrative	5,244	-	(5,244)	(k)	-		-		(5,244)	-
Total costs and expenses	11,478	9,068	-		541		-		541	21,087

Loss from operations	(11,089)	(4,266)	-		(541)		-		(541)	(15,896)

Other income (expense), net:
Interest expense (related party)	(1,503)	-	-		-		1,503	(n)	1,503	-
Debt Extinguishment (related party)	-	-	-		-		-		-	-
Loss (gain) change in warrant liability fair value	-	(524)	-		524	(l)	-		524	-
Interest and other income, net	160	71	-		-		-		-	231
Other income (expense), net	(1,343)	(453)	-		524		1,503		2,027	231
					-
Benefit from income taxes	-	879	-		-		-		-	879

Net loss and total comprehensive loss	$(12,432)	$(3,840)	$-		$(17)		$1,503		$1,486	$(14,786)

Net loss per share, basic and diluted	$(15.91)	$(1.27)								$(0.32)

Weighted average shares used in computing net loss per share, basic and diluted	781,461	4,075,047								46,484,060

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF
OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2024

(Amounts in thousands of U.S. dollars, except share and per share data)

	Historical		Pro Forma Adjustments
	Movano Inc.	Corvex, Inc.	Transaction Accounting Adjustments - Reclassification		(Note)	Transaction Accounting Adjustments - Merger		(Note)	Transaction Accounting Adjustments - Concurrent Financing		(Note)	Total Pro Forma Transaction Accounting Adjustments	Pro Forma Combined

Revenue	$1,013	$-		$-			$-			$-		$-	$1,013

OPERATING EXPENSES:
Cost of revenue	3,007	-		-			-			-		-	3,007
Technology and infrastructure	-	122		-			-			-		-	122
Research and development	11,195	-		-			-			-		-	11,195
Sales and marketing	-	13		2,934	(p)		-			-		2,934	2,947
General and administrative	-	4,276		8,099	(p)		1,985	(q), (r)		-		10,084	14,360
Sales, general and administrative	11,033	-		(11,033)	(p)		-			-		(11,033)	-
Total operating expenses	25,235	4,411		-			1,985			-		1,985	31,631

Loss from operations	(24,222)	(4,411)		-			(1,985)			-		(1,985)	(30,618)

Other income (expense), net:
Interest and other income, net	495	46		-			-			-		-	541
Other income (expense), net	495	46		-			-			-		-	541

Benefit from income taxes	-	54		-			-			-		-	54

Net loss and total comprehensive loss	$(23,727)	$(4,311)		$-			$(1,985)			$-		$(1,985)	$(30,023)

Net loss per share, basic and diluted	$(39.39)	$(1.59)	$			$			$			$-	$(0.65)

Weighted average shares used in computing net loss per share, basic and diluted	602,333	2,839,437										-	46,484,060

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 3 — Basis of Presentation

The Total Pro Forma Transaction Accounting Adjustments have been prepared as if the Merger had been consummated on September 30, 2025 in the case of the unaudited pro forma condensed combined balance sheet and on January 1, 2024, the beginning of the earliest period presented in the unaudited pro forma condensed combined statement of operations.

The unaudited pro forma condensed combined financial information has been prepared assuming the following methods of accounting in accordance with U.S. GAAP.

The Merger is expected to be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Movano will be treated as the acquired company and Corvex will be treated as the acquirer for financial statement reporting purposes. Corvex has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

(i)	Corvex’s equity holders will own a substantial majority of the voting rights in the combined company;

(ii)	Corvex will designate a majority (four of five) of the initial members of the board of directors of the combined company;

(iii)	Corvex’s senior management will hold a majority of the key positions in senior management of the combined company; and

(iv)	The operations of the combined company will reflect a continuation of Corvex’s operations prior to the Merger.

Accordingly, for accounting purposes, the financial statements of the combined company will represent a continuation of the financial statements of Corvex with the acquisition being treated as the equivalent of the Corvex issuing stock for the net assets of Movano (which are expected to consist of cash and financial assets), accompanied by a recapitalization. The net assets of Movano will be stated at historical cost, with no goodwill or other intangible assets recorded.

One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the consummation are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to the combined company’s additional paid-in capital and are assumed to be cash settled, with the exception of certain fees paid in shares to Corvex’s financial adviser in exchange for services provided in connection with the Merger. The equity fees paid in shares upon the close of the transaction are determined based on two percent of the total transaction value, based on the aggregate Corvex equity value of $250,000, divided by the discounted SAFE liquidity price of $10.87 per share. The total equity fees amount to $5,000, based on the issuance of 459,827 shares, without including the additional equity fees that may be paid to Corvex’s financial advisor upon achievement of either the $15 Earnout Target or the $25 Earnout Target.

The ChEF Purchase Agreement. Per the ChEF Purchase Agreement, Movano has the right from time to time to sell to Chardan up to the lesser of $1,000,000 in aggregate gross purchase price of newly issued shares of Movano’s Common Stock, and (ii) the Exchange Cap, representing 19.99% of the voting power or number of shares of Common Stock issued and outstanding immediately prior to the execution of this Agreement. Movano is under no obligation to sell any securities to Chardan under the ChEF Purchase Agreement. While the Series A Subscription Agreement and Corvex Concurrent Financing closed prior to the Merger, the shares purchases were included in the pro forma balances. As no shares associated to the ChEF Purchase Agreement have been issued, no pro forma adjustments have been made.

The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the pro forma adjustments. The combined company’s management believes this unaudited pro forma condensed combined financial information to not be meaningful given the combined company incurred significant losses during the historical periods presented.

Planned Reduction of Movano Operations and Movano Second Amendment to Loan Agreement

As of the date of this unaudited pro forma condensed combined financial information, Movano’s management has evaluated the Company’s operations in connection with the expected Merger, the planned reduction of operations, and the repayment of Obligations under the Loan Agreement. Movano’s Management and Board of Directors have concluded that Movano has not entered into any agreement to sell or otherwise dispose of its assets, nor has it approved or committed to any plan that would meet the criteria for discontinued operations under ASC 205-20, Presentation of Financial Statements—Discontinued Operations, or for classification of long-lived assets as held for sale under ASC 360-10, Property, Plant, and Equipment—Overall.

Accordingly, no adjustments have been reflected in the unaudited pro forma condensed combined financial information to give effect to any reduction of Movano’s operations and disposition of its legacy assets. The historical operating results and financial position of Movano continue to be included in the unaudited pro forma condensed combined financial information presented herein as if such operations were expected to continue. Should Movano’s Board of Directors approve a definitive plan to reduce, dispose of, or otherwise discontinue its operations in the future, the Company will evaluate the accounting and disclosure requirements at that time, including whether the criteria for held-for-sale classification or discontinued operations presentation have been met.

The unaudited pro forma condensed combined financial information contained in this filing does not reflect the impact of any potential reduction of Movano’s operations because such activities are dependent on future events that are not certain to occur for purposes of Regulation S-X Article 11.

The pro forma combined financial information does reflect the repayment of the Obligations under the Loan Agreement of at the Effective Time.

If, at the Effective Time, Movano does not have sufficient cash to repay the outstanding obligations under the Loan Agreement, such obligations will be satisfied through the sale or transfer of Movano assets. Management’s most probable outcome at the date of this pro forma condensed combined financial information is that Movano will be able to repay the outstanding obligations under the Loan Agreement in cash, using proceeds from the sale of inventory, existing cash and cash equivalents, and the Movano Series A Stock Financing. The legal form of Merger is expected to be accounted for as a reverse recapitalization in accordance with U.S. GAAP.

The combined company management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Merger based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the Merger taken place on the date indicated, nor are they indicative of the future consolidated results of operations of the combined company. They should be read in conjunction with the historical consolidated financial statements and notes thereto of Corvex and Movano.

The unaudited pro forma condensed combined financial information contained herein assumes that the Movano stockholders approve the Merger.

Note 4 — Earnout Shares

The Merger Agreement includes an earnout provision whereby additional shares of Movano Common Stock will be issued to Corvex shareholders upon the combined entities’ (the surviving post-merger company) meeting of specified volume-weighted average price (“VWAP”) targets during the earnout period that commences on the date of the agreement. The earnout provision per the merger agreement identified two tranches of eligible shares: the $15 Earnout Shares (the “$15 Earnout Shares”) and the $25 Earnout Shares (the “$25 Earnout Shares”).

The $15 Earnout Shares per the merger agreement identified an aggregate of 5,000,000 common shares as eligible for the $15 Earnout Shares tranche of the earnout. If, at any point during the five-year period (the “$15 Earnout Period”) subsequent to the merger agreement, the VWAP of the surviving entity’s shares equals or exceeds $15 for any 20 out of 30 consecutive trading days, the Company shall issue 5,000,000 shares of its common stock to the shareholders of Corvex. The number of shares issued shall be adjusted for any stock split, subdivision, or exchange of shares that occurs during the period. This target can only be achieved once during the period.

The $25 Earnout Shares the merger agreement identified an aggregate of 5,000,000 common shares as eligible for the $25 tranche of the earnout. If, at any point during the seven-year period (the “$25 Earnout Period”) subsequent to the merger agreement, the VWAP of the surviving entity’s shares equals or exceeds $25 for any 20 out of 30 consecutive trading days, the Company shall issue 5,000,000 shares of its common stock to the shareholders of Corvex. The number of shares issued shall be adjusted for any stock split, subdivision, or exchange of shares that occurs during the period. This target can only be achieved once during the period.

Two percent of up to an aggregate of 10 million shares of the combined company may be paid as investment banker transaction fees in connection with the Merger, which shall be paid in the form of unrestricted shares of the combined company’s common stock to be issued upon achievement of the $15 Earnout Target or the $25 Earnout Target.

The Earnout Shares were evaluated under ASC Topic 480, Distinguishing Liabilities from Equity, to determine if the earnout award agreements should be classified as a liability. As part of that analysis, it was determined that the earnout shares are freestanding and not liability classified. It was next evaluated whether the earnout shares represented a derivative instrument pursuant to ASC Topic 815, Derivatives and Hedging. Paragraph ASC 815-10-15-74(a) states that a reporting entity shall not consider contracts that are both (a) indexed to an entity’s own stock and (b) classified in stockholders’ equity in its statement of financial position to be derivative instruments. In order to conclude that the earnout shares meet this scope exception and whether they should be accounted for as equity under ASC 815-40, it was evaluated whether the earnout shares meet both of these requirements. The earnout shares qualify to be classified within equity and the accounting for the earnout shares is a reclassification within additional paid-in capital. As such, no pro forma adjustment is recorded associated with the Earnout Shares.

Note 5 — Accounting Policies

Upon completion of the Merger, management will perform a comprehensive review of Movano’s and Corvex’s accounting policies. As a result of the review, management may identify differences between the accounting policies of the companies which, when conformed, could have a material impact on the combined financial statements. Based on its initial analysis, management has not identified any material differences in accounting policies that would have a material impact on the unaudited pro forma condensed combined financial information.

Note 6 — Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Merger, assuming the shares were outstanding since January 1, 2024. As the Merger is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Merger has been outstanding for the entire period presented.

Following the Closing, the holders of Corvex Common Stock will have the right to receive up to 10,000,000 Earnout Shares, issuable upon the achievement of certain stock price hurdles described above in Note 3. As the Earnout Shares are contingently issuable based upon the share price of combined company reaching specified market thresholds that have not been achieved, the Earnout Shares have been excluded from basic and diluted pro forma net loss per share.

Corvex Stock options are excluded from basic and diluted pro forma net loss per share as its effect is anti-dilutive.

The unaudited pro forma condensed combined financial information has been prepared based on the following pro forma weighted average shares outstanding:

(Amounts in thousands of U.S. dollars, except share and per share data)

	For nine months	For twelve months
	ended September 30, 2025	ended December 31, 2024
Pro forma loss attributed to common stockholders	$(14,786)	$(30,023)
Weighted average shares outstanding – basic and diluted	46,484,060	46,484,060
Net loss per share – basic and diluted	$(0.32)	$(0.65)

A 10% increase or decrease in the Exchange Ratio would result in, $0.03 increase and a $0.03 decrease in the pro forma net loss per share for the nine months ended September 30, 2025; and $0.07 increase and a $0.07 decrease in the pro forma net loss per share for the nine months ended December 31, 2024.

The following potential outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive or issuance of such shares is contingent upon the satisfaction of certain conditions which are not satisfied as of the period end for pro forma presentation purposes.

	September 30, 2025	December 31, 2024
Corvex Earnout Shares	10,200,000	10,200,000
Corvex Stock Options	2,274,995	2,274,995
Movano Warrant	383,739	383,739
Total	12,858,734	12,858,734

The number of shares is based on the maximum number of shares issuable on exercise or conversion of the related securities. Such amounts have not been adjusted for the treasury stock method or weighted average outstanding calculations as required if the securities were dilutive.

Note 7 — Unaudited pro forma condensed combined balance sheet as of September 30, 2025

(a)	Represents the reclassification of the right-of-use assets and corresponding lease liabilities of Movano and Corvex to conform the presentation to Corvex’s balance sheet classification.

(b)	Reflects the adjustment of Corvex direct, incremental transaction costs and payment estimation of $3,627 prior to, or concurrent with the Effective Time of Transaction related to legal, banking and accounting advisory fees, charged $3,627 to accumulated deficit in addition to a decrease of $3,277 to cash and $350 to accrued liabilities for a transaction fee payable to JonesTrading expected to be paid after the close of the Merger.

(c)	Reflects the adjustment of Movano direct, incremental transaction costs of $1,579 prior to, or concurrent with the Effective Time of Transaction related to legal and accounting advisory fees, recognizing the cash payment of $383, $1,196 to accrued liabilities and $1,579 to accumulated deficit.

(d)	Reflects the proceeds of $37,202 received by Corvex from the issuance of SAFEs in October 2025 and November 2025 in concurrently with the Merger Agreement.. Upon closing, the SAFEs is automatically convert into 6,489,843 shares of Movano Common Stock at the Exchange Ratio, recording $41,335 in additional paid-in capital to reflect the fair value of the awards (issued at a 90% discount) and $4,133 in accumulated deficit for the difference between the fair value of Movano Common Stock issued and the proceeds received from SAFEs.

(e)	Represents the repayment in cash of the existing Movano bridge loan of $4,617, with an outstanding principal balance of 2,965 classified as bridge loan (related party); accrued liabilities of $117 classified as other current liabilities and the remaining amortization of the debt discount of $1,535 classified as accumulated deficit prior to consummation of the Merger. The repayment assumes that Movano has sufficient cash to repay the loan without transferring its assets to the bridge loan lender.

(f)	Reflects the issuance and conversion of Movano Series A preferred stock into Movano Common Stock of 545,455 shares at the exchange rate with proceeds received of $3,000. In addition, issuance costs recognized as a credit to other liability for $150 with a debit to in additional paid-in capital as it is to be determined whether the costs will be satisfied with stock or cash.

(g)	Reflects the conversion of Corvex warrants into 4,725,951 shares of common stock of Movano at the exchange rate and the related reclassification of warrant liabilities of $4,054 to Movano additional paid-in capital and Common Stock at par value.

(h)	Reflects the conversion of convertible preferred stock of Corvex into 17,026,753 shares of Movano Common Stock as additional paid-in capital and common stock at par value.

(i)	Elimination of $163,653 of historical accumulated deficit of Movano.

(j)

Corvex will incur $5,000 of investment banker transaction fees in connection with the Merger (without including the additional fees that may be paid upon achievement of either the $15 Earnout Target or the $25 Earnout Target), which will be settled through the issuance of Corvex common stock that will convert into 872,256 shares of Movano common stock. This adjustment is recorded as an offsetting debit and credit to additional paid-in capital, resulting in no impact on total pro forma shareholders’ equity.

The following table represents pro forma cash and cash equivalents adjustments:

	Cash and cash equivalents	(Note)
Payment for incremental transaction costs - Corvex	$(3,277)	(b)
Payment for incremental transaction cost - Movano	(383)	(c)
Proceeds received from issuance of SAFE financing	37,202	(d)
Payments related to the extinguishment of Movano bridge loan	(4,617)	(e)
Proceeds received from the issuance of Movano Series A preferred stock	3,000	(f)
Total Transaction Adjustments	$31,925

The following table represents pro forma additional-paid in capital adjustments:

	Additional paid-in capital	(Note)
Reduction in additional paid-in capital related to incremental transaction costs - Corvex	$(3,627)	(b)
SAFE Conversion into Movano Common Stock	41,335	(d)
Conversion of Movano Series A preferred stock to Movano Common Stock	2,850	(f)
Conversion of Corvex seed warrants into Movano common stock	4,054	(g)
Conversion convertible preferred stock of Corvex into Movano Common Stock	18,445	(h)
Elimination of Movano’s historical accumulated deficit	(163,653)	(i)
Transaction Fee	--	(j)
Total Transaction Adjustments	$(100,597)

The following table represents pro forma accumulated deficit adjustments:

	Accumulated Deficit	(Note)
Reduction related to incremental transaction costs - Movano	(1,579)	(c)
Difference between fair value of Movano Common Stock shares issued and proceeds received from SAFEs	(4,133)	(d)
Extinguishment of Movano bridge loan	(1,535)	(e)
Elimination of Movano’s historical accumulated deficit	163,653	(i)
Total Transaction Adjustments	$156,406

Note 7 — Unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2025

(k)	Represents the reclassification of Movano sales, general and administrative to sales and marketing and general and administrative. The Movano general and administrative cost adjustment of $4,032 was reduced by $29 in depreciation expense for a total adjustment of $4,003.

(l)	Upon the Merger, each outstanding Corvex warrant will be converted, immediately prior to and contingent upon the occurrence of the Merger, into shares of preferred stock of Corvex, with the number of shares of preferred stock of Corvex calculated pursuant to the terms of the warrants. Such shares of Corvex preferred stock will then be exchanged for Movano common stock at the Effective Time. For pro forma purposes, the Company records a reversal of the loss of the warrant liability in loss (gain) change in warrant liability fair value.

(m)	Represents stock-based compensation expense of $541 included in general and administrative related to the incremental expense associated with the recognition of Earnout Shares to Corvex option holders. The earnout awards contain a market and a service condition, each of which are required to be met for vesting to occur. As such, the Company is recognizes the fair value of the earnout tranches over their derived service periods.

(n)	Represents elimination of interest expense and det issuance cost of the Loan Agreement of $1,503.

(o)	Represents the reclassification of Movano depreciation expense of $55 and $29 out of research and development and general and administrative costs, respectively, into the depreciation financial statement line item.

Note 7 — Unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024

(p)	Represents the reclassification of Movano sales, general and administrative to sales and marketing and general and administrative.

(q)	Reflects the adjustment of Movano direct, incremental transaction costs of $1,579 in general and administrative .

(r)	Represents stock-based compensation expense of $405 included in general and administrative related to the incremental expense associated with the recognition of Earnout Shares to Corvex option holders. The earnout awards contain a market and a service condition, each of which are required to be met for vesting to occur. As such, the Company is recognizing the fair value of the earnout tranches over their derived service periods.

DESCRIPTION OF CAPITAL STOCK

The following is a brief description of our capital stock. This summary is based on the provisions of our Third Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Amended and Restated Bylaws, as amended (the “Bylaws”), and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”). This information may not be complete in all respects and is qualified entirely by reference to the provisions of our Certificate of Incorporation and our Bylaws and the DGCL. For information on how to obtain copies of our Certificate of Incorporation and Bylaws, see the discussion below under the heading “Where You Can Find More Information.”

Authorized Capitalization

As of the date of this prospectus, our authorized capital stock consists of: 505,000,000 shares of capital stock authorized under our Certificate of Incorporation, consisting of 500,000,000 shares of Common Stock with a par value of $0.0001 per share and 5,000,000 shares of preferred stock with a par value of $0.0001 per share, 3,000 of which have been designated as Series A Preferred Stock (the “Series A Preferred Stock”). As of January 6, 2026, we had (i) 909,846 shares of Common Stock outstanding held of record by 42 stockholders and (ii) 3,000 shares of Series A Preferred Stock outstanding held of record by two stockholders.

Our authorized but unissued shares of Common Stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Common Stock

Holders of our Common Stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose. The shares of Common Stock are neither redeemable nor convertible. Holders of Common Stock have no preemptive or subscription rights to purchase any of our securities.

Each holder of our Common Stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of Common Stock is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our Common Stock are entitled to receive pro rata our assets, which are legally available for distribution, after payments of all debts and other liabilities. All of the outstanding shares of our Common Stock are fully paid and non-assessable. The shares of Common Stock offered by this prospectus will also be fully paid and non-assessable.

Preferred Stock

Our certificate of incorporation authorizes our Board of Directors to provide for the issuance from time to time, without further action by the stockholders, up to 5,000,000 shares of preferred stock in one or more series and to fix the designations, powers, rights, preferences, qualifications, limitations and restrictions thereof. These designations, powers, rights and preferences could include voting rights, dividend rights, dissolution rights, conversion rights, exchange rights, redemption rights, liquidation preferences, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of Common Stock .. The issuance of preferred stock could adversely affect the voting power of holders of Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing change in our control or other corporate action. We have no present plan to issue any shares of preferred stock.

Series A Preferred Stock

On November 6, 2025, we filed a Certificate of Designations with the Secretary of State of the State of Delaware establishing the voting rights, powers, preferences and privileges, and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, with respect to our Series A Preferred Stock as summarized below:

Ranking. The Series A Preferred Stock ranks senior to the shares of Common Stock with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Voting. The holders of Series A Preferred Stock vote with holders of our Common Stock, and with any other shares of preferred stock that vote with our Common Stock, with each holder being entitled to a number of votes equal to the number of shares of our Common Stock to which such holder would be entitled upon the conversion of its Series A Preferred Stock after giving full effect to the beneficial ownership limitations set forth in the Certificate of Designations. Holders of Series A Preferred Stock are not permitted to have fractional votes and any fractional voting right is rounded up to the nearest whole number. For so long as any shares of Series A Preferred Stock are outstanding, we cannot, without the vote or consent of the holders of at least a majority in voting power of the then outstanding shares of Series A Preferred Stock, voting separately as a single class, amend, alter, or repeal any provision of its certificate of incorporation if such amendment, alteration, or repeal would alter or change the powers, preferences or relative, participating, optional, special, or other rights of the Series A Preferred Stock or the qualifications, limitations, or restrictions of the Series A Preferred Stock so as to affect them adversely.

Dividend Rights. The holders of Series A Preferred Stock are entitled to receive dividends at an annual rate equal to 8.0% of the original issuance price of $1,000 per share for each of the then outstanding shares of Series A Preferred Stock, calculated on the basis of a 360-day year consisting of twelve 30-day months, compounding annually. Such dividends shall begin to accrue and shall accumulate (to the extent not otherwise declared and paid as set forth above) on each share of Series A Preferred Stock, from the date of issuance, whether or not declared. So long as any shares of Series A Preferred Stock are outstanding, no dividends shall be paid or declared and set apart for payment upon the Common Stock.

Conversion. The Series A Preferred Stock are convertible at any time at the option of the holders into shares of our Common Stock. The number of shares of our Common Stock to which a holder of Series A Preferred Stock shall be entitled to receive upon conversion shall be equal to the Stated Value (as defined in the Certificate of Designations) of the Series A Preferred Stock being converted plus accrued and unpaid dividends divided by $5.50 (with any fractional shares being rounded up to the nearest whole share), subject to certain anti-dilution adjustments, as set forth in the Certificate of Designations. The Series A Preferred Stock will automatically convert into shares of Common Stock at the Effective Time.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE COMPANY’S CERTIFICATE OF
INCORPORATION AND BYLAWS

The following paragraphs regarding certain provisions of the DGCL, the Certificate of Incorporation, and the Bylaws are summaries of the material terms thereof and do not purport to be complete. We urge you to read the prospectus, any related free writing prospectuses related to a security that we may offer under this prospectus, the DGCL, and the Certificate of Incorporation and Bylaws. Copies of the Certificate of Incorporation and Bylaws are on file with the SEC as exhibits to filings previously made by us. See “Where You Can Find More Information.”

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Charter Documents

The following is a summary of certain provisions of Delaware law, our Certificate of Incorporation and our bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our Certificate of Incorporation and Bylaws.

Effect of Delaware Anti-Takeover Statute. We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination (as defined below) with any interested stockholder (as defined below) for a period of three years following the date that the stockholder became an interested stockholder, unless:

●	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by excluding employee stock plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to limited exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at any time within a three-year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Our Charter Documents. Our charter documents include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders. Certain of these provisions are summarized in the following paragraphs.

Effects of authorized but unissued Common Stock. One of the effects of the existence of authorized but unissued Common Stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Undesignated Preferred Stock. Our board of directors has the ability to issue preferred stock with voting or other rights, preferences and privileges that could have the effect of deterring hostile takeovers or delaying changes in control of our Company or management.

Cumulative Voting. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

Classified Board of Directors. Our Certificate of Incorporation and Bylaws provide that our board of directors is divided into three classes, with members of each class serving staggered three-year terms. Our classified Board of Directors could have the effect of delaying or discouraging an acquisition of us or a change in management.

Vacancies. Our Certificate of Incorporation provides that all vacancies may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Actions at Meetings of Stockholders; Special Meeting of Stockholders and Advance Notice Requirements for Stockholder Proposals. Our Certificate of Incorporation and Bylaws require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing. Our Certificate of Incorporation and Bylaws also provide that special meetings of stockholders may be called from time to time only by a majority of our board of directors, our president, chief executive officer or the chairman of the board for the purpose specified in the notice of meeting. In addition, the Bylaws provide that candidates for director may be nominated and other business brought before an annual meeting only by the Board of Directors or by a stockholder who gives written notice to us not less than 90 days, nor more than 120 days, prior to the first anniversary of the preceding year’s annual meeting, subject to certain exceptions. Such stockholder’s notice must set forth certain information required by the Bylaws. These provisions may have the effect of deterring unsolicited offers to acquire our company or delaying stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

Supermajority Voting for Amendments to Our Governing Documents. Amendments to certain provisions our Certificate of Incorporation relating to our board of directors, actions of stockholders, director liability, choice of forum and amendments to our Certificate of Incorporation will require the affirmative vote of at least 66 2/3% of the voting power of all shares of our capital stock then outstanding. Our Certificate of Incorporation provides that the board of directors is expressly authorized to adopt, amend or repeal our Bylaws and that our stockholders may amend our Bylaws only with the approval of at least 66 2/3% of the voting power of all shares of our capital stock then outstanding.

Choice of Forum. Our Certificate of Incorporation provides that, subject to certain exceptions, the Court of Chancery of the State of Delaware will be the exclusive forum for any claim, including any derivative claim, (i) that is based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which the Delaware General Corporation Law, or any other provision of Title 8 of the Delaware Code, confers jurisdiction upon the Court of Chancery. Additionally, our Certificate of Incorporation provides that the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933.

INFORMATION ABOUT CORVEX

Overview

Corvex is an AI cloud computing company specializing in GPU accelerated infrastructure for AI workloads. Corvex’s mission is to become the trusted infrastructure partner for AI model training and inference.

Corvex’s platform allows organizations to leverage the advantage of AI by providing secure, scalable, and cost-efficient computational resources. Corvex’s infrastructure leverages advanced GPU-accelerated compute clusters, high-throughput storage systems and layered architecture to provide enhanced security, consistent performance and efficiency at scale.

Corvex provides a range of capabilities, including:

●	AI Factories and GPU Clusters: Corvex’s integrated computing and data-center platform is designed to deliver artificial intelligence workloads at scale by combining CPU and high-performance AI accelerators, networking, power, cooling, and systems software to support reliable and cost-efficient production AI training and inference. Deployments may be delivered using managed Kubernetes or as bare metal, and operated on-premise or in multi-tenant or single-tenant configurations that are compliant with HIPAA and SOC 2. A “GPU Cluster” is a group of GPUs and associated infrastructure configured to operate as a unified computing system. An “AI Factory” is the industrialized environment used to build, deploy, and operate one or more GPU Clusters at scale — analogous to a manufacturing facility that produces AI-driven outputs rather than physical goods.

●	Confidential Computing: Confidential computing is designed to protect customers’ valuable intellectual property and enhance compliance with data security mandates. Hardware-backed TEEs, memory encryption, and attestation are deployed to help safeguard confidential data in use.

●	Token Factory: Currently in development, Corvex’s Token Factory is an inference-focused platform that delivers production artificial intelligence outputs, with performance measured by throughput, latency, and cost efficiency.

Corvex’s capabilities are designed to capture the accelerating demand for AI infrastructure driven by global digital transformation, the proliferation of AI applications and the increasing complexity of enterprise workloads. Corvex’s competitive advantages include:

●	Enhanced Security. Confidential computing and the architectural flexibility to deliver on-premise as well as multi- or single-tenant configurations with up to nation-state grade physical security, offers customers enhanced protections for sensitive and regulated workloads.

●	Reliability and Scale. Corvex’s platform is engineered for reliable model training and inference workloads. Corvex leverages high-performance GPUs, fast networking and storage, and proactive maintenance and monitoring, all housed in a data center with redundancy across multiple delivery facets, in order to deliver reliable service to customers. Corvex can source large-scale data center capacity.

●	Improved Efficiency. Currently in development, Corvex’s Token Factory is designed to potentially lower the cost per token through Corvex’s proprietary inference engine that accelerates tokens per second on popular open source AI models.

Modern AI models require far more compute, faster networking and more power than what general-purpose cloud infrastructures can support. Such demand is accelerating the shift toward purpose-built AI infrastructure designed for high-density GPUs, fast interconnects and predictable performance at scale. Corvex’s platform provides purpose-built solutions optimized for AI workloads focused on creating competitive differentiation around performance, cost efficiency and flexibility as well as security and reliability. As AI adoption accelerates and companies seek infrastructure partners capable of delivering performance with superior security, scale, and cost efficiency, Corvex believes it is well-positioned to capture a meaningful share of this growing market.

Corvex has entered into several strategic partnerships to strengthen its ability to deliver secure, high-performance AI infrastructure at scale. Corvex’s partnership with NVIDIA, as an NVIDIA Certified Cloud Partner, and other leading manufacturers, software vendors and a Tier III data center where it runs current-generation NVIDIA H200 and B200 systems allow Corvex to expand its reach, accelerate deployment timelines and provide customers with integrated solutions that combine hardware, software and professional services.

The versatility of Corvex’s platform positions it to serve a broad spectrum of industries, including technology, healthcare, financial services and government agencies that require running mission-critical AI workloads with predictable performance, security and scale. Corvex’s go-to-market strategy is designed to position Corvex as a trusted partner for organizations seeking reliable, secure and scalable infrastructure for AI workloads. Corvex employs a direct sales model supported by a network of strategic partnerships with resellers, brokers, technology providers and system integrators. Corvex’s sales strategy focuses primarily on annual or multi-year commitments for customers that demand performance, security and operational reliability to support GPU infrastructure and capabilities.

Through continued investment in infrastructure capacity, software innovation and strategic partnerships, Corvex aims to strengthen its position to become a leading provider of purpose-built AI cloud solutions to achieve security, scalability and cost efficiency for AI workloads.

Industry and Market Opportunity

Growth in AI Workloads and Compute Demand

The market for cloud infrastructure and AI compute services is undergoing a period of rapid growth, driven by the convergence of several transformative technological and macroeconomic trends. With AI moving from experimentation into daily operations, AI demand is seemingly growing faster than the infrastructure built to support it. According to Wall Street research, the global GPU-as-a-Service and AI-as-a-Service market is anticipated to exceed $130 billion by 2030. This growth trajectory is supported by several key factors:

●	Proliferation of AI Applications. The emergence of large language models, generative AI systems, and multimodal architectures has greatly increased computational requirements. Training these models often involves billions of parameters and requires access to GPU-accelerated clusters capable of delivering petaflops of processing power, fast networking, and efficient storage. As new models continue to process far more tokens per request and operate with much longer context windows, inference has become a large, fast-growing component of the total lifecycle cost of an AI model, seemingly outstripping the efficiency gains in commodity GPUs.

●	Expanding AI Capabilities for Analysis, Planning and Automated Execution. As AI shifts from simple content generation to tools that help with analysis, planning and automated execution, companies are increasingly adopting and integrating AI for measurable cost-efficiency, to increase speed and accuracy, to support decision-making and operational tasks. and to increase productivity output without adding headcount.

●	Enterprise Cloud Migration. Businesses across various sectors are migrating workloads from on-premise environments to cloud platforms to improve operational agility, reduce capital expenditures, and enhance disaster recovery capabilities. This trend is particularly pronounced in industries such as technology, healthcare, financial services, and government, where data-intensive applications require elastic compute resources. Customers are increasingly seeking infrastructure solutions that are optimized for large AI workloads while at the same time delivering superior performance and enhanced cost efficiency compared to traditional cloud offerings.

●	Regulatory and Security Considerations. Increasing regulatory scrutiny around data privacy is driving demand for cloud providers that can offer compliance-ready solutions across multiple jurisdictions. Providers with robust security frameworks are well-positioned to capture this demand.

As organizations integrate AI into their products and services, demand for scalable, cost-effective compute infrastructure is accelerating.

Structural Supply Constraints and Limitations of General-Purpose Cloud Architecture

Modern AI models require far more compute, faster networking and more power than what general-purpose cloud infrastructures can support. Such demand is accelerating the shift toward purpose-built AI infrastructure designed for high-density GPUs, fast interconnects and predictable performance at scale.

Power, GPU supply, engineering talent and capital remain significant structural bottlenecks for customers to build their own AI infrastructure. Building and operating AI computing solutions at meaningful scale require strong supply-chain access, teams with specialized engineering skills, and access to sizeable capital. There may also be platform costs customers can only amortize over a relatively smaller footprint, which adds to operating expense. Customers often, therefore, value the convenience and efficiency of managed AI cloud computing solutions. In addition, regulated industries, such as technology, healthcare, financial services and government, require specialized infrastructure that meets strict compliance and security standards.

General-purpose cloud architecture, which were designed for older workloads such as websites and software applications, rely on CPUs and general-purpose networking that cannot meet the demands of modern AI workloads. As AI becomes increasingly integrated as a core part of enterprise operations, customers are moving away from general-purpose cloud services and toward platforms designed specifically for AI model training and inference.

The competitive landscape for AI infrastructure is evolving rapidly. While hyperscale cloud providers dominate general-purpose compute services, their solutions may be limited in delivering superior performance, cost efficiency and scalability. Enterprises that build internal AI infrastructures face capital constraints, supply-chain limitations and shortages of specialized engineering talent. Neoclouds, a specialized class of AI cloud providers, which includes Corvex, have emerged to serve the needs of model builders and inference providers. The neocloud competitive landscape is crowded and evolving, with market pressures for the industry to consolidate in favor of more reliable, better capitalized cloud providers or those providers with unique capabilities that meet the needs of emerging customer segments. As workloads scale, we expect companies to increasingly shift mission-critical workloads to dedicated, purpose-built neocloud solutions to achieve security, scalability and cost efficiency.

Requirements for Purpose-Built AI Infrastructure

The scale, complexity and sensitivity of modern AI workloads require infrastructure designed specifically for high-performance training and inference. Purpose-built AI clouds integrate high-density GPU systems, security-first architecture and software that manages and coordinates large clusters to deliver the performance and reliability needed at enterprise scale, and address the following demands:

●	Security and compliance as baseline enterprise expectation. AI systems often handle sensitive data and valuable intellectual property. Companies increasingly expect protections such as confidential computing, encrypted data handling and strict isolation before deploying AI in production. These features are moving from optional to required in regulated industries and in sectors where data protection is critical.

●	Reliability and scale. Customers prefer reliable solutions given the notable cost and time-to-market implications associated with model training as well as the importance of a consistent user experience for their end-customers when engaged in inference workloads. Nimble data center strategies are required to source incremental power to support scaled AI clusters.

●	Efficient and flexible deployment models that fit enterprise constraints. Customers are increasingly seeking infrastructure that can support a variety of deployment configurations that can be tailored to the operational requirements of companies in various industries with increasingly complex infrastructure demands and rising compute requirements.

Corvex’s platform provides purpose-built solutions optimized for AI workloads. Corvex is focused on creating competitive differentiation around performance, cost efficiency and flexibility as well as security and reliability. As AI adoption accelerates and companies seek infrastructure partners capable of delivering performance with superior security, scale, and cost efficiency, Corvex believes it is well-positioned to capture a meaningful share of this growing market.

Our Platform and Product Offerings

Corvex offers a comprehensive suite of products and services designed to meet the needs of organizations operating at the forefront of AI. Corvex seeks to address three challenges of the AI era – more security, more scale and more efficiency – with product offerings that include:

●	Enterprise-grade security by providing confidential computing solutions and the architectural flexibility to deliver capacity on-premise as well as in SOC 2 and HIPAA compliant multi- or single-tenant configurations with up to nation-state grade physical security.

●	Reliability and Scale. Customers prefer reliable solutions given the notable cost and time-to-market implications associated with model training as well as the importance of a consistent user experience for their end-customers when engaged in inference workloads. Nimble data center strategies are required to source incremental power to support scaled AI clusters.

●	Improved Efficiency. Currently in development, Corvex’s Token Factory is designed to potentially lower the cost per token through Corvex’s proprietary inference engine that accelerates tokens per second on popular open source AI models.

Corvex’s technology stack combines high-density GPU Clusters, fast networking, and software to deliver reliable model training and inference at up to AI Factory scale, without customers having to build or operate the underlying infrastructure. The system is organized in layers that handle hardware, orchestration, and certain security functions to enable more predictable performance, security and operational control at scale.

The infrastructure services layer provides the core hardware and facility environment needed to operate high-density computing clusters. A core component of Corvex’s infrastructure is its GPU-accelerated compute clusters, which are optimized for both training and inference of AI models. These clusters leverage the latest generation of GPUs, including NVIDIA’s B200 GPU, and are often interconnected through high-bandwidth, low-latency networking to ensure optimal performance for distributed workloads. High-bandwidth networking is engineered to move data quickly between nodes, which keeps distributed training efficient. In addition to compute services, Corvex provides high-throughput storage solutions positioned close to compute in order to reduce delays during data loading, checkpointing and model serving. These capabilities are important for organizations engaged in training large language models, conducting real-time analytics or processing high-resolution imaging data. Further, our current tier III-designed facility provides redundant power, cooling, and other forms of resiliency to support reliable AI workloads.

The managed software services layer handles how jobs work on the hardware and gives customers flexibility in how they use the platform. Corvex’s technology platform supports bare metal and managed Kubernetes, allowing clients to manage complex workloads with flexibility and efficiency.

Security and compliance are integral to Corvex’s operations. Corvex adheres to rigorous compliance standards, including SOC 2 and HIPAA, and employs advanced encryption protocols for data in transit and at rest. Optional confidential computing protects information as it is being processed. Corvex also conducts regular penetration testing and vulnerability assessments to identify and remediate potential risks.

The platform services and operations layer is designed to keep the overall environment stable, secure, and integrated with customer systems. As part of every product and service offering, Corvex provides ongoing hands-on support, including provisioning, monitoring and maintenance of infrastructure to help customers maximize the value of their reservations. These services include strategic consulting to align infrastructure investments with business objectives, migration support to ensure a smooth transition from legacy environments, and workload optimization to enhance performance and cost efficiency. Corvex’s team of experts works closely with customers to design tailored solutions that address specific technical and operational challenges, leveraging deep domain expertise in AI infrastructure to deliver measurable outcomes.

Corvex’s infrastructure roadmap includes ongoing investments in next-generation GPUs, high-speed interconnects and advanced orchestration capabilities to support emerging workloads and maintain a competitive edge in the rapidly evolving AI ecosystem.

Competitive Strengths

Corvex’s key competitive strengths, which enable it to compete effectively against both general-purpose cloud providers and specialized providers, include:

●	Enhanced security. Confidential computing and the architectural flexibility to deliver on-premise as well as multi- or single-tenant configurations with up to nation-state grade physical, offers customers enhanced protections for sensitive and regulated workloads.

●	Reliability and Scale. Corvex’s platform is engineered for reliable model training and inference workloads. Corvex leverages high-performance GPUs, fast networking and storage, and proactive maintenance and monitoring, all housed in a data center with redundancy across multiple delivery facets, in order to deliver reliable service to customers. Corvex can source large-scale data center capacity.

●	Improved Efficiency. Currently in development, Corvex’s Token Factory is designed to potentially lower the cost per token through Corvex’s proprietary inference engine that accelerates tokens per second on popular open source AI models.

Growth Strategies

Corvex plans to expand by securing long-term contracts to deliver GPU capacity reservations, cost-effectively serving inference workloads via its Token Factory, and deepening penetration in sectors that require secure, high-performance AI infrastructure. Corvex’s principal growth strategies include:

●	Scaling AI Factory capacity. Corvex plans to expand GPU capacity and deploy additional clusters in regions with stable power and strong connectivity to support larger training and inference jobs for customers who are positioned to make long-duration commitments.

●	Increasing recurring inference adoption. Corvex plans to leverage its current and planned product offerings to position itself to support customers over the lifecycle of their AI model, from training and fine-tuning through production inference.

●	Deepening focus in regulated and security-sensitive sectors. Corvex also plans to expand its customer base in industries that require enhanced confidential-compute capabilities and compliance, which require larger deployments, commit to longer terms and face higher switching costs.

●	Executing with disciplined capital allocation. Corvex plans to increase capacity to support its pipeline of contracted and near-term customer and offtake programs, focusing capital on deployments with long-duration commitments from customers with appropriate credit profiles.

Strategic Partnerships

Corvex has entered into several strategic partnerships to strengthen its ability to deliver secure, high-performance AI infrastructure at scale. These partnerships allow Corvex to expand its reach, accelerate deployment timelines and provide customers with integrated solutions that combine hardware, software and professional services. Corvex’s partnership with NVIDIA, as an NVIDIA Certified Cloud Partner, and other leading manufacturers and software vendors aid it in the delivery of advanced GPU solutions. In addition, Corvex leases data-center capacity to obtain the physical infrastructure necessary to supply power, cooling and network connectivity required to run large GPU Clusters and support capacity expansion. Corvex also uses redundant telecommunications network providers to maintain low-latency interconnectivity between major networks.

Customers

Corvex serves a broad spectrum of industries that require running mission-critical AI workloads with predictable performance, security and scale. The versatility of Corvex’s platform enables organizations to deploy workloads that range from AI model training to real-time analytics, supporting mission-critical applications across diverse sectors.

Technology companies represent a significant portion of Corvex’s customer base. These organizations utilize Corvex’s GPU Clusters for training and deploying generative AI models, including large language models and diffusion-based architectures. Corvex’s HIPAA and SOC 2 compliance certifications and its emerging security capabilities position Corvex to serve healthcare organizations, financial institutions, and government agencies in the future.

Corvex’s ability to serve a wide range of industries reflects its commitment to delivering solutions that combine high performance scalability and security. By enabling customers to access advanced compute resources without the need for significant upfront investment, Corvex empowers organizations to innovate faster and compete more effectively in an increasingly data-driven economy.

Sales Infrastructure and Go-to-Market Strategies

Corvex’s go-to-market strategy is designed to position Corvex as a trusted partner for organizations seeking reliable, secure and scalable infrastructure for AI workloads. Corvex employs a direct sales model supported by a network of strategic partnerships with resellers, brokers, technology providers and system integrators. Corvex’s sales strategy focuses primarily on annual or multi-year commitments for customers that demand performance, security and operational reliability to support GPU infrastructure and capabilities.

Corvex invests in direct engagement through account teams and solutions engineers supporting customers through cluster design, deployment and ongoing operations. In addition, Corvex focuses on workload expansion over time to support the growth of customer usage as training scales and inference workloads shift into production. Corvex’s sales team consists of experienced account executives and engineers skilled in solution design, delivery and operations who work collaboratively to deliver tailored solutions that meet the unique needs of each client. This high-touch model matches the technical depth and evaluation cycles of the targeted AI deployments.

Corvex’s pricing strategy is designed to offer flexibility and scalability. Corvex provides reserved capacity agreements that align with customer requirements and budget constraints. This approach helps customers to optimize costs while ensuring access to the compute resources necessary for mission-critical workloads.

Corvex also prioritizes customer retention and long-term relationships through account management and post-sales support. Corvex offers onboarding assistance and related services and success motions to ensure that customers derive maximum value from their investment in Corvex’s infrastructure. Customer feedback is incorporated into product development cycles, which enables continuous improvement and innovation.

Looking ahead, Corvex plans to expand its sales infrastructure by increasing its presence, hiring additional sales and technical personnel, marketing personnel, and other types of roles as well as systems to enhance pipeline visibility and forecasting accuracy. Corvex intends to continue to refine its go-to-market strategy to address emerging opportunities in AI, confidential computing and other deployments, while maintaining its focus on security, scalability and cost efficiency as core differentiators.

Data Center Footprint

Corvex operates its platform in a Tier III data center facility located in Delaware. Clusters use current-generation NVIDIA H200-class and B200 systems to support the dense, predictable compute required for training and inference required by Corvex’s customers. Corvex intends to add data center capacity in various domestic and foreign geographies based on customer demand and to engineer greater geographic diversity and operational resilience.

Corvex’s data center is designed to meet stringent reliability and security standards, incorporating redundant power supplies, backup generators and uninterruptible power systems to maintain continuous availability. Networking infrastructure within these facilities includes high-speed fiber connections and advanced routing technologies to support low-latency communication between clusters and external networks. The facilities are designed to provide redundant power infrastructure beyond the minimum required to support the normal load (“N”), including N+N power paths, N+1 uninterruptible power supply and generators, N+1 cooling, and redundant network and storage delivery, as well as complying with applicable fire-protection standards for data centers.

Competition

The market for AI infrastructure and high-performance computing services is highly competitive and characterized by rapid technological change, evolving customer requirements and significant capital investment. Corvex competes with a broad range of providers that offer varying degrees of scale, geographic reach, and service integration, and many possess substantial financial resources and established customer relationships. Traditional hyperscale cloud platforms, such as Amazon (Amazon Web Services), Google (Google Cloud Platform) and Microsoft (Azure), represent the most significant competitive threat due to their extensive infrastructure, global presence and ability to bundle AI compute services with complementary offerings such as storage, networking and software. These providers benefit from economies of scale and can exert pricing pressure across multiple service categories. However, their platforms are generally designed for broad, general-purpose workloads rather than optimized for the unique performance requirements of reliable model AI training and inference, sometimes resulting in slow provisioning, inconsistent performance at scale and higher per-GPU costs. Neoclouds and specialized providers, such as CoreWeave, Inc. and Nebius Group N.V., focus on GPU-optimized infrastructure with flexible provisioning and competitive pricing. Across the neocloud segment, competitors vary in maturity and operational depth. Some customers deploy and manage their own GPU resources and develop internal AI infrastructures, which may allow for better control of data and latency, but requires significant capital, engineering talent and operational discipline to scale clusters, maintain a consistent supply of GPUs and upkeep infrastructure at the level required for production.

Competition is expected to intensify as demand for AI compute resources accelerates and new technologies gain traction. Corvex’s strategy to maintain and strengthen its competitive position includes continuous innovation in its product offerings and technology platforms, expansion of its infrastructure capacity, and development of strategic partnerships. Corvex believes that its ability to deliver secure, high-throughput infrastructure at scale, tailored to the needs of customers, will enable it to compete effectively against both general-purpose cloud providers and specialized competitors.

Intellectual Property

Corvex’s intellectual property assets primarily consist of its proprietary software, system design and operational expertise that drive its AI infrastructure platform. Corvex’s intellectual property assets include proprietary inference engine and technologies, proprietary AI software ecosystem and infrastructure management software, trade secrets, trademarks and contractual restrictions such as confidentiality agreements, licenses and intellectual property assignment agreements, that collectively form the foundation of Corvex’s product offerings and technology platforms that support the performance, security, and reliability requirements of AI workloads.

Corvex’s trade secrets, proprietary know-how and copyrights include its source code and confidential methodologies for its technology platforms that are optimized for serving large AI models at scale, confidential computing that support secure execution of sensitive workloads and GPU node integration technology that improves throughput, reliability and utilization. Corvex employs rigorous internal controls to safeguard these trade secrets and proprietary know-how, including restricted access policies, encryption of sensitive documentation and confidentiality agreements with employees and third-party partners to control access to and non-disclosure of its proprietary information.

Corvex’s intellectual property strategy is closely aligned with its product roadmap and growth objectives. Corvex actively monitors emerging trends in AI infrastructure to identify opportunities for innovation and patent protection. Corvex’s intellectual property portfolio and strategies are the result of significant research and development focused on optimizing performance, security, and scalability for AI workloads, and further supports its competitive advantage and increasingly differentiated product and service offerings relative to general-purpose and specialized cloud infrastructure providers.

Government Regulation

Corvex’s operations are subject to an extensive and evolving framework of federal, state and international laws and regulations that govern AI, data privacy, cybersecurity, export controls, environmental and other aspects of technology infrastructure and data centers. Compliance with these regulations is critical to maintaining customer trust and ensuring uninterrupted service delivery.

Corvex actively monitors developments in emerging AI regulatory frameworks, including Regulation (EU) 2024/1689 of the European Parliament and of the Council (the “EU AI Act”) and similar initiatives in the United States and other jurisdictions. New and evolving legislation may impose additional requirements on companies deploying AI technologies or the responsible use of such AI technologies, which could require Corvex to implement new governance processes, conduct risk assessments and provide disclosures regarding the ethical use of AI. These requirements may increase compliance costs and operational complexity. Corvex also monitors its use and development of AI as regulated by existing, technology-agnostic regulatory frameworks, including, for example, consumer protection, non-discrimination, and employment. Such frameworks continue to apply to Corvex, despite the use of novel technology, and Corvex must ensure that its use and development of AI continue to align with its existing obligations. These requirements may require updates to existing compliance frameworks to account for AI and introduce additional operational complexity in enforcing internal policies. Export control regulations represent another significant area of compliance for Corvex’s operations. Corvex’s products and services incorporate advanced technology and encryption features that are subject to the Export Administration Regulations (“EAR”) administered by the U.S. Department of Commerce. Corvex must obtain appropriate licenses for the export of controlled technologies and ensure that its operations do not involve prohibited end-users or destinations. Failure to comply with these regulations could result in severe penalties, including fines, restrictions on export privileges and reputational harm.

As a global company, we are subject state, federal, and international laws, rules and regulations pertaining to privacy and security, such as state omnibus privacy laws (e.g., the CCPA and similar state laws) and the GDPR. We may be required to undertake additional compliance investment to evaluate the application of these laws to our business and to take steps to come into compliance with these laws, which could include changing our business processes. In addition, our internal computer and information technology systems, and those of our vendors and customers are vulnerable to attack, unauthorized access, unauthorized use, or other harm. Cyberattacks are increasing in frequency and sophistication, and although we have invested in security for our product offerings and technology platforms, there is no guarantee that such measures will be sufficient to protect against external or internal threats. We could incur costs to comply with the laws and to address a security incident as well as penalties if we are not deemed to be in compliance with these laws, which could have a material impact on our business.

In addition to data privacy, cybersecurity and AI-specific regulations, Corvex is subject to environmental and energy efficiency standards applicable to data center operations. Certain jurisdictions mandate reporting of greenhouse gas emissions and adherence to sustainability targets, which may require additional investment in renewable energy sources and energy-efficient cooling technologies. Corvex is also required to comply with occupational health and safety regulations governing its facilities and workforce.

The regulatory environment in which Corvex operates is dynamic and subject to frequent changes. New laws or amendments to existing regulations could impose additional obligations, result in additional compliance costs or restrictions on Corvex’s business practices. Corvex constantly monitors regulatory developments and industry standards and their impact on business, invests in ongoing compliance programs, and reviews and assesses the adequacy of its technical controls to ensure compliance with all applicable laws and regulations. Failure to comply with applicable regulations could result in civil or criminal penalties, contractual liabilities, and reputational damage, any of which could materially and adversely affect Corvex’s business, financial condition, and results of operations. See “Risk Factors – Risks Related to Legal and Regulatory Matters of Corvex – Corvex’s business is subject to a wide range of laws and regulations, and its failure to comply with those laws and regulations could harm its business.”

People, Culture and Values

As of January 6, 2026, Corvex employs approximately 20 full-time professionals across engineering, operations, product development, customer success and administrative functions. Corvex’s workforce is predominantly technical, with highly skilled individuals with expertise in AI infrastructure and high-performance compute. Corvex places significant emphasis on recruiting top talent from leading technology firms, research institutions and academic programs to ensure that its team remains at the forefront of innovation.

Corvex fosters a culture of collaboration and continuous improvement, encouraging employees to contribute ideas that drive product development and operational excellence. Employee development is a strategic priority for Corvex.

Corvex’s ability to attract, develop, and retain highly skilled professionals is critical to its success. Corvex believes that its engineering-driven culture, commitment to disciplined execution and competitive compensation practices help attract and retain skilled technical talent. Corvex expects headcount to increase as it expands its data-center footprint and broadens its product capabilities.

Facilities

Corvex leases a Tier III data center located in Delaware, under a lease agreement that extends through December 2027 with renewal options.

Corvex intends to add additional facilities to accommodate its anticipated growth. Corvex will continue to evaluate incremental capacity in regions with strong power availability, fiber connectivity and customer demand.

Legal Proceedings

From time to time, Corvex may be subject to various legal proceedings and claims that arise in the ordinary course of its business activities. Litigation, regardless of the outcome, could have an adverse impact on Corvex because of defense and settlement costs, diversion of management resources and other factors. Corvex is not currently a party to any legal proceedings, the adverse outcome of which, in Corvex’s management’s opinion, individually or in the aggregate, would have a material adverse effect on Corvex’s results of operations or financial position.

CORVEX MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our current plans and strategy for our business and related financings, includes forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed in or implied by these forward-looking statements. Please see the section titled “Special Note Regarding Forward-Looking Statements.” Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section titled “Risk Factors” included elsewhere in this prospectus.

Overview

Corvex is an AI cloud computing company specializing in GPU accelerated infrastructure for AI workloads. Corvex’s mission is to become the trusted infrastructure partner for AI model training and inference.

Corvex’s platform allows organizations to leverage the advantage of AI by providing secure, scalable, and cost-efficient computational resources. Corvex’s infrastructure leverages advanced GPU-accelerated compute clusters, high-throughput storage systems and layered architecture to provide enhanced security, consistent performance and efficiency at scale.

Corvex provides a range of capabilities, including:

●	AI Factories and GPU Clusters: Corvex’s integrated computing and data-center platform is designed to deliver artificial intelligence workloads at scale by combining CPU and high-performance AI accelerators, networking, power, cooling, and systems software to support reliable and cost-efficient production AI training and inference. Deployments may be delivered using managed Kubernetes or as bare metal, and operated on-premise or in multi-tenant or single-tenant configurations that are compliant with HIPAA and SOC 2.

●	Confidential Computing: Confidential computing is designed to protect customers’ valuable intellectual property and enhance compliance with data security mandates. Hardware-backed TEEs, memory encryption, and attestation are deployed to help safeguard confidential data in use.

●	Token Factory: Currently in development, Corvex’s Token Factory is an inference-focused platform that delivers production artificial intelligence outputs, with performance measured by throughput, latency, and cost efficiency.

Corvex’s capabilities are designed to capture the accelerating demand for AI infrastructure driven by global digital transformation, the proliferation of AI applications and the increasing complexity of enterprise workloads. Corvex’s competitive advantages include:

●	Enhanced Security: Confidential computing and the architectural flexibility to deliver on-premise as well as multi- or single-tenant configurations with up to nation-state grade physical security, offers customers enhanced protections for sensitive and regulated workloads.

●	Reliability and Scale: Corvex’s platform is engineered for reliable model training and inference workloads. Corvex leverages high-performance GPUs, fast networking and storage, and proactive maintenance and monitoring, all housed in a data center with redundancy across multiple delivery facets, in order to deliver reliable service to customers. Corvex can source large-scale data center capacity.

●	Improved Efficiency: Currently in development, Corvex’s Token Factory is designed to potentially lower the cost per token through Corvex’s proprietary inference engine that accelerates tokens per second on popular open source AI models.

Recent Developments

Merger and Public Company

On November 6, 2025, Corvex, Movano and Merger Sub entered into the Merger Agreement, pursuant to which, Merger Sub will merge with and into Corvex, the separate corporate existence of Merger Sub will cease and Corvex will be the surviving corporation and a direct, and wholly owned subsidiary of Movano.

Movano and Corvex expect the merger to be consummated during the first quarter of 2026, subject to the satisfaction or waiver of certain conditions to the closing, including, among other things, approval by Movano stockholders of the Stock Issuance Proposal. Following the closing of the merger, Movano will change its name to “Corvex, Inc.”

The Merger is expected to be accounted as a reverse recapitalization under Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”), in which Corvex will be determined to be the accounting acquirer and Movano will be determined to be the legal acquirer.

Corvex will be determined to be the accounting acquirer based on evaluation of the following facts:

(i)	Corvex’s equity holders will own a substantial majority of the voting rights in the Combined company;

(ii)	Corvex will designate a majority (four of five) of the initial members of the board of directors of the combined company;

(iii)	Corvex’s senior management will hold a majority of the key positions in senior management of the Combined company; and

(iv)	The operations of the combined company will reflect a continuation of Corvex’s operations prior to the Merger.

Accordingly, for accounting purposes, the financial statements of the combined company will represent a continuation of the financial statements of Corvex with the acquisition being treated as the equivalent of the Corvex issuing stock for the net assets of Movano, accompanied by a recapitalization. The net assets of Movano will be stated at historical cost, with no goodwill or other intangible assets recorded.

Components of Results of Operations

Revenue

Corvex generates revenue by providing customers with on-demand GPU compute services. These service arrangements provide customers with access to the Company’s cloud computing capacity on a consumption basis, with billing occurring monthly in arrears based on actual hourly usage of compute and other services. Revenue is recognized as the services are consumed.

Operating Expenses

Cost of Revenue

Cost of revenue primarily consists of direct costs in operating data centers, such as utilities including power, rent, labor costs and network access.

We expect our cost of revenue to increase as we continue to grow our infrastructure and expand our customer base. We anticipate that cost of revenue may fluctuate as a percentage of revenue in the future due to the timing of when data centers are operational, and as it achieves economies of scale and operational efficiencies.

Depreciation

Depreciation consists of approximately $2.5 million for the nine months ended September 30, 2025, related to our servers, network equipment, and other computing hardware used to operate and support the Company’s cloud-based platform and internal operations.

Technology and Infrastructure

Technology and infrastructure expense consists of costs associated with our infrastructure, such as personnel costs for employees associated with research and development of new and existing products and services or with maintaining our computing infrastructure, such as salaries, bonuses, benefits, stock-based compensation expense, travel expenses, and other related expenses, and costs related to software subscriptions. The Company’s technology and infrastructure efforts are dedicated towards developing new services, improving the Company’s existing infrastructure, adding new features, bringing the latest compute technology to market and improving the accessibility of the Company’s services.

We expect our technology and infrastructure expense to increase as we continue to focus on growth and innovation. We anticipate technology and infrastructure expense to fluctuate as a percentage of revenue in the future due to the timing of when we achieve economies of scale and operational efficiencies, including through software innovation.

Sales and Marketing

Sales and marketing expense consists of personnel costs associated with selling and marketing the Company’s Corvex Cloud Platform, such as salaries, stock-based compensation expense, commissions, bonuses, and other related expenses, third-party professional services costs, and advertising costs associated with marketing programs.

General and Administrative

General and administrative expense consists of costs associated with our corporate functions including finance, legal, human resources, information technology, insurance and office rental. These costs include personnel costs, such as salaries, bonuses, benefits, stock-based compensation expense, and other related expenses including third-party professional services costs, such as legal, accounting, and audit services.

We expect to continue incurring additional expenses as a result of operating as a public company, including expenses to comply with the rules and regulations applicable to companies listed on a national securities exchange, expenses related to compliance and reporting obligations pursuant to the rules and regulations of the SEC, as well as higher expenses for general and director and officer insurance and professional services.

Other Income, Net

Other income, net relates primarily to interest income earned cash balances held in interest bearing bank accounts.

Loss on Fair Value of Warrants Liabilities

Loss on fair value consists of losses as a result of recording our warrant liabilities at fair value at the end of each reporting period.

Income Taxes

Income tax expense (benefit) consists of federal and state income taxes in the United States and related deferred taxes.

Results of Operations

Nine Months Ended September 30, 2025

Corvex was incorporated under the laws of the State of Delaware on October 21, 2024. As such, no comparative period is presented. The following table summarizes the results of our operations for the nine months ended September 30, 2025 (in thousands):

Nine months ended September 30, 2025
Revenue	$4,802
Operating expenses:
Cost of revenue (exclusive of depreciation shown separately below)	1,255
Depreciation	2,497
Technology and infrastructure	2,277
Sales and marketing	642
General and administrative	2,397
Loss from operations	(4,266)
Other income, net	71
Loss on fair value of warrant liabilities	(524)
Loss before provision for income taxes	(4,719)
Income tax benefit	879
Net loss	$(3,840)

Revenue

Revenue relates to Corvex AI Cloud on an infrastructure-as-a-service revenue for its customer base.

Cost of revenue

Cost of revenue relates to direct costs related to the operation of the data centers, including $0.7 million rent and network access and $0.5 million in utilities and power expenses.

Depreciation

Depreciation consists of approximately $2.5 million related to our servers, network equipment, and other computing hardware used to operate and support the Company’s cloud-based platform and internal operations.

Technology and infrastructure

Technology and infrastructure expense primarily consist of $1.6 million driven by personnel costs for dedicated employees in research and development activities and $ 0.55 million of stock-based compensation expense and other miscellaneous expenses.

Sales and Marketing

Sales and marketing expense relates to advertisement costs of $0.1 million and personnel costs of $0.5 million .

General and administrative

General and administrative expense consists primarily of $1.3 million in personnel-related costs reflecting headcount growth to support our expanding operations and $0.70 million in stock-based compensation expense. The remaining balances relates to professional services and lease expense for our corporate headquarters.

Other income, net

Interest income, net primarily relates to interest earned on our cash balance.

Loss on fair value of warrant liabilities

Loss on fair value relates to the remeasurement of warrants classified as liability as of September 30, 2025.

Benefit from income taxes

Benefit from income taxes consists primarily of federal income tax expense of $783 thousand and state income tax of $96 thousand.

Period from Inception (October 21, 2024) through December 31, 2024

Corvex was incorporated under the laws of the State of Delaware on October 21, 2024. The following table summarizes the results of our operations for the period indicated (in thousands):

For the period from Inception (October 21, 2024) to December 31, 2024
Revenue	$-
Operating expenses:
Technology and infrastructure	122
Sales and marketing	13
General and administrative	4,276
Loss from operations	(4,411)
Other income, net	46
Loss before provision for income taxes	(4,365)
Income tax benefit	54
Net loss	$(4,311)

Revenue

There was no revenue generated during the period from inception through December 31, 2024.

Technology and Infrastructure

Technology and infrastructure expense primarily consist of $122 thousand of stock-based compensation expense.

General and administrative

Operating expenses consists primarily of $4,104 thousand in stock-based compensation expense and $304.9 thousand in professional services.

Sales and Marketing

Sales and marketing expense primarily relates to advertising costs of $5.7 thousand and personnel costs of $6.2 thousand.

Other income, net

Interest income, net primarily relates to interest earned on our cash balance.

Benefit from income taxes

Benefit from income taxes primarily consists of federal income tax expense of $41.5 thousand and state income tax of $12.6 thousand.

Non-GAAP Financial Measures

To supplement our financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we use a non-GAAP financial measure, adjusted EBITDA (as defined below) to help us evaluate our business. We use such non-GAAP financial measure to make strategic decisions, establish business plans and forecasts, identify trends affecting our business, and evaluate operating performance. We believe that this non-GAAP financial measure may be helpful to investors because it allows for greater transparency into a measure that we use to operate our business and measure our performance and enable comparison of financial trends and results between periods where items may vary independent of business performance.

This non-GAAP financial measure is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measure used by other companies. Other companies, including companies in our industry, may calculate this non-GAAP measure differently or may use other measures to evaluate their performance, any of which could reduce the usefulness of our disclosure of non-GAAP measure as a tool for comparison. A reconciliation is provided below for the non-GAAP financial measure to the most directly comparable financial measure presented in accordance with GAAP. Investors should review the related GAAP financial measures and the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measures, as well as our financial statements and related notes included elsewhere in this prospectus.

Adjusted EBITDA

We report our financial results in accordance with GAAP, however, management believes evaluation of operating results may be enhanced by a presentation of adjusted EBITDA which is a non-GAAP financial measure. We define adjusted EBITDA as net loss, excluding (i) depreciation and amortization, (ii) stock-based compensation, (iii) loss on fair value of warrant liabilities, (iv) interest income and (v) benefit from income taxes.

The following table reconciles adjusted EBITDA to the most directly comparable GAAP performance measures for the applicable period of operations presented herein:

	Nine months ended September 30, 2025	For the period from Inception (October 21, 2024) to December 31, 2024
Net loss	$(3,840)	$(4,311)
Depreciation	2,497	-
Stock-based compensation[1]	1,250	4,104
Interest Income	(71)	(46)
Loss on fair value of warrant liabilities	524	-
Income tax benefit	(879)	(54)
Adjusted EBITDA	$(519)	$(307)

[1]	Stock-based compensation: pursuant to the Corvex 2024 Equity Incentive Plan for employees, contractors, or other entities.

Sources of Liquidity

Since our inception, we have incurred operating losses and negative cash flow mainly due to our investment in technology innovation, research and development and development of our commercial capabilities. To date, we have funded our operations with internally generated cash flows, proceeds from the sales of shares of our convertible preferred stock and by entering into Simplified Agreements for Future Equity (“SAFEs”). Through September 30, 2025, we received gross proceeds of $22.0 million from sales of our convertible preferred stock, designated as Series Seed Preferred Stock. Furthermore, from October to November 2025, Corvex entered into SAFEs with multiple investors, which raised an aggregate of $37.2 million. As of September 30, 2025, we had $2.7 million of cash and cash equivalents.

Funding Requirements

We anticipate that our expenses and capital requirements will increase substantially in connection with our ongoing operating and investment activities, particularly as we further develop and expand our service capabilities and offerings. We rely, and expect to continue to rely, on third parties for services and technology upgrades. We are working with hardware and software providers to scale existing operating capabilities to support our customer demand. We believe that this strategy allows us to maintain a more efficient infrastructure by eliminating the need for us to directly invest in our own facilities, equipment, and personnel, while also enabling us to focus on our expertise and resources for the development of our products. In addition, we expect to incur additional costs associated with operating as a public company following the consummation of the merger, including audit, legal, regulatory and tax-related services associated with maintaining compliance with Nasdaq listing and SEC requirements.

We expect that our expenses and capital requirements will increase substantially if and as we:

●	further develop and expand our sales, marketing and technology infrastructure to commercialize any current or future products;

●	seek to develop additional products and technologies;

●	continue to enhance our products and technologies;

●	expand our capacity to deploy equipment in data centers to support increase in customer demand;

●	maintain, expand and protect our intellectual property portfolio;

●	expand our operational, financial and management systems and increase key personnel; and

●	incur additional legal, accounting or other expenses in operating our business, including the additional costs associated with operating as a public company.

As a result of these and other factors, we will need substantial additional funding to support our continuing operations and pursue our growth strategy. Until we can generate significant revenue, we expect to finance our operations through a combination of equity offerings, debt financings, collaborations or other strategic transactions. Management determined that there will be sufficient funds necessary to maintain Corvex’s operations within one year from the date of this prospectus and that there is no substantial doubt about Corvex’s ability to continue as a going concern.

See “Risk Factors” for additional risks associated with our substantial capital requirements.

Cash Flows

The following table summarizes our cash flows for the periods indicated (in thousands):

	Nine months ended September 30, 2025	For the period from Inception (October 21, 2024) to December 31, 2024
Net cash used in continuing operations	$(252)	$(316)
Net cash used in investing activities	(894)	(17,871)
Net cash provided by financing activities	28	21,980
Net increase (decrease) in cash and cash equivalents	$(1,118)	$3,793

Net Cash Used in Operating Activities

Net cash used in operating activities was $0.3 million for the nine months ended September 30, 2025, primarily a result of net loss of $3.6 million, depreciation non cash adjustment of $2.4 million, stock-based compensation non cash adjustment of $1.2 million and decrease in deferred taxes of $1 million.

Net cash used in operating activities was $0.3 million for the period from inception to December 31, 2024, primary as a result of net loss of $4.3 million, stock-based compensation non cash adjustment of $4.1 million, and an increase in accounts payable and accrued expenses.

Net Cash Used in Investing Activities

Net cash used in investing activities was $0.9 million for the nine months ended September 30, 2025 and 17.8 million from inception to December 31, 2024, primarily as a result of cash payments for property and equipment, mainly related to the purchase of servers to support our operations.

Net Cash Provided by Financing Activities

Net cash provided by financing activities was $28 thousand for nine months ended September 30, 2025 related to cash proceeds from stock options exercised.

Net cash provided by financing activities was $22 million for the year ended December 31, 2024, due to net proceeds from the issuance of shares of our convertible preferred stock and warrants.

Contractual Obligations and Commitments

Lease Obligations

We have an operating lease for office space in Arlington, Virginia. The lease expires on July 1, 2028. Minimum operating lease payments under these leases are $0.22 million in 2026 and $0.17 million in 2027.

We have a technology equipment finance lease for servers housed at the colocation Delaware facility to deploy servers for customers for servers in a Delaware colocation facility. The lease expires on September 30, 2028. Minimum finance lease payments under the lease are $4.3 million in 2026 and $4.3 in 2027.

We also have operating lease arrangements for data center colocation space in Delaware, which provide dedicated facilities to house the Company’s servers and related information technology equipment. Each lease term is 36 months and expires on December 31, 2027 and September 29, 2028. Minimum operating lease payments under the colocation leases are $1.6 million in 2026 and $0.70 million in 2027.

Accounting Estimates

In preparing financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates used in the preparation of these financial statements include but are not limited to the following: revenue, income taxes, warrants valuation, leases, stock-based compensation and fair value of common stock. Management believes these estimates and assumptions provide a reasonable basis for the fair presentation of the financial statements. Actual results could differ from those estimates.

The critical accounting estimates, assumptions, and judgments that we believe have the most significant impact on our financial statements are described below.

Revenue

We generate revenue from the delivery of cloud computing services. Revenue is recognized when a customer obtains control of promised goods or services are delivered. The amount of revenue recognized reflects the consideration that we expect to receive in exchange for these goods or services. We recognize revenue in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). We account for revenue by applying the following steps:

1.	Identification of the contract, or contracts, with the customer.

2.	Identification of the performance obligations in the contract.

3.	Determination of the transaction price.

4.	Allocation of the transaction price to the performance obligations in the contract.

5.	Recognition of the revenue when, or as, a performance obligation is satisfied.

On-demand access is provided to customers on a consumption basis and is generally billed monthly in arrears based on usage of compute, storage, and other services in the period. Revenue is generated based on customers’ consumption of computing resources at fixed contractual rates, and revenue recognized in each period reflects the value of services delivered to customers during that period. As a result, period-to-period changes in revenue primarily reflect changes in customer usage levels rather than changes in contract terms or pricing.

Income Taxes

Management makes estimates, assumptions, and judgments to determine our provision for income taxes, deferred tax assets and liabilities, and any valuation allowance recorded against deferred tax assets. We recognize a deferred tax asset when it is more likely than not that the asset will be realized. We regularly review our deferred tax assets for recoverability and establish a valuation based upon historical losses, projected future taxable income and the expected timing of the reversals of existing temporary differences. To the extent we increase or decrease the allowance in a period, we recognize the change in the allowance within “Provision for (benefit from) income taxes in the statements of operations. Unforeseen changes in tax rates and tax laws, as well as differences in the projected taxable income as compared to actual taxable income, may affect these estimates.

We calculate the current and deferred income tax provision based on estimates and assumptions that could differ from the actual results reflected in income tax returns filed in subsequent years and record adjustments based on filed tax returns when identified. The amount of income taxes paid is subject to examination by U.S. federal and state tax authorities.

Warrant Valuations

Corvex accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in FASB ASC 480 and ASC 815. The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to Corvex’s own ordinary shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of Corvex’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

In connection with certain preferred equity financing transactions, we issued warrants alongside the issuance of convertible preferred stock. The warrants were determined to be freestanding financial instruments and are classified as liabilities. We measured the fair value of the warrants on the issuance date and recognized the amount as a warrant liability in our balance sheets.

The warrant liabilities are remeasured to fair value at each reporting date until the warrants are exercised, expired, or otherwise settled, with changes in fair value recognized in loss on fair value of warrant liabilities in the statements of operations. The fair value of the warrant liabilities is estimated using the Black-Scholes option pricing model, which incorporates various assumptions, including expected volatility, the risk-free interest rate, the expected term of the warrants, and the estimated fair value of our common stock. The valuation of these warrants requires the use of significant management judgment and the use of unobservable inputs.

Because the warrants are liability-classified, changes in their fair value may result in non-cash gains or losses in future periods, depending on fluctuations in our stock price and other valuation inputs.

Leases

We determine if an arrangement meets the definition of a lease at the inception of the lease, with leases classified at commencement as either operating or finance leases. Operating leases are reported separately and finance leases are recognized within property and equipment, net, and as a finance liability separately presented in unaudited interim condensed balance sheets as of September 30, 2025.

Right-of-use (“ROU”) assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease during the lease term. ROU assets are measured based on the discounted present value of the remaining lease payments, initial direct costs incurred, and prepaid lease payments, excluding lease incentives received prior to lease commencement. Lease liabilities are measured based on the discounted present value of the remaining lease payments at commencement date. We utilize the rate implicit in the lease unless that rate cannot be readily determined. In that case we use incremental borrowing rate (“IBR”) to discount the present value of the remaining lease payments. The IBR is based on our estimated rate of interest for a collateralized borrowing with a similar term and payments as the lease.

Many of our leases include escalation clauses, renewal options and termination options that are factored into the determination of lease payments when reasonably certain that we would exercise that option. Certain future minimum lease payments due under the operating lease agreements contain rent-free periods or escalating rent payment provisions. Our finance leases generally include purchase options and declining minimum payments. Short-term leases with an initial term of 12 months or less are not recorded on the balance sheets.

We account for lease components and non-lease components as a single lease component. Payments under our lease agreements are primarily fixed. However, certain lease agreements contain variable payments, which are expensed as incurred and not included in the ROU assets and lease liabilities. Variable lease payments are mainly composed of common area maintenance, utilities, real estate taxes, and payments affected by changes in indexes.

Stock-Based Compensation

We maintain a stock-based compensation plan as a long-term incentive for employees, officers, directors and non-employees. The plan allows for the issuance of incentive stock options, non-qualified stock options, stock appreciation rights, and restricted stock unit awards.

We recognize stock-based compensation expense for employee stock options on a straight-line basis over the requisite service period. We account for forfeitures as they occur.

Our stock-based compensation costs are based upon the grant date fair value of options estimated using the Black-Scholes option pricing model. To the extent any stock option grants are made subject to the achievement of a performance-based milestone, management evaluates when the achievement of any such performance-based milestone is probable based on the relative satisfaction of the performance conditions as of the reporting date.

The Black-Scholes option pricing model utilizes inputs which are highly subjective assumptions and generally require significant judgment. These assumptions include:

●	Risk-Free Interest Rate. The risk-free interest rate is based on the U.S. Treasury zero coupon issues in effect at the time of grant for periods corresponding with the expected term of the option.

●	Expected Volatility. Because we do not have a sufficient trading history for our common stock, the expected volatility was estimated based on the average volatility for comparable publicly traded technology companies over a period equal to the expected term of the stock option grants. Comparable companies were chosen based on the similar size, stage in life cycle or area of specialty. We will continue to apply this process until a sufficient amount of historical information regarding the volatility of our own stock price becomes available.

●	Expected Term. The expected term represents the period that the stock-based awards are expected to be outstanding and is determined using the simplified method (based on the mid-point between the vesting date and the end of the contractual term), as we do not have sufficient historical data to use any other method to estimate expected term.

●	Expected Dividend Yield. We have never paid dividends on our Common Stock and have no plans to pay dividends on our Common Stock. Therefore, we used an expected dividend yield of zero.

Certain of these assumptions involve inherent uncertainties and the application of significant judgment. As a result, if factors or expected outcomes change and we use significantly different assumptions or estimates, our stock-based compensation could be materially different.

Fair Value of Common Stock

Given the absence of a public trading market for Corvex’s common stock, it utilized methodologies, approaches, and assumptions consistent with the American Institute of Certified Public Accountants’ Practice Aid: Valuation of Privately Held Company Equity Securities Issued as Compensation to estimate the fair value of its common stock. In determining the fair value, a number of objective and subjective factors were considered, which include factors such as: contemporaneous valuations performed by independent third-party specialists; the prices at which Corvex sold Series Seed Convertible Preferred to outside investors in arms-length transactions, and the superior rights, preferences, and privileges of the Series Seed Convertible Preferred relative to the common stock at the time of each sale; the progress of Corvex’s research and development programs, including their stages of development, and Corvex’s business strategy; external market and other conditions affecting the industry in which Corvex operates, and trends and developments within the industry; Corvex’s financial position, including cash on hand; the lack of an active public market for Corvex’s common stock; the analysis of initial public offerings and the market performance and volatility of peer companies in the industry, as well as completed mergers and acquisitions of peer companies; and the material risks related to its business and industry, its results of operations and financial position, including its levels of capital resources, among other factors

In valuing our common stock, the fair value of our business was determined using various valuation methods, including combinations of income and market approaches, with input from management. The income approach estimates value based on the expectation of future cash flows that we may generate. These future cash flows are discounted to their present values using a discount rate derived from an analysis of the cost of capital of comparable publicly traded companies in our industry or similar business operations as of each valuation date, adjusted to reflect the inherent risks in our cash flows. The market approach estimates value based on a comparison of the subject company to comparable public companies in a similar line of business. From these comparable companies, a representative market value multiple is determined and then applied to the subject company’s financial forecasts to estimate its value.

Off-Balance Sheet Arrangements

Since our inception, we have not had, and do not currently have, any off-balance sheet arrangements as defined under rules and regulations of the U.S. Securities and Exchange Commission, or the SEC.

Recently Issued Accounting Pronouncements

A description of recently issued accounting pronouncements that may potentially impact our financial position and results of operations is disclosed in Note 1 – Overview and Summary of Significant Accounting Policies to our financial statements appearing elsewhere in this prospectus.

Quantitative and Qualitative Disclosures about Market Risks

We are exposed to market risk in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates, including the following:

Interest Rate Risk

We do not have significant exposure to interest rate risk that could affect the balance sheet, statement of operations, and the statement of cash flows, as we do not have any outstanding variable rate debt as of September 30, 2025.

Concentrations of Credit Risk and Major Customers

During nine months ended September 30, 2025, four customers accounted for approximately 39%, 23%, 23%, and 10%, respectively, of the Corvex’s revenues. As of September 30, 2025, approximately 78% of the net accounts receivable balance, in aggregate, was due from these customers.

Internal Control Over Financial Reporting

We have identified material weaknesses in our internal control over financial reporting. Specifically, management determined that we have not designed and maintained an effective control environment and related control activities, including appropriate segregation of duties and period-end close procedures, and our risk assessment and monitoring processes were not sufficiently robust to identify and remediate these deficiencies. As a result, there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis. If we fail to fully remediate these material weaknesses, we may have to restate financial statements, our ability to meet reporting obligations could be impaired, and investors may lose confidence in our financial reporting.

Emerging Growth Company Status

The Jumpstart Our Business Startups Act of 2012, or the JOBS Act, permits that an “emerging growth company” may take advantage of the extended transition period to comply with new or revised accounting standards applicable to public companies until those standards would otherwise apply to private companies. The combined company will be an emerging growth company, as defined under the JOBS Act and it will elect to use this extended transition period for complying with certain new or revised accounting standards. Accordingly, the combined company’s financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards. The JOBS Act also exempts the combined company from having to provide an auditor attestation of internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act.

Movano currently is, and the combine company will remain after the merger an “emerging growth company” until the earlier of: (i) the last day of the fiscal year (a) in which it has total annual gross revenue of at least $1.235 billion, or (b) in which it is deemed to be a large accelerated filer, which means the market value of its common stock that is held by non-affiliates exceeds $700.0 million as of the prior June 30th, (ii) the date on which it has issued more than $1.0 billion in non-convertible debt during the prior three-year period, or (iii) if it affirmatively and irrevocably opts out of the extended transition period provided by the JOBS Act, or (iv) December 31, 2026.

Smaller Reporting Company Status

The combined company will also be a “smaller reporting company” because the market value of Movano’s common stock held by non-affiliates was less than $700 million as of June 30, 2025 and its annual revenue was less than $100 million during the fiscal year ended December 31, 2024. The combined company may continue to be a smaller reporting company after the consummation of the merger if either (i) the market value of its stock held by non-affiliates is less than $250 million or (ii) its annual revenue is less than $100 million during the most recently completed fiscal year and the market value of its stock held by non-affiliates is less than $700 million as of June 30 in the most recently completed fiscal year. If the combined company is a smaller reporting company at the time it ceases to be an emerging growth company, it may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, the combined company may choose to present only the two most recent fiscal years of audited financial statements in its Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

MANAGEMENT FOLLOWING THE MERGER

Executive Officers and Directors of the Combined Company Following the Merger

Pursuant to the Merger Agreement, five of the eight current directors of the Company will resign at or prior to the Effective Time. Prior to the Effective Time, our Board will appoint Emily Wang Fairbairn as its designee to serve as a member of the combined company’s board of directors upon the closing of the Merger. The combined company’s board of directors is expected to satisfy the requisite independence requirements for the Company’s Board, as well as the sophistication and independence requirements for the required committees pursuant to Nasdaq listing requirements. It is anticipated that the Corvex designees will be Seth Demsey, Jay Crystal, Ruben Caballero, and Brian Cullinan and the Company’s designee will be Emily Wang Fairbairn.

Following the Merger, the management team of the combined company is expected to be composed of certain members of the management team of the Company and Corvex. The following table lists the names and ages, as of January 6, 2026, and positions of the individuals who are expected to serve as executive officers and directors of the combined company upon the completion of the Merger:

Name	Age	Position(s)
Executive Officers
Seth Demsey	48	Co-Chief Executive Officer, Co-Founder and Chair of the Board
Jay Crystal	48	Co-Chief Executive Officer, Co-Founder and Director
Non-Employee Directors
Ruben Caballero	58	Director
Brian Cullinan	66	Director
Emily Wang Fairbairn	64	Director

Executive Officers

Seth Demsey has served as the Co-Chief Executive Officer and Co-Founder of Corvex and on the Corvex Board since October, 2024. Prior to co-founding Corvex, Mr. Demsey was a co-founder at configure8, an internal developer portal for engineering teams, from May 2021 to October 2024. Prior to that, Mr. Demsey was a co-founder and advisor at Clean.io (now HUMAN Security, Inc.), a digital security platform focusing on protecting against malicious advertising and e-commerce fraud, from November 2017 to November 2022. Mr. Demsey has served on the board of directors of SalesIntel.io, a signal-first pipeline generation platform for sales and marketing data, since November 2016, and has served as a strategic advisor at VwD.ai, an AI-powered platform for brand safety and creator monitoring, since April 2024. Mr. Demsey received a Bachelor’s of Science degree in Computer Engineering from Bucknell University and was previously a business fellow at The Wharton School of the University of Pennsylvania. We believe that Mr. Demsey is qualified to serve on the combined company’s board of directors because of his industry knowledge and broad previous experience as an engineer and co-founder.

Jay Crystal has served as the Co-Chief Executive Officer and Co-Founder of Corvex and on the Corvex Board since October 2024. Prior to co-founding Corvex, Mr. Crystal was co-founder at configure8 from May 2021 to October 2024. Prior to that, Mr. Crystal was a co-founder and director at Clean.io (now HUMAN Security, Inc.) from November 2017 to November 2022. Mr. Crystal also served in several management roles at AOL, Inc. and its successors and subsidiaries, including as Director, Corporate Development and Vice President, Corporate Strategy, Partnerships, from 2010 to 2017 and several investment banking, private equity and global asset management firms, including Staley Capital, American Capital and Bank of America from 2000 to 2010. Mr. Crystal received a BBA in Finance from George Washington University. We believe that Mr. Crystal is qualified to serve on the combined company’s board of directors because of his industry knowledge and broad previous experience as a co-founder and business leader.

Non-Employee Directors

Rubén Caballero will serve as a member of the combined company’s board of directors upon closing of the Merger. Mr. Caballero has served as a director of Movano since November 2019. Since June 2024, Mr. Caballero has served as Chief Engineer and Strategy Officer at Humane Inc. From April 2020 until June 2024, Mr. Caballero served as Microsoft’s Corporate Vice President of Devices & Technology Engineering for the Mixed Reality Division, where he oversaw Mixed Reality, AI and other special projects. Mr. Caballero served as a Vice President of Engineering at Apple from 2005 until April 2019, where he was one of the founding leaders of the iPhone hardware design team and later expanded his role to include iPad, Apple Watch, Macintosh, and other hardware products. Mr. Caballero’s senior role at Apple provided him with the opportunity to build and scale global teams, including the Wireless Design and Technology team for all the products/ecosystems at Apple, including the iPhone, iPad, Macs, AirPods, HomePod, and accessories. Before Apple, Mr. Caballero worked at two start-ups, where he led efforts for designing innovative products and core technology for wireless networked audio components and devices. Since August 2019, Mr. Caballero has served as a member of the board of directors of Resonant Inc. (Nasdaq: RESN), a company that is working to transform the way radio frequency, or RF, front-ends are being designed and delivered for mobile handset and wireless devices. Mr. Caballero received a Bachelor’s degree in Electrical Engineering from École Polytechnique de Montréal, a Master’s degree in Electrical Engineering from New Mexico State University and an Honorary Doctorate from École Polytechnique de Montréal. We believe that Mr. Caballero is qualified to serve on the combined company’s board of directors because of his extensive experience in the technology industry and commercializing products for one of the world’s largest technology companies.

Brian Cullinan will serve as a member of the combined company’s board of directors upon closing of the Merger. Mr. Cullinan has served as a director of Movano since August 2020. Mr. Cullinan was a partner at PricewaterhouseCoopers LLP (“PwC”) from July 1997 through June 2020. While at PwC, Mr. Cullinan served as a Senior Relationship and Global Engagement Partner with responsibility for numerous PwC Fortune 500 clients. In addition, he served on PwC’s U.S. Board of Partners & Principals from 2010 to 2018, including two terms as Lead Director from 2012 to 2016. Mr. Cullinan simultaneously served as a member of PwC’s Global Board from 2013 to 2017 and as Managing Partner — Southwest Region from 2011 to 2017. Mr. Cullinan has served in numerous other leadership roles during his career at PwC, including West Region Assurance Leader from 2009 to 2012 and U.S. Entertainment, Media & Communications Assurance Leader from 2007 to 2009. He received a Bachelor of Arts from Cornell University and a Master of Science in Financial Accounting from Northeastern University. We believe that Mr. Cullinan is qualified to serve on the combined company’s board of directors because of his extensive knowledge of, and experience in, the application of accounting principles and the financial reporting process, as well as his extensive executive leadership and management experience.

Emily Wang Fairbairn will serve as a member of the combined company’s board of directors upon closing of the Merger. Ms. Fairbairn has served as a director of Movano and Chair of the Movano Board since March 2018. Ms. Fairbairn was co-founder and Chief Executive Officer of multi-billion-dollar hedge fund, Ascend Capital, from 1999 to 2018. The firm established a long/short equity hedge fund business focused on managing assets for institutional clients such as pensions, endowments and public companies. From 1987 to 1997, Ms. Fairbairn built a successful practice managing equity portfolios for high net worth clients for Merrill Lynch. From 1985 to 1987 Ms. Fairbairn worked as a process engineer and supervisor for Pepsi’s Frito-Lay brand. Ms. Fairbairn is an active philanthropist with a history of supporting education, athletics, and medical research. Since July 2021, Ms. Fairbairn has served as a member of the board of directors of IN8bio, Inc. (Nasdaq: INAB). Ms. Fairbairn not only serves on the funding board of MIT Sandbox Innovation Fund to actively mentor entrepreneurs, but also serves as a board member and mentor to young enterprises for CodeLogic, Inc. and Acelab Inc. Ms. Fairbairn received her Bachelor of Science in chemical engineering from California State Polytechnic University Pomona. We believe that Ms. Fairbairn is qualified to serve on the combined company’s board of directors because of her background, experience, qualifications, attributes and skills, including her background in investment and finance matters, and extensive executive leadership and management experience.

Family Relationships

There are no family relationships among any of combined company’s directors or executive officers.

Board Composition

The Company’s Board currently consists of six directors divided into three staggered classes, with one class to be elected at each annual meeting to serve for a three-year term. The classified structure of the Company’s Board will remain in place for the combined company following the completion of the Merger. It is anticipated that the incoming directors will be appointed to applicable vacant director seats of the combined company’s board of directors following the resignation of the current members of the Company’s Board.

The combined company’s board of directors will initially consist of six members upon the closing of the Merger, and thereafter shall be fixed from time to time by resolution of the combined company’s board of directors. In accordance with the combined company’s certificate of incorporation, its board of directors will be divided into three classes with staggered three-year terms. At each annual meeting of stockholders after the initial classification, the successors to the directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election. The combined company’s board of directors will be divided among the three classes as follows:

●	the Class I directors will be Emily Wang Fairbairn and Jay Crystal, and their terms will expire at the 2028 annual meeting of stockholders;

●	the Class II director will be Ruben Caballero and his term will expire at the 2026 annual meeting of stockholders; and

●	the Class III directors will be Brian Cullinan and Seth Demsey, and their terms will expire at the 2027 annual meeting of stockholders.

Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of the combined company’s board of directors may have the effect of delaying or preventing changes in our management or a control of the combined company.

Director Independence

The Company’s Board and Corvex Board each undertook a review of the combined company’s board composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, the Company’s Board and Corvex Board have determined that none of the proposed combined company directors, except  Seth Demsey and Jay Crystal, have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of director is “independent” as such term is defined under the applicable rules and regulations of the SEC, the listing requirements of Nasdaq and Rule 10A-3 under the Exchange Act. The Company’s Board and Corvex Board considered all relevant facts and circumstances known to it in evaluating the independence of these directors, including their current and historical employment and prior relationships, compensation, any related party transactions and their beneficial ownership of capital stock as it relates to the combined company.

Board Leadership Structure

The combined company’s bylaws and corporate governance guidelines will provide its board of directors with flexibility to combine or separate the positions of chair of the board of directors and chief executive officer as to evaluate and determine the board of directors’ optional leadership structure and to provide effective oversight of management.

Board Oversight of Risk

Although the combined company’s management is responsible for the day to day management of the risks it faces, its board of directors and its committees take an active role in overseeing management of risks and have the ultimate responsibility for the oversight of risk management. The combined company’s board of directors will regularly review information regarding its operational, financial, legal and strategic risks. The combined company’s senior management will attend quarterly meetings of the board of directors, provide presentations on operations including significant risks, and will be available to address any questions or concerns raised by its board of directors.

In addition, the three board committees will assist the board of directors of the combined company in fulfilling its oversight responsibilities regarding risk. The audit committee will coordinate the board of directors’ oversight of the combined company’s internal control over financial reporting, disclosure controls and procedures, related party transactions, code of conduct and corporate governance guidelines and management will regularly report to the audit committee on these areas. The compensation committee will assist the board of directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs as well as succession planning as it relates to the combined company’s Co-Chief Executive Officers. The nominating and corporate governance committee will assist the board of directors in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and corporate governance. When any of the committees receive a report related to material risk oversight, the chair of the relevant committee will report on the discussion to the full board of directors.

Code of Business Conduct and Ethics

The combined company will adopt a written code of business conduct and ethics that applies to its directors, officers, and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Upon the closing of the Merger, a copy of the code will be posted on the investor relations section of the combined company’s website. If any substantive amendments are made to, or if any waivers are granted under, the code of business conduct and ethics for any officer or director, the combined company intends to disclose the nature of such amendment or waiver. The nominating and corporate governance committee of the combined company’s board of directors will be responsible for overseeing its code of business conduct and ethics and any waivers applicable to any director, executive officer or employee.

Board Committees

In connection with the completion of the Merger, the standing committees of the board of directors of the combined company will continue to be the following: audit committee, compensation committee and a nominating and corporate governance committee, and each will continue to operate pursuant to a charter, which is expected to be amended and restated by the combined company’s board of directors in connection with the completion of the Merger. The combined company’s board of directors may establish other committees from time to time to assist the board of directors.

The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by the board of directors.

All of the committees will comply with all applicable requirements of the Sarbanes-Oxley Act, Nasdaq and SEC rules and regulations as further described below. Following the closing of the Merger, the charters for each of these committees will be available on the combined company’s website.

Audit Committee

Following the closing of the Merger, the members of the combined company’s audit committee are expected to be Messrs. Cullinan and Caballero and Ms. Fairbairn, with Mr. Cullinan serving as chair. Each member of the combined company’s audit committee is expected to be “independent” as that term is defined in the SEC and Nasdaq rules, meets the heightened independence requirements for audit committees required under Section 10A of the Exchange Act and related SEC and Nasdaq rules, and has sufficient knowledge in financial and auditing matters to serve on the audit committee. Mr. Cullinan is expected to qualify as a “audit committee financial expert,” as defined under the applicable rules of the SEC and each member of the audit committee is expected to read and understand fundamental financial statements, in accordance with applicable requirements and upon examination of each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.

The responsibilities of the combined company’s audit committee will include, among other things:

●	appointing, approving the compensation of and assessing the independence of the combined company’s independent registered public accounting firm;

●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by the combined company’s independent registered public accounting firm;

●	reviewing the overall audit plan with the combined company’s independent registered public accounting firm and members of management responsible for preparing the combined company’s consolidated financial statements;

●	reviewing and discussing with the combined company’s management and independent registered public accounting firm its annual and quarterly consolidated financial statements and related disclosures as well as critical accounting policies and practices used by the combined company;

●	coordinating the oversight and reviewing the adequacy of the combined company’s internal control over financial reporting;

●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

●	recommending based upon the audit committee’s review and discussions with the combined company’s management and independent registered public accounting firm whether its audited consolidated financial statements shall be included in its Annual Report on Form 10-K;

●	monitoring the integrity of the combined company’s consolidated financial statements and its compliance with legal and regulatory requirements as they relate to its consolidated financial statements and accounting matters;

●	preparing the audit committee report required by SEC rules to be included in its annual proxy statement;

●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

●	reviewing quarterly earnings releases.

Compensation Committee

Following the closing of the Merger, the members of the combined company’s compensation committee are expected to be Messrs. Cullinan and Caballero and Ms. Fairbairn, with Mr. Cullinan, with serving as chair. Each member of the combined company’s compensation committee is expected to be “independent” as that term is defined in SEC and Nasdaq rules, meets the heightened independence requirements for compensation committee purposes under Section 10C of the Exchange Act and related SEC and Nasdaq rules, and is a “non-employee director” under Rule 16b-3 under the Exchange Act.

The responsibilities of the combined company’s compensation committee will include, among other things:

●	reviewing and approving our philosophy, policies and plans with respect to the compensation of the combined company’s co-chief executive officers;

●	making recommendations to the combined company’s board of directors with respect to the compensation of its co-chief executive officers and our other executive officers;

●	reviewing and assessing the independence of compensation advisors;

●	overseeing and administering the combined company’s equity incentive plans;

●	reviewing and making recommendations to the combined company’s board of directors with respect to director compensation; and

●	preparing the compensation committee reports required by the SEC, including the combined company’s “Compensation Discussion and Analysis” disclosure.

Nominating and Corporate Governance Committee

Following the closing of the Merger, the members of the combined company’s nominating and corporate governance committee are expected to be Messrs. Cullinan and Caballero and Ms. Fairbairn, with Ms. Fairbairn serving as chair. Each member of the combined company’s nominating and corporate governance committee is expected to be “independent” as that term is defined in SEC and Nasdaq rules and is a “non-employee director” under Rule 16b-3 under the Exchange Act.

The responsibilities of the combined company’s nominating and corporate governance committee will include, among other things:

●	developing and recommending to the combined company’s board of directors criteria for board and committee membership;

●	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;

●	reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise the combined company;

●	identifying and screening individuals qualified to become members of the board of directors;

●	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;

●	developing and recommending to the board of directors a code of business conduct and ethics and a set of corporate governance guidelines; and

●	overseeing the evaluation of our board of directors and management.

Compensation Committee Interlocks and Insider Participation

None of the proposed members of the combined company’s compensation committee has been, during the prior fiscal year, an executive officer or employee of the Company or Corvex or had a relationship requiring disclosure under “Certain Relationships and Related Party Transactions” in this prospectus. None of the proposed combined company’s executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers who is proposed to serve on the combined company’s board of directors or compensation committee following the completion of the Merger.

Non-Employee Director Compensation

Prior to the Merger, Corvex has not implemented a formal policy with respect to compensation payable to its non-employee directors and none of its non-employee directors received any compensation for service on the Corvex Board during 2024. Corvex reimburses its directors for expenses associated with attending meetings of the Corvex Board and its committees.

Following completion of the Merger, it is expected that the combined company will provide compensation to non-employee directors pursuant to a new non-employee director compensation policy that is expected to be adopted in connection with the closing and take effect at the Effective Time, or the Director Compensation Policy.

Under the Director Compensation Policy, each non-employee director will receive the cash and equity compensation for board services described below. The combined company will also reimburse non-employee directors for reasonable, customary, and documented travel expenses to board or committee meetings.

Cash Compensation

Under the Director Compensation Policy, each non-employee director will receive a cash retainer fee of $ per year. Additionally, each non-employee director that serves as the chair of or as a member of a committee, or as the non-executive chair of the Corvex Board, will be entitled to receive the following cash compensation for their services under the Director Compensation Policy:

Annual Retainer for Board Membership
Annual service on the Corvex Board	$
Additional retainer for annual service as non-executive chairperson	$
Additional Annual Retainer for Committee Membership
Annual service as audit committee chairperson	$
Annual service as member of the audit committee (other than chairperson)	$
Annual service as compensation committee chairperson	$
Annual service as member of the compensation committee (other than chairperson)	$
Annual service as nominating and governance committee chairperson	$
Annual service as member of the nominating and governance committee (other than chairperson)	$

Each non-employee director who serves as the chair of a committee will receive only the additional annual fee as the chair of the committee and not the annual fee as a member of the committee while serving as such chair. A non-employee director who serves as the non-executive chair of the Corvex Board will receive the annual fee as a non-employee director and the additional annual fee as the non-executive chair. All cash payments to outside directors are paid quarterly in arrears on a pro-rated basis.

Equity Compensation

Non-employee directors will be entitled to receive all types of equity awards other than incentive stock options under the 2026 Plan, including discretionary awards not covered under the Director Compensation Policy. Following the effective date of the Director Compensation Policy, on the first trading day following December 31 of each year, each non-employee director will be granted an award to purchase             shares of the combined company’s common stock under the 2026 Plan and the non-executive chair of the Corvex Board will be granted an award to purchase               shares of the combined company’s common stock under the 2026 Plan, on a pro-rated basis, with such number subject to equitable adjustment by the combined company’s board in the event of certain capitalization adjustments (the “Annual Award”). The exercise price per share of such awards shall be the closing price of the combined company’s common stock on the grant date. The Annual Award will be scheduled to vest in full on the first anniversary of the date on which the Annual Award is granted, subject to the non-employee director continuing to be a non-employee director through the applicable vesting date.

If a change in control occurs (as defined in the 2026 Plan), each non-employee director will fully vest in his or her outstanding equity awards immediately prior to the change in control, subject to the non-employee director continuing to be a non-employee director through the date of the change in control.

Non-employee directors may also be eligible to receive other compensation and benefits, as may be determined by the combined company’s board or any committee of the combined company’s board designated by the combined company’s board with appropriate authority, as applicable, from time to time.

The combined company’s board or any committee of the combined company’s board designated by the combined company’s board with appropriate authority, as applicable and in its discretion, may change and revise the terms of the Annual Awards granted under the Director Compensation Policy, including, without limitation, the number of shares subject to each award and type of award.

CORVEX EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

This discussion may contain forward-looking statements that are based on the combined company’s current plans, considerations, expectations, and determinations regarding future compensation programs. Actual compensation programs that the combined company may adopt following the completion of the merger may differ materially from historical and the currently planned programs summarized in this discussion. All share counts in this section are shown on a pre-merger basis.

Following completion of the Merger, certain executive officers of Corvex will become executive officers of the combined company. This section sets forth historical compensation for Corvex’s named executive officers, consisting of its principal executive officer and the two most highly compensated executive officers (other than Corvex’s principal executive officer), as of December 31, 2025, each of whom is expected to become an executive officer of the combined company:

●	Seth Demsey, Co-Chief Executive Officer and Co-Founder; and

●	Jay Crystal, Co-Chief Executive Officer and Co-Founder.

2025 Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by or paid to Corvex’s named executive officers for the fiscal year ended December 31, 2025 and 2024:

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Seth Demsey	2025	500,000		—	—	—	—	500,000
Co-Chief Executive Officer and Co-Founder	2024	83,333	(1)	—	2,643,701	—	—	2,727,034
Jay Crystal	2025	500,000		—	—	—	—	500,000
Co-Chief Executive Officer and Co-Founder	2024	83,333	(1)	—	1,954,040	—	—	2,037,373

(1)	Mr. Demsey and Mr. Crystal commenced employment with the Company on November 1, 2024. Annualized salary of each executive is $500,000.

Narrative Disclosure to 2025 Summary Compensation Table

Base Salary

Base salary is a fixed element within a total compensation package intended to attract and retain the talent necessary to successfully manage the business of Corvex and execute its business strategies. The base salary for the executive officers was established based on the scope of their responsibilities, taking into account relevant experience, internal pay equity, tenure, and other factors deemed relevant. Base salaries are adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

Rule 10b5-1 Sales Plans

The combined company’s directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of the combined company’s common stock on a periodic basis. Under a Rule 10b5-1 plan a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend or terminate the plan in some circumstances. The combined company’s directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information. Any purchase or sales by the combined company’s directors and executive officers, including pursuant to a 10b5-1 plan, will be subject to the terms of any lock-up agreements entered into by such directors and executive officers.

Equity Incentive Stock Plans

Corvex believes that performance and equity-based compensation can be an important component of the total executive compensation package for supporting stockholder value creation while, at the same time, attracting, motivating, and retaining high-quality executives. Corvex’s executive officers have not been issued any equity grants pursuant to the Corvex 2024 Equity Incentive Plan. With respect to future grants, formal guidelines for the allocations of cash and equity-based compensation have not yet been determined, but it is expected that the combined company’s 2026 Equity Incentive Plan described in the 2026 Plan Proposal, if approved, will be an important element of its compensation arrangements for both executive officers and directors, and that the executive officers will also be eligible to participate in the 2026 ESPP described in the 2026 ESPP Proposal, if approved.

Director Compensation

Corvex has not implemented a formal policy with respect to compensation payable to its non-employee directors and none of its non-employee directors received any compensation for service on the Corvex Board during 2025. Corvex reimburses its directors for expenses associated with attending meetings of the Corvex Board and its committees.

Mr. Levy is Corvex’s only director who was a non-employee director during 2025. Mr. Levy did not receive any compensation or equity awards for his service as a director during 2025.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, with Corvex’s and the Company’s directors and executive officers, including those discussed in the sections titled “Management Following the Merger” and “Corvex Executive Officer and Director Compensation,” the following is a summary of transactions since January 1, 2023 and all currently proposed transactions, to which either the Company or Corvex has been a participant, in which:

●	the amounts exceeded or will exceed $120,000; and

●	any of the directors, executive officers or holders of more than 5% of the respective capital stock, or an affiliate or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Movano Transactions

Support Agreements

Concurrently with the execution and delivery of the Merger Agreement and as a condition and inducement for Corvex to enter into the Merger Agreement, certain Company stockholders entered into support agreements with Corvex pursuant to which, among other things, each of such stockholders agreed, solely in his, her or its capacity as a stockholder, to vote all of his, her or its shares of the Company’s common stock in favor of the approval of. In addition, these stockholders agreed not to, directly or indirectly, knowingly take any action that the Company is not permitted to take under the non-solicitation provisions of the Merger Agreement.

The stockholders of the Company that are party to a support agreement with Corvex consist of the holders of an aggregate of 210,767 shares of our Common Stock, representing 23.2% of the outstanding shares of our Common Stock and approximately 21.0% of the voting power of our outstanding Common Stock and Series A Preferred Stock (voting together as a single class, and, with respect to the Series A Preferred Stock, on an as-converted basis on January 6, 2026). These stockholders are comprised of directors, officers and certain of our stockholders of (solely in their capacity as stockholders of the Company).

Lock-Up Agreements

As a condition to the closing of the Merger, the Company’s directors and officers, as well as certain holders of capital stock of Corvex, have entered into lock-up agreements, pursuant to which such parties will agree not to, except in limited circumstances, transfer, grant an option with respect to, sell, exchange, pledge or otherwise dispose of, or encumber any shares of the Company’s capital stock prior to the closing of the Merger (for the Company’s directors and officers only), and the combined company’s common stock thereafter, for 180 days following the Effective Time.

Indemnification Agreements

Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the DGCL. In addition, we have entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification for liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct of the individual.

Certain Related Transactions

January 2023 Offering

On January 27, 2023, the Company entered into an Underwriting Agreement with Newbridge Securities Corporation, relating to an underwritten offering (the “January Offering”) of 30,960 shares (“Shares”) of the Company common stock and warrants to purchase up to 15,480 shares of Common Stock (“January Warrants”). Each January Warrant has a five year term and an exercise price of $235.50 per share. The January Warrants were offered and sold at the rate of one January Warrant for every two Shares purchased in the January Offering. The January Offering closed on January 31, 2023. Certain of our directors and executive officers participated in the January Offering as follows:

Name	Shares of Common Stock Purchased	Shares Underlying Warrants Purchased	Purchase Price Paid
J. Cogan	119	59	$25,000
Brian Cullinan	47	23	$10,000
Emily Wang Fairbairn	1,190	595	$250,000
Nan Kirsten Forte	47	23	$10,000
Michael Leabman	119	59	$25,000
John Mastrototaro	47	23	$10,000

June 2023 Offering

On June 13, 2023, the Company entered into an Underwriting Agreement with The Benchmark Company, LLC relating to an underwritten offering (the “June Offering”) of 61,333 Shares. The public offering price per shares for each Share was $150.00. The June Offering closed on June 15, 2023. Certain of our directors and executive officers participated in the June Offering as follows:

Name	Shares of Common Stock Purchased	Purchase Price Paid
J. Cogan	233	$35,000
Brian Cullinan	66	$10,000
Emily Wang Fairbairn	1,666	$250,000
Michael Leabman	166	$25,000
John Mastrototaro	133	$20,000

November 2023 Offering

On November 14, 2023, the Company entered into an Underwriting Agreement with The Benchmark Company, LLC relating to an underwritten offering (the “November Offering”) of 32,471 Shares. The public offering price per shares for each Share was $127.50. The November Offering closed on November 17, 2023. Certain of our directors and executive officers participated in the November Offering as follows:

Name	Shares of Common Stock Purchased	Purchase Price Paid
J. Cogan	80	$10,200
Emily Wang Fairbairn	1,966	$250,750
John Mastrototaro	80	$10,200

April 2024 Private Placement

On April 2, 2024, the Company entered into a Securities Purchase Agreement with the purchasers named therein for a private placement (the “Private Placement”) of an aggregate of 30,152 units (the “Units”) with each unit consisting of (1) one Share, or at the election of the Purchaser a pre-funded warrant in lieu thereof (a “Pre-Funded Warrant”), and (2) one warrant to purchase one share of Common Stock (each, a “Private Placement Warrant”). Certain directors and officers participated in the Private Placement and purchased 1,918 of the Units at an offering price of $84.80 per share and accompanying Private Placement Warrant, which was the consolidated closing bid price of the Company’s common stock on The Nasdaq Capital Market on April 1, 2024 of $66.00 per share plus $18.80 per Private Placement Warrant. The Private Placement closed on April 4, 2024. Certain of our directors and executive officers participated in the Private Placement as follows:

Name	Shares of Common Stock Purchased	Shares Underlying Warrants Purchased	Purchase Price Paid
J. Cogan	300	300	$25,425
Ruben Caballero	146	146	$12,500
Brian Cullinan	293	293	$24,860
John Mastrototaro	1,176	1,176	$99,723

Corvex Transactions

Private Placement of Securities

Series Seed Preferred Stock and Warrant Financing

On November 18, 2024, Corvex issued and sold an aggregate of 8,976,000 shares of its Series Seed Preferred Stock, par value $0.00001 per share (the “Series Seed Preferred Stock”), at a purchase price of $2.45098 per share for an aggregate purchase price of approximately $22 million. In addition, Corvex issued warrants to purchase 4,488,000 shares of its Series Seed Preferred Stock with an exercise price of $4.90196 per share (the “Series Seed Warrants”).

Purchasers of Corvex’s Series Seed Preferred Stock and Series Seed Warrants included certain of its directors and holders of more than 5% of its capital stock at the time of the financing (or subsequent closings of such financing). The following table presents the number of shares and the total purchase price paid by these entities.

Investor	Shares of Series Seed Preferred Stock	Total Purchase Price
PV Klustr LLC(1)	3,264,000	$7,999,999
Cluster Capital LLC	1,836,000	$4,499,999
PRLO Holdings LLC(2)	1,632,000	$3,999,999
Dynamic HPC Ventures I LLC(2)	510,000	$1,250,000

(1)	Mateo Levy, a non-employee director of Corvex, is an affiliate of PV Klustr LLC.

(2)	On November 4, 2025, PRLO Holdings LLC and Dynamic HPC Ventures I LLC transferred all of their respective shares of Series Seed Preferred Stock of Corvex to VOC Capital LP.

Investors’ Rights Agreement

Corvex was party to an investors’ rights agreement, dated November 18, 2024, with certain holders of its capital stock, including PV Klustr LLC, Cluster Capital, PRLO Holdings LLC and Dynamic HPC Ventures I LLC (the “Investors’ Rights Agreement”). Under the Investors’ Rights Agreement, certain holders of Corvex’s capital stock have the right to demand that Corvex file a registration statement or request that their shares of Corvex capital stock be covered by a registration statement that Corvex is otherwise filing. Corvex’s Investors’ Rights Agreement was terminated by investors holding a majority of the shares of the Series Seed Preferred Stock in connection with Corvex’s entry into the Merger Agreement.

Right of First Refusal and Co-Sale Agreement

Corvex was party to a right of refusal and co-sale agreement, dated November 18, 2024, with certain holders of its capital stock, including PV Klustr LLC, Cluster Capital, PRLO Holdings LLC and Dynamic HPC Ventures I LLC (the “Right of First Refusal and Co-Sale Agreement”). Under the Right of First Refusal and Co-Sale Agreement, the Company has a first refusal right and the investors have secondary refusal and co-sale rights with respect to proposed transfers of capital stock by key holders, subject to customary exceptions, lock-up provisions and termination upon an IPO or a deemed liquidation event. Corvex’s Right of First Refusal and Co-Sale Agreement was terminated by investors holding a majority of the shares of the Series Seed Preferred Stock in connection with Corvex’s entry into the Merger Agreement.

Voting Agreement

Corvex was party to a voting agreement, dated November 18, 2024, with certain holders of its capital stock, including PV Klustr LLC, Cluster Capital, PRLO Holdings LLC and Dynamic HPC Ventures I LLC (the “Voting Agreement”). Pursuant to the Voting Agreement, the parties agreed to vote their shares to elect designated directors, increase authorized common stock as needed for conversion of preferred stock, and support drag-along sales of the Company subject to customary conditions. Corvex’s Voting Agreement was terminated by investors holding a majority of the shares of the Series Seed Preferred Stock in connection with Corvex’s entry into the Merger Agreement.

Indemnification Agreements

Corvex has entered, and intends to continue to enter, into separate indemnification agreements with each of its directors and executive officers, in addition to the indemnification provided for in the Corvex certificate of incorporation and Corvex bylaws. The indemnification agreements, Corvex certificate of incorporation and Corvex bylaws generally require Corvex to indemnify its directors, executive officers and certain controlling persons to the fullest extent permitted by the DGCL.

Lock-Up Agreements

For a more detailed discussion of the lock-up agreements see the section titled “Certain Relationships and Related Party Transactions–Lock-Up Agreements.”

Corvex Related Party Transactions Policy

Although Corvex has not had a written policy for the review and approval of transactions with related persons, the Corvex Board has historically reviewed and approved any transaction where a director or officer had a financial interest. Prior to approving such a transaction, the material facts as to a director’s or officer’s relationship or interest in the agreement or transaction were disclosed to the Corvex Board. The Corvex Board takes this information into account when evaluating the transaction and in determining whether such transaction was fair to Corvex and in the best interest of all its stockholders.

BENEFICIAL OWNERSHIP OF SECURITIES

PRINCIPAL STOCKHOLDERS OF THE COMPANY

The following table sets forth information with respect to the beneficial ownership of the Company’s Common Stock as of January 6, 2026 by:

●	each person, entity or group known to the Company to beneficially own more than 5% of its common stock;

●	each of the Company’s named executive officers;

●	each of the Company’s directors; and

●	all of the Company’s executive officers and directors as a group.

The percentage of shares beneficially owned is based on 909,486 shares of our Common Stock outstanding as of January 6, 2026. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options that are exercisable within 60 days of January 6, 2026. Shares of our Common Stock issuable pursuant to stock options and RSUs are deemed outstanding for computing the percentage of the person holding such options and the percentage of any group of which the person is a member but are not deemed outstanding for computing the percentage of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Section 13(d) and 13(g) of the Securities Act. The information set forth below is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the SEC, which information may not be accurate as of January 6, 2026.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Movano Inc., 6800 Koll Center Parkway, Pleasanton, California 94566.

Name and Address of Beneficial Owner	Shares of Common Stock	Shares Underlying Options and Warrants	Number of Shares Beneficially Owned	Percentage of Class
Directors and Executive Officers
Rubén Caballero	535	25,646	26,181	2.8%
J. Cogan(1)	19,466	69,454	88,920	9.1%
Brian Cullinan	1,874	36,209	38,083	4.0%
Emily Wang Fairbairn(2)	39,444	55,716	95,160	9.9%
Michael Leabman	42,606	11,863	54,469	5.9%
John Mastrototaro	4,430	92,667	97,097	9.7%
Shaheen Wirk	—	10,305	10,305	1.1%

Directors and Executive Officers as a group (7 persons)	108,355	301,860	410,215	33.9%
Five Percent Stockholders
Leabman Holdings, LLC(3)	37,533	12,500	50,033	5.6%
Peter Appel(4)	64,879	28,900	93,779	9.9%

*	Less than 1%

(1)	19,466 shares of common stock and 360 warrants to purchase one share of common stock are held by the Cogan/Goldberg Living Trust, the Jesse Gabriel Goldberg Cogan Irrevocable Trust and Maya Brooke Cogan Irrevocable Trust. J. Cogan is a trustee of each of these trusts as a result of which he has voting and dispositive power over such securities. Mr. Cogan disclaims any beneficial ownership of such shares except to the extent of his pecuniary interests therein.

(2)	3,522 shares of common stock are held by Valley High Partners, LP and 33,232 shares of common stock are held by the Malcolm P. Fairbairn and Emily T. Fairbairn Charitable Remainder Unitrust (the “Charitable Trust”). In addition, the Charitable Trust holds warrants to purchase 31,844 shares of common which are not exercisable within 60 days of January 6, 2026. Emily Fairbairn and Malcolm Fairbairn are trustees of the Charitable Trust and share voting and dispositive power over the shares held by the Charitable Trust. Ms. Fairbairn disclaims any beneficial ownership of such shares except to the extent of her pecuniary interests therein.

(3)	The address of Leabman Holdings LLC is 8010 E. Cedar Avenue, Denver, Colorado 80230. DvineWave Irrevocable Trust dated December 12, 2012 (“DvineWave”) is the sole member and manager of Leabman Holdings. Gregory Tamkin and Dorsey & Whitney Trust Company, LLC are the co-trustees of DvineWave and share voting and dispositive power with respect to all securities held by Leabman Holdings. This information is based solely on a Schedule 13G filed jointly with the SEC on April 9, 2024 by Gregory Tamkin, DvineWave and Dorsey & Whitney Trust Company, LLC.

(4)	In addition, Mr. Appel holds warrants to purchase 50,990 shares of common which are not exercisable within 60 days of January 6, 2026. The address of Mr. Appel is 3505 Main Lodge Drive, Coconut Grove, FL 33133. This information is based solely on a Schedule 13G filed with the SEC on April 10, 2024.

PRINCIPAL STOCKHOLDERS OF CORVEX

The following table sets forth information with respect to the beneficial ownership of Corvex common stock as of January 6, 2026 by:

●	each person, entity or group of persons known by Corvex to beneficially own more than 5% of its common stock;

●	each of Corvex’s named executive officers;

●	each of Corvex’s directors; and

●	all of Corvex’s executive officers and directors as a group.

The percentage of shares beneficially owned is based on 17,001,538 shares of Corvex common stock outstanding as of January 6, 2026, assuming the conversion of all outstanding shares of Series Seed Preferred Stock into 8,976,000 shares of Corvex common stock.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including warrants that are exercisable within 60 days of January 6, 2026. Shares of Corvex common stock issuable pursuant to warrants are deemed outstanding for computing the percentage of the person holding such options and the percentage of any group of which the person is a member but are not deemed outstanding for computing the percentage of any other person. Except as indicated by the footnotes below, Corvex believes, based on the information furnished to it, that the persons named in the table below have sole voting and investment power with respect to all shares of Corvex common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Section 13(d) and 13(g) of the Securities Act.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Corvex, Inc., 3401 North Fairfax Drive, Suite 3230, Arlington, VA 22226.

	Beneficial Ownership
Name of Beneficial Owner	Shares	%
Greater than 5% Stockholders:
PV Klustr LLC (1)	4,896,000	26.3%
VOC Capital LP (2)	3,963,000	21.9%
Cluster Capital LLC (3)	2,754,000	15.4%
Joseph Investment Trust (4)	1,218,750	7.2%
Named Executive Officers and Directors:
Seth Demsey	2,475,375	14.6%
Jay Crystal (5)	1,829,625	10.8%
Mateo Levy (1)	5,271,000	28.3%
All current executive officers and directors as a group (3 persons)	9,576,000	51.4%

(1)	Consists of (i) 3,264,000 shares of Corvex common stock issuable upon the conversion of Series Seed Preferred Stock held directly and (ii) 1,632,000 shares of Corvex common stock issuable pursuant to warrants exercisable within 60 days of January 6, 2026. Mr. Levy is a principal of PV Klustr LLC and therefore may be deemed to exercise voting and investment discretion over securities held by PV Klustr LLC. The address of PV Klustr LLC is 403 Calle Del Parque, 15th Floor, San Juan, PR 00912. Mr. Levy disclaims any beneficial ownership of such securities except to the extent of his pecuniary interests therein.

(2)	Consists of (i) 750,000 shares of Corvex common stock held directly, (ii) 2,142,000 shares of Corvex common stock issuable upon the conversion of Series Seed Preferred Stock and (iii) 1,071,000 shares of Corvex common stock issuable pursuant to warrants exercisable within 60 days of January 6, 2026. Ivan Soto is the sole member and managing member of Liber8 Capital Management LLC, the General Partner of VOC Capital LP, and therefore may be deemed to exercise voting and investment discretion over securities held by VOC Capital LP. The address of VOC Capital LP is 850 Arrowcreek Pkwy, Unit 10109, Reno, NV 89511.

(3)	Consists of (i) 1,836,000 shares of Corvex common stock issuable upon the conversion of Series Seed Preferred Stock and (ii) 918,000 shares of Corvex common stock issuable pursuant to warrants exercisable within 60 days of January 6, 2026. Bryan Pascual is the manager of Cluster Capital LLC and therefore may be deemed to exercise voting and investment discretion over securities held by Cluster Capital LLC. The address of Cluster Capital LLC is 401 E. Jackson St., Suite 1500, Tampa, FL 33602.

(4)	Consists of (i) 1,218,750 shares of Corvex common stock held by Joseph Investment Trust. Justin Russell is the trustee of the Joseph Investment Trust and exercises voting and dispositive power over the shares held by the Joseph Investment Trust. The address of Joseph Investment Trust is 6997 Professional Parkway E, Ste B. Sarasota, FL 34240. Mr. Russell disclaims any beneficial ownership of such shares except to the extent of his pecuniary interests therein.

(5)	Consists of (i) 1,510,000 shares of Corvex common stock held directly and (ii) 319,625 shares of Corvex common stock held by John Adler Crystal III Roth IRA. Jay Crystal is a beneficial owner of John Adler Crystal III Roth IRA and therefore may be deemed to exercise voting and investment discretion over securities held by John Adler Crystal III Roth IRA. The address of John Adler Crystal III Roth IRA is Morgan Stanley Barney c/o John Crystal, 1747 Pennsylvania Ave. NW, Suite 900, Washington, D.C. 20006. Mr. Crystal disclaims any beneficial ownership of such securities except to the extent of his pecuniary interests therein.

PRINCIPAL STOCKHOLDERS OF THE COMBINED COMPANY

The following table sets forth information with respect to the beneficial ownership of the combined company’s common stock immediately after the closing of the merger, assuming the closing of the merger occurred on January 6, 2026 for:

●	each person, or group of affiliated persons, expected by Movano and Corvex to become the beneficial owner of more than 5% of the outstanding common stock of the combined company;

●	each person expected to be a named executive officer of the combined company;

●	each person expected to be a director of the combined company; and

●	all of the combined company’s expected executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options that are exercisable within 60 days of January 6, 2026. Shares of common stock issuable pursuant to stock options are deemed outstanding for computing the percentage of the person holding such options and the percentage of any group of which the person is a member but are not deemed outstanding for computing the percentage of any other person. Except as indicated by the footnotes below, the combined company believes, based on the information furnished to it, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Section 13(d) and 13(g) of the Securities Act.

The percentage of shares beneficially owned is based on 49,142,794 shares of common stock of the combined company expected to be outstanding upon the closing of the merger, adjusted as required by the rules promulgated by the SEC to determine beneficial ownership. Neither Movano nor Corvex know of any arrangements, including any pledge by any person of securities of the combined company.

Immediately after the closing of the merger, based on the exchange ratio, former Corvex securityholders are expected to own approximately 94.9% of the aggregate number of shares of common stock of the combined company issued and outstanding, on a fully diluted basis, and the Movano securityholders are expected to own approximately 5.1% of the aggregate number of shares of common stock of the combined company issued and outstanding, on a fully diluted basis. The following table and the related notes assume that, at the Effective Time, as of January 6, 2026, each share of Corvex common stock will convert into the right to receive approximately 1.8969 shares of Movano common stock. The estimated exchange ratio calculation used herein is based upon Movano’s and Corvex’s capitalization immediately prior to the date of this prospectus, and will be adjusted to account for the issuance of any additional shares of Movano and Corvex common stock prior to the closing of the merger. See “The Merger Agreement – Merger Consideration” for more information regarding the exchange ratio.

Except as indicated in footnotes to this table, Movano and Corvex believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock of the combined company shown as beneficially owned by them, based on information provided to Movano and Corvex by such stockholders and subject to community property laws where applicable.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Corvex, Inc. 3401 North Fairfax Drive, Suite 3230, Arlington, VA 22226.

	Beneficial Ownership
Name of Beneficial Owner	Shares	%
Greater than 5% Stockholders:
PV Klustr LLC(1)	8,936,108	18.2%
VOC Capital LP(2)	6,613,676	13.5%
Cluster Capital LLC(3)	4,798,319	9.8%

Named Executive Officers and Directors:
Seth Demsey	4,695,588	9.6%
Jay Crystal(4)	3,470,652	7.1%
All executive officers and directors as a group (2 persons)	8,166,240	16.6%

(1)	Consists of (i) 3,264,000 shares of Corvex common stock issuable upon the conversion of Series Seed Preferred Stock held directly, (ii) 905,957 shares of Corvex common stock issuable upon net exercise of warrants exercisable within 60 days of January 6, 2026 and (iii) 540,895 shares of Corvex common stock issuable upon conversion of SAFEs issued in the Permitted Concurrent Financing, in each case after giving effect to the Exchange Ratio. Mr. Levy is a principal of PV Klustr LLC and therefore may be deemed to exercise voting and investment discretion over securities held by PV Klustr LLC. The address of PV Klustr LLC is 403 Calle Del Parque, 15th Floor, San Juan, PR 00912. Mr. Levy disclaims any beneficial ownership of such securities except to the extent of his pecuniary interests therein.

(2)	Consists of (i) 750,000 shares of Corvex common stock held directly, (ii) 2,142,000 shares of Corvex common stock issuable upon the conversion of Series Seed Preferred Stock and (iii) 594,534 shares of Corvex common stock issuable upon net exercise of warrants exercisable within 60 days of January 6, 2026, in each case after giving effect to the Exchange Ratio. Ivan Soto is the sole member and managing member of Liber8 Capital Management LLC, the General Partner of VOC Capital LP, and therefore may be deemed to exercise voting and investment discretion over securities held by VOC Capital LP. The address of VOC Capital LP is 50 Arrowcreek Pkwy, Unit 10109, Reno, NV 89511.

(3)	Consists of (i) 1,836,000 shares of Corvex common stock issuable upon the conversion of Series Seed Preferred Stock, (ii) 509,601 shares of Corvex common stock issuable upon net exercise of warrants exercisable within 60 days of January 6, 2026 and (iii) 183,931 shares of Corvex common stock issuable upon conversion of SAFEs issued in the Permitted Concurrent Financing, in each case after giving effect to the Exchange Ratio. Bryan Pascual is the manager of Cluster Capital LLC and therefore may be deemed to exercise voting and investment discretion over securities held by Cluster Capital LLC. The address of Cluster Capital LLC is 401 E. Jackson St., Suite 1500, Tampa, FL 33602.

(4)	Consists of (i) 1,510,000 shares of Corvex common stock held directly and (ii) 319,625 shares of Corvex common stock held by John Adler Crystal III Roth IRA, in each case after giving effect to the Exchange Ratio. Jay Crystal is a beneficial owner of John Adler Crystal III Roth IRA and therefore may be deemed to exercise voting and investment discretion over securities held by John Adler Crystal III Roth IRA. The address of John Adler Crystal III Roth IRA is Morgan Stanley Smith Barney c/o John Crystal, 1747 Pennsylvania Ave. NW, Suite 900, Washington, D.C. 20006. Mr. Crystal disclaims any beneficial ownership of such securities except to the extent of his pecuniary interests therein.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which the shares of our Common Stock may be sold by Chardan under this prospectus.

MARKET INFORMATION FOR COMMON STOCK

Market Information

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “MOVE.”

Dividend Policy

Corvex has never declared or made any cash distribution to its equity holders. The Company has never declared or paid any cash dividend on our Common Stock. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition, as well as the applicable provisions of our certificate of incorporation, bylaws and applicable law. The payment of any cash dividends will be within the discretion of our board of directors at such time. Our ability to declare dividends will also be limited by restrictive covenants pursuant to any debt financing agreements then in effect. In addition, the expectation is that we will retain future earnings for the development, operation and expansion of our business and we do not anticipate declaring or paying any cash dividends for the foreseeable future, except as required by the Merger Agreement.

SELLING STOCKHOLDER

This prospectus relates to the possible offer and resale from time to time by Chardan of up to 110,000,000 shares of our Common Stock that have been or may be issued by us to Chardan pursuant to the Purchase Agreement upon the terms and subject to the conditions and limitations of the Purchase Agreement. For additional information regarding the issuance of the shares of Common Stock to be offered by Chardan included in this prospectus, see the section titled “The Committed Equity Financing.” We are registering the shares of Common Stock included in this prospectus pursuant to the provisions of the ChEF Registration Rights Agreement in order to permit Chardan to offer the shares of Common Stock for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and as set forth in the section titled “Plan of Distribution (Conflict of Interest)” in this prospectus, Chardan has not had any material relationship with us or any of our affiliates within the past three years.

The following table is prepared based on information provided to us by Chardan. It sets forth the name and address of Chardan, the aggregate number of shares of our Common Stock that Chardan may offer pursuant to this prospectus, and the beneficial ownership of Chardan both before and after the offering. We have based percentage ownership after this offering on 909,486 shares of Common Stock outstanding as of January 6, 2026.

We cannot advise you as to whether Chardan will in fact sell any or all of such shares of our Common Stock or how long Chardan will hold any shares of our Common Stock before selling them. In addition, Chardan may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of our Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. Because the purchase price of the shares of our Common Stock that may be issued under the Purchase Agreement is determined on each purchase date with respect to each purchase, the number of shares of our Common Stock that we may actually sell to Chardan under the Purchase Agreement may be fewer than or more than the number of shares of our Common Stock being offered by this prospectus. For purposes of this table, we have assumed that Chardan will have sold all of the securities covered by this prospectus upon the completion of the offering.

Please see the section entitled “Plan of Distribution (Conflict of Interest)” for further information regarding Chardan’s method of distributing these securities.

	Common Stock Beneficially Owned Prior to this Offering		Maximum Number of Common Stock to be Offered	Common Stock Owned After this Offering(2)
Name of Selling Stockholder	Number of Shares	Percent	Pursuant to this Prospectus	Number of Shares	Percent
Chardan Capital Markets LLC (1)	—	—	110,000,000	—	—

(1)	In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that Chardan may be required to purchase upon the terms and subject to the conditions and limitations of the Purchase Agreement, because the issuance of such shares of Common Stock is solely at our discretion and is subject to conditions and limitations contained in the Purchase Agreement, the satisfaction of which are entirely outside of Chardan’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the Purchase Agreement prohibits us from issuing and selling any shares of Common Stock to Chardan to the extent such shares of Common Stock, when aggregated with all other shares of our Common Stock then beneficially owned by Chardan, would cause Chardan’s beneficial ownership of our Common Stock to exceed 4.99%. The business address of Chardan is 1 Pennsylvania Plaza, Suite 4800, New York, New York 10119. Each of Steven Urbach, Jonas Grossman and Scott Blakeman has voting and dispositive power over the shares of our Common Stock held by Chardan. Chardan is a broker-dealer and a member of FINRA.
(2)	Assumes the sale of all shares being offered pursuant to this prospectus.

Material Relationships

Relationships with the Company

Chardan acted as advisor to Movano with respect to the Bridge Financing and, in connection therewith, earned certain placement agent advisory fees in the aggregate amount of $150,000.

Relationships with Corvex

Chardan is acting as a financial advisor and exclusive M&A advisor to Corvex in connection with the Merger, pursuant to which Chardan is entitled to receive certain advisory fees equal to 2% of (i) the aggregate value of $250,000,000, as adjusted to reflect the final aggregate amount as stated in the Merger Agreement, which shall be paid by Corvex to Chardan in the form of unrestricted shares of Corvex’s common stock to be issued prior to the consummation of the Merger and (ii) up to an aggregate of 10 million shares of the combined company, which shall be paid in the form of unrestricted shares of the combined company’s common stock to be issued upon achievement of the $15 Earnout Target or the $25 Earnout Target. Additionally, Chardan Holdings, LP, an affiliate of Chardan, participated in the Permitted Concurrent Financing, purchasing a SAFE for $2.5 million, and will hold 436,128 shares of common stock of the combined company following the closing of the Merger.

PLAN OF DISTRIBUTION (CONFLICT OF INTEREST)

We are registering the resale by Chardan of up to 110,000,000 shares of our Common Stock. Although the Purchase Agreement provides that we may sell to the Selling Stockholder up to the lesser of (i) $1,000,000,000 in aggregate gross purchase price of newly issued shares of our Common Stock, and (ii) the Exchange Cap, subject to certain conditions and limitations set forth in the Purchase Agreement, only 110,000,000 shares of our Common Stock issuable under the Facility are being registered for resale under the registration statement that includes this prospectus. The actual number of shares of our Common Stock issuable will vary depending on the then current market price of shares of our Common Stock sold to Chardan in this offering.

We will not receive any of the proceeds from the sale of the securities by Chardan. However, we may receive up to $1,000,000,000 in aggregate gross proceeds from Chardan under the Purchase Agreement in connection with sales of shares of our Common Stock to Chardan pursuant to the Purchase Agreement after the date of this prospectus. The aggregate proceeds to Chardan will be the purchase price of the securities less any discounts and commissions borne by Chardan.

Once issued and upon effectiveness of the registration statement of which this prospectus forms a part, the securities beneficially owned by Chardan covered by this prospectus may be offered and sold from time to time by Chardan, including any donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from Chardan as a gift, pledge, partnership distribution or other transfer. Chardan will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Chardan reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. Chardan and any of its permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions.

Subject to any limitations set forth in any applicable agreement that provides for registration rights, Chardan may use any one or more of the following methods when selling the securities offered by this prospectus:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	one or more underwritten offerings;

●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

●	distributions to their members, partners or stockholders;

●	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

We are required to pay all fees and expenses incident to the registration of shares of our Common Stock to be offered and sold pursuant to this prospectus.

Chardan is a selling securityholder and is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Chardan is a registered broker-dealer and FINRA member and has informed us that it presently anticipates effectuating resales, if any, of our Common Stock that it may acquire from us pursuant to the Purchase Agreement, and that it may also engage one or more other registered broker-dealers to effectuate resales, if any, of such shares that it may acquire from us. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Chardan has informed us that each such broker-dealer (excluding Chardan), may receive commissions from Chardan for executing such sales for Chardan and, if so, such commissions will not exceed customary brokerage commissions.

The purchase price of the shares of our Common Stock that we elect to sell to Chardan pursuant to the Purchase Agreement will be determined by reference to the VWAP of the Common Stock during the applicable purchase date on which we have timely delivered a VWAP Purchase Notice (and/or Intraday VWAP Purchase Notice or Off-Hour Sale Notice, as applicable), less (a) if the Company’s public float remains equal to or less than 5,000,000 shares, a 5.0% discount to VWAP for a VWAP Purchase or Intraday VWAP Purchase or a 10.0% discount to VWAP for a Off-Hour VWAP Purchase, (b) if the Company’s public float is equal to at least 5,000,000 shares but is less than 100,000,000 shares, a 3.0% discount to VWAP for a VWAP Purchase or Intraday VWAP Purchase or a 6.0% discount to VWAP for a Off-Hour VWAP Purchase, or (c) if the Company’s public float is equal to at least 100,000,000 shares, a 2.5% discount to VWAP for a VWAP Purchase or Intraday VWAP Purchase or a 5.0% discount to VWAP for a Off-Hour VWAP Purchase.

We have agreed to reimburse Chardan for fees and disbursements of its counsel (i) for initial diligence and documentation related to the Facility and review of this registration statement in an amount up to $95,000, and (ii) (A) up to $25,000 for each fiscal quarter prior to the second fiscal quarter following the closing of the Merger and (B) 20,000 for each fiscal quarter beginning with the second fiscal quarter following the closing of the Merger per fiscal quarter during which the Facility is active and not suspended for its reasonable and documented fees and expenses related to ongoing diligence of the Company. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed underwriting compensation in connection with sales of shares of Common Stock by Chardan to the public.

The total underwriting compensation, including all fees and expenses, to be received in connection with sales of shares of our Common Stock by Chardan to the public, as determined under FINRA Rule 5110, will not exceed eight percent (8%) of the maximum dollar amount of shares of Common Stock to be sold to the public that have been or will be acquired by Chardan under the Facility.

We also have agreed to indemnify Chardan and certain other persons against certain liabilities in connection with the offering of shares of our Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Chardan has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Chardan specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

Chardan has agreed that neither it nor any entity managed or controlled by it, will engage in, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which, with respect to items (i) and (ii), establishes a net short position with respect to the Common Stock, during the term of the Purchase Agreement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, Chardan may enter into hedging transactions with broker-dealers or other financial institutions, subject to the limitations in the Purchase Agreement. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging transactions, and broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with Chardan. Chardan may also sell shares of Common Stock short and redeliver the shares to close out such short positions. Chardan may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker- dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Chardan may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Chardan may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any stockholder or borrowed from any stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by Chardan may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from Chardan in amounts to be negotiated immediately prior to the sale.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised Chardan that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of Chardan and its affiliates. In addition, we will make copies of this prospectus available to Chardan for the purpose of satisfying the prospectus delivery requirements of the Securities Act. Chardan may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We know of no existing arrangements between Chardan or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of Common Stock offered by this prospectus.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “MOVE.”

Conflict of Interest

Chardan is a member of FINRA and is expected to act as an executing broker for the resale of the shares of Common Stock in this offering. The receipt by Chardan of all the proceeds from resales of shares of Common Stock results in a “conflict of interest” under FINRA Rule 5121. Accordingly, such resales will be conducted in compliance with FINRA Rule 5121. To the extent that the shares of Common Stock do not have a “bona fide public market”, as defined in FINRA Rule 5121, a qualified independent underwriter will participate in the preparation of, and exercise the usual standards of “due diligence” with respect to, the registration statement. Jett Capital Advisors, LLC has agreed to act as qualified independent underwriter for this offering and will receive an upfront fee of $50,000 and, beginning July 1, 2026, quarterly fees of $25,000 for doing so, up to an aggregate amount of $200,000. Pursuant to FINRA Rule 5121, Chardan will not confirm resales of shares of Common Stock to any account over which it exercises discretionary authority without the prior written approval of the customer.

Chardan and its affiliates have directly and indirectly engaged, or may engage, in various financial advisory, investment banking and commercial banking and other services for us and our affiliates in the ordinary course of their business, for which they have received, or may receive, customary compensation, fees, commissions and expense reimbursement.

Chardan is acting as a financial advisor and exclusive M&A advisor to Corvex in connection with the Merger, pursuant to which Chardan is entitled to receive certain advisory fees equal to 2% of (i) the aggregate value of $250,000,000, as adjusted to reflect the final aggregate amount as stated in the Merger Agreement, which shall be paid by Corvex to Chardan in the form of unrestricted shares of Corvex’s common stock to be issued prior to the 1606564765.2 consummation of the Merger and (ii) up to an aggregate of 10 million shares of the combined company, which shall be paid in the form of unrestricted shares of the combined company’s common stock to be issued upon achievement of the $15 Earnout Target or the $25 Earnout Target. Additionally, Chardan Holdings, LP, an affiliate of Chardan, participated in the Permitted Concurrent Financing, purchasing a SAFE for $2.5 million, and will hold 436,128 shares of common stock of the combined company following the closing of the Merger. Additionally, Chardan acted as advisor to Movano with respect to the Bridge Financing and, in connection therewith, earned certain placement agent advisory fees in the aggregate amount of $150,000.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for the Company by K&L Gates LLP, Charlotte, North Carolina.

EXPERTS

The consolidated financial statements of Movano Inc. (the “Company”) as of December 31, 2024 and 2023 and for the years then ended incorporated in this prospectus by reference from the Current Report on Form 8-K of the Company dated December 19, 2025 have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty), which is incorporated herein by reference. Such consolidated financial statements have been so incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The financial statements of Corvex, Inc. as of December 31, 2024 and for the period from October 21, 2024 (inception) through December 31, 2024 included in this prospectus and in the registration statement have been so included in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

RECENT CHANGE IN AUDITOR

As reported on our Current Report on Form 8-K filed with the SEC on June 25, 2025 (the “Auditor Resignation Form 8-K”), on June 24, 2025, we were formally notified that Moss Adams LLP (“Moss Adams”), the Company’s former independent registered public accounting firm, resigned effective June 24, 2025.

The audit reports of Moss Adams on the Company’s consolidated financial statements for the years ended December 31, 2024 and 2023, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except to the extent such reports contained an explanatory paragraph regarding a going concern uncertainty.

During the years ended December 31, 2024 and 2023, and the subsequent interim period through the effective date of the resignation of Moss Adams, there were no (a) disagreements with Moss Adams on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Moss Adams’ satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements, or (b) reportable events requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses related to (i) an ineffective control environment, (2) ineffective IT general controls for certain information systems supporting the Company’s key financial reporting processes, and (3) ineffective process-level controls that are disclosed under the heading “Item 9A. Controls and Procedures” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the material weakness related to ineffective design and operation of the Company’s financial close and reporting controls that is disclosed under the heading “Item 9A. Controls and Procedures” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

The Company provided Moss Adams with a copy of the Auditor Resignation Form 8-K prior to its filing with the Securities and Exchange Commission (the “Commission”) and requested that Moss Adams furnish the Company with a letter addressed to the Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of Moss Adams’ letter to the Commission, dated June 25, 2025, is filed as Exhibit 16.1 to the Auditor Resignation Form 8-K. Moss Adams merged with Baker Tilly US, LLP effective June 3, 2025. The combined audit practices now operate as Baker Tilly US, LLP (“Baker Tilly”).

On August 13, 2025, Movano Inc. (the “Company”), upon approval of the Company’s Audit Committee, engaged RBSM LLP (“RBSM”) as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2025 and interim periods.

For the fiscal years ended December 31, 2024 and 2023 and during the subsequent interim periods through RBSM’s engagement, neither the Company nor anyone acting on behalf of the Company consulted RBSM regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did RBSM provide a written report or oral advice to the Company that RBSM concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, including exhibits, under the Securities Act that registers the shares of our common stock to be sold in this offering. This prospectus does not contain all the information contained in the registration statement and the exhibits filed as part of the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits filed as part of the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copies of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that they have gathered their information from sources they believe to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these industry publications and third-party research, surveys and studies are reliable, we have not independently verified such data.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are either (i) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (ii) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)), unless otherwise indicated therein:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 9, 2025;

●	Our Quarterly Reports for the quarter ended March 31, 2025, filed with the SEC on September 24, 2025, for the quarter ended June 30, 2025, filed with the SEC on September 24, 2025 and the quarter ended September 30, 2025, filed with the SEC on November 14, 2025;

●	Our Current Reports on Form 8-K filed with the SEC on January 2, 2025, May 19, 2025, May 23, 2025, June 25, 2025, July 11, 2025, August 7, 2025, August 15, 2025, August, 22, 2025, September 29, 2025, October 3, 2025, October 8, 2025 (as amended by the Current Report on Form 8-K filed on October 8, 2025), November 7, 2025, November 10, 2025, December 17, 2025 and December 22, 2025 to the extent the information in such report is filed and not furnished;

●	our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed), filed with the SEC on August 29, 2025; and

●	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-1, originally filed with the SEC on February 2, 2021, as amended (No. 333-252671), which description is incorporated by reference into the Registrant’s Registration Statement on Form 8-A, originally filed with the SEC pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on March 19, 2021 (No. 001-40254), including any further amendment or report filed hereafter for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. The Registrant is not incorporating by reference any reports or documents or portions thereof that are not considered to be “filed” with the SEC.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:

Movano Inc.

6800 Koll Center Parkway, Suite 160

Pleasanton, CA 94566

Attention: Corporate Secretary

Telephone: (415) 651-3172

Copies of the above reports may also be accessed from our website at ir.movano.com. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, you should not rely on any information that is not contained or incorporated by reference in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

CORVEX, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Board of Directors

Corvex, Inc.

Arlington, Virginia

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Corvex, Inc. (the “Company”) as of December 31, 2024, the related statements of operations, convertible preferred stock and stockholders’ deficit, and cash flows for the period from October 21, 2024 (inception) through December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2024, and the results of its operations and its cash flows for the period from October 21, 2024 (inception) through December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BDO USA, P.C.

We have served as the Company’s auditor since 2025.

Potomac, Maryland

December 19, 2025

CORVEX, INC.

BALANCE SHEET

(in thousands, except share and per share data)

December 31,
2024
Assets
Current assets:
Cash and cash equivalents	$3,793
Prepaid expenses and other current assets	86
Total current assets	3,879
Property and equipment, net	18,671
Deferred tax asset	54
Total assets	$22,604
Liabilities, convertible preferred stock, and stockholders’ deficit
Current liabilities:
Accounts payable	816
Accrued liabilities	15
Total current liabilities	831
Warrant liabilities	3,530
Total liabilities	$4,361
Commitments and contingencies (Note 3)
Convertible preferred stock
Convertible preferred stock, $0.00001 par value per share, 13,464,000 shares authorized as of December 31, 2024; 8,976,000 shares issued and outstanding as of December 31, 2024	18,450
Stockholders’ deficit
Class A common stock, $0.00001 par value per share, 22,000,000 shares authorized as of December 31, 2024; 7,905,000 shares issued and outstanding as of December 31, 2024	-
Additional paid-in capital	4,104
Accumulated deficit	(4,311)
Total stockholders’ deficit	(207)
Total liabilities, convertible preferred stock, and stockholders’ deficit	$22,604

The accompanying notes are an integral part of these audited financial statements.

CORVEX, INC.

STATEMENT OF OPERATIONS

(in thousands, except share and per share data)

For the period from Inception (October 21, 2024) to December 31, 2024
Revenue	$-
Operating Expenses:
Technology and infrastructure	122
Sales and marketing	13
General and administrative	4,276
Loss from operations	(4,411)
Other income, net	46
Loss before benefit for income taxes	(4,365)
Income tax benefit	54
Net loss	(4,311)
Cumulative preferred dividends allocated to preferred stockholders	(193)
Net loss attributable to common stockholders, basic and diluted	$(4,505)

Net loss per share attributable to common stockholders, basic and diluted	$(1.59)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	2,839,437

The accompanying notes are an integral part of these audited financial statements.

CORVEX, INC.

STATEMENT OF CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

(in thousands except share and per share data)

	Convertible Preferred Stock		Common Stock		Additional paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	capital	Deficit	Deficit
Balance, October 21, 2024	-	$-	-	$-	$-	$-	$-
Issuance of convertible preferred stock, net of issuance costs of $20 thousand	8,976,000	18,450	-	-	-	-	-
Issuance of common stock	-	-	7,905,000	-	-	-	-
Stock-based compensation expense	-	-	-	-	4,104	-	4,104
Net loss	-	-	-	-	-	(4,311)	(4,311)
Balance, December 31, 2024	8,976,000	$18,450	7,905,000	$-	$4,104	$(4,311)	$(207)

The accompanying notes are an integral part of these audited financial statements.

CORVEX, INC.

STATEMENT OF CASH FLOWS

(in thousands)

For the period from Inception (October 21, 2024) to December 31, 2024
Cash flows from operating activities:
Net loss	$(4,311)
Adjustments to reconcile net loss to net cash used in operating activities
Stock-based compensation	4,104
Deferred income taxes	(54)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(86)
Accounts payable	16
Accrued liabilities	15
Net cash used in continuing operations	(316)
Cash flows from investing activities:
Purchase of property and equipment	(17,871)
Net cash used in investing activities	(17,871)
Cash flows from financing activities:
Issuance of convertible preferred stock and detachable warrants, net of issuance costs	21,980
Net cash provided by financing activities	21,980
Net increase in cash and cash equivalents	$3,793
Cash and cash equivalents—beginning of period	-
Cash and cash equivalents—end of period	$3,793
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$-
Non-cash investing and financing activities:
Accounts payable related to property and equipment additions	$800

The accompanying notes are an integral part of these audited financial statements.

CORVEX, INC.

NOTES TO FINANCIAL STATEMENTS

1. Overview and Summary of Significant Accounting Policies

Organization and Description of Business

Corvex, Inc., (the “Company” or “Corvex”, “We”) is a corporation established under the corporation laws in the State of Delaware on October 21, 2024 under the name Klustr Inc. In February 2025, the legal name was changed Corvex Inc. The 2024 financial statements present the Company under its current legal name and note the prior name for reference. The Company offers an artificial intelligence (“AI”) cloud computing services specializing in graphics processing unit (“GPU”) accelerated infrastructure for AI workloads. The Company is headquartered in Arlington, Virginia. As of December 31, 2024, the Company has not generated any revenues.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ materially from these estimates. Significant estimates made by the Company are related to valuation of warrant liabilities and fair value of share based awards as of grant date.

Concentration of Risk

The Company is subject to certain risks and uncertainties that could have a material adverse effect on its business, financial condition, results of operations, or cash flows primarily due to concentration of credit risk, significant customers, and supplier concentration.

Financial instruments that potentially expose the Company to significant concentration of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash and cash equivalents with high-quality financial institutions in the United States, where the composition and maturities are regularly monitored by the Company.

Cash and Cash Equivalents

Cash consists of cash in banks and bank deposits. The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents. The Company maintains cash balances in bank deposit accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. As of December 31, 2024 there were no cash equivalents.

Fair Value Measurements

The Company measures certain financial assets and liabilities at fair value on a recurring basis. Fair value is determined based on assumptions that market participants would use in pricing an asset or liability at the measurement date. The Company maximizes the use of observable inputs when available and minimizes the use of unobservable inputs when determining fair value.

The Company’s financial instruments include cash and cash equivalents, accounts payable, accrued liabilities and warrant liabilities. Cash and cash equivalents, accounts payable, and accrued liabilities are stated at their carrying value, which approximates fair value due to the short time to the expected receipt or payment date. Warrant liabilities are stated at fair value on a recurring basis. Adjustments to the fair value of warrants are recorded as other income, net within the statement of operations.

Property and Equipment, Net

Property and equipment comprises technology equipment (servers, switches, and other equipment) intended to be used in the Company’s operations. As of December 31, 2024 they have not been placed into service for their intended use. Accordingly, no depreciation has commenced during the period from the inception date through December 31,2024. Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets. Management estimates the useful lives of the technology equipment to be five (5) years.

CORVEX, INC.

NOTES TO FINANCIAL STATEMENTS

1. Overview and Summary of Significant Accounting Policies (cont.)

Expenditures for maintenance and repairs that do not extend the lives of the respective assets are expensed as incurred. The carrying value of property and equipment is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable.

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including property and equipment subject to depreciation, for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The recoverability of the long-lived assets is assessed by comparing the undiscounted future cash flows expected to be generated by the asset to its carrying value. If the carrying amount of a long-lived asset exceeds the expected undiscounted cash flows, an impairment loss is recognized in an amount equal to the excess of the asset’s carrying value over its fair value. Fair value is determined using valuation techniques such as discounted cash flow models, market comparisons, and, where applicable, independent third-party appraisals. For the period from inception date through December 31, 2024, no impairment charges were recorded.

Technology and Infrastructure

Technology and infrastructure expense consists of costs associated with our infrastructure, such as personnel costs for employees associated with research and development of new and existing products and services or with maintaining our computing infrastructure, such as salaries, bonuses, benefits, stock-based compensation expense, travel expenses, and other related expenses. The Company’s technology and infrastructure efforts are dedicated towards developing new services, improving the Company’s existing infrastructure, adding new features, bringing the latest compute technology to market and improving the accessibility of the Company’s services.

Sales and Marketing

Sales and marketing expense consists of expenses associated with promoting and marketing the Corvex Cloud Platform. Advertising costs, which are expensed as incurred were immaterial during the period from inception date through December 31, 2024 and included in sales and marketing expenses in the statement of operation.

General and Administrative

General and administrative expense consists of costs associated with corporate functions including the Company’s finance, legal, human resources, and facilities. These costs include personnel costs, such as salaries and stock-based compensation expense, third-party professional services costs, such as legal, accounting, and audit services, and other costs necessary to operate the Company’s corporate functions.

Stock-Based Compensation

The Company recognizes stock-based compensation expense for employee, officer, director and non-employee stock options and stock awards on a straight-line basis over the requisite service period.

The Company measures the fair value of stock options at the grant date using the Black-Scholes option pricing model. The Company has elected to recognize the actual forfeitures by reducing the employee stock-based compensation expense in the same period as the forfeitures occur.

To value stock options the Company uses the Black-Scholes option-pricing model which requires the input of highly subjective assumptions, including the fair value of the underlying common stock, the expected term of the stock option, the expected volatility of the price of the Company’s common stock, risk-free interest rates, and the expected dividend yield of common stock. The assumptions used to determine the fair value of the option awards represent management’s best estimates. These estimates involve inherent uncertainties and the application of management’s judgment.

Stock-based compensation expense is recognized over the requisite service period, which is generally the vesting period, using the straight-line method and is based on the value of the portion of stock-based award that is ultimately expected to vest.

CORVEX, INC.

NOTES TO FINANCIAL STATEMENTS

1. Overview and Summary of Significant Accounting Policies (cont.)

Fair Value of Common Stock

Given the absence of a public trading market for the Company’s common stock, the Company utilized methodologies, approaches, and assumptions consistent with the American Institute of Certified Public Accountants’ Practice Aid: Valuation of Privately Held Company Equity Securities Issued as Compensation to estimate the fair value of its common stock. In determining the fair value, a number of objective and subjective factors were considered, which include factors such as: contemporaneous valuations performed by independent third-party specialists; the prices at which the Company sold shares of its convertible preferred stock to outside investors in arms-length transactions, and the superior rights, preferences, and privileges of the convertible preferred stock relative to the common stock at the time of each sale; the progress of the Company’s research and development programs, including their stages of development, and the Company’s business strategy; external market and other conditions affecting the industry in which the Company operates, and trends and developments within the industry; the Company’s financial position, including cash on hand; the lack of an active public market for the Company’s common stock; the analysis of initial public offerings and the market performance and volatility of peer companies in the industry, as well as completed mergers and acquisitions of peer companies; and the material risks related to its business and industry, its results of operations and financial position, including its levels of capital resources, among other factors.

Income Taxes

The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, the Company determines deferred tax assets and liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

Deferred tax assets are recognized to the extent that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If the Company determines that it is able to realize its deferred tax assets in the future in excess of their net recorded amount, the Company records an adjustment to the deferred tax asset valuation allowance, which reduces the provision for income taxes.

Segment Information

The Company operates as one operating segment. The Company’s chief operating decision maker (“CODM”) are the co-chief executive officers. The co-chief executive officers manage operations and business as one operating segment for the purposes of allocating resources, making operating decisions and evaluating financial performance.

For the Company’s one segment, the co-chief executive officers use net income (loss) to allocate resources, which is reported on the statement of operations. The co-chief executive officers also use net income (loss), along with non-financial inputs and qualitative information, to evaluate the Company’s performance, establish compensation and decide the level of investment in various operating activities and other capital allocation activities. Significant segment expenses that the CODM reviews and utilizes to manage the Company’s operations are technology and infrastructure, sales and marketing, and general and administrative expenses, which are presented in the Company’s statement of operations.

The measure of segment assets is reported on the balance sheet as Total assets.

Recent Accounting Pronouncements Adopted

As an emerging growth company (“EGC”), the Jumpstart Our Business Startups Act (the “JOBS Act”) allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. The JOBS Act does not preclude an EGC from early adopting new or revised accounting standards codification. The Company has elected to use extended transition periods permissible under the JOBS Act, while also early adopting certain accounting pronouncements. The adoption dates discussed below reflect these elections.

In November 2023, the FASB issued Accounting Standards Update (“ASU”) No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires additional segment-related disclosures on an annual and interim basis, to enable investors in developing more informed and actionable analyses. This guidance is effective for the annual periods beginning after December 15, 2023, and for interim periods beginning after December 15, 2024 with early adoption permitted. Upon adoption, the guidance should be applied retrospectively to all prior periods presented in the financial statements. The Company adopted this guidance effective on October 21, 2024, without a material impact on its financial statements.

CORVEX, INC.

NOTES TO FINANCIAL STATEMENTS

1. Overview and Summary of Significant Accounting Policies (cont.)

Recent Accounting Pronouncements Not Yet Adopted

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which improves the transparency of income tax disclosures by requiring (1) consistent categories and greater disaggregation of information in the effective tax rate reconciliation and (2) income taxes paid disaggregated by jurisdiction. It also includes certain other amendments to improve the effectiveness of income tax disclosures. This guidance will be effective for annual periods beginning after December 15, 2024. Early adoption is permitted. Upon adoption, the guidance can be applied prospectively or retrospectively. The Company is currently evaluating the impact this amended guidance may have on its financial statements.

In November 2024, the FASB issued ASU No. 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, which requires more detailed disclosures, on an annual and interim basis, about specified categories of expenses (including employee compensation, depreciation, and amortization) included in certain expense captions presented on the statements of operations. This guidance as further clarified through ASU No. 2025-01, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40) will be effective for annual periods beginning after December 15, 2026, and for interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. Upon adoption, the guidance can be applied either prospectively or retrospectively. The Company is currently evaluating the impact this amended guidance may have on its financial statements.

In September 2025, the FASB issued ASU 2025-06, Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software, which modernizes the guidance on capitalizing costs for internal-use software by eliminating predefined development stages and introducing a principles-based approach focused on probable completion and use. The standard is effective for fiscal years beginning after December 15, 2027, with early adoption permitted. We are currently evaluating the impact of this standard on our financial statements and related disclosures.

2. Fair Value Measurements

The Company measures certain financial assets and liabilities at fair value on a recurring basis in accordance with ASC 820, Fair Value Measurement, which establishes a framework for measuring fair value and a fair value hierarchy based on the observability of inputs. This hierarchy prioritizes the use of observable inputs and minimizes the use of unobservable inputs when determining fair value as follows:

Level 1—Observable inputs such as quoted prices in active markets for identical assets or liabilities.

Level 2—Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3—Unobservable inputs that are supported by little or no market activity, which require management judgment or estimation.

As of December 31, 2024, warrant liability was the only Company’s financial liability measured at fair value on a recurring basis. The following table presents the hierarchy fair value as of the end of the reporting period (in thousands):

	Fair Value Hierarchy	December 31, 2024
Warrant liabilities	Level 3	$3,530
Total		$3,530

CORVEX, INC.

NOTES TO FINANCIAL STATEMENTS

2. Fair Value Measurements (cont.)

The Company’s valuation of the warrant liabilities utilized the Black - Scholes option-pricing model. This valuation technique involve management’s estimates and judgment based on unobservable inputs and are classified in Level 3. The fair value estimates may not be indicative of the amounts that would be realized in a market exchange. Additionally, there may be inherent uncertainties or changes in the underlying assumptions used, which could significantly affect the current or future fair value estimates. The Company uses a third-party valuation firm to assist in the determination of the fair value of the Warrant liability. The tables below summarize the valuation inputs into the Black Scholes model for the liability as of issuance date and December 31, 2024. There was no change in the fair value of the warrant liabilities between the issuance date, November 18, 2024 and December 31, 2024 as there were no significant changes in the Company’s activity during that period.

November 18 and December 31, 2024
Fair value of Series Seed preferred stock	$2.45
Volatility	90.0%
Risk-free rate	4.0%
Dividend yield	-%

3. Commitments and Contingencies

Litigation

The Company is involved in a dispute with a former consultant regarding amounts the consultant alleges are owed for services purportedly provided during the year ended December 31, 2024. The Company disputes the allegations. Management has concluded that a loss, which is estimated to be between $0 and $214 thousand, related to this matter is not probable, and therefore no accrual has been recorded.

Because this matter is in its early stages, the ultimate resolution and timing cannot be predicted at this time.

4. Convertible Preferred Stock and Stockholders’ Deficit

Convertible Preferred Stock

As of December 31, 2024, the Company had one class of convertible preferred stock, designated as Series Seed Preferred Stock. The Company was authorized to issue 13,464,000 shares of Series Seed Preferred Stock, of which 8,976,000 shares were issued in November 18, 2024 at a purchase price of $2.45098 per share for total gross proceeds of $22,000 thousand. In connection with the issuance of the Series Seed Preferred Stock, investors also received Warrants to purchase additional shares of preferred stock at an exercise price of $4.90196 per share, expiring 5 years from the issuance date. In total there were 4,488,000 warrants issued. Because the Warrants were issued together with the Series Seed Preferred Stock but are legally detachable and separately exercisable, the proceeds from the issuance were allocated between the Series Seed Preferred Stock and the Warrants. The amount allocated to Warrants was based on estimated fair value of $3,530 thousand with the residual amount of $18,450 thousand allocated to Series Seed Preferred Stock. The Series Seed Warrants were required to be recognized as a liability due to the potential cash settlement.

The holders of the convertible preferred stock have the following rights, preferences, and privileges:

Voting

Except as provided by law or by the Company’s certificate of incorporation, the holders of convertible preferred stock have full voting rights, equivalent to the voting rights of holders of common stock, as if converted. The preferred and common stockholders vote together as a single class, except as provided by law or by the Company’s certificate of incorporation.

Dividends

Holders of the convertible preferred stock are entitled to participate in any dividends distributed to holders of common stock, as if converted.

CORVEX, INC.

NOTES TO FINANCIAL STATEMENTS

4. Convertible Preferred Stock and Stockholders’ Deficit (cont.)

Holders of the Series Seed convertible preferred stock are entitled to a cumulative dividend that accrues from day-to-day at a rate of 8% of the original issue price of $2.45 per share plus the amount of previously accrued dividends. Cumulative dividends are payable only when, as, and if declared by the Board of Directors. The holders of Series Seed convertible preferred stock are entitled to receive the cumulative dividends prior and in preference to the payment of any other dividend.

Conversion

Each share of redeemable convertible preferred stock is convertible at any time at the election of the holder into preferred stock. The conversion rate is determined by dividing the original issue price, the accumulated stated value plus accrued and unpaid dividends (without double counting), by the conversion price at the time of conversion, with the conversion price initially equal to the original issue price, subject to customary anti-dilutive adjustments for stock splits, dividends, and other applicable corporate events. As of December 31, 2024, each share of redeemable convertible preferred stock was convertible into one share of preferred stock.

Conversion is mandatory upon the occurrence of either: (i) an IPO resulting in at least $50 million in gross proceeds to the Company, or (ii) the election by the holders of a majority of the redeemable convertible preferred stock, voting together as a single class, if in connection with a Deemed Liquidation Event (as defined in the Company’s certificate of incorporation) in which the holders of Series Seed redeemable convertible preferred stock will receive consideration per share that is less than the accumulated stated value.

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, or any Deemed Liquidation Event (including mergers or consolidations), holders of Series Seed convertible preferred stock are entitled to be paid out of any funds available for distribution, and the holders of convertible preferred stock may elect to redeem their shares in the event the shares are not redeemed by the Company within 90 days of the consummation of such transactions, before any payments are made to holders of common stock. Holders are entitled to the greater of: (x) the original issue price of the Series Seed convertible preferred stock, the accumulated stated value plus accrued and unpaid dividends, or (y) the amount per share that would have been payable had all convertible preferred stock been converted immediately prior to the liquidation.

Optional Redemption

The holders have the option, but not the obligation, to force the Company to redeem their shares for a redemption price equal to the accumulated stated value per share plus accrued and unpaid dividends, with such option being accelerated upon the occurrence of a change of control. The Company concluded that the redemption features were embedded within the respective shares of stock and were not required to be bifurcated because the redemption features would not meet the definition of a derivative if they were freestanding.

Classification of Convertible Preferred Stock

Although the Company’s convertible preferred stock is not mandatorily redeemable, it is classified outside of stockholders’ deficit because it is contingently redeemable upon certain Deemed Liquidation Events outside the Company’s control. Accordingly, redeemable convertible preferred stock is presented outside of permanent equity in the mezzanine section of the balance sheets. The redeemable convertible common stock is not being remeasured to redemption value because the redemption rights are contingently exercisable upon the occurrence of events that are not within the control of the holders, the contingent events were not deemed probable of occurring at any time during the periods presented, and therefore, the instruments were not deemed probable of becoming redeemable.

CORVEX, INC.

NOTES TO FINANCIAL STATEMENTS

4. Convertible Preferred Stock and Stockholders’ Deficit (cont.)

Common Stock

As of December 31, 2024, the Company was authorized to issue 22,000,000 shares of common stock, respectively, with a par value of $0.00001 per share. As of December 31, 2024, the Company had one class of common stock. Common stockholders are entitled to receive any dividends if and when declared by the Board, and upon liquidation or dissolution, are also entitled to receive all assets legally available for distribution to stockholders, ratably in proportion to the number of shares held, subject to the rights of preferred stockholders. As of December 31, 2024, no dividends on the Company’s common stock had been declared by the Board.

Voting

Holders of common stock are entitled to one vote per share.

Dividend and Liquidation Rights

Holders of common stock participate in any dividends declared by the Company, subject to the rights of preferred stockholders. In the event of liquidation, dissolution, or winding up of the Company, holders of common stock are entitled to share in any distribution of assets remaining after payment of liabilities, subject to the rights of preferred stockholders.

Stock Option Plan

In November 2024, the Company adopted a stock option plan (the “2024 Equity Incentive Plan” or the “Plan”). The purpose of the Plan is to provide incentives to attract, retain, and motivate eligible persons whose potential contributions are important to the success of the Company by offering those eligible persons an opportunity to participate in the Company’s future performance through the grant of awards of common stock. The total number of shares authorized by the Board to be issued under the Plan are 2,295,000 shares as of December 31, 2024. In the event that shares previously issued under the Plan are reacquired by the Company pursuant to a forfeiture provision, right of first refusal, or repurchase by the Company, such shares shall be added back to the number of shares then available for issuance under the Plan. As of December 31, 2024, 1,000,000 shares were available for issuance under the Plan.

The Company may grant stock options to employees, contractors, or other entities in order to incentivize them to increase their efforts on behalf of the Company and to promote the success of the Company’s business. Stock options may be treated as incentive stock options or nonqualified stock options depending on the specific circumstances of an optionee’s relationship with the Company and the number of stock options vesting or exercised in a calendar year. Stock options granted under the Plan generally vest over a four-year period. The stock options granted under the Plan will expire after ten years from the time of their grant. The Company issues common stock upon the exercise of stock options.

Certain stock options granted under the Plan provide option holders the right to elect to exercise unvested options in exchange for shares of common stock. Such unvested shares of common stock are subject to a repurchase right held by the Company at the lower of the original issuance price or the fair value of the stock at the date of repurchase in the event the optionee’s service to the Company is terminated either voluntarily or involuntarily. The repurchase right lapses as the underlying shares vest. The proceeds from the early exercise of stock options are treated as a refundable deposit and are recorded within accrued expenses and reclassified to additional paid-in capital as the Company’s repurchase right lapses. Common stock purchased pursuant to an early exercise of stock options is not deemed to be outstanding for accounting purposes until those shares vest.

CORVEX, INC.

NOTES TO FINANCIAL STATEMENTS

4. Convertible Preferred Stock and Stockholders’ Deficit (cont.)

The following table summarizes stock option activity under the Plan (share data and aggregate intrinsic value in thousands):

	Number of Stock Options Outstanding	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value (In Thousands)
Balance, October 21, 2024
Options granted	1,295,000	$0.00001
Options exercised	-	-
Balance, December 31, 2024	1,295,000	0.00001	9.8	1,386
Vested and expected to vest as of December 31, 2024	1,295,000	0.00001	9.8	1,386
Exercisable at December 31, 2024[1]	1,193,000	$0.00001	9.8	1,276

The weighted-average grant date fair value of stock options granted during the period from inception date through December 31, 2024 was $1.07 per share.

The Black-Scholes option-pricing model assumptions used to value the employee and non employee stock options at the grant dates were as follows, presented on a weighted-average basis except for the fair value of common stock which only had one fair value in the period:

For the period from Inception (October 21, 2024) to December 31, 2024
Fair value of common stock	$1.07
Expected volatility	72.4%
Expected term (in years)	6.1
Risk-free interest rate	4.2%
Expected dividend yield	0%

These assumptions and estimates were determined as follows:

Expected Volatility—As there is no public market for the Company’s common stock, the expected volatility was determined using the historical volatilities of publicly listed peer companies over a period equivalent to the expected term of the awards.

Expected Term—The expected term represents the period that the stock-based awards are expected to be outstanding. For option grants that are considered to be “plain vanilla,” the Company determines the expected term using the simplified method because the Company does not have sufficient option exercise history. The simplified method deems the term to be the average of the time-to-vesting and the contractual life of the stock options.

Risk-Free Interest Rate—The risk-free interest rate is based on the implied yield available on U.S. Treasury zero-coupon issues with an equivalent expected term of the stock options at the time of grant.

Expected Dividend Yield—The expected dividend is assumed to be zero, as the Company has never paid dividends on its common stock and has no current plans to do so.

[1]	The options exercisable at December 31, 2024 are non-vested options permitted to be early exercised. The shares would be subject to a repurchase option if exercised.

CORVEX, INC.

NOTES TO FINANCIAL STATEMENTS

4. Convertible Preferred Stock and Stockholders’ Deficit (cont.)

Common Stock Awards

During the period from the inception date through December 31, 2024, the Company issued 4,305,000 shares of common stock awards to its founders. The service period of four years is defined by the Company’s right to repurchase the shares, which lapses monthly over the defined vesting period. The grant date fair value for these common awards was $1.07 per share with an aggregate grant date fair value of $4,598 thousand. For the period from the inception date through December 31, 2024 the Company recognized stock compensation expense of $205 thousand related to these common stock awards.

During the period from the inception date through December 31, 2024, the Company issued 3,600,000 fully vested shares of common stock awards to non employees who act as a advisors to the Company. The awards contain no service requirement thus are not subject to a repurchase right. The grant date fair value for these common awards was $1.07 per share with an aggregate grant date fair value of $3,845 thousand. For the period from the inception date through December 31, 2024, the Company recognized stock compensation expense of $3,845 thousand related to these common stock awards.

Stock-Based Compensation Expense

As of December 31, 2024, unrecognized stock-based compensation expense related to unvested stock options was $1,332 thousand, which is expected to be recognized over a weighted-average period of 3.8 years.

As of December 31, 2024, unrecognized stock-based compensation expense related to unvested common stock awards was $4,393 thousand, which is expected to be recognized over a weighted-average period of 3.8 years.

Stock-based compensation expense is included in the following components of expenses within the statements of operations (in thousands):

For the period from Inception (October 21, 2024) to December 31, 2024
Technology and infrastructure	$121
General and administrative	3,983
Total stock-based compensation expense	$4,104

5. Income Taxes

The benefit for income taxes were as follows:

For the period from Inception (October 21, 2024) to December 31, 2024
Deferred:
Federal	$(41)
State	(13)
Total benefit from income taxes	$(54)

CORVEX, INC.

NOTES TO FINANCIAL STATEMENTS

5. Income Taxes (cont.)

The provision for income taxes differs from the amount computed by applying the statutory federal tax rate as follow

Tax benefit at US statutory rate:
Federal tax benefit	(917)
State tax benefit	(15)
$(932)

Stock-based compensation	850
Other	27
Total	$(54)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company’s deferred tax assets as of December 31, 2024 were as follows (in thousands):

December 31, 2024
Deferred Tax Asset:
Intangibles	$12
Other	42
Total deferred tax asset	$54

In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management believes it is more likely than not that the deferred tax assets will be realized; accordingly, no valuation allowance has been established on U.S. net deferred tax assets.

As of December 31, 2024, we had net operating loss carryforwards of approximately $100 thousand for federal income tax purposes. As a result of the Tax Cuts and Jobs Act, the net operating loss carry over will carry over indefinitely and losses are limited to 80% of taxable income.

The Company complies with ASC 740-10, Accounting for Uncertainty in Income Taxes, which prescribes a comprehensive model for the recognition, measurement, presentation and disclosure in financial statements of any uncertain tax positions that have been taken or expected to be taken on a tax return. This pronouncement sets a “more likely than not” criterion for recognizing the tax benefit of uncertain tax positions. As of December 31, 2024, no material uncertain tax positions were identified.

We file income tax returns in the U.S. federal jurisdiction, various state jurisdictions. As of December 31, 2024, all of the years remain open to examination by the federal and state tax authorities for three or four years from the tax year in which net operating losses or tax credits are utilized. There have been no examinations of our income tax returns by any tax authority.

The application of Accounting Standards Update (ASU) 2016-09, Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, impacted recognition of net operating losses associated with stock-based compensation deductions. As a result, the Company increased its deferred tax assets by $14 thousand during the year ended December 31, 2024.

CORVEX, INC.

NOTES TO FINANCIAL STATEMENTS

6. Net Loss Per Share Attributable to Common Stockholders

The following table sets forth the computation of basic and diluted net loss per share attributable to common stockholders for the periods presented (in thousands, except share and per share data):

For the period from Inception (October 21, 2024) to December 31, 2024
Numerator:
Net loss	$(4,311)
Less: Cumulative preferred dividends allocated to preferred shareholders	(193)
Net loss attributable to common stockholders, basic and diluted	$(4,505)

For the period from Inception (October 21, 2024) to December 31, 2024
Denominator:
Weighted-average shares used in computing net loss attributable to common stockholders, basic and diluted	2,839,437
Net loss per share attributable to common stockholders, basic and diluted	$(1.59)

As the Company was in a net loss position for the period ended December 31, 2024, basic net loss per share is the same as diluted net loss per share as the inclusion of all potential common shares outstanding would have been antidilutive. The potential shares of common stock that were excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented because including them would have been antidilutive are as follows:

For the period from Inception (October 21, 2024) to December 31, 2024
Convertible preferred stock	8,976,000
Outstanding warrants to purchase preferred stock	4,488,000
Unvested common stock awards	4,305,000
Unvested stock options	1,295,000
Total	19,064,000

CORVEX, INC.

NOTES TO FINANCIAL STATEMENTS

7. Related-Party Transactions

The Company’s related parties include members of management, the Company’s board of directors, and entities in which such individuals have the ability to exercise significant influence.

During the periods presented, the Company did not enter into any transactions with related parties that resulted in amounts being recognized in the financial statements. Accordingly, there were no related-party revenues or expenses recorded, and there were no amounts due to or due from related parties as of December 31, 2024.

The Company has not provided, and is not party to, any guarantees, commitments, or contingent obligations with related parties.

8. Geographic Information

As of December 31, 2024 all of the Company’s long-lived assets were located in the United States.

9. Subsequent Events

In preparing the financial statements as of and for the period ended December 31, 2024, the Company evaluated subsequent events through December 19, 2025 which is the date the financial statements were available to be issued. The Company noted no subsequent events through December 19, 2025 that would materially impact the financial statements, except for the following:

Lease Agreements

On September 29, 2025, Corvex entered into a thirty six month, $11,693 thousand equipment lease with Data Sales Co., Inc. (“DSC”) to deploy servers in a Delaware colocation facility. Monthly payments under the lease total $359 thousand with the first payment due October 29, 2025. The lease has an estimated residual value of 35% and an implicit interest rate of approximately 6.8%.

In December 2024 and April 2025, the Company signed three year co-location agreements that commenced in January 2025 and September 2025, respectively, and were classified as an operating leases. Monthly payments under those leases are $76 thousand and $55 thousand, respectively.

Simplified Agreement for Future Equity Arrangements (SAFEs)

From October through November 2025 and in contemplation of the Merger described below, Corvex issued SAFEs to investors for aggregate proceeds of $37.2 million. The SAFEs and provide holders with the right to receive equity upon the occurrence of a future financing, reverse merger, liquidity event, or dissolution event.

Merger with Movano Inc. (Movano)

In November 2025, the Company entered into a Merger Agreement whereby Thor Merger Sub, Inc., a wholly-owned subsidiary of Movano, will merge with and into Corvex, with Corvex surviving as a wholly-owned subsidiary of Movano. In connection with the closing of the merger, Movano will change its name to Corvex, Inc.

The merger is structured as an all-stock transaction. Each outstanding share of Corvex capital stock will convert into Movano common stock based on an exchange ratio of 1.8969 with the potential for additional shares to be issued upon achievement of post-closing share-price earn out targets for $15 and $25 per share.

Consummation of the merger is subject to certain closing conditions, including, among other things, (a) approval by the requisite Movano and Corvex stockholders of the adoption and approval of the Merger Agreement, the Merger and the transactions contemplated thereby, (b) Nasdaq’s approval of the listing of the shares of Movano common stock to be issued in connection with the Merger, (c) the effectiveness of a registration statement on Form S-4 to register the shares of Movano common stock to be issued in connection with the merger, and (d) the absence of any orders or injunctions by any governmental entity that would prohibit consummation of the Merger.

CORVEX, INC.

CONDENSED BALANCE SHEETS

(in thousands, except share and per share data)

(unaudited)

	September 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$2,675	$3,793
Accounts receivable	205	-
Prepaid expenses and other current assets	169	86
Total current assets	3,049	3,879
Property and equipment, net	28,162	18,671
Operating lease right-of-use assets	4,107	-
Deferred tax asset	933	54
Total assets	$36,251	$22,604
Liabilities, convertible preferred stock, and stockholders’ deficit
Current liabilities
Accounts payable	420	816
Accrued liabilities	366	15
Deferred revenue	41	-
Operating lease liabilities, current	1,522	-
Finance lease liabilities, current	3,636	-
Total current liabilities	5,985	831
Operating lease liabilities, non-current	2,503	-
Finance lease liabilities, non-current	8,056	-
Warrant liabilities	4,054	3,530
Total liabilities	$20,598	$4,361
Commitments and contingencies (Note 6)
Convertible preferred stock
Convertible preferred stock, $0.000001 par value per share, 13,464,000 shares authorized as of September 30, 2025 and December 31, 2024; 8,976,000 shares issued and outstanding as of September 30, 2025 and December 31, 2024.	18,450	18,450
Stockholders’ deficit
Class A common stock, $0.00001 par value per share, 22,000,000 shares authorized as of September 30, 2025 and December 31, 2024; 7,999,656 and 7,905,000 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively.	-	-
Additional paid-in capital	5,354	4,104
Accumulated deficit	(8,151)	(4,311)
Total stockholders’ deficit	(2,797)	(207)
Total liabilities, convertible preferred stock, and stockholders’ deficit	$36,251	$22,604

The accompanying notes are an integral part of these unaudited condensed financial statements.

CORVEX, INC.

CONDENSED STATEMENT OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

Nine months ended September 30, 2025
Revenue	$4,802
Operating expenses:
Cost of revenue (exclusive of depreciation shown separately below)	1,255
Depreciation	2,497
Technology and infrastructure	2,277
Sales and marketing	642
General and administrative	2,397
Loss from operations	(4,266)
Other income, net	71
Loss on fair value of warrant liabilities	(524)
Loss before benefit for income taxes	(4,719)
Income tax benefit	879
Net loss	(3,840)
Cumulative preferred dividends allocated to preferred stockholders	(1,328)
Net loss attributable to common stockholders, basic and diluted	$(5,168)

Net loss per share attributable to common stockholders, basic and diluted	$(1.27)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	4,075,047

The accompanying notes are an integral part of these unaudited condensed financial statements.

CORVEX, INC.

CONDENSED STATEMENTS OF CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

(in thousands, except share and per share data)

(unaudited)

	Preferred Stock		Common Stock		Additional paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	capital	Deficit	Deficit
Balance, December 31, 2024	8,976,000	$18,450	7,905,000	$-	$4,104	$(4,311)	$(207)
Issuance of common stock upon exercise of stock options	-	-	94,656	-	-	-	-
Stock-based compensation expense	-	-	-	-	1,250	-	1,250
Net loss	-	-	-	-	-	(3,840)	(3,840)
Balance, September 30, 2025	8,976,000	$18,450	7,999,656	$-	$5,354	$(8,151)	$(2,797)

The accompanying notes are an integral part of these unaudited condensed financial statements.

CORVEX, INC.

CONDENSED STATEMENT OF CASH FLOWS

(in thousands)

(unaudited)

Nine months ended September 30, 2025
Cash flows from operating activities:
Net loss	$(3,840)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	2,497
Non-cash lease expense	576
Loss on fair value of warrant liabilities	524
Stock-based compensation	1,250
Deferred income taxes	(879)
Changes in operating assets and liabilities:
Accrued liabilities	323
Accounts receivable	(205)
Prepaid expenses and other current assets	(83)
Accounts payable	203
Operating lease liabilities	(659)
Deferred revenue	41
Net cash used in continuing operations	(252)
Cash flows from investing activities:
Purchase of property and equipment	(894)
Net cash used in investing activities	(894)
Cash flows from financing activities:
Proceeds from stock options exercised	28
Net cash provided by financing activities	28
Net decrease in cash and cash equivalents	(1,118)
Cash and cash equivalents—beginning of period	3,793
Cash and cash equivalents—end of period	$2,675
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$-

Non-cash investing and financing activities:
Finance lease right of use assets acquired through lease liability	$11,693
Operating lease right of use assets acquired through lease liability	$4,684
Accounts payable related to property and equipment additions	$201

The accompanying notes are an integral part of these unaudited condensed financial statements.

CORVEX, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

1. Overview and Summary of Significant Accounting Policies

Organization and Description of Business

Corvex, Inc., (the “Company” or “Corvex”, “We”) is a corporation established under the corporation laws in the State of Delaware on October 21, 2024 under the name Klustr Inc. In February 2025, the legal name was changed to Corvex Inc. These condensed unaudited interim financial statements as of September 30, 2025 and for nine months then ended present the Company under its current legal name. The Company offers an artificial intelligence (“AI”) cloud computing services specializing in graphics processing unit (“GPU”) accelerated infrastructure for AI workloads. The Company is headquartered in Arlington, Virginia.

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair statement have been included. Interim results are not necessarily indicative of results that may be expected for the nine months ended September 30, 2025 or other interim periods.

The Condensed Balance Sheet as of December 31, 2024 has been derived from the audited financial statements at that date but does not include all of the information required by GAAP for complete financial statements.

Use of Estimates

The preparation of unaudited condensed financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the amounts reported in the unaudited condensed financial statements and the accompanying notes. Actual results could differ materially from these estimates. Significant estimates used in the preparation of these unaudited condensed financial statements include but are not limited to the following: revenue, assumptions used in accounting for income taxes, warrant liabilities, incremental borrowing rate used for leases, fair values of stock-based compensation and fair value of common stock. Management believes these estimates and assumptions provide a reasonable basis for the fair presentation of the financial statements. Actual results could differ from those estimates.

Foreign Currency

The functional currency of the Company is the U.S. dollar. Monetary assets and liabilities denominated in currencies other than the functional currency are remeasured to the functional currency at period-end exchange rates. During nine months ending September 30, 2025 the Company had no transactions in foreign currency.

Concentration of Risk

The Company is subject to certain risks and uncertainties that could have a material adverse effect on its business, financial condition, results of operations, or cash flows primarily due to concentration of credit risk, significant customers, and supplier concentration.

Financial instruments that potentially expose the Company to significant concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents with high-quality financial institutions in the United States, where the composition and maturities are regularly monitored by the Company. The Company performs credit evaluations of its customers and generally does not require collateral for sales on credit. In certain cases, based on the Company’s credit evaluations, primarily in the form of cash deposits, is required to mitigate corporate card receivable collection risk.

CORVEX, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

Significant Customers

The following customers accounted for 10% or more of the Company’s revenue for the nine months ended September 30, 2025.

Nine months ended September 30, 2025
Customer A	39%
Customer B	23%
Customer C	23%
Customer D	10%

Customer A and C accounted for 40% and 38% of accounts receivable, respectively, as of September 30, 2025.

Cash and Cash Equivalents

Cash consists of cash in banks and bank deposits. The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents. The Company maintains cash balances in bank deposit accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. There were no cash equivalents as of September 30, 2025 and December 31, 2024.

Accounts Receivable and Allowance for Expected Credit Losses

Accounts receivable represent amounts billed to customers for services provided in the ordinary course of business. Payment terms generally require payment upon receipt of invoice. Accounts receivable are stated at the amounts management expects to collect. The Company evaluates the collectability of its receivables on an ongoing basis using relevant available information, including historical collection experience, current economic conditions, and specific customer circumstances. Based on this evaluation, management determined that no allowance for credit losses was necessary as of September 30, 2025.

Fair Value Measurements

The Company measures certain financial assets and liabilities at fair value on a recurring basis. Fair value is determined based on assumptions that market participants would use in pricing an asset or liability at the measurement date. The Company maximizes the use of observable inputs when available and minimizes the use of unobservable inputs when determining fair value.

The Company’s financial instruments include cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, and warrant liabilities. Cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are stated at their carrying value, which approximates fair value due to the short time to the expected receipt or payment date. Warrant liabilities are stated at fair value on a recurring basis. Adjustments to the fair value of warrants are recorded as fair value adjustments within the statement of operations.

Property and Equipment, Net and Depreciation

Property and equipment, net are stated at cost, less accumulated depreciation. Property and equipment comprises technology equipment (servers, switches, and other equipment) intended to be used in the Company’s operations, software, and computers and equipment.

Expenditures for maintenance and repairs that do not extend the lives of the respective assets are expensed as incurred. The carrying value of property and equipment is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable.

Depreciation expense consists of depreciation associated with our servers, network equipment, and other computing hardware used to operate and support the Company’s cloud-based platform and internal operations.

Depreciation expense is recorded using the straight-line method over the estimated useful lives of the assets as follows:

Technology equipment	Shorter of lease term or 5 years
Computers and equipment	3 years
Software	5 years

CORVEX, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

Leases

The Company has lease agreements primarily for data centers, servers, and office buildings. The Company accounts for leases in accordance with Accounting Standards Codification (“ASC”) 842, Leases (Topic 842). The Company determines if an arrangement meets the definition of a lease at the inception and leases are classified at commencement as either operating or finance leases.

We determine if an arrangement meets the definition of a lease at the inception of the lease, with leases classified at commencement as either operating or finance leases. Operating leases are reported separately and finance leases are recognized within property and equipment, net, and as a finance liability separately presented in unaudited interim condensed balance sheets as of September 30, 2025.

Right-of-use (“ROU”) assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease during the lease term. ROU assets are measured based on the discounted present value of the remaining lease payments, initial direct costs incurred, and prepaid lease payments, excluding lease incentives received prior to lease commencement. Lease liabilities are measured based on the discounted present value of the remaining lease payments at commencement date. We utilize the rate implicit in the lease unless that rate cannot be readily determined. In that case we use incremental borrowing rate (“IBR”) to discount the present value of the remaining lease payments. The determination of the incremental borrowing rate requires judgment. The IBR is based on our estimated rate of interest for a collateralized borrowing with a similar term and payments as the lease.

We account for lease components and non-lease components as a single lease component. Payments under our lease agreements are primarily fixed. However, certain lease agreements contain variable payments, which are expensed as incurred and not included in the ROU assets and lease liabilities. Variable lease payments are mainly composed of common area maintenance, utilities, real estate taxes, and payments affected by changes in indexes. The interest component of a finance lease is included in interest expense and recognized using the effective interest method over the lease term.

The Company has made accounting policy elections to (i) not recognize right of use assets or lease liabilities for short-term leases (leases with lease terms of 12 months or less); and (ii) combine lease and non-lease components. Variable lease payments are recognized in the statements of operations when incurred and include certain non-lease components, such as maintenance and other services provided by the lessor to the extent the charges are variable.

Operating lease expense is recognized on a straight-line basis within total operating expenses in the statement of operations over the lease term. Amortization expense of finance lease right of use assets is recognized on a straight-line basis over the lease term and the interest component of a finance lease is recognized utilizing the effective interest method over the lease term and included in interest expense, net in the statements of operations. The Company currently does not have any lease arrangements with residual value guarantees.

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including property and equipment subject to depreciation, for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The recoverability of the long-lived assets is assessed by comparing the undiscounted future cash flows expected to be generated by the asset to its carrying value. If the carrying amount of a long-lived asset exceeds the expected undiscounted cash flows, an impairment loss is recognized in an amount equal to the excess of the asset’s carrying value over its fair value. Fair value is determined using valuation techniques such as discounted cash flow models, market comparisons, and, where applicable, independent third-party appraisals. For the period from inception date through September 30, 2025, no impairment charges were recorded.

Revenue Recognition

The Company accounts for revenue in accordance with ASC 606, Revenue From Contracts with Customers (Topic 606). Revenue is recognized when services are delivered. The amount of revenue recognized reflects the consideration that the Company expects to receive in exchange for services. The Company determines revenue recognition by applying the following five steps:

1.	Identification of the contract, or contracts, with the customer

2.	Identification of the performance obligations in the contract

3.	Determination of the transaction price

4.	Allocation of the transaction price to the performance obligations in the contract

5.	Recognition of the revenue when, or as, a performance obligation is satisfied

CORVEX, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

Corvex generates revenue by providing customers with on-demand GPU compute services. Customers contract for GPU compute capacity delivered through Corvex’s cloud platform, which consists of two infrastructure tiers: (1) high-performance servers for intensive AI training and inference workloads, and (2) multi-tenant hypervisor-based servers for standard compute, development, testing, and lower-intensity AI applications These service arrangements provide customers with access to the Company’s cloud computing capacity on a consumption basis, with billing occurring monthly in arrears based on actual hourly usage of compute, storage, and other services. Revenue is recognized over time as the services are consumed. Customers do not take possession of software or hardware used to provide the services.

Customers may also prepay for on-demand services. The prepayments are initially recorded as deferred revenue and recognized as the could computing services are transferred to the customer. Prepayments are typically recognized as revenue within a few months.

The Company’s primary performance obligation is to stand ready to provide access to specified compute capacity, enabling customers to submit and process workloads on GPU Clusters. Access to the Corvex AI Cloud interface and standard technical support are not distinct in the context of the contract and are therefore combined into a single performance obligation with compute access.

For customers that purchase optional storage services, the Company provides a separate on-demand performance obligation for access to hosted storage capacity.

Revenue from compute services is recognized over time as customers simultaneously receive and consume the benefits of the services as they are provided. The Company measures progress toward satisfaction of its stand-ready performance obligation using a consumption-based output method, based on the volume of GPU compute hours consumed. Revenue from optional storage services is also recognized over time based on the volume of data stored during the period. Revenue from optional storage services is immaterial for the nine months ended September 30, 2025.

The Company’s contracts include variable consideration in the form of usage-based fees for GPU compute hours and storage volume, each billed based on actual consumption. Service level agreement (“SLA”) credits may reduce the transaction price in a given month if availability thresholds are not met. Such credits are recognized as a reduction of revenue in the period in which the variability is resolved. The variability associated with SLA credits relates solely to the Company’s performance of Compute Access services within each individual monthly service period, is calculated using a consistent contractual formula, and is resolved and reset on a monthly basis. Accordingly, any reduction of the transaction price resulting from SLA credits is allocated to the specific month in which the related services are provided and is recognized as a reduction of revenue in the period in which the variability is resolved. SLA credits were immaterial for the nine months ended September 30, 2025.

Contract Balances

Contract assets represent the Company’s rights to consideration in exchange for cloud computing services that the Company has transferred to a customer but where the right to consideration is conditional on something other than the passage of time. In some arrangements, a right to consideration for the Company’s performance under the customer contract may occur before invoicing the customer, resulting in an unbilled accounts receivable. These unbilled accounts receivable represent amounts earned but not yet invoiced and are recognized in accordance with the performance obligations satisfied. Such amounts have been immaterial for the periods presented.

Contract liabilities consist of deferred revenue. Revenue is deferred when the Company invoices in advance of performance under a contract. The deferred revenue balance will be recognized as revenue during the 12-month period after the balance sheet date.

As of September 30, 2025, the Company recorded contract liabilities of $41 thousand. The Company did not have contract balances as of December 31, 2024 and Inception date (October 21, 2024) as operations commenced during the fiscal year 2025.

CORVEX, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

Cost of Revenue, exclusive of depreciation

Cost of revenue primarily consists of direct costs in operating data centers, such as utilities including power, rent, labor costs and network access. Cost of revenue excludes depreciation expense for our servers, network equipment, and other computing hardware used to operate and support the Company’s cloud-based platform and internal operations.

The Company operates data centers and has co-location service agreements. These agreements generally commit the Company to pay monthly fees plus additional fees for bandwidth usage above the committed level.

Technology and Infrastructure

Technology and infrastructure expense consists of costs associated with our infrastructure, such as personnel costs for employees associated with research and development of new and existing products and services or with maintaining our computing infrastructure, such as salaries, bonuses, benefits, stock-based compensation expense, travel expenses, and other related expenses, and costs related to software subscriptions. The Company’s technology and infrastructure efforts are dedicated towards developing new services, improving the Company’s existing infrastructure, adding new features, bringing the latest compute technology to market and improving the accessibility of the Company’s services.

Research and Development

Research and development costs was $535 thousand for the nine months ended September 30, 2025, and are included within technology and infrastructure expense in the unaudited condensed statement of operations.

Sales and Marketing

Sales and marketing expense consists of personnel costs associated with selling and marketing the Company’s Corvex Cloud Platform, such as salaries, stock-based compensation expense, commissions, bonuses, and other related expenses, third-party professional services costs, and advertising costs associated with marketing programs. Advertising costs, which are expensed as incurred are also included in sales and marketing expenses in the statements of operations. Advertising expenses were $100 thousand for the nine months ended September 30, 2025.

General and Administrative

General and administrative expense consists of costs associated with corporate functions including the Company’s finance, legal, human resources, and facilities. These costs include personnel costs, such as salaries, bonuses, benefits, stock-based compensation expense and other related expenses, third-party professional services costs, such as legal, accounting, and audit services, corporate facilities and other costs necessary to operate the Company’s corporate functions, including expenses for non-income taxes, insurance, and office rental.

Stock-Based Compensation

The Company recognizes stock-based compensation expense for employee, officer, director and non-employee stock options and stock awards on a straight-line basis over the requisite service period and is based on the value of the portion of stock-based award that is ultimately expected to vest.

The Company measures the fair value of stock options at the grant date using the Black-Scholes option pricing model. The Company has elected to recognize the actual forfeitures by reducing the employee stock-based compensation expense in the same period as the forfeitures occur.

To value stock options the Company uses the Black-Scholes option-pricing model which requires the input of highly subjective assumptions, including the fair value of the underlying common stock, the expected term of the stock option, the expected volatility of the price of the Company’s common stock, risk-free interest rates, and the expected dividend yield of common stock. The assumptions used to determine the fair value of the option awards represent management’s best estimates. These estimates involve inherent uncertainties and the application of management’s judgment.

Employee Benefit Plan

The Company has a defined contribution plan intended to qualify under Section 401 of the Internal Revenue Code (the “401(k) Plan”) which commenced during the nine months ended September 30, 2025. Participants may contribute a portion of their annual compensation limited to a maximum annual amount set by the Internal Revenue Service. The Company sponsors a 401(k) defined contribution plan covering all eligible U.S. employees. Contributions to the 401(k) Plan are discretionary.

CORVEX, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

Fair Value of Common Stock

Given the absence of a public trading market for the Company’s common stock, the Company utilized methodologies, approaches, and assumptions consistent with the American Institute of Certified Public Accountants’ Practice Aid: Valuation of Privately Held Company Equity Securities Issued as Compensation to estimate the fair value of its common stock. In determining the fair value, a number of objective and subjective factors were considered, which include factors such as: contemporaneous valuations performed by independent third-party specialists; the prices at which the Company sold shares of its convertible preferred stock to outside investors in arms-length transactions, and the superior rights, preferences, and privileges of the convertible preferred stock relative to the common stock at the time of each sale; the progress of the Company’s research and development programs, including their stages of development, and the Company’s business strategy; external market and other conditions affecting the industry in which the Company operates, and trends and developments within the industry; the Company’s financial position, including cash on hand; the lack of an active public market for the Company’s common stock; the analysis of initial public offerings and the market performance and volatility of peer companies in the industry, as well as completed mergers and acquisitions of peer companies; and the material risks related to its business and industry, its results of operations and financial position, including its levels of capital resources, among other factors.

Income Taxes

The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the unaudited condensed financial statements. Under this method, the Company determines deferred tax assets and liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

Deferred tax assets are recognized to the extent that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If the Company determines that it is able to realize its deferred tax assets in the future in excess of their net recorded amount, the Company records an adjustment to the deferred tax asset valuation allowance, which reduces the provision for income taxes.

Segment Information

The Company operates as one operating segment. The Company’s chief operating decision maker (“CODM”) are the co-chief executive officers. The co-chief executive officers manage operations and business as one operating segment for the purposes of allocating resources, making operating decisions and evaluating financial performance.

For the Company’s one segment, the co-chief executive officers use net income (loss) to allocate resources, which is reported on the statement of operations. The co-chief executive officers also use net income (loss), along with non-financial inputs and qualitative information, to evaluate the Company’s performance, establish compensation and decide the level of investment in various operating activities and other capital allocation activities. Significant segment expenses that the CODM reviews and utilizes to manage the Company’s operations are cost of revenue, technology and infrastructure, sales and marketing, and general and administrative expenses, which are presented in the Company’s statement of operations.

The measure of segment assets is reported on the balance sheet as total assets.

Recent Accounting Pronouncements Adopted

In November 2023, the FASB issued Accounting Standards Update “ASU” No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires additional segment-related disclosures on an annual and interim basis, to enable investors in developing more informed and actionable analyses. This guidance is effective for the annual periods beginning after December 15, 2023, and for interim periods beginning after December 15, 2024 with early adoption permitted. Upon adoption, the guidance should be applied retrospectively to all prior periods presented in the financial statements. The Company adopted this guidance without a material impact on its financial statements.

Recent Accounting Pronouncements Not Yet Adopted

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which improves the transparency of income tax disclosures by requiring (1) consistent categories and greater disaggregation of information in the effective tax rate reconciliation and (2) income taxes paid disaggregated by jurisdiction. It also includes certain other amendments to improve the effectiveness of income tax disclosures. This guidance will be effective for annual periods beginning after December 15, 2024. Early adoption is permitted. Upon adoption, the guidance can be applied prospectively or retrospectively. The Company is currently evaluating the impact this amended guidance may have on its financial statements.

CORVEX, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

In November 2024, the FASB issued ASU No. 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, which requires more detailed disclosures, on an annual and interim basis, about specified categories of expenses (including employee compensation, depreciation, and amortization) included in certain expense captions presented on the statements of operations. This guidance as further clarified through ASU No. 2025-01, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40) will be effective for annual periods beginning after December 15, 2026, and for interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. Upon adoption, the guidance can be applied either prospectively or retrospectively. The Company is currently evaluating the impact this amended guidance may have on its financial statements.

In September 2025, the FASB issued ASU 2025-06, Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software, which modernizes the guidance on capitalizing costs for internal-use software by eliminating predefined development stages and introducing a principles-based approach focused on probable completion and use. The standard is effective for fiscal years beginning after December 15, 2027, with early adoption permitted. We are currently evaluating the impact of this standard on our financial statements and related disclosures.

2. Revenue Recognition

Disaggregation of Revenue

Substantially all of the Company’s revenue is earned from on demand compute services. Refer to Footnote 12 for the disaggregation of revenue by geography.

3. Fair Value Measurements

The Company measures certain financial assets and liabilities at fair value on a recurring basis in accordance with ASC 820, Fair Value Measurement, which establishes a framework for measuring fair value and a fair value hierarchy based on the observability of inputs. This hierarchy prioritizes the use of observable inputs and minimizes the use of unobservable inputs when determining fair value as follows:

Level 1—Observable inputs such as quoted prices in active markets for identical assets or liabilities.

Level 2—Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3—Unobservable inputs that are supported by little or no market activity, which require management judgment or estimation.

As of September 30, 2025, the Company’s financial liabilities measured at fair value on a recurring basis consisted of warrant liabilities. These liabilities were classified within Level 3 of the fair value hierarchy, as their valuation was based on significant unobservable inputs. The following table presents the hierarchy fair value as of the end of the reporting period (in thousands):

	Fair Value Hierarchy	September 30, 2025	December 31, 2024
Warrant liabilities	Level 3	$4,054	$3,530
Total		$4,054	$3,530

CORVEX, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

The Company’s valuation of the warrant liabilities utilized the Black-Scholes option-pricing model. This valuation technique involve management’s estimates and judgment based on unobservable inputs and are classified in Level 3. The fair value estimates may not be indicative of the amounts that would be realized in a market exchange. Additionally, there may be inherent uncertainties or changes in the underlying assumptions used, which could significantly affect the current or future fair value estimates. The Company uses a third-party valuation firm to assist in the determination of the fair value of the Warrant liability. The table below summarizes the change in the fair value of the Company’s Level 3 financial instruments (in thousands):

Warrant Liabilities
Balance at December 31, 2024	$3,530
Additions	-
Adjustment to fair value	524
Balance at September 30, 2025	$4,054

The table below summarizes the valuation inputs into the Black Scholes model for the warrant liabilities as of September 30, 2025:

	September 30, 2025	December 31, 2024
Fair value of Series Seed preferred stock	$2.80	$2.45
Volatility	90.0%	90.0%
Risk-free rate	4.3%	4.0%
Dividend yield	-%	-%

4. Property, Plant and Equipment

Property and equipment, net consisted of the following (in thousands):

	September 30, 2025	December 31, 2024
Technology equipment	$30,364	$18,671
Software	20	-
Tools, equipment & computers	39	-
Construction in progress	236	-
Total property and equipment	$30,659	$18,671
Less: accumulated depreciation	(2,497)	-
Total property and equipment, net	$28,162	$18,671

Depreciation on property and equipment was $2,497 thousand for the nine months ended September 30, 2025. There was no accumulated depreciation and depreciation expense related to finance lease right-of-use assets as the leases commenced on the last day of the period. As of September 30, 2025, the carrying amount of finance lease right-of-use asset was $11,693 thousand and is depreciated over the lease term, which is 3 years (Note 5).

CORVEX, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

5. Leases

The Company determines if an arrangement is a lease or contains a lease at inception and whether that lease meets the classification criteria for a finance or operating lease in accordance with U.S. GAAP. The Company applied judgment in performing the lease classification tests related to transfer of ownership, bargain purchase option, lease term assessment, estimated fair value, and the specialized nature of the underlying asset. Variable costs generally relate to costs associated with common area maintenance, utilities reimbursed to the landlord, and physical security expenses within certain lease agreements. These are not included in operating or finance lease cost and are expensed as incurred.

The Company classified a thirty six month equipment lease with Data Sales Co., Inc. (“DSC”) as finance lease. The lease has an estimated residual value of 35% and an implicit interest rate of approximately 6.8%. Total cash payments over the lease term and present value of the lease payments related to finance lease are presented below.

In April 2025, Corvex entered into a thirty nine month office space lease agreement which was classified as an operating lease. Total cash payments over the lease term and present value of the lease payments related to finance lease are presented below.

In January and September 2025, the Company commenced thirty six month data center co-location lease agreements which were classified as an operating leases. Total cash payments over the lease terms and present value of the lease payments related to the operating leases are presented below.

Total lease expense related to operating leases for nine months ended September 30, 2025 was $760 thousand, of which $79 thousand are included in general and administrative expense and $682 thousand included in cost of revenue line item on the statement of operations.

Total operating cash flows from operating leases included in the measurement of lease liabilities for the nine months ended September 30, 2025 was $53 thousand.

Information relating to the lease term and discount rate for nine months ended September 30, 2025 were as follows:

As of September 30, 2025
Weighted-average remaining lease terms (in years)
Finance leases	3.0
Operating leases	2.8
Weighted-average discount rate
Finance leases	6.8%
Operating leases	8.0%

CORVEX, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

The future lease payments included in the measurement of the Company’s operating lease liabilities and finance lease liabilities as of September 30, 2025 were as follows (in thousands):

	Future Payments
	Finance Leases	Operating Leases
2025	$4,320	$1,776
2026	4,320	1,784
2027	4,320	869
Total undiscounted lease payments	12,960	4,429
Less: Present value discount	(1,268)	(404)
Lease liability	$11,692	$4,025

6. Commitments and Contingencies

Litigation

The Company is involved in a dispute with a former consultant regarding amounts the consultant alleges are owed for services purportedly provided during the nine months ended September 30, 2025. The Company disputes the allegations. Management has concluded that a loss, which is estimated to be between $0 and $214 thousand, related to this matter is not probable, and therefore no accrual has been recorded.

Because this matter is in its early stages, the ultimate resolution and timing cannot be predicted at this time.

7. Convertible preferred stock and stockholders’ deficit

Convertible Preferred Stock

As of December 31, 2024, the Company had one class of convertible preferred stock, designated as Series Seed Preferred Stock. The Company was authorized to issue 13,464,000 shares of Series Seed Preferred Stock, of which 8,976,000 shares were issued on November 18, 2024 at a purchase price of $2.45098 per share for total gross proceeds of $22,000 thousand. In connection with the issuance of the Series Seed Preferred Stock, investors also received warrants to purchase additional shares of Series Seed Preferred Stock at an exercise price of $4.90196 per share, expiring 5 years from the issuance date. In total there were 4,488,000 warrants issued. Because the warrants were issued together with the Series Seed Preferred Stock but are legally detachable and separately exercisable, the proceeds from the issuance were allocated between the Series Seed Preferred Stock and the warrants. The amount allocated to warrants was based on estimated fair value of $3,530 thousand with the residual amount of $18,450 thousand allocated to Series Seed Preferred Stock. The Series Seed Warrants were required to be recognized as a liability due to the potential cash settlement.

There were no new issuances of convertible preferred stock during nine months ended September 30, 2025.

CORVEX, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

Common Stock

As of September 30, 2025, the Company was authorized to issue 22,000,000 shares of common stock, respectively, with a par value of $0.00001 per share. As of September 30, 2025, the Company had one class of common stock. Common stockholders are entitled to receive any dividends if and when declared by the Board, and upon liquidation or dissolution, are also entitled to receive all assets legally available for distribution to stockholders, ratably in proportion to the number of shares held, subject to the rights of preferred stockholders. As of September 30, 2025, no dividends on the Company’s common stock had been declared by the Board.

Voting

Holders of common stock are entitled to one vote per share.

Dividend and Liquidation Rights

Holders of common stock participate in any dividends declared by the Company, subject to the rights of preferred stockholders. In the event of liquidation, dissolution, or winding up of the Company, holders of common stock are entitled to share in any distribution of assets remaining after payment of liabilities, subject to the rights of preferred stockholders.

Stock Option Plan

In November 2024, the Company adopted a stock option plan (the “2024 Equity Incentive Plan” or the “Plan”). The purpose of the Plan is to provide incentives to attract, retain, and motivate eligible persons whose potential contributions are important to the success of the Company by offering those eligible persons an opportunity to participate in the Company’s future performance through the grant of awards of common stock. The total number of shares authorized by the Board to be issued under the Plan are 2,295,000 shares as of September 30, 2025. In the event that shares previously issued under the Plan are reacquired by the Company pursuant to a forfeiture provision, right of first refusal, or repurchase by the Company, such shares shall be added back to the number of shares then available for issuance under the Plan. As of September 30, 2025, 93,112 shares were available for issuance under the Plan.

The Company may grant stock options to employees, contractors, or other entities in order to incentivize them to increase their efforts on behalf of the Company and to promote the success of the Company’s business. Stock options may be treated as incentive stock options or nonqualified stock options depending on the specific circumstances of an optionee’s relationship with the Company and the number of stock options vesting or exercised in a calendar year. Stock options granted under the Plan generally vest over a four-year period. The Company may also grant stock options that allow for acceleration of vesting. The stock options granted under the Plan will expire after ten years from the time of their grant. The Company issues common stock upon the exercise of stock options.

Certain stock options granted under the Plan provide option holders the right to elect to exercise unvested options in exchange for shares of common stock. Such unvested shares of common stock are subject to a repurchase right held by the Company at the lower of the original issuance price or the fair value of the stock at the date of repurchase in the event the optionee’s service to the Company is terminated either voluntarily or involuntarily. The repurchase right lapses as the underlying shares vest. The proceeds from the early exercise of stock options are treated as a refundable deposit and are recorded within accrued expenses and reclassified to additional paid-in capital as the Company’s repurchase right lapses. Common stock purchased pursuant to an early exercise of stock options is not deemed to be outstanding for accounting purposes until those shares vest.

As of September 30, 2025, there were 94,656 shares subject to repurchase due to early exercises and the corresponding liability was $28 thousand.

CORVEX, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

The following table summarizes stock option activity under the Plan (share data and aggregate intrinsic value in thousands):

	Number of Stock Options Outstanding	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value (In Thousands)
Balance, December 31, 2024	1,295,000	$0.00001	9.8	$1,386
Vested and expected to vest as of December 31, 2024	1,295,000	$0.00001	9.8	$1,386
Exercisable at December 31, 2024	1,193,000	$0.00001	9.8	$1,276
Options granted	906,888	$0.30
Options exercised	(94,656)	$0.30		$51
Balance, September 30, 2025	2,107,232	$0.12	$9.3	$2,032
Vested and expected to vest as of September 30, 2025	2,201,888	$0.12	9.3	$2,106
Exercisable at September 30, 2025[1]	1,268,428	$0.02	9.1	$1,347

[1]	Of the options exercisable at September 30, 2025, 1,216,664 are non-vested options that are permitted to be early exercised. The shares would be subject to a repurchase option if exercised.

The weighted-average grant date fair value of stock options granted during the nine months ended September 30, 2025 was $0.77 per share.

The Black-Scholes option-pricing model assumptions used to value the employee stock options at the grant dates were as follows, presented on a weighted-average basis except for the fair value of common stock which is presented on a range basis:

Nine months ended September 30, 2025
Fair value of common stock	$0.84-$1.07
Expected volatility	75.3%
Expected term (in years)	6.0
Risk-free interest rate	4.1%
Expected dividend yield	-

These assumptions and estimates were determined as follows:

Expected Volatility—As there is no public market for the Company’s common stock, the expected volatility was determined using the historical volatilities of publicly listed peer companies over a period equivalent to the expected term of the awards.

Expected Term—The expected term represents the period that the stock-based awards are expected to be outstanding. For option grants that are considered to be “plain vanilla,” the Company determines the expected term using the simplified method as the Company does not have sufficient option exercise history. The simplified method deems the term to be the average of the time-to-vesting and the contractual life of the stock options.

Risk-Free Interest Rate—The risk-free interest rate is based on the implied yield available on U.S. Treasury zero-coupon issues with an equivalent expected term of the stock options at the time of grant.

Expected Dividend Yield—The expected dividend is assumed to be zero, as the Company has never paid dividends on its common stock and has no current plans to do so.

CORVEX, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

Common Stock Awards

There were no new issuances of common stock awards during the nine months ended September 30, 2025.

Stock-Based Compensation Expense

As of September 30, 2025, unrecognized stock-based compensation expense related to unvested stock options was $1,691 thousand, which is expected to be recognized over a weighted-average period of 3.3 years.

As of September 30, 2025, unrecognized stock-based compensation expense related to unvested common stock awards was $3,481 thousand, which is expected to be recognized over a weighted-average period of 3.0 years.

Stock-based compensation expense is included in the following components of expenses within the statements of operations (in thousands):

Nine months ended September 30, 2025
Technology and infrastructure	553
General and administrative	693
Sales and marketing	4
Total stock-based compensation expense	$1,250

8. Income Taxes

The components of the net loss before the benefit from income taxes were as follows:

September 30, 2025
Deferred:
Federal	$(783)
State	(96)
Total benefit from income taxes	$(879)

The Company’s benefit for income taxes for interim periods is determined using an estimate of its annual effective tax rate, adjusted for discrete items, if any. The Company updates its estimate of the annual effective tax rate and makes a year-to-date adjustment to the provision quarterly. Benefit for income taxes for the nine months ended September 30, 2025 increased by $825 thousand. The increase in provision for income taxes was primarily attributed to attributed to increase in Loss before the benefit for income taxes of $4,719 thousand for the nine months ended September 30, 2025.

The Company regularly performs an assessment of the likelihood of realizing benefits of its deferred tax assets. Management believes it is more likely than not that the deferred tax assets will be realized; accordingly, a valuation allowance has not been established on U.S. net deferred tax assets.

We file income tax returns in the U.S. federal jurisdiction, various state jurisdictions and various foreign jurisdictions. As of September 30, 2025, all of the years remain open to examination by the federal and state tax authorities for three or four years from the tax year in which net operating losses or tax credits are utilized. There have been no examinations of our income tax returns by any tax authority.

CORVEX, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

On July 4, 2025, H.R. 1, commonly referred to as the One Big Beautiful Bill Act (Pub. L. 119-21) (the “OBBBA”), was enacted into law. The OBBBA contains a wide range of provisions affecting U.S. federal income tax law, including the extension and modification of certain provisions of the Tax Cuts and Jobs Act, reinstatement of 100% bonus depreciation for qualified property, changes to the limitation on business interest expense deductions, and modifications to the treatment of domestic research and experimental expenditures and other items. In accordance with ASC 740 - Income Taxes, the Company has evaluated the tax effects of the OBBBA. While the reinstatement of 100% bonus depreciation will impact current income taxes, this change and others from the OBBBA did not materially affect the Company’s interim provision for income taxes nor the effective tax rate. The Company continues to assess the implications of the OBBBA and related guidance that may be issued by the Internal Revenue Service and the U.S. Department of the Treasury. Additional adjustments may be recorded in future periods as the Company’s analysis of the law and its application to the Company’s tax positions is finalized.

9. Employee Benefit Plan

The Company’s contributions for all defined contribution retirement plans were $41 thousand for the nine months ended September 30, 2025.

10. Net Loss Per Share Attributable to Common Stockholders

Basic earnings (loss) per share is computed in accordance with ASC 260, Earnings Per Share, by dividing the net income (loss) attributable to holders of common stock by the weighted average shares of common stock outstanding during the period. Diluted earnings (loss) per share is computed by dividing net income by the weighted average shares of common stock outstanding, including the dilutive effects of convertible preferred stock, warrants, unvested common stock, and stock options. There are no other antidilutive financial instruments.

The following table sets forth the computation of basic and diluted net loss per share attributable to common stockholders for the periods presented (in thousands, except share and per share data):

Nine months ended September 30, 2025
Numerator:
Net loss	$(3,840)
Less: Cumulative preferred dividends allocated to preferred shareholders	(1,328)
Net loss attributable to common stockholders, basic and diluted	$(5,168)

Nine months ended September 30, 2025
Denominator:
Weighted-average shares used in computing net loss attributable to common stockholders, basic and diluted	4,075,047
Net loss per share attributable to common stockholders, basic and diluted	$(1.27)

CORVEX, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

Since the Company was in a net loss position for the nine months ending September 30, 2025, basic net loss per share is the same as diluted net loss per share as the inclusion of all potential common shares outstanding would have been antidilutive. The potential shares of common stock that were excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented because including them would have been antidilutive are as follows:

Nine months ended September 30, 2025
Convertible preferred stock	8,976,000
Outstanding warrants to purchase preferred stock	4,488,000
Unvested common stock awards	3,413,095
Unvested stock options	2,201,888
Total	19,078,983

11. Related-Party Transactions

The Company’s related parties include members of management, the Company’s board of directors, and entities in which such individuals have the ability to exercise significant influence.

During the periods presented, the Company did not enter into any transactions with related parties that resulted in amounts being recognized in the financial statements. Accordingly, there were no related-party revenues or expenses recorded, and there were no amounts due to or due from related parties as of September 30, 2025 and December 31, 2024.

The Company has not provided, and is not party to, any guarantees, commitments, or contingent obligations with related parties.

12. Geographic Information

Revenue by geography is based on the address of the customer as specified in the Company’s customer contracts. The following table sets forth revenue by geographic areas (in thousands):

Nine months ended September 30, 2025
United States	$3,686
Malaysia	1,116
Total	$4,802

As of September 30, 2025 and December 31, 2024 all of the Company’s long-lived assets were located in the United States.

CORVEX, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

13. Subsequent Events

In preparing the unaudited condensed financial statements as of and for nine months ended September 30, 2025, the Company evaluated subsequent events through December 19, 2025 which is the date the financial statements were available to be issued. The Company noted no subsequent events through December 19, 2025 that would materially impact the financial statements, except for the following:

Simplified Agreement for Future Equity Arrangements (SAFEs)

From October through November 2025 and in contemplation of the Merger described below, Corvex issued SAFEs to investors for aggregate proceeds of $37.2 million. The SAFEs and provide holders with the right to receive equity upon the occurrence of a future financing, reverse merger, liquidity event, or dissolution event.

Merger with Movano Inc. (Movano)

In November 2025, the Company entered into a Merger Agreement whereby Thor Merger Sub, Inc., a wholly-owned subsidiary of Movano, will merge with and into Corvex, with Corvex surviving as a wholly-owned subsidiary of Movano. In connection with the closing of the merger, Movano will change its name to Corvex, Inc.

The merger is structured as an all-stock transaction. Each outstanding share of Corvex capital stock will convert into Movano common stock based on an exchange ratio of 1.8969 with the potential for additional shares to be issued upon achievement of post-closing share-price earn out targets for $15 and $25 per share.

Consummation of the merger is subject to certain closing conditions, including, among other things, (a) approval by the requisite Movano and Corvex stockholders of the adoption and approval of the Merger Agreement, the Merger and the transactions contemplated thereby, (b) Nasdaq’s approval of the listing of the shares of Movano common stock to be issued in connection with the Merger, (c) the effectiveness of a registration statement on Form S-4 to register the shares of Movano common stock to be issued in connection with the merger, and (d) the absence of any orders or injunctions by any governmental entity that would prohibit consummation of the Merger.

Up to 110,000,000 Shares of Common Stock

MOVANO INC.

PROSPECTUS

, 2026

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the registrant. All of such fees and expenses, except for the Securities and Exchange Commission (“SEC”) registration fee are estimated:

SEC registration fee		$112,033.63
FINRA fee	$	*
Legal fees and expenses	$	*
Printing fees and expenses	$	*
Accounting fees and expenses	$	*
Transfer agent fees and expenses	$	*
Miscellaneous fees and expenses	$	*
Total	$	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 14. Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the Third Amended and Restated Certificate of Incorporation of Movano Inc., a Delaware corporation.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

In the case of an action by or in the right of the corporation to procure a judgment in its favor, Section 145 of the DGCL permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL also permits a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Article NINTH of our Third Amended and Restated Certificate of Incorporation states that our directors shall not be personally liable to us or to our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. Under Section 102(b)(7) of the DGCL, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty can be limited or eliminated except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (relating to unlawful payment of dividend or unlawful stock purchase or redemption); or (iv) for any transaction from which the director derived an improper personal benefit.

Article EIGHTH of our Third Amended and Restated Certificate of Incorporation and Section 6.1 of our Amended and Restated Bylaws provide that we shall indemnify (and advance expenses to) our officers and directors to the full extent permitted by the DGCL.

We have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance also insures us against losses which we may incur in indemnifying our officers and directors.

As permitted by the DGCL, we have entered into indemnification agreements with each of our directors and executive officers that require us to indemnify such persons against various actions including, but not limited to, third-party actions where such director or executive officer, by reason of his or her corporate status, is, or is threatened to be made, a party to or participant in any threatened, pending or completed action, or by reason of anything done or not done by such director in any such capacity. We are obligated to indemnify directors and executive officers against all costs, fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by such directors or executive officers in connection with such action, if such directors or executive officers acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests, and with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. We also must advance to our directors and executive officers expenses (including attorney’s fees) incurred by or on behalf of such directors and executive officers no later than 30 days after our receipt of a statement or statements from directors or executive officers requesting such payments from time to time. Pursuant to the indemnification agreements, the directors or executive officers undertake to repay and advance to the extent it is ultimately determined that they are not entitled to be indemnified by us.

Item 15. Recent Sales of Unregistered Securities.

During the past three years, we issued the following securities without registration under the Securities Act of 1933, as amended (the “Securities Act”).

Common Stock and Warrants

On August 14, 2024, in connection with a strategic advisory agreement, we issued warrants to purchase 2,211 shares of the Company’s common stock. These warrants have a five-year term and an exercise price of $61.10 per share. These warrants can be exercised on a cashless basis at the option of the holder and were issued pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

On September 11, 2024, in connection with a Brand Ambassador Agreement, we issued 167 shares of restricted stock to an individual as compensation in connection with the promotion of the Company’s Evie Ring. The restricted shares were issued pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

On April 2, 2024, we sold a total of 4,529,852 units of Company securities with each unit consisting of (1) one share of the Company’s common stock, or at the election of the Purchaser a pre-funded warrant in lieu thereof and (2) one warrant to purchase one share of Common Stock, to multiple purchasers pursuant to a securities purchase agreement, and the founder of our Company for an aggregate offering price of $24.2 million. These securities were issued pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

On August 16, 2023, we issued warrants to purchase 1,345 shares of our common stock to a third-party professional services firm for services pursuant to an engagement letter with such service provider. These warrants have a five-year term and an exercise price of $186.00 per share. The warrants were issued in a private placement pursuant to Regulation D promulgated under the Securities Act of 1933, as amended.

Preferred Stock

On November 6, 2025, we entered into the Series A Subscription Agreement, with the Series A Purchasers, pursuant to which, we sold 3,000 shares of Series A Preferred Stock to the Series A Purchasers for a purchase price per share equal to $1,000 and an aggregate purchase price of $3,000,000. These securities were issued pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Stock Options and Stock Awards

Pursuant to the Nasdaq Listing Rule 5635(c)(4) inducement grant exception and Section 4(a)(2) under the Securities Act of 1933, during the three months ended June 30, 2022, we issued options to purchase an aggregate of 29,500 shares of common stock to certain new hire employees at an exercise price of $25.40 per share.

Pursuant to the Nasdaq Listing Rule 5635(c)(4) inducement grant exception, during the quarter ended March 31, 2022, we issued options to purchase an aggregate of 72,000 shares of common stock to certain new hire employees at an exercise price of $26.00 per share.

All of the shares of common stock, stock options and stock awards described above were granted in reliance upon an available exemption from the registration requirements of the Securities Act, including those contained in Rule 701 promulgated under Section 3(b) of the Securities Act. Among other things, we relied on the fact that, under Rule 701, companies that are not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act are exempt from registration under the Securities Act with respect to certain offers and sales of securities pursuant to “compensatory benefit plans” as defined under that rule. We believe that all of the shares of common stock, stock options and stock awards described above were issued pursuant qualifying “compensatory benefit plans”.

Item 16. Exhibits

		Incorporated by Reference				SEC File/
Exhibit Number	Exhibit Description	Filed Herewith	Form	Exhibit	Filing Date	Registration Number
2.1*	Agreement and Plan of Merger, dated as of November 6, 2025, by and among Movano Inc., Corvex, Inc., and Thor Merger Sub Inc.		8-K	2.1	November 10, 2025	001-40254
3.1	Third Amended and Restated Certificate of Incorporation of the Registrant		8-K	3.1	March 25, 2021	001-40254
3.2	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Registrant		8-K	3.1	June 21, 2023	001-40254
3.3	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Registrant		8-K	3.1	July 10, 2024	001-40254
3.4	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Registrant		8-K	3.1	October 25, 2024	001-40254
3.5	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Company, effective October 8, 2025		8-K	3.1	October 8, 2025	001-40254
3.6	Amended and Restated Bylaws of the Registrant		8-K	3.2	March 25, 2021	001-40254
3.7	Certificate of Designations for Series A Preferred Stock		8-K	3.1	November 10, 2025	001-40254
4.1	Specimen Certificate representing shares of common stock of the Registrant		S-1/A	4.1	March 10, 2021	333-252671
4.2	Description of Common Stock of the Registrant Registered Pursuant to Section 12 of the Securities Exchange Act of 1934		10-K	4.6	March 30, 2022	001-40254
5.1	Opinion of K&L Gates LLP		S-1	5.1	December 22, 2025	333-292322

10.1	Movano Inc. Amended and Restated 2019 Omnibus Incentive Plan †	S-1/A	10.1	March 10, 2021	333-252671
10.2	Form of Stock Option Award Agreement under 2019 Omnibus Incentive Plan †	S-1	10.2	February 2, 2021	333-252671
10.3	Non-Employee Director Compensation Policy †	10-K	10.3	March 30, 2022	001-40254
10.4	Form of Indemnification Agreement by and between the Registrant and each of its directors and executive officers †	S-1	10.4	February 2, 2021	333-252671
10.5	Offer Letter, dated November 29, 2019, by and between the Registrant and Michael Leabman †	S-1	10.5	February 2, 2021	333-252671
10.6	Offer Letter, dated November 29, 2019, by and between the Registrant and J. Cogan †	S-1	10.7	February 2, 2021	333-252671
10.7	Offer Letter, dated February 8, 2021, by and between the Registrant and John Mastrototaro †	S-1/A	10.17	March 10, 2021	333-252671
10.8	First Amendment to Employment Letter Agreement, dated February 10, 2021, by and between the Registrant and Michael Leabman †	S-1/A	10.18	March 10, 2021	333-252671
10.9	First Amendment to Employment Letter Agreement, dated February 10, 2021, by and between the Registrant and J. Cogan †	S-1/A	10.20	March 10, 2021	333-252671
10.10	Amendment No. 1 to Movano Inc. Amended and Restated Omnibus Incentive Plan †	8-K	10.1	June 22, 2022	001-40254
10.11	Amendment No. 2 to Movano Inc. Amended and Restated Omnibus Incentive Plan †	8-K	10.1	July 10, 2024	001-40254
10.12	Amendment No. 3 to Movano Inc. Amended and Restated Omnibus Incentive Plan †	8-K	10.1	December 17, 2025	001-40254
10.13	Office Lease, dated March 29, 2021, by and between Bernal Corporate Park II-E, LLC and the Company	10-K	10.18	April 9, 2025	001-40254

10.14	First Amendment to Office Lease, dated April 22, 2022, by and between Bernal Corporate Park II-E, LLC and the Company		10-K	10.19	April 9, 2025	001-40254
10.15	Second Amendment to Office Lease, dated January 9, 2024, by and between Bernal Corporate Park II-E, LLC and the Company		10-K	10.20	April 9, 2025	001-40254
10.16	Third Amendment to Office Lease, dated June 19, 2024, by and between Bernal Corporate Park II-E, LLC and the Company		10-K	10.21	April 9, 2025	001-40254
10.17	Loan Agreement and Promissory Note, dated August 6, 2025, by and between the Registrant and Evie Holdings LLC		10-Q	10.1	November 14, 2025	001-40254
10.18	Security Agreement, dated August 6, 2025, by and between the Registrant and Evie Holdings LLC		10-Q	10.4	November 14, 2025	001-40254
10.19	Intellectual Property Security Agreement, dated August 6, 2025, by and between the Registrant and Evie Holdings LLC		10-Q	10.5	November 14, 2025	001-40254
10.20	First Amendment to Loan Agreement, dated November 3, 2025, by and between the Registrant and Evie Holdings LLC		10-Q	10.2	November 14, 2025	001-40254
10.21	Second Amendment to Loan Agreement, dated November 6, 2025, by and between the Registrant and Evie Holdings LLC		10-Q	10.3	November 14, 2025	001-40254
10.22	Form of Support Agreement		8-K	10.1	November 10, 2025	001-40254
10.23	Form of Lock-Up Agreement		8-K	10.2	November 10, 2025	001-40254
10.24	Form of Series A Subscription Agreement		8-K	10.3	November 10, 2025	001-40254
10.25	ChEF Purchase Agreement, dated as of November 6, 2025, by and between Movano Inc. and Chardan Capital Markets LLC		8-K	10.4	November 10, 2025	001-40254
10.26	ChEF Registration Rights Agreement, dated as of November 6, 2025, by and between Movano Inc. and Chardan Capital Markets LLC		8-K	10.5	November 10, 2025	001-40254
21.1	Subsidiaries of the Registrant		10-K	21.1	April 16, 2024	001-40254
23.1	Consent of Baker Tilly US, LLP, former Independent Registered Public Accounting Firm of Movano Inc.	X
23.2	Consent of BDO USA, P.C., Independent Registered Public Accounting Firm of Corvex, Inc.	X
23.3	Consent of K&L Gates LLP		S-1	23.3	December 22, 2025	333-292322
24.1	Power of Attorney (included on signature page)		S-1	24.1	December 22, 2025	333-292322
107	Filing Fee Table		S-1	107	December 22, 2025	333-292322

†	Management contract or compensatory plan or arrangement
*	Certain schedules, annexes and exhibits to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules, annexes and exhibits to the U.S. Securities and Exchange Commission upon request.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee,” which is provided as an exhibit to this registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus as filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pleasanton, State of California, on February 9, 2026.

Movano Inc.

/s/ John Mastrototaro
John Mastrototaro
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Mastrototaro	Chief Executive Officer	February 9, 2026
John Mastrototaro	(Principal Executive Officer), Director

/s/ J. Cogan	Chief Financial Officer	February 9, 2026
J. Cogan	(Principal Financial and Accounting Officer)

*	Chair of the Board	February 9, 2026
Emily Wang Fairbairn

*	Director	February 9, 2026
Brian Cullinan

*	Director	February 9, 2026
Rubén Caballero

*	Director	February 9, 2026
Michael Leabman

*	Director	February 9, 2026
Shaheen Wirk

* By:	/s/ John Mastrototaro
Name:	John Mastrototaro
Title:	Attorney-in-Fact